     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1998


                                                      REGISTRATION NO. 333-51839
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         DAY INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                          3069                         31-1436349
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                            ------------------------
                                  P.O. BOX 338
                             130 WEST SECOND STREET
                            DAYTON, OHIO 45401-0338
                  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)
                            ------------------------

                               DENNIS R. WOLTERS
                                  P.O. BOX 338
                             130 WEST SECOND STREET
                            DAYTON, OHIO 45401-0338
                                 (937) 224-4000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                                ANDREW L. SOMMER
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: (As soon as practicable after this Registration Statement becomes effective.)

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS


                         DAY INTERNATIONAL GROUP, INC.

                               OFFER TO EXCHANGE
                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2008
               FOR ANY AND ALL EXISTING NOTES (AS DEFINED BELOW)
            AND 12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010
             FOR ANY AND ALL EXISTING EXCHANGEABLE PREFERRED STOCK
                               (AS DEFINED BELOW)


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON JULY 21, 1998, UNLESS EXTENDED.



     Day International Group, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") to exchange up to $115,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2008 (the "New Notes") and up to 36,071 shares of its 12 1/4% Senior Exchangeable Preferred Stock due 2010, par value $.01 per share, liquidation preference $1,000 per share (the "New Exchangeable Preferred Stock"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of its issued and outstanding 9 1/2% Senior Subordinated Notes due 2008 (the "Existing Notes") and its issued and outstanding 12 1/4% Senior Exchangeable Preferred Stock due 2010 (the "Existing Exchangeable Preferred Stock") and the New Notes and the Existing Notes, as the case may be, are referred to herein as the "Notes." The New Exchangeable Preferred Stock and the Existing Exchangeable Preferred Stock, as the case may be, are referred to herein as the "Exchangeable Preferred Stock." The Existing Notes and the Existing Exchangeable Preferred Stock are referred to herein as "Existing Securities." The New Notes and the New Exchangeable Preferred Stock are referred to herein as "New Securities" (and together with the Existing Securities, the "Securities"). The Existing Notes and the Existing Exchangeable Preferred Stock were originally issued and sold in a transaction that was exempt from registration under the Securities Act (the "Offerings") and resold to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A under the Securities Act ("Rule 144A"). The terms of the New Securities are identical in all material respects to the terms of the Existing Securities for which they may be exchanged pursuant to the Exchange Offer, except that (i) the New Securities will have been registered under the Securities Act, and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and (ii) holders of New Securities will not be entitled to registration rights that holders of the Existing Securities have under the Registration Rights Agreement (as defined) except under limited circumstances.


    Interest on each New Note issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Existing Notes surrendered in exchange therefor or, if no interest has been paid, from the original date of issuance of the Existing Notes.

    Interest on the Notes will be payable semiannually on March 15 and September 15 of each year, commencing on September 15, 1998. The Notes will mature on March 15, 2008. Except as described below, the Company may not redeem the Notes prior to March 15, 2003. On or after such date, the Company may redeem the Notes, in whole or in part, at any time at the redemption prices set forth herein together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time prior to March 15, 2001, the Company may redeem up to 33 1/3% of the original aggregate principal amount of the Notes with the Net Cash Proceeds (as defined) of one or more Public Equity Offerings (as defined) at the redemption price of 109.50% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption, provided that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding after each such redemption. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), (i) the Company will have the option, prior to March 15, 2003, to redeem the Notes, in whole, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined), together with accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company has not redeemed the Notes, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes."


    The Notes are unsecured and are subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company, including the Company's 11 1/8% Senior Subordinated Notes due 2005. The Notes rank pari passu with any future Senior Subordinated Indebtedness (as defined) of the Company and rank senior to all Subordinated Indebtedness (as defined) of the Company. The Indenture (as defined) permits the Company to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. The Company's aggregate outstanding indebtedness, including the Notes, is approximately $254.1 million, of which amount approximately $139.5 million ranks senior to the Notes. See "Description of the Notes -- Ranking."


                                                        (continued on next page)


SEE "RISK FACTORS" BEGINNING ON PAGE 23 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------


                 The date of this Prospectus is June 22, 1998.

Continued from cover page.

     Each share of Exchangeable Preferred Stock will have a liquidation preference of $1,000 per share. All dividends will be cumulative from the date of issuance of the Existing Exchangeable Preferred Stock and will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year commencing on June 15, 1998. On or before March 15, 2003, the Company may, at its option, pay dividends in cash or in additional fully-paid and non-assessable shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. Thereafter, dividends may be paid in cash only. It is not expected that the Company will pay any dividends in cash for the period ending on or prior to March 15, 2003. On any scheduled dividend payment date, the Company may, at its option, but subject to certain conditions, exchange all but not less than all of the shares of the Exchangeable Preferred Stock for the Company's 12 1/4% Subordinated Exchange Debentures Due 2010 (the "Exchange Debentures").

    The Company will be required, subject to certain conditions, to redeem all of the Exchangeable Preferred Stock or the Exchange Debentures, as the case may be, on March 15, 2010. Except as described below, the Company may not redeem the Exchangeable Preferred Stock or the Exchange Debentures prior to March 15, 2003. On or after such date, the Company may, at its option, redeem the Exchangeable Preferred Stock or the Exchange Debentures, in whole or in part, for cash, at the redemption prices set forth herein together with, in the case of the Exchangeable Preferred Stock, all accumulated and unpaid dividends to the date of redemption, or in the case of the Exchange Debentures, all accrued and unpaid interest to the date of redemption. In addition, at any time and from time to time prior to March 15, 2001, the Exchangeable Preferred Stock and the Exchange Debentures may be redeemed, in whole or in part, for cash, with the proceeds of one or more Public Equity Offerings at the redemption price of 112.25% of the liquidation preference thereof, together with accumulated and unpaid dividends, if any, to the date of redemption. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase the Exchangeable Preferred Stock or the Exchange Debentures, for cash, at a price equal to 101% of the liquidation preference or aggregate principal amount (as the case may be) thereof, together with, in the case of the Exchangeable Preferred Stock, all accumulated and unpaid dividends to the date of purchase, or in the case of the Exchange Debentures, all accrued and unpaid interest to the date of Purchase. See "Description of the Exchangeable Preferred Stock and Exchange Debentures."


    The Exchange Offer is not conditioned upon any minimum number of Existing Securities tendered. The Exchange Offer will expire at 5:00 p.m., New York City time, on July 21, 1998, unless extended by the Company (such time and date as it may be so extended, the "Expiration Date"). The date of acceptance for exchange of the Existing Securities will be the first business day following the Expiration Date, upon surrender of the Existing Securities. Existing Securities tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable. New Securities to be issued in exchange for properly tendered Existing Securities will be delivered through the facilities of The Depository Trust Company by the Exchange Agents (as defined herein) promptly after the acceptance thereof.

                     [This page intentionally left blank.]

     The Existing Securities were originally issued and sold in a transaction that was exempt from registration under the Securities Act (the "Offerings") and resold to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A under the Securities Act ("Rule 144A") and outside the United States in accordance with Regulation S of the Securities Act ("Regulation S"). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties in other transactions (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14,
1993) and Shearman & Sterling (available July 2, 1993)), the Company believes that New Securities issued pursuant to the Exchange Offer in exchange for the Existing Securities may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Existing Securities directly from the Company or
(iii) a broker-dealer who acquired Existing Notes or Existing Exchangeable Preferred Stock as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (a) such New Securities are acquired in the ordinary course of such holder's business, (b) at the time of the commencement of the Exchange Offer such holder has no arrangement with any person to participate in a distribution of the New Securities and (c) such holder is not engaged in, and does not intend to engage in, a distribution of the New Notes or the New Exchangeable Preferred Stock. Any holder who is an "affiliate" of the Company, or any holders of Existing Securities which, at the time of the commencement of the Exchange Offer, are engaged in, intend to engage in, or have an arrangement to engage in, a distribution of the New Securities may not rely on the applicable interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, will not be permitted or entitled to tender such Existing Securities, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to any exemption from such requirements. In addition, since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of Existing Securities that desires to participate in the Exchange Offer will be required to make certain representations described in "The Exchange Offer -- Terms of the Exchange Offer."

     Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer in exchange for Existing Securities, where such Existing Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Company or an affiliate of the Company to distribute the New Securities in connection with any resale of such New Securities. A broker-dealer that acquired Existing Securities in a transaction other than as part of its market-making activities or other trading activities will not be able to participate in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Existing Securities, as the case may be, where such Existing Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "The Exchange Offer" and "Plan of Distribution."

     The New Notes and the New Exchangeable Preferred Stock will each be represented by one or more Global Securities (as defined) registered in the name of a nominee of The Depository Trust Company, as Depositary. Beneficial interest in the Global Securities will be shown on, and transfers will be effected only through, records maintained by the Depositary and its participants. See "Description of New Notes -- Book-Entry, Delivery and Form."

     There has not previously been any public market for the New Securities. The Company does not intend to list the New Securities on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes or the New Exchangeable Preferred Stock will develop. Moreover, to the extent that Existing Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Existing Securities could be adversely affected. See "Risk Factors -- Absence of Public Market; Restrictions on Transfer."

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to pay the expenses of the Exchange Offer. No dealer manager is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE, NOR WILL THE COMPANY ACCEPT SURRENDER FOR EXCHANGE FROM HOLDERS OF EXISTING SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement (which term includes any amendments thereto, the "Registration Statement") on Form S-4 under the Securities Act, with respect to the New Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein and filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company, the New Securities, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

     The Company is currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the Indenture and the Certificate of Designation, the Company has agreed to file with the Commission and provide to the holders of the Securities annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. Reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and such material is contained on the worldwide web site maintained by the Commission at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Current Reports on Form 8-K dated January 29, 1998, February 23, 1998 and April 24, 1998, which were previously filed with the Commission pursuant to the Exchange Act (File No. 33-93644), are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents), are available without charge upon writing or oral request directed to: David B. Freimuth, Vice President and Chief Financial Officer, Day International Group, Inc., P.O. Box 338, 130 West Second Street, Dayton, Ohio 45401-0338 (Telephone: (937) 224-4000).

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and pro forma financial data and notes thereto, included elsewhere in this Prospectus. Unless otherwise stated in this Prospectus or unless the context otherwise requires, references to the "Company" include the Company and each of its subsidiaries. 9500 dayGraphica(R), 4000 dayGraphica(R), 3610 dayGraphica(R), 3000 Patriot(R), 8500 AccuDot(R), 3500 Discovery(R), 8891, 8889 NewsMaker(R), David M Special Edition(R), UV 8100 Resister(R), Ultra-Vee(R), QuantaLith(R) Blue, QuantaLith(R) Gold, Micro-Ce1(R) Green, Sticky Bak(R) 8413, 8420, 8495, 250 Boxer(R), David M QL Purple Ultra Vee(R), and t3000 Revolution(R) are products using registered trademarks of the Company.

                                  THE COMPANY

     The Company is one of the world's leading producers of precision engineered rubber products, specializing in the design and customization of consumable image transfer products for the graphic arts (printing) industry and fiber handling products for the textile industry. The Company's printing components division ("Image Transfer") is the world's largest designer, manufacturer and marketer of high-quality printing blankets and sleeves for use in offset printing. The Company estimates that in 1997 it had the number one market share in printing blankets and sleeves in the United States and Canada and worldwide with approximately a 44% share and a 32% share in each market, respectively. The Company's textiles component division ("Textiles") is one of the largest U.S. manufacturers and marketers of precision engineered rubber cots, aprons and other fabricated rubber fiber handling components sold to textile yarn spinners worldwide. The Company estimates that in 1997 its share of the U.S. market for spinning cots and aprons was approximately 42%. In 1997, Image Transfer and Textiles contributed 79% and 21%, respectively, of the Company's total sales.

     The Company's sales and EBITDA (earnings before interest expense, other income or expense, income taxes, depreciation and amortization) have grown at an average compounded annual rate of 7.0% and 7.5%, respectively, from 1988 to 1997. The Company's sales increased from $120.3 million for the year ended December 31, 1994 to $166.3 million for the year ended December 31, 1997, representing a compounded annual growth rate of 11.4%, while the Company's EBITDA increased from $31.3 million to $42.5 million during this period, representing a compounded annual growth rate of 10.7%.

     Printing blankets are highly engineered products manufactured to narrow tolerances and precise specifications. They are composed of multiple layers of fabric, rubber and adhesives which determine performance features on the printing press and overall quality of the printing job. Printing sleeves are highly engineered "tubular" blankets designed to operate at speeds 20% to 30% faster than those of standard presses. Blankets and sleeves accept ink from cylindrical printing plates and transfer it to a broad range of paper stocks and other substrates. Blankets and sleeves are a major determinant of the quality of the image resolution and consistency of the printed material, as they are required to perform consistently over a broad range of press speeds and printing pressures with a wide variety of papers, inks and other chemicals. Blankets and sleeves are consumable and are replaced at regular intervals depending on the process used and printing requirements. Due to the importance of blankets and sleeves in determining the overall quality of the printing job, and because their cost typically represents less than 1% of the cost of the printed page, price is a secondary factor in the end-user's purchase decision.

     Offset is the primary printing process for long-run, high-speed applications, such as the printing of magazines, annual reports, catalogs, direct mail and newspapers. Flexographic and digital, two other printing processes, are currently used primarily in short-run, lower speed applications, such as for printing brochures and packaging material. According to industry sources, in 1996 the United States and Canadian markets for offset, flexographic and digital printing were estimated at $118 billion, $45 billion and $12 billion, respectively (measured by value of material printed). The Company believes that applications for image transfer products within flexographic and digital printing processes will increase significantly and that advances in digital technologies will complement offset printing processes. The Company believes that it is an industry leader in the development of printing blankets, sleeves and belts for use in digital printing. The Company is currently developing sleeves for use in the flexographic process, as well as exploring other approaches to entering the flexographic sleeve market. Due to the large number of offset printing presses installed in the United States, management expects that the offset process will continue to be the method of choice for high-quality, low-cost long runs, and currently nearly all of the sales of Image Transfer are generated by products designed for use in offset printing.

     The Company, through its Textiles division, also manufactures highly engineered rubber rollers known as cots and flexible belts known as aprons for utilization in yarn spinning machinery. Cots and aprons are used to draw and twist fibers into yarn. Industry reports characterize the United States as the most technologically advanced producer of textile products in the world. According to industry sources, yarn production in the United States increased approximately 36% from 1988 to 1996, with exports increasing even more rapidly during that period. As a result of technological improvements in automated high-speed spinning frames, customers are demanding cots and aprons of higher quality and greater flexibility to meet their specialized needs and are willing to pay a premium for cots and aprons that meet these standards. The Company is known throughout the world as a leader in technological innovation and quality and has the broadest line of cots and aprons and related products of any domestic manufacturer.


     The Company's principal executive office is located at 130 West Second Street, Suite 1700, Dayton, Ohio 45402 Telephone: ((937) 224-4000).


                    COMPETITIVE POSITION WITHIN THE INDUSTRY

     Over the past decade, in the opinion of management, the volume of material printed by the offset process has grown more rapidly than the value of such material, primarily due to demand for increasingly diverse, as well as higher volumes of, printed material coupled with increased efficiencies in the printing process. Blankets and sleeves are consumable, and the need for their replacement depends largely on the volume and variety of printed material. As a result, the demand for blankets and sleeves, particularly advanced high-performance products, has outpaced the general growth of offset printing.

     Image Transfer sales have increased at the average compounded annual rate of 8.1% from 1988 to 1997, and Textiles sales have increased at the average compounded annual rate of 3.5% over this period. The Company believes that its market share has grown over this period as a result of its emphasis on providing superior customer and technical service, a broad product line and constant technological innovation which meets the changing needs of its customers. Because of its value-added products and continued efficiency gains in manufacturing and administration, the Company has steadily improved its operating margins. The Company believes that its strong financial performance has been due to its following competitive strengths.

     Leading Market Share. The Company estimates that it holds the number one domestic and worldwide market position in printing blankets and sleeves and a leading market position in cots and aprons for the textile industry. The Company has increased its worldwide market share in printing blankets and sleeves from approximately 23% in 1992 to 32% in 1997. Accordingly, the Company's products enjoy significant brand name recognition. In addition, the Company's products are installed on a large number of offset printing presses throughout the world, which results in significant repeat orders as those products are replaced at the end of their life cycle.

     Long-Standing and Interactive Customer Relationships. The Company's sales force has strong customer relationships and technical expertise which enables it to promote effectively the Company's products. In Image Transfer, the Company's sales force calls on end-users as well as value-added distributors. The Company has been able to generate "pull-through" demand for its products by educating their end-users on the superior performance characteristics of the Company's products and providing them with exceptional technical service. The Company's technical service and sales forces also help provide solutions to complex printing problems, which can only be addressed by a thorough understanding of the offset printing process. Their efforts are enhanced by a proprietary database that allow the sales professionals to be more informed, on a daily basis, about a customer's need for replacement products and the suitability of the Company's products for a particular application. The Company's competitive edge is enhanced by long-standing relationships with a large number of printers, such as R.R. Donnelley & Sons Co., World Color Press, Inc., Quebecor Printing, Inc., Treasure Chest Advertising Company, Inc., BPCC (U.K.) and the Springer Group (Germany); textile companies, such as Burlington Industries, Inc., Springs Industries, Inc., Milliken & Company and Alice Manufacturing; and manufacturers of fiberglass products, such as PPG Industries, Inc. and Owens-Corning.

     Product Innovation and Proprietary Technology. The Company historically has been at the forefront of technological advances and has consistently led in the development and marketing of new products. Over the last several years, a number of the Company's developments have improved the surface and compressible layers of the printing blanket, resulting in enhanced image resolution, improved durability and increased printing consistency. These developments have resulted in increased demand for advanced and high-performance products, which command premium prices. The Company often works directly with manufacturers of standard and alternative technology printing presses to develop advanced products to meet the requirements for new technologies and machines. For example, in 1993, the Company and Heidelberg Web Press, the world's leading manufacturer of printing presses, introduced a unique printing sleeve for Heidelberg's M-3000 high-speed press. The Company currently has the leading market share of this sleeve. The Company recently introduced the 4000 dayGraphica(R) blanket, which utilizes a new manufacturing process and increases the usable surface area of the blanket, resulting in reduced paper waste. Moreover, the Company has been developing advanced products for the rapidly-growing high-speed air-jet spinning market. The Company employs 24 engineers, chemists and other technical personnel dedicated to research and development, and holds 26 active U.S. patents and 48 active foreign patents for several proprietary technologies.

     Broad Product Line. The Company maintains the broadest and most application-specific product line for printing blankets and sleeves, providing optimal high-performance solutions to a wide variety of customer applications and requirements. In addition, the Company has been expanding its product line for newspaper printing, a market historically underserved by the Company. The recently acquired David M brand of printing blankets is complementary to the Company's long-standing Day brand. Textiles offers over 3,000 SKUs, the broadest product line of cots and aprons of any domestic manufacturer.

     Experienced Management Team. The Company's senior management has extensive experience in the industry and possesses a deep understanding of the technological and market dynamics of the printing and textile industries. The ten most senior managers average approximately 19 years of industry experience and approximately 12 years with the Company. In addition, since June 1995, the Company's management has successfully operated a highly leveraged company while improving production efficiency and product quality, generating strong growth in sales and EBITDA, as well as successfully acquiring and integrating the David M Company.

                               BUSINESS STRATEGY

     The Company intends to enhance its leadership position by taking advantage of growth opportunities in both Image Transfer and Textiles. The Company's strategy is to (i) continue strengthening its core businesses, reinforcing its position as the leading supplier of printing blankets and sleeves to the offset printing industry and cots and aprons to the textile industry, (ii) capitalize on opportunities in the rapidly-growing digital and flexographic printing processes, (iii) increase its international presence, (iv) expand its product line by introducing and offering complementary products, and (v) continue improving manufacturing processes.

     Reinforce Market Leadership in its Core Businesses. The Company plans to increase further its market share and sales through continued product innovation and selective acquisitions that will expand the Company's product line and customer base. The Company will continue to work closely with end-users to develop innovative products, processes and technologies that meet evolving customer needs while enhancing its mix of high value-added, high-margin products. In Image Transfer, it recently introduced the 3610 dayGraphica(R), which enhances the print quality of certain presses, and the Mini-Gap(TM), which conforms to new higher-speed press designs. In Textiles, it has developed cots and aprons that can be utilized by the more advanced yarn spinning equipment. The Company also plans to pursue selective strategic acquisitions such as that of David M Company, which has better positioned the Company to target the smaller sheetfed, forms and packaging printers previously underserved by the Company.

     Capitalize on Opportunities in Developing Processes. The demand for digital and flexographic printing processes is expected to grow rapidly. The Company has been working in partnership with significant printing industry partners in the development of these technologies and has produced a number of prototypes and is evaluating the production of others. The Company expects to complete in 1998 an Advanced Development Center for consumable Image Transfer products, which will be equipped with specialized and dedicated machines to provide rapid design and prototype capability for components to be used by the new digital press technology. The Company has already made significant progress in the development of products for digital printing and is well-positioned to benefit from the expected increases in digital printing. The Company is also pursuing the opportunity of supplying replaceable sleeves for the flexographic printing process.

     Increase International Presence. The Company intends to increase its presence in international markets, particularly in the Pacific Rim, Latin America and Europe. Management believes that these markets provide significant growth opportunities because the Company's market share is lower in certain of these areas and because they are expected to grow more rapidly than the Company's existing principal markets. The Company's strategy is to seek to penetrate targeted markets through the expansion of its international sales force and distribution channels. Similar efforts by the Company resulted in the Company increasing its market share in Europe for blankets and sleeves from 13% in 1992 to 24% in 1997. The Company will also pursue joint ventures with strategically-located partners and consider international acquisition opportunities.

     Expand Product Lines and Offer Complementary Products. The Company will seek to expand its offering of complementary products, such as press room chemicals, through distribution arrangements and strategic acquisitions and joint ventures. Management believes that carefully-selected acquisitions and joint ventures will allow the Company to diversify its customer base, improve absorption of corporate overhead and enhance its position as the leading supplier to the printing industry.

     Continue Improving Manufacturing Processes. The Company prides itself on providing high-quality products while maintaining its position as a low-cost producer. The Company expects that additional process and manufacturing improvements will continue to lower its costs and to strengthen its competitive position. The Company intends to improve further its profitability through productivity gains developed by process-focused teams at each of its facilities. For example, in Image Transfer, the Company will continue to gain efficiencies through the implementation of its new rubber-layer construction process on additional production lines. The Company has also developed a new proprietary bonding process that is expected to reduce costs across the Image Transfer product line. In Textiles, the Company will complete the automation of the cot finishing process. To encourage productivity improvements, the Company ties a portion of each associate's total compensation to a performance bonus based on achieving certain profit targets.

                                THE ACQUISITION

     GSD Acquisition Corp., a Delaware corporation ("GSD") owned by Greenwich Street Capital Partners, L.P. ("Greenwich Street") and certain of its affiliates and SG Capital Partners, LLC ("SG," and collectively with Greenwich Street, the "Investors"), acquired (the "Acquisition") approximately 93.9% of the common stock of the Company (on a fully-diluted basis) from American Industrial Partners Capital Fund, L.P., American Industrial Partners Capital Fund II, L.P. (together, "AIP"), certain affiliates of AIP and certain management stockholders on January 16, 1998 (the "Acquisition Closing Date"). As part of the Acquisition, certain management stockholders of the Company (the "Management Stockholders") agreed to retain common stock and options to acquire common stock of the Company (collectively, the "Management Rollover Interests") representing approximately 6.1% of the Company's common stock (on a fully-diluted basis). The purchase price for the Acquisition was $362.5 million, subject to certain adjustments, which totalled $142.6 million, as described under "The Acquisition and Related Transactions."

     In connection with the Acquisition, the Company repaid on the Acquisition Closing Date all of the outstanding principal and accrued interest under its senior credit facilities (the "Old Senior Credit Facilities"). In addition, the Company made the requisite payments to certain members of its management pursuant to their incentive bonus arrangements. The Company's existing 11 1/8% Senior Subordinated Notes due 2005 (the "2005 Notes"), in the outstanding principal amount of $100 million, remained outstanding following the Acquisition. The Acquisition and related expenses were financed principally by (i) approximately $81.9 million of capital provided by the Investors to GSD, (ii) a $140 million credit facility (the "GSD Credit Facility") provided to GSD by Societe Generale, and (iii) a $60 million senior secured credit facility (the "Senior Secured Credit Facility") provided to the Company by Societe Generale, consisting of a $40 million term loan facility (the "Term Loan Facility"), and a $20 million revolving credit facility (the "Revolving Credit Facility") of which $0 was drawn on the Acquisition Closing Date. For a detailed description of the sources and uses of funds for the Acquisition, see "The Acquisition and Related Transactions."

     Following the Acquisition, the Company sought and obtained the consent (the "Consent Solicitation") of the registered holders of the 2005 Notes, among other things, (i) to permit the Company to assume GSD's indebtedness under the GSD Credit Facility, (ii) to permit the Company to immediately thereafter refinance such assumed indebtedness through the issuance of the Securities and the application of the proceeds of the Offerings, and (iii) to eliminate all of the applicable provisions of the Indenture governing the 2005 Notes (the "2005 Indenture") that subordinate the 2005 Notes in right of payment to any senior indebtedness of the Company (the "Proposed Amendments"). Adoption of the Proposed Amendments required the consent of the registered holders of at least a majority in principal amount of the 2005 Notes outstanding (the "Requisite Consents"). The receipt of Requisite Consents was a condition to (a) the assumption by the Company of GSD's indebtedness under the GSD Credit Facility and (b) the purchase of the Securities by the Initial Purchaser and the consummation of the Offerings. On March 18, 1998, the Company made a consent payment to the registered holders of the 2005 Notes whose duly executed consent was received prior to the expiration date of the Consent Solicitation and who did not revoke their consent. The consent payment was $65 in cash for each $1,000 principal amount of the 2005 Notes.


     Immediately following the receipt of the Requisite Consents and the effectiveness of the Proposed Amendments, the Company assumed GSD's indebtedness under the GSD Credit Facility, issued and sold the Securities to the Initial Purchaser and applied the proceeds of the Offerings to discharge the indebtedness under the GSD Credit Facility. Immediately thereafter, GSD was liquidated (the "GSD Liquidation") and the Investors became direct stockholders of the Company. At that time, the equity ownership of the Company was restructured to reflect the increase in the Company's leverage associated with these transactions, with the result that the Management Stockholders and the Investors now own 14.2% and 85.8%, respectively, of the Company's common stock (on a fully-diluted basis).


                                USE OF PROCEEDS

     The net proceeds of the Offerings, together with certain other sources of financing, were used to (i) repay all amounts outstanding under the GSD Credit Facility of approximately $142.8 million and (ii) make a portion of the consent payment for the Consent Solicitation.

                                   OWNERSHIP


     Greenwich Street is a private direct equity investment fund organized in 1994 to provide long-term capital for and make acquisitions in companies in a variety of industries. Greenwich Street invests in management buyouts, leveraged acquisitions, international investment opportunities and minority investments. Greenwich Street and certain of its affiliates own 100% of G-IV, LLC, a Delaware limited liability company, which together with SG owns 85.8% of the fully diluted equity of the Company, with the balance of such equity owned by certain members of management.

                             THE EXCHANGE OFFERING

Registration Agreement.....  The Existing Notes and the Existing Exchangeable
                             Preferred Stock were issued on March 18, 1998 to Societe Generale Securities Corporation (the "Initial Purchaser"). The Initial Purchaser resold the Existing Notes and the Existing Exchangeable Preferred Stock to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A of the Securities Act, and outside the United States in accordance with Regulation S of the Securities Act. In connection therewith, the Company and the Initial Purchaser entered into the Registration Rights Agreement, dated March 18, 1998 (the "Registration Rights Agreement"), providing, among other things, for the Exchange Offer. See "The Exchange Offer."

The Exchange Offer.........  New Notes are being offered in exchange for an equal principal amount of Existing Notes. As of the date hereof, $115,000,000 aggregate principal amount of Existing Notes is outstanding. Existing Notes may be tendered only in integral multiples of $1,000.


                             New Exchangeable Preferred Stock is being offered in exchange for an equal liquidation preference of Existing Exchangeable Preferred Stock. As of the date hereof, $36,071,000 aggregate liquidation preference of Existing Exchangeable Preferred Stock is outstanding. Existing Exchangeable Preferred Stock may be tendered only in integral multiples of $1,000.


Resale of New Notes and New
  Exchangeable Preferred
  Stock....................  Based on interpretations by the Staff of the
                             Commission as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5,
                             1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), the Company believes that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) such New Securities are acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer such holder has no arrangement or understanding with any person to participate in a distribution of the New Securities and (iii) such holder is not engaged in, and does not intend to engage in, a distribution of the New Securities. By tendering Existing Securities in exchange for New Securities, each holder will represent to the Company that: (i) it is not an affiliate of the Company, (ii) any New Securities to be received by it will be acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange Offer it had no arrangement or understanding with any person to participate in a distribution of the New Securities and, if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Securities. If a holder of Existing Securities is unable to make the foregoing representations, such holder may not rely on such interpretations of the Staff of the Commission as set forth in such no-action letters, will not be permitted or entitled to tender such Existing Securities and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

                             Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer in exchange for Existing Securities, where such Existing Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Company or an affiliate of the Company to distribute the New Securities in connection with any resale of such New Securities. A broker-dealer that acquired Existing Securities in a transaction other than as part of its market-making activities or other trading activities will not be able to participate in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities where such Existing Notes or Existing Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date, and ending on the close of business 90 days after the Expiration Date, it will make this Prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                             To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Securities prior to offering or selling such New Notes or New Exchangeable Preferred Stock. The Company has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Notes and the New Exchangeable Preferred Stock for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Notes or New Exchangeable Preferred Stock to trade the New Securities without any material restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure to
  Exchange Existing Notes
  or Existing Exchangeable
  Preferred Stock..........  Upon consummation of the Exchange Offer, subject to certain limited exceptions, holders of Existing Securities who do not exchange their Existing Securities for New Securities in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Existing Securities, unless such Existing Securities are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to
                             do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer -- Terms of the Exchange Offer" and
                             "-- Consequences of Failure to Exchange."

Expiration Date............  5:00 p.m., New York City time, on July 21, 1998 (29 calendar days following the commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.


Interest on the New
Notes......................  The New Notes will accrue interest at a rate of
                             9 1/2% per annum from the Issue Date (as defined herein) of the Existing Notes. Interest on the New Notes is payable on March 15 and September 15 of each year, commencing on September 15, 1998.

Dividends of the New
  Exchangeable Preferred
  Stock....................  All dividends of the New Exchangeable Preferred
                             Stock will be cumulative from the Issue Date (as defined herein) of the Existing Exchangeable Preferred Stock. Dividends will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, commencing on June 15, 1998.

Conditions to the Exchange
Offer......................  The Exchange Offer is not conditioned upon any minimum principal amount of Existing Securities being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions." Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange Offer.

Procedures for Tendering
  Existing Notes and
  Existing Exchangeable
  Preferred Stock..........  Each holder of Existing Notes or Existing
                             Exchangeable Preferred Stock wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documentation to the Noteholders' Exchange Agent (as defined herein) or the Exchangeable Preferred Stock Exchange Agent (as defined herein), as the case may be, at the address set forth herein and effect a tender of Existing Notes or Existing Exchangeable Preferred Stock pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange
                             Offer -- Procedures for Tendering" and "-- Book Entry Transfer."

Guaranteed Delivery
Procedures.................  Holders of Existing Notes or Existing Exchangeable
                             Preferred Stock who wish to tender their Existing Notes or their Existing Exchangeable Preferred Stock and who cannot deliver their Existing Notes or Existing Exchangeable Preferred Stock, as the case may be, and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, prior to the Expiration Date may tender their Existing Notes or their Existing Exchangeable Preferred Stock according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders of Existing Notes or Existing Exchangeable
                             Preferred Stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Existing Notes or Existing Exchangeable Preferred Stock, a written or facsimile transmission notice of withdrawal must be received by the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, at the address set forth herein under "The Exchange Offer -- Exchange Agents" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Existing
Notes and Existing
  Exchangeable Preferred
  Stock and Delivery of New
  Notes and New
  Exchangeable Preferred
  Stock....................  Subject to certain conditions, any and all Existing
                             Notes or Existing Exchangeable Preferred Stock that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The New Notes and the New Exchangeable Preferred Stock issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Certain U.S. Tax
Consequences...............  The exchange of Existing Notes for New Notes or
                             Existing Exchangeable Preferred Stock for New Exchangeable Preferred Stock, as the case may be, should not constitute a taxable exchange for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations."

Noteholders' Exchange
Agent......................  The Bank of New York is serving as exchange agent for the holders of Existing Notes (the "Exchange Agent") in connection with the Exchange Offer.

Exchangeable Preferred
Stock Exchange Agent.......  The Bank of New York is serving as exchange agent for the holders of Exchangeable Preferred Stock in connection with the Exchange Offer (the "Exchangeable Preferred Stock Exchange Agent" and together with the Noteholders' Exchange Agent, the "Exchange Agents," and each an "Exchange Agent").

Trustee....................  The Bank of New York is serving as trustee (the
                             "Trustee") for the Noteholders.

Fees and Expenses..........  All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company. See "The Exchange Offer -- Fees and Expenses."

Use of Proceeds............  The Company will not receive any proceeds from the
                             Exchange Offer. The net proceeds from the Offerings, together with certain other sources of financings were used to (i) repay all amounts outstanding under the GSD Credit Facility, approximately $142.7 million as of March 18, 1998, and (ii) make a portion of the consent payment for the Consent Solicitation. See "Use of Proceeds."

   SUMMARY OF TERMS OF THE NEW NOTES AND THE NEW EXCHANGEABLE PREFERRED STOCK

THE NOTES

Maturity...................  March 15, 2008.

Interest Payment Dates.....  March 15 and September 15 of each year, commencing
                             September 15, 1998.

Sinking Fund...............  None.

Optional Redemption........  Except as described below, the Company may not redeem the Notes prior to March 15, 2003. On or after such date, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth herein together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to March 15, 2001, the Company may redeem up to 33 1/3% of the original aggregate principal amount of the Notes with the Net Cash Proceeds (as defined) of one or more Public Equity Offerings (as defined) following which there is a Public Market (as defined) at a redemption price equal to 109.5% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding after each such redemption. See "Description of the Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control (as defined), (i) the Company will have the option, at any time prior to March 15, 2003, to redeem the Notes, in whole, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined), together with accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Company does not redeem the Notes, or if such Change of Control occurs on or after March 15, 2003, the Company will be required to make an offer to repurchase the Notes held by such holder at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes -- Change of Control."

Subsidiary Guarantees......  The Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by each Domestic Subsidiary of the Company and each newly acquired or created Domestic Subsidiary that is a Significant Subsidiary. As of the date hereof, the Company's only Domestic Subsidiary (as defined), Day International, Inc., a Delaware Corporation and a wholly owned subsidiary of the Company ("Day International, Inc." or "Day"), guaranteed the Notes. See "Description of the Notes -- Note Guarantees."

Ranking....................  The Notes will be unsecured and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company, including the Senior Secured Credit Facility and the 2005 Notes, and will be effectively subordinated to all obligations of the Foreign Subsidiaries of the Company. The Notes will rank pari passu with any future Senior Subordinated Indebtedness (as defined) of the Company and will rank senior to all other Subordinated Indebtedness (as defined) of the Company. The Indenture (as defined) permits the Company to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. The Company has outstanding

                             $39.5 million of secured Senior Indebtedness under the Senior Secured Credit Facility (exclusive of unused commitments) and $100.0 million of unsecured Senior Indebtedness under the 2005 Notes and no Senior Subordinated Indebtedness other than the indebtedness represented by the Existing Notes. See "Description of the Notes -- Ranking."


Restrictive Covenants......  The indenture under which the Notes will be issued
                             (the "Indenture") will limit: (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries (as defined); (ii) the layering of indebtedness; (iii) the payment of dividends on, and redemption of, capital stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Restricted Subsidiaries; (iv) investments; (v) sales of assets and Restricted Subsidiary stock; (vi) certain transactions with affiliates; (vii) the sale or issuance of capital stock of Restricted Subsidiaries; (viii) the creation and existence of liens; and (ix) consolidations, mergers and transfers of all or substantially all of the Company's assets. The Indenture will also prohibit certain restrictions on distributions from Restricted Subsidiaries. However, all of these limitations and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the Notes -- Certain Covenants" and "Description of the Notes -- Merger and Consolidation."

THE EXCHANGEABLE PREFERRED STOCK

Dividends..................  All dividends will be cumulative from the date of issuance of the Exchangeable Preferred Stock and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 1998. On or before March 15, 2003, the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. After March 15, 2003, dividends may be paid only in cash.

Mandatory Redemption.......  The Company is required, subject to certain conditions, to redeem all of the Exchangeable Preferred Stock outstanding on March 15, 2010 at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

Optional Redemption........  Except as described below, the Company may not redeem the Exchangeable Preferred Stock prior to March 15, 2003. On or after such date, the Company may, at its option redeem the Exchangeable Preferred Stock, in whole or in part, at the redemption prices set forth herein together with accumulated and unpaid dividends, if any, to the date of redemption. In addition, at any time and from time to time prior to March 15, 2001, the Company, at its option, may redeem the Exchangeable Preferred Stock, in whole or in part, with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market at a redemption price equal to 112.25% of the liquidation preference thereof, together with accumulated and unpaid dividends, if any, to the date of redemption.

Change of Control..........  Upon the occurrence of a Change of Control, the
                             Company will be required to make an offer to purchase the Exchangeable Preferred Stock for cash at a purchase price of 101% of the liquidation preference thereof, together with all accumulated and unpaid dividends to the date of purchase.

Ranking....................  The Exchangeable Preferred Stock will rank (i)
                             senior to all other classes of Capital Stock of the Company established after the issue date of the Exchangeable Preferred Stock which do not expressly provide that such classes rank on a parity with the Exchangeable Preferred Stock as to dividends and distributions upon the liquidation, winding up and dissolution of the Company and (ii) subject to certain conditions, on a parity with any class of Capital Stock established after the date of issuance of the Exchangeable Preferred Stock the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividends and distributions upon the liquidation, winding up and dissolution of the Company. Creditors of the Company will have priority over the Exchangeable Preferred Stock with respect to claims on the assets of the Company. See "Description of the Exchangeable Preferred Stock and Exchange Debentures -- Exchangeable Preferred Stock -- Rank."

Certain Covenants..........  The Certificate of Designation for the issuance of the Preferred Stock will limit: (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries; (ii) the redemption or repurchase of Junior Securities or Parity Securities (each as defined) and the payment of dividends thereon; (iii) certain investments; (iv) consolidations or mergers; and (v) certain transactions with affiliates. However, all these limitations and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the Exchangeable Preferred Stock and Exchange Debentures -- Exchangeable Preferred Stock -- Certain Covenants."

THE EXCHANGE DEBENTURES

Maturity...................  March 15, 2010.

Interest...................  Interest on the Exchange Debentures will be payable semiannually in cash (or on or prior to, March 15, 2003, in additional Exchange Debentures, at the option of the Company) in arrears on March 15 and September 15 of each year, commencing with the first such date after the Exchange Date.

Optional Redemption........  Except as described below, the Company may not redeem the Exchange Debentures prior to March 15, 2003. On or after such date, the Company may, at its option, redeem the Exchange Debentures, in whole or in part, at the redemption prices set forth herein together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to March 15, 2001, the Company may, at its option, redeem the Exchange Debentures, in whole or in part, with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market at a redemption price equal to 112.25% of the principal amount of the Exchange Debentures to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption.

Change of Control..........  Upon the occurrence of a Change of Control, subject to certain restrictions in the Company's debt instruments, the Company will be required to make an offer to repurchase the Exchange Debentures held by such holder at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Ranking....................  The Exchange Debentures will be unsecured and will be subordinated in right of payment to all existing and future Exchange Debenture Senior Indebtedness (as defined) of the Company, including the Senior Secured Credit Facility, the 2005 Notes and the Notes, and will be effectively subordinated to all obligations of the subsidiaries of the Company. The Exchange Debentures will rank senior to all other Exchange Debenture Subordinated Indebtedness of the Company. The Exchange Debenture Indenture (as herein defined) permits the Company to incur additional indebtedness, including Exchange Debenture Senior Indebtedness, subject to certain limitations. See "Risk Factors" and "Description of the Exchangeable Preferred Stock and Exchange Debentures -- Exchange Debentures -- Subordination and Ranking."

Restrictive Covenants......  The indenture under which the Exchange Debentures will be issued (the "Exchange Debenture Indenture") will limit: (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries (as defined); (ii) the payment of dividends on, and redemption of, capital stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Restricted Subsidiaries; (iii) investments; (iv) sales of assets and Restricted Subsidiary stock; (v) certain transactions with affiliates; (vi) the sale or issuance of capital stock of Restricted Subsidiaries; (vii) the creation and existence of liens; and (viii) consolidations, mergers and transfers of all or substantially all of the Company's assets. The Exchange Debenture Indenture will also prohibit certain restrictions on distributions from Restricted Subsidiaries. However, all of these limitations and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the Exchangeable Preferred Stock and Exchange Debenture -- Exchange
                             Debentures -- Certain Covenants."

                                  RISK FACTORS

     Prospective investors should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an investment in the Securities. The risk factors include: (i) Substantial Leverage and Debt Service Obligations; (ii) Impact of Subordination of Notes; (iii) Impact of Subordination of Equity Interests; (iv) Impact of Security under Senior Secured Credit Facility; (v) Impact of Restrictive Financing Covenants; (vi) Impact of Change of Control; (vii) Fraudulent Conveyance Considerations; (viii) Dividend Restrictions on Exchangeable Preferred Stock; (ix) Risks Associated with International Operations; (x) Impact of Significant Competition; (xi) Environmental Matters; (xii) Impact of Technological Change; (xiii) Reliance on Material Customer; (xiv) Year 2000 Compliance; (xv) Dependence on Key Personnel;
(xvi) Absence of Public Market; Restriction on Transfer; and (xvii) Certain Tax Considerations for Holders of Exchangeable Preferred Stock. See "Risk Factors."

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


     The following table sets forth summary financial data of the Company for each of the five fiscal years, during the period ended December 31, 1997 and the three month periods ended March 31, 1997 and 1998. The summary financial data set forth below with respect to the three month periods ended March 31, 1997 and 1998 were derived from the Company's unaudited Condensed Consolidated Financial Statements included elsewhere in this Prospectus. The summary financial data set forth below with respect to the years ended December 31, 1997 and 1996, the period from June 7, 1995 through December 31, 1995 and the period from January 1, 1995 through June 6, 1995 are derived from the Consolidated Financial Statements included elsewhere in this Prospectus, which have been audited by Deloitte & Touche LLP, independent auditors. The summary financial data with respect to years ended December 31, 1993 and 1994 are derived from the Company's consolidated financial statements for such years. The financial data for the years ended December 31, 1993 and 1994 and the 157 days ended June 6, 1995 represent the results of operations of the Company prior to its acquisition by AIP on June 6, 1995 (the "AIP Acquisition"), and the financial data for the 208 days ended December 31, 1995 and the years ended December 31, 1996 and 1997 represent the results of operations of the Company subsequent to the AIP Acquisition.



     The pro forma financial data set forth below have been derived from the Unaudited Pro Forma Financial Information and the related notes thereto included elsewhere in this Prospectus. The pro forma statement of operations for the fiscal year ended December 31, 1997 gives effect to the Acquisition and related transactions (including the Offerings) as though each had occurred as of January 1, 1997. The pro forma balance sheet as of December 31, 1997 gives effect to the Acquisition and related transactions (including the Offerings) as though each had occurred as of December 31, 1997. The pro forma data does not purport to be indicative of the Company's financial condition or the results that would have actually been obtained had such transactions been consummated as of the assumed dates and for the periods presented, nor are they indicative of the Company's results of operations or financial condition for any future period or date. The pro forma adjustments are based on available information and upon certain adjustments which management believes are reasonable. As the transaction was completed on January 16, 1998, the pro forma results of operations for the three month period ended March 31, 1998 would not vary materially from actual results disclosed below.



     The summary financial data below should be read in conjunction with "Unaudited Pro Forma Financial Information," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the unaudited Interim Condensed Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.


                                       (PREDECESSOR)                                     (COMPANY)
                            ------------------------------------   ------------------------------------------------------
                                                        157 DAYS     208 DAYS
                                                         ENDED        ENDED
                            FISCAL YEAR   FISCAL YEAR   JUNE 6,    DECEMBER 31,   FISCAL YEAR   FISCAL YEAR    PRO FORMA
                               1993          1994         1995         1995          1996         1997(A)       1997(B)
                            -----------   -----------   --------   ------------   -----------   -----------   -----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS
  DATA:
Net sales.................   $107,724      $120,288     $55,454     $  73,103      $136,814      $166,286      $166,286
Cost of goods sold........     65,342        70,996      33,935        47,503        84,602       103,035       103,035
                             --------      --------     --------    ---------      --------      --------      --------
Gross profit..............     42,382        49,292      21,519        25,600        52,212        63,251        63,251
Selling, general and
  administrative
  expenses................     21,366        22,741      11,257        12,885        23,657        28,629        28,340
Compensation and related
  transaction costs.......         --            --          --            --            --            --        17,789(c)
Amortization of
  intangibles.............      5,261         5,212       2,258         3,688         6,474         3,315         3,315
Management fees...........         --            --          --           455           920           896           975
                             --------      --------     --------    ---------      --------      --------      --------
Operating income (loss)...     15,755        21,339       8,004         8,572        21,161        30,411        12,832
Interest expense..........         --            --          --         9,697        16,373        15,926        27,350
Other (income) expense....       (222)         (453)       (577)          952(d)       (219)          629           629
                             --------      --------     --------    ---------      --------      --------      --------
Income (loss) before
  income taxes and
  extraordinary items.....     15,977        21,792       8,581        (2,077)        5,007        13,856       (15,147)

                                   (COMPANY)
                            -----------------------
                              THREE MONTHS ENDED
                            -----------------------
                             MARCH 31     MARCH 31
                               1997         1998
                            -----------   ---------

STATEMENT OF OPERATIONS
  DATA:
Net sales.................   $ 39,481     $ 43,137
Cost of goods sold........     24,524       26,988
                             --------     --------
Gross profit..............     14,957       16,149
Selling, general and
  administrative
  expenses................      7,042        7,351
Compensation and related
  transaction costs.......         --       18,018(c)
Amortization of
  intangibles.............      1,214          651
Management fees...........        230          235
                             --------     --------
Operating income (loss)...      6,471      (10,106)
Interest expense..........      4,100        7,051
Other (income) expense....       (126)         210
                             --------     --------
Income (loss) before
  income taxes and
  extraordinary items.....      2,497      (17,367)

                                       (PREDECESSOR)                                     (COMPANY)
                            ------------------------------------   ------------------------------------------------------
                                                        157 DAYS     208 DAYS
                                                         ENDED        ENDED
                            FISCAL YEAR   FISCAL YEAR   JUNE 6,    DECEMBER 31,   FISCAL YEAR   FISCAL YEAR    PRO FORMA
                               1993          1994         1995         1995          1996         1997(A)       1997(B)
                            -----------   -----------   --------   ------------   -----------   -----------   -----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Provision (benefit) for
  income taxes............      7,149         9,205       3,488          (950)        2,000         5,939        (2,662)
(Loss) income before
  extraordinary items.....      8,828        12,587       5,093        (1,227)        3,007         7,917       (12,485)
Extraordinary losses on
  early extinguishment of
  debt....................
                             --------      --------     --------    ---------      --------      --------      --------
Net income (loss).........   $  8,828      $ 12,587     $ 5,093     $  (1,227)     $  3,007      $  7,917       (12,485)
                             ========      ========     ========    =========      ========      ========      --------
Preferred stock
  dividends...............         --            --          --            --            --            --        (4,288)
Amortization of preferred
  stock issuance costs....         --            --          --            --            --            --          (167)
                                                                                                               --------
Net income (loss)
  available to common
  stockholders............         --            --          --            --            --            --      $(16,940)
                                                                                                               ========
STATEMENT OF CASH FLOWS:
Cash flows provided by
  (used in) operating
  activities..............     15,837        20,335         419        14,915        18,063        19,671
Cash flows provided by
  (used in) investing
  activities..............     (7,024)        1,555      (1,565)     (206,075)      (17,613)       (2,504)
Cash flows provided by
  (used in) financing
  activities..............       (546)          263         532       195,048         1,173       (21,701)
OTHER FINANCIAL DATA:
EBITDA(e).................   $ 25,542      $ 31,276     $12,382     $  18,730      $ 35,269      $ 42,510      $ 42,720
Capital expenditures......      3,724         3,564       1,565         2,082         5,221         5,124         5,124
Depreciation..............      4,526         4,725       2,120         2,415         4,384         5,238         5,238
Amortization..............      5,261         5,212       2,258         8,310        10,724         7,827         9,070
BALANCE SHEET DATA (AT END
  OF PERIOD):
Fixed assets, net of
  accumulated depreciation
  and amortization........   $ 26,415      $ 25,162     $24,667     $  44,496      $ 45,289(f)   $ 44,792      $ 44,792
Total assets..............    144,119       144,252     139,537       228,823       237,886(f)    225,527       242,961
Long-term and subordinated
  long-term debt
  (including current
  maturities).............         --            --          --       151,250       152,919(f)    130,883       255,126
Exchangeable preferred
  stock...................         --            --          --            --            --            --        32,986
Stockholders' equity
  (deficit)...............    118,324       117,128     114,780        49,861        52,734(f)     60,189       (87,776)
PRO FORMA DATA:
Cash interest expense.....                                                                                     $ 25,141
Ratio of total debt to
  EBITDA..................                                                                                          6.0x
Ratio of EBITDA to cash
  interest expense........                                                                                          1.7x
Ratio of EBITDA less
  capital expenditures to
  cash interest expense...                                                                                          1.5x
Ratio of earnings to fixed
  charges.................      55.10         91.42       86.81            --(g)       1.30          1.86            --(g)
Ratio of earnings to fixed
  charges and preferred
  stock dividends.........      55.10         91.42       86.81            --(g)       1.30          1.86            --(g)

                                   (COMPANY)
                            -----------------------
                              THREE MONTHS ENDED
                            -----------------------
                             MARCH 31     MARCH 31
                               1997         1998
                            -----------   ---------

Provision (benefit) for
  income taxes............        922       (3,804)
(Loss) income before
  extraordinary items.....      1,575      (13,563)
Extraordinary losses on
  early extinguishment of
  debt....................         --        3,552
                             --------     --------
Net income (loss).........   $  1,575      (17,115)
                             ========     --------
Preferred stock
  dividends...............         --         (153)
Amortization of preferred
  stock issuance costs....         --           (7)
                                          --------
Net income (loss)
  available to common
  stockholders............         --     $(17,275)
                                          ========
STATEMENT OF CASH FLOWS:
Cash flows provided by
  (used in) operating
  activities..............      2,863       (6,112)
Cash flows provided by
  (used in) investing
  activities..............      1,120       (1,476)
Cash flows provided by
  (used in) financing
  activities..............     (5,193)       8,791
OTHER FINANCIAL DATA:
EBITDA(e).................   $  9,741     $ 10,727
Capital expenditures......      1,500        1,476
Depreciation..............      1,361        1,373
Amortization..............      2,151        1,738
BALANCE SHEET DATA (AT END
  OF PERIOD):
Fixed assets, net of
  accumulated depreciation
  and amortization........   $ 45,187     $ 44,958
Total assets..............    234,631      242,835
Long-term and subordinated
  long-term debt
  (including current
  maturities).............    147,538      252,085
Exchangeable preferred
  stock...................         --       33,146
Stockholders' equity
  (deficit)...............     53,672      (87,551)
PRO FORMA DATA:
Cash interest expense.....
Ratio of total debt to
  EBITDA..................
Ratio of EBITDA to cash
  interest expense........
Ratio of EBITDA less
  capital expenditures to
  cash interest expense...
Ratio of earnings to fixed
  charges.................        1.6           --(g)
Ratio of earnings to fixed
  charges and preferred
  stock dividends.........        1.6           --(g)


      See Notes to Summary Historical and Pro Forma Financial Information

        NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
---------------

(a) The Company acquired the David M Company on December 31, 1996 for $9.8 million (including a payment of $450 to AIP for its assistance in this acquisition, which was allocated to the purchase price). This acquisition was accounted for as a purchase and financial data for the 1997 fiscal year include the assets and results of operations of the David M Company.

(b) For an explanation of the pro forma adjustments, see "Unaudited Pro Forma Financial Information." The pro forma adjustments are based on available information and upon certain assumptions the Company believes are reasonable.

(c) Compensation and related transaction costs are comprised of the following:


                                                          PRO FORMA     MARCH
                                                            1997        1998
                                                          ---------    -------
Executive Incentive Bonus Arrangements, including
  payroll taxes.........................................   $ 7,536     $ 7,838
Expenses associated with the Consent Solicitation.......     1,000       1,000
Expenses associated with employee stay on bonuses.......       600         595
Compensation attributed to stock options rolled over by
  management -- fully vested............................     8,215       8,152
Compensation attributed to stock options exercised......       438         433
                                                           -------     -------
Total...................................................   $17,789     $18,018
                                                           =======     =======


     The expenses represent non-recurring costs associated with the Acquisition and the Consent Solicitation.

(d) Includes a bridge commitment fee, which resulted in a non-recurring expense of $1.0 million for the 208 days ended December 31, 1995.


(e) EBITDA, as presented, represents earnings before extraordinary items, interest expense, other (income) expense, income taxes, depreciation and amortization. EBITDA is included because management understands that such information is considered by certain investors to be an additional basis on which to evaluate the Company's ability to pay interest, repay debt and make capital expenditures. Excluded from EBITDA are extraordinary loss on early extinguishment of debt, interest expense, other income, income taxes, depreciation and amortization, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's financial performance. 1997 Pro Forma EBITDA and the three months ended March 31, 1998 EBITDA excludes compensation and related transaction costs of $17,789 and $18,018 respectively (see Note (c) above) because they are non-recurring costs. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles.


(f) Balance sheet data for 1996 includes the assets of the David M Company since it was acquired on December 31, 1996.


(g) Earnings for the three month period ended March 31, 1998 were inadequate to cover fixed charges, by $17.4 million and fixed charges and preferred stock dividends by $17.6 million. Pro Forma 1997 earnings were inadequate to cover fixed charges by $15.1 million. Pro forma 1997 earnings were inadequate to cover fixed charges and preferred stock dividends by $22.3 million. In 1995, earnings were inadequate to cover fixed charges and preferred stock dividends by $2.1 million. Excluding the compensation and related transaction costs identified in Note (c) above, the pro forma 1997 ratio of earnings to fixed charges would have been 1.1x. Pro Forma 1997 earnings were inadequate to cover fixed charges and preferred stock dividends, excluding the compensation and related transaction costs identified in Note (c) above, by approximately $4.5 million.



    The ratio of earnings to fixed charges has been calculated by dividing earnings before income taxes, extraordinary items and fixed charges by fixed charges. Fixed charges include interest expense, including amortization of deferred financing costs and one-third of operating lease payments which are deemed to be representative of the interest factor. The ratio of earnings to fixed charges and preferred stock dividends is calculated in a manner similar to the ratio of earnings to fixed charges with the inclusion of preferred stock dividends, grossed up for income taxes, as a fixed charge.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, before tendering their Existing Securities for New Securities, holders of Existing Securities should consider carefully the following factors, which are generally applicable to the Existing Securities and the New Securities.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS


     As a result of the Offerings and the other transactions described under "The Acquisition and Related Transactions," the Company is highly leveraged. The Company's aggregate indebtedness is approximately $254.1 million (including the Notes) and the aggregate liquidation preference of the Exchangeable Preferred Stock is $36.1 million (which, subject to certain conditions, may be exchanged for Exchange Debentures). In comparison, the Company's outstanding indebtedness as of December 31, 1997 was $130.9 million. See "Capitalization."


     The level of the Company's indebtedness could have important consequences to holders of the Securities, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, research and development or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in its industries and economic conditions generally.

     The Company's ability to pay principal and interest on the Notes and dividends on the Exchangeable Preferred Stock and to satisfy its other debt obligations, including its debt obligations under the 2005 Notes, will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control, as well as the availability of revolving credit borrowings under the Revolving Credit Facility (which is subject to borrowing base limitations) or a successor facility. The Company anticipates that its operating cash flow, together with borrowing under the Revolving Credit Facility, will be sufficient to meet its operating expenses and capital expenditures and to service its debt requirements as they become due. However, there can be no assurance that the Company's cash flow, availability under the Revolving Credit Facility and other capital resources will be sufficient for payment of principal of and interest on its indebtedness, including the Senior Secured Credit Facility, the 2005 Notes and the Notes, for the payment of periodic cash dividends on the Exchangeable Preferred Stock, for any redemption of the Exchangeable Preferred Stock for cash, or if the Exchange Debentures have been issued, the payment of principal of or cash interest on the Exchange Debentures. If the Company's cash flow, availability under the Revolving Credit Facility and other capital resources are insufficient to fund the Company's debt service obligations, the Company may be forced to reduce or delay capital expenditures, to sell assets, to restructure or refinance its indebtedness, or to seek additional equity capital. There can be no assurance that any of such measures could be implemented on satisfactory terms or, if implemented, would be successful or would permit the Company to meet its debt service obligations.

IMPACT OF SUBORDINATION OF NOTES

     The payment of principal of and interest on, and any premium or other amounts owing in respect of, the Notes will be subordinated in right of payment, as set forth in the Indenture, to the payment when due of all existing and future Senior Indebtedness of the Company, including all amounts owing under the Senior Secured Credit Facility and the 2005 Notes. Consequently, in the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Indebtedness (including the Senior Secured Credit Facility and the 2005 Notes) has been paid in full, and there can be no assurance that there will be sufficient assets remaining to pay amounts due on any or all of the Notes. See"-- Substantial Leverage and Debt Service Obligations" above and "Description of Certain Senior Indebtedness" and "Description of the Notes" below.

IMPACT OF SUBORDINATION OF EQUITY INTERESTS

     The Exchangeable Preferred Stock will rank junior to all Indebtedness and other obligations of the Company (including the Notes). The Exchange Debentures, if issued, will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Exchange Debenture Senior Indebtedness (as defined), including the Notes. Consequently, in the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, payments may be made with respect to the Exchangeable Preferred Stock only after the assets of the Company have been used to satisfy all its obligations to its creditors (including the Notes), or if the Exchange Debentures have been issued, only after all of the Exchange Debenture Senior Indebtedness (including the Notes) has been paid in full. See "-- Substantial Leverage" above, and "Description of Certain Senior Indebtedness" and "Description of the Exchangeable Preferred Stock and Exchange Debentures" below.

IMPACT OF SECURITY UNDER SENIOR SECURED CREDIT FACILITY

     The Indenture permits the Company to incur or have outstanding certain secured indebtedness, including indebtedness under the Senior Secured Credit Facility, which is secured by a first priority security interest in substantially all of the tangible and intangible assets of the Company and Day, including, without limitation, intellectual property, owned U.S. real property, all of the Capital Stock of Day and each of the Company's existing and subsequently acquired or organized direct and indirect domestic subsidiaries, and 65% of the capital stock of each of Day's existing and subsequently acquired or organized direct foreign subsidiaries. Accordingly, if an event of default occurs under the Senior Secured Credit Facility, the lenders thereunder will have a prior right to the assets of the Company and such subsidiaries, and may foreclose upon such collateral to the exclusion of the holders of the Notes, notwithstanding the existence of an event of default with respect thereto. In such event, such assets would first be used to repay in full amounts outstanding under the Senior Secured Credit Facility, resulting in all or a portion of the Company's assets and such subsidiaries' assets being unavailable to satisfy the claims of the holders of the Notes and other unsecured indebtedness.

IMPACT OF RESTRICTIVE FINANCING COVENANTS

     The Senior Secured Credit Facility and the 2005 Indenture contain a number of significant covenants that restrict the operations of the Company. The Company is required to comply with specified financial ratios and tests, including minimum fixed charge coverage ratios, maximum leverage ratios and minimum EBITDA requirements. There can be no assurance that the Company will be able to comply with such covenants or restrictions in the future. The Company's ability to comply with such covenants and other restrictions may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any such covenants or restrictions could result in a default under the Senior Secured Credit Facility or the 2005 Indenture that would permit the lenders thereto to declare all amounts outstanding thereunder to be immediately due and payable, together with accrued and unpaid interest, and the commitments of the lenders under the Revolving Credit Facility to make further extensions of credit thereunder could be terminated. See "Description of Certain Senior Indebtedness." The Indenture, the Certificate of Designation for the Exchangeable Preferred Stock and the Exchange Debenture Indenture also contain covenants that will restrict the operations of the Company. See "Description of the Notes" and "Description of the Exchangeable Preferred Stock and Exchange Debentures."

IMPACT OF CHANGE OF CONTROL

     The occurrence of certain of the events that would constitute a Change of Control may result in a default, or otherwise require repayment of indebtedness, under the Senior Secured Credit Facility, the 2005 Notes and the Notes, and redemption of the Exchangeable Preferred Stock or, in the case of the Exchange Debentures, repayment of indebtedness under the Exchange Debentures. In addition, the Senior Secured Credit Facility and the 2005 Indenture prohibit the repayment of indebtedness of the Notes by the Company in such an event, unless and until such time as the indebtedness under the Senior Secured Credit Facility and the 2005 Notes are repaid in full. The Company's failure to make such repayments in such instances would result in a default under the Senior Secured Credit Facility and the 2005 Notes. The inability to repay the indebtedness under the Senior Secured Credit Facility or the 2005 Notes, if accelerated, would also constitute an event of default under the Indenture, which could have materially adverse consequences to the Company and to the holders of the Notes. Future indebtedness of the Company may also contain restrictions or repayment requirements with respect to certain events or transactions that could constitute a Change of Control. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the Senior Secured Credit Facility, the 2005 Notes or the Notes, or with respect to the Exchangeable Preferred Stock or the Exchange Debentures, as the case may be. See "Description of Certain Senior Indebtedness" and "Description of the Notes."

FRAUDULENT CONVEYANCE CONSIDERATIONS

     The incurrence of indebtedness by the Company, such as the Notes and the Exchange Debentures, may be subject to review under Federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of the Company. Under these laws, if, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of the Company, a court were to find that, at the time the Company incurred indebtedness, including the Notes, or in the case of the Exchange Debentures, upon the exchange of the Exchangeable Preferred Stock into the Exchange Debentures, (i) the Company incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors or (ii)
(a) the Company received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b) the Company (1) was insolvent or was rendered insolvent by reason of the Acquisition or the Offerings or the other transactions described under "The Acquisition and Related Transactions," or in the case of the Exchange Debentures, upon the exchange of the Exchangeable Preferred Stock into the Exchange Debentures, (2) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), then such court could avoid or subordinate the amounts owing under the Notes, or in the case of the Exchange Debentures, the amounts owing under the Exchange Debentures, to presently existing and future indebtedness of the Company and take other actions detrimental to the holders of the Notes or the Exchange Debentures, or both, as the case may be.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, the Company would be considered insolvent if, at the time it incurred the indebtedness, either (i) the sum of its debts (including contingent liabilities) is greater than its assets, at a fair valuation, or (ii) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether the Company was solvent at the relevant time, or whether, whatever standard was used, the Notes or the Exchangeable Preferred Stock or the Exchange Debentures, as the case may be, would not be avoided or further subordinated on another of the grounds set forth above. In rendering their opinions in connection with the initial borrowings, counsel for the Company and counsel for the lenders will not express any opinion as to the applicability of Federal or state fraudulent transfer and conveyance laws.

     The Company believes that at the time it initially incurred the obligations constituting the Existing Notes, the Company (i) was (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run its businesses effectively and (c) incurring debts within its ability to pay as the same mature or become due and (ii) had sufficient assets to satisfy any probable money judgment against it in any pending action. The Company believes that at the time the indebtedness constituting the New Notes will be incurred initially by the Company, the Company (i) will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run its business effectively and (c) incurring debts within its ability to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable money judgment against it in any pending action. In reaching the foregoing conclusions, the Company has relied upon its analyses of internal cash flow projections and estimated values of assets and liabilities of the Company. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

DIVIDEND RESTRICTIONS ON EXCHANGEABLE PREFERRED STOCK

     The Senior Secured Credit Facility prohibits the payment of cash dividends on the Exchangeable Preferred Stock or the redemption, purchase or other acquisition of any Exchangeable Preferred Stock by the Company for cash. In addition, the 2005 Indenture and the Indenture restrict the ability of the Company to pay cash dividends on, or redeem, purchase or otherwise acquire, the Exchangeable Preferred Stock for cash. Moreover, under Delaware law, a dividend may be paid out of the Company's surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding year, provided the board of directors approves the payment of such dividend. There can be no assurances that the Company will be able to generate a surplus or net profits after making its payments under the Senior Secured Credit Facility, the 2005 Notes or the Notes, to other creditors or for any other reason. As a result, the Company does not expect to be able to pay cash dividends on the Exchangeable Preferred Stock or redeem, purchase or otherwise acquire any Exchangeable Preferred Stock for cash in the foreseeable future.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     The Company manufactures and markets its products worldwide through several foreign subsidiaries and independent agents. The Company's worldwide operations are subject to the risks normally associated with international operations, including, but not limited to, the disruption of markets, changes in export or import laws, restrictions on currency exchanges, and the modification or introduction of other governmental policies with potentially adverse effects.

     Approximately 39% of the Company's 1997 sales were derived from products sold outside the United States. The U.S. dollar value of these revenues varies with currency exchange rate fluctuations, and the Company may be exposed to gains or losses based upon such fluctuations. Significant increases in the value of the U.S. dollar relative to foreign currencies could have an adverse effect on the Company's ability to meet interest and principal obligations on its U.S. dollar-denominated debt. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risks Associated with International Operations."

IMPACT OF SIGNIFICANT COMPETITION

     The Company's primary competitors are Reeves International, Inc. ("Reeves") and Polyfibron Technologies, Inc. ("Polyfibron") in Image Transfer, and Armstrong World Industries Inc. ("Armstrong") in Textiles. See
"Business -- Competition." Some of the Company's competitors may have greater financial and other resources than the Company and may consequently have more operating flexibility and a greater ability to expand production capacity and increase research and development expenditures.

ENVIRONMENTAL MATTERS

     The Company is subject to a broad range of Federal, state, local and foreign environmental laws and regulations, including those governing discharges to the air and water, the handling and disposal of solid and /or hazardous wastes and the remediation of contamination associated with releases of hazardous substances. The Company believes that its operations are in compliance with environmental requirements, except as would not be expected to have a material adverse effect on the Company or as otherwise stated herein. However, there can be no assurances that environmental requirements will not change in the future or that the Company will not incur significant costs in the future to comply with such requirements. In addition, the Company's operations involve the handling of toluene and other hazardous substances, and if a release of hazardous substances occurs on or from the Company's facilities, the Company may be required to pay the cost of remedying any condition caused by such release, which costs could be material. New rules to be promulgated under the Federal Clean Air Act by the year 2000 may require the Company to make capital expenditures; the

Company estimates that such capital expenditures could total approximately $2.5 million, which the Company intends to begin incurring in 1998 rather than waiting until 2000. In addition, in connection with the AIP Acquisition, M.A. Hanna Company ("Hanna") and its wholly-owned subsidiary, Cadillac Plastics Group, Inc. ("CPG"), the former parent of the Company, agreed to maintain ongoing responsibility for and indemnify the Company with respect to certain violations of environmental laws and regulations relating to the period before the AIP Acquisition. If Hanna and CPG are unable to honor their obligations, the Company would likely be responsible for such matters and the cost of addressing them could be material. See "Business -- Environmental Matters."

IMPACT OF TECHNOLOGICAL CHANGE

     Currently, nearly all of the sales of Image Transfer are generated by products designed for use on offset presses. Flexographic and digital, two other printing processes, are currently used primarily in short-run, lower speed applications. It is generally expected that the demand for these processes will grow rapidly and that they will be used for an increasing amount of printing jobs. If these other technologies develop so that they compete effectively with offset printing in the high-speed, long-run segment of the printing industry, and such technologies are widely adopted, the business of Image Transfer could be adversely affected. There can be no assurance that the Company will be able to effectively develop products for these technologies or to maintain its market leadership if such processes replace offset printing to any significant extent. The Company recognizes the growth potential of alternative technologies and is actively seeking to capitalize on opportunities presented by these processes by being an industry leader in the development of printing blankets, sleeves and belts for those processes.

RELIANCE ON MATERIAL CUSTOMER

     Sales made to National Offset Blanket ("National Offset"), a major U.S. converter, accounted for approximately 11% of the Company's sales in 1997, although sales to this customer accounted for less than 10% of the Company's sales in 1995 and 1996. The Company's sales to National Offset are not governed by a written contract between the parties. In the event that National Offset was to significantly reduce or terminate its purchases of blankets and sleeves from the Company, the Company's financial condition or results of operations could be adversely affected. The Company has not received any indication that National Offset intends to discontinue or otherwise substantially reduce its relationship with the Company.

YEAR 2000 COMPLIANCE

     While the Company's computer and information systems are able to accommodate the "year 2000" dating changes necessary to permit correct recording of year dates for 2000 and later years, the Company has formed a task force to address all year 2000 issues and is in the process of evaluating and correcting all year 2000 issues. The initial assessment indicates that the Company does not have a significant year 2000 issue, and management believes that the cost of addressing its year 2000 issues will not be material. The Company believes it will be able to achieve year 2000 compliance by the end of 1999, and does not anticipate any material disruption in its operations as the result of any failure by the Company to be in compliance, although no assurance to such effect can be given. In the event that any of the Company's significant suppliers or customers do not successfully and timely achieve year 2000 compliance, the Company's business or operations could be adversely affected.

DEPENDENCE ON KEY PERSONNEL

     The success of the Company depends in large part on the Company's senior management and its ability to attract and retain other highly qualified management personnel. There can be no assurance that the Company will be successful in hiring or retaining key personnel. The Company has entered into employment agreements with certain of its senior managers. See "Management."

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

     To the extent that Existing Securities are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered or tendered but not accepted Existing Securities could be adversely affected. Because the Company anticipates that most holders of Existing Securities will elect to exchange such Existing Securities for New Securities due to the absence of restrictions on the resale of New Securities under the Securities Act, the Company anticipates that the liquidity of the market for any Existing Securities remaining after the consummation of the Exchange Offer may be substantially limited. The New Notes and the New Exchangeable Preferred Stock are new securities for which there presently is no established market. Although the Initial Purchaser has informed the Company that it currently intends to make a market in the New Notes and the New Exchangeable Preferred Stock, the Initial Purchaser is not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Securities. The Company does not intend to apply for listing of the New Securities on any securities exchange or for quotation of the New Securities through the National Association of Securities Dealers Automated Quotation System. See "Transfer Restrictions" and "Plan of Distribution."

     The liquidity of, and trading market for, the New Securities also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

CERTAIN TAX CONSIDERATIONS FOR HOLDERS OF EXCHANGEABLE PREFERRED STOCK

     Distributions on the Exchangeable Preferred Stock made out of the Company's current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will be taxable as ordinary income whether paid in cash or in additional shares of New Exchangeable Preferred Stock. In addition, holders may be required to treat a portion of the difference between the redemption price and issue price of the Exchangeable Preferred Stock ("Preferred Stock Discount") as constructive distributions that are includible in income on an economic accrual basis. If shares of Exchangeable Preferred Stock (including additional shares of Exchangeable Preferred Stock distributed by the Company in lieu of cash dividend payments) bear Preferred Stock Discount, such shares generally will have different tax characteristics than other shares of New Exchangeable Preferred Stock and might trade separately, which might adversely affect the liquidity of such shares. See "United States Federal Tax Considerations -- The Exchangeable Preferred Stock; Taxation of U.S.
Holders -- Preferred Stock Discount."

     Holders should also note that if shares of Exchangeable Preferred Stock are exchanged for Exchange Debentures and the stated redemption price at maturity of such Exchange Debentures exceeds their issue price by more than a de minimis amount, the Exchange Debentures will be treated as having original issue discount equal to the entire amount of such excess. Exchange Debentures issued on or before March 15, 2003, when the Company has the option to pay interest on the Exchange Debentures in additional Exchangeable Preferred Stock, will have original issue discount. Each holder of Exchange Debentures with original issue discount will be required to include in gross income an amount equal to the sum of the daily portions of the original issue discount for all days during the taxable year in which such holder holds the Exchange Debentures, regardless of the holder's regular method of accounting and regardless of whether interest is paid by the Company in cash or in additional Exchange Debentures. See "United States Federal Tax Considerations -- The Exchangeable Preferred Stock; Taxation of U.S. Holders -- Original Issue Discount."

                                USE OF PROCEEDS

     The net proceeds of the Offerings, together with certain other sources of financing, were used to (i) repay all amounts outstanding under the GSD Credit Facility of approximately $142.8 million and (ii) make a portion of the consent payment for the Consent Solicitation.

                    THE ACQUISITION AND RELATED TRANSACTIONS

THE ACQUISITION

     On the Acquisition Closing Date, GSD, a Delaware corporation owned by the Investors, completed the acquisition of approximately 93.9% of the common stock, par value $.01 per share (the "Common Stock"), of the Company from AIP, certain affiliates of AIP and certain management stockholders. As part of the Acquisition, the Management Stockholders agreed to retain the Management Rollover Interests (i.e., Common Stock and options to acquire Common Stock) representing approximately 6.1% of the Common Stock (on a fully-diluted basis). See "Ownership of Capital Stock" and "Certain Transactions."

     The purchase price for the Acquisition was (x) $362.5 million plus (y) the Option Amount (as defined below) minus (z) the Adjustments (as defined below). The Adjustments were: (i) approximately $32.1 million, representing the outstanding amount of the principal and accrued interest under the Company's Old Senior Credit Facilities as of the Acquisition Closing Date, (ii) approximately $101.4 million, representing the principal and accrued interest under the 2005 Notes as of the Closing Date, (iii) approximately $7.4 million, representing all amounts paid or payable as of the Acquisition Closing Date to Messrs. Dennis R. Wolters, David B. Freimuth, William B. Branson and Thomas J. Koenig pursuant to four separate agreements (collectively, the "Executive Incentive Bonus Arrangements") previously entered into between each such individual and the Company, and (iv) approximately $4.6 million, representing certain transaction costs of the Company in connection with the Acquisition, as well as certain other adjustments agreed to by the parties to the Acquisition. The Option Amount was $3 million and represented the aggregate exercise price of all options to acquire Common Stock which were outstanding as of the Acquisition Closing Date.

     In connection with the consummation of the Acquisition, AIP caused the Company to repay all of the outstanding principal and accrued interest under the Old Senior Credit Facilities as of the Acquisition Closing Date, to terminate these facilities and to pay all amounts which became payable under the Executive Incentive Bonus Arrangements as a result of the completion of the Acquisition. In addition, in connection with the Acquisition, (a) the Investors entered into a Stockholders Agreement (the "GSD Stockholders Agreement") providing for certain rights and restrictions with respect to the capital stock of GSD and (b) GSD and the Management Stockholders entered into a separate Stockholders Agreement (the "Interim Stockholders Agreement") providing for comparable rights and restrictions with respect to the capital stock of the Company. As further described below under "-- Refinancing; GSD Liquidation," upon the approval of the Proposed Amendments, GSD was liquidated and the Investors became direct stockholders of the Company, whereupon the GSD Stockholders Agreement and the Interim Stockholders Agreement were superseded by a new Stockholders Agreement (the "Stockholders Agreement") providing for certain rights and restrictions with respect to the management of the Company and transfers of capital stock in the Company and for certain rights to cause the Company to register such capital stock under the Securities Act. See "Management" and "Ownership of Capital Stock."

     The Acquisition and related expenses were financed principally by (i) approximately $81.9 million of new capital provided by the Investors to GSD,
(ii) the $140.0 million GSD Credit Facility provided to GSD by Societe Generale,
(iii) the $60.0 million Senior Secured Credit Facility provided to the Company by Societe Generale, consisting of the $40.0 million Term Loan Facility, and the $20.0 million Revolving Credit Facility of which $0 was drawn down on the Acquisition Closing Date, and (iv) the Management Stockholders retention of the Management Rollover Interests, which had an aggregate value (based on the purchase price in the Acquisition) of approximately $10.6 million. In addition, the 2005 Notes remained outstanding following the Acquisition. See "Description of Certain Senior Indebtedness."

     The following table sets forth the sources and uses of funds for the Acquisition as of the Acquisition Closing Date:

                     SOURCES AT CLOSING                         ($ IN
                     ------------------                       MILLIONS)
Senior Secured Credit Facility:
  Revolving Credit Facility.................................   $  0.0
  Term Loan Facility........................................     40.0
2005 Notes..................................................    100.0
GSD Credit Facility.........................................    140.0
Management Rollover Interests...............................     10.6
New Common Equity from Investors............................     81.9
                                                               ------
          Total Sources.....................................   $372.5
                                                               ======

                      USES AT CLOSING                           ($ IN
                      ---------------                         MILLIONS)
Acquisition.................................................   $206.4
2005 Notes..................................................    100.0
Repayment of Old Senior Credit Facilities...................     32.1
Management Rollover Interests...............................     10.6
Executive Incentive Bonus Arrangements......................      7.4
Fees and Expenses(a)........................................     13.9
Excess Cash.................................................      2.1
                                                               ------
          Total Uses........................................   $372.5
                                                               ======

---------------

(a) Includes GSD's and seller's expenses.

REFINANCING; GSD LIQUIDATION

     Following the Acquisition, the Company sought and obtained the consent of the registered holders of its 2005 Notes, among other things, (i) to permit the Company to assume GSD's indebtedness under the GSD Credit Facility, (ii) to permit the Company to immediately thereafter refinance such assumed indebtedness through the issuance of the Securities and the application of the proceeds of the Offerings and (iii) to eliminate all of the applicable provisions of the 2005 Indenture that subordinate the 2005 Notes in right of payment to any senior indebtedness of the Company. Adoption of the Proposed Amendments required the consent of the registered holders of at least a majority in principal amount of the 2005 Notes outstanding. The receipt of Requisite Consents was a condition to
(x) the assumption by the Company of GSD's indebtedness under the GSD Credit Facility and (y) the purchase of the Securities by the Initial Purchaser and the consummation of the Offerings. On March 18, 1998, the Company made a consent payment to the registered holders of the 2005 Notes whose duly executed consent was received prior to the expiration date of the Consent Solicitation and who did not revoke their consent. The consent payment was $65 in cash for each $1,000 principal amount of the 2005 Notes. The aggregate amount of the consent payments was $6.5 million. See "Description of Certain Senior Indebtedness."


     Immediately following the receipt of the Requisite Consents and the effectiveness of the Proposed Amendments, the Company assumed GSD's indebtedness under the GSD Credit Facility, issued and sold the Existing Securities to the Initial Purchaser and applied the proceeds of the Offerings to discharge the indebtedness under the GSD Credit Facility. Immediately thereafter, GSD was liquidated and the Investors became direct stockholders of the Company. At that time, the equity ownership of the Company was restructured to reflect the increase in the Company's leverage associated with these transactions, with the result that the Management Stockholders now own approximately 14.2% of the Common Stock and the Investors now own approximately 85.8% of the Common Stock (on a fully-diluted basis). In conjunction with these transactions, the Company
(i) intends to adopt a stock option plan (the "1998 Option Plan") providing for the grant of up to 7,885 shares of Common Stock of the Company to certain of its officers and key employees, subject to certain performance and other conditions and (ii) has entered into Management Agreements (the "Management Agreements") providing for the Investors to provide management and other services to the Company, in consideration of which the Company will pay to the Investors an annual fee of $950,000 plus reasonable out-of-pocket expenses. See "Management," "Ownership of Capital Stock" and "Certain Transactions."

                                 CAPITALIZATION


     The following table sets forth the historical capitalization of the Company at December 31, 1997 and as of March 31, 1998 after giving effect to the Offerings, the Acquisition and the other transactions described under "The Acquisition and Related Transactions." This table should be read in conjunction with the "Use of Proceeds," "Unaudited Pro Forma Financial Information," "Selected Historical Financial Data" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.



                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................    $    780      $  2,073
                                                                ========      ========
Long-term and subordinated long-term debt (including current portion):
  Old Senior Credit Facilities(a)...........................      30,883            --
  Senior Secured Credit Facility:
     Revolving Credit Facility(b)...........................          --            --
     Term Loan Facility.....................................          --        37,500
  2005 Notes................................................     100,000       100,000
  The Notes(c)..............................................          --       114,585
                                                                --------      --------
          Total long-term and subordinated long-term
            debt(d).........................................     130,883       252,085
                                                                --------      --------
Exchangeable Preferred Stock(e).............................          --        33,146
Total Stockholders' Equity (Deficit)(f).....................      60,189       (87,551)
                                                                --------      --------
  Total capitalization......................................    $191,072      $197,680
                                                                ========      ========


---------------


(a) On the Acquisition Closing Date, all amounts outstanding under the Old Senior Credit Facilities were paid and such facilities were terminated.



(b) A $20.0 million revolving credit facility, of which $0 was outstanding as of March 31, 1998. Borrowings under the Revolving Credit Facility are available for working capital and general corporate purposes, and are subject to a borrowing base test. See "Description of Certain Senior Indebtedness -- The Senior Secured Credit Facility."



(c)  Includes reduction for original issue discount.



(d) Does not include the $140.0 million GSD Credit Facility, as this obligation was repaid with the proceeds of the Offerings.



(e) Amount is net of $1.9 million of costs associated with the issuance of the Exchangeable Preferred Stock and the original issue discount.



(f) Additional paid-in capital and retained earnings have been charged $61.5 million and $78.5 million, respectively. See note B to Notes to Unaudited Interim Condensed Consolidated Financial Statements.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 of the Company have been prepared to reflect the Acquisition and the other transactions described in "The Acquisition and Related Transactions" (including the Offerings) impacting the Company as a result of the Acquisition. The Unaudited Pro Forma Consolidated Statement of Operations has been prepared as if the transactions occurred as of January 1, 1997. The Pro Forma Consolidated Financial Information is unaudited and does not purport to be indicative of the Company's financial condition or the results that would have actually been obtained had such transactions been consummated as of the assumed dates and for the periods presented, nor are they indicative of the Company's results of operations or financial condition for any future period or date. The pro forma adjustments, as described in the Notes to the Unaudited Pro Forma Consolidated Statement of Operations, are based on available information and upon certain assumptions which management believes are reasonable. The Unaudited Pro Forma Financial Information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.



     The unaudited pro forma financial data has been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements. The Acquisition does not require a change in the Company's historical basis of accounting since the Consent Solicitation was approved and therefore, the Company's 2005 Notes remained outstanding following the Acquisition.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                        PRO FORMA DAY
                                                    DAY INTERNATIONAL     PRO FORMA     INTERNATIONAL
                                                       GROUP, INC.       ADJUSTMENTS     GROUP, INC.
                                                    -----------------    -----------    -------------
NET SALES.........................................      $166,286          $     --        $166,286
COST OF GOODS SOLD................................       103,035                --         103,035
                                                        --------          --------        --------
GROSS PROFIT......................................        63,251                --          63,251
SELLING, GENERAL AND ADMINISTRATIVE...............        28,629              (289)(1)      28,340
COMPENSATION AND RELATED TRANSACTION COSTS........            --            17,789(2)       17,789
AMORTIZATION OF INTANGIBLES.......................         3,315                --           3,315
MANAGEMENT FEES...................................           896                79(3)          975
                                                        --------          --------        --------
OPERATING PROFIT..................................        30,411           (17,579)         12,832
OTHER EXPENSES:
  INTEREST EXPENSE................................        15,926            11,424(4)       27,350
  OTHER (INCOME) EXPENSE -- NET...................           629                --             629
                                                        --------          --------        --------
                                                          16,555            11,424          27,979
                                                        --------          --------        --------
INCOME (LOSS) BEFORE INCOME TAXES (BENEFIT).......        13,856           (29,003)        (15,147)
INCOME TAXES (BENEFIT)............................         5,939            (8,601)(5)      (2,662)
                                                        --------          --------        --------
NET INCOME (LOSS).................................         7,917           (20,402)(6)     (12,485)
PREFERRED STOCK DIVIDENDS.........................            --            (4,288)(7)      (4,288)
AMORTIZATION OF PREFERRED STOCK ISSUANCE COSTS....            --              (167)(8)        (167)
                                                        --------          --------        --------
NET INCOME (LOSS) AVAILABLE TO COMMON
  SHAREHOLDERS....................................      $  7,917          $(24,857)       $(16,940)
                                                        ========          ========        ========

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENT OF OPERATIONS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

(1) Represents the elimination of the former Chairman's salary of $289.

(2) Represents the following expenses:

Executive Incentive Bonus Arrangements, including payroll
  taxes.....................................................  $ 7,536
Expenses associated with the Consent Solicitation...........    1,000
Expenses associated with employee stay on bonuses...........      600
Compensation attributable to stock options rolled over by
  management -- fully vested................................    8,215
                                                              -------
Compensation expense related to stock options exercised.....      438
                                                              -------
                                                              $17,789
                                                              =======

(3) Represents the change in the management fee from $800 a year plus expenses to $950 a year plus expenses.

(4) Represents the following additional interest expense:

Elimination of Old Senior Credit Facilities amortization of
  deferred financing costs..................................  $  (356)
Amortization of the new deferred financing costs............    1,557
Elimination of interest expense on Old Senior Credit
  Facilities................................................   (3,835)
Interest expense on new Senior Secured Credit Facility......    3,091
Interest on the new Senior Subordinated Notes...............   10,925
Amortization of original issue discount on new Senior
  Subordinated Notes........................................       42
                                                              -------
                                                              $11,424
                                                              =======

     A 0.5% increase or decrease in the interest rate on the Senior Secured Credit Facility would change pro forma interest expense by $203.

(5) Represents the tax effect of the expenses reflected herein.


(6) The pro forma statement of operations excludes a pre-tax extraordinary loss of $5,935 relating to deferred financing costs associated with the GSD Credit Facility and the Old Senior Credit Facilities. This loss was recorded by the Company in its first quarter of 1998, which is when the related debt was repaid.


(7) Represents cumulative Exchangeable Preferred Stock dividends relating to the Exchangeable Preferred Stock at an annual rate of 12 1/4%.

(8) Represents amortization relating to the Exchangeable Preferred Stock issuance costs and the original issue discount.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following table sets forth summary financial data of the Company for each of the five fiscal years, during the period ended December 31, 1997, and the three month periods ended March 31, 1997 and 1998. The summary financial data set forth below with respect to the years ended December 31, 1997 and 1996, the period from June 7, 1995 through December 31, 1995 and the period from January 1, 1995 through June 6, 1995 are derived from the Consolidated Financial Statements included elsewhere in this Prospectus, which have been audited by Deloitte & Touche LLP, independent auditors. The summary financial data with respect to the years ended December 31, 1993 and 1994 are derived from the Company's consolidated financial statements for such years. The financial data for the years ended December 31, 1993 and 1994 and the 157 days ended June 6, 1995 represent the results of operations of the Company prior to the AIP Acquisition, and the financial data for the 208 days ended December 31, 1995 and the years ended December 31, 1996 and 1997 represents the results of operations of the Company subsequent to the AIP Acquisition.



     The summary financial data below should be read in conjunction with "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Consolidated Financial Statements and the Unaudited Interim Condensed Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.


                                                          (PREDECESSOR)                     (COMPANY)
                                             ----------------------------------------   -----------------
                                                                           157 DAYS         208 DAYS
                                               FISCAL        FISCAL         ENDED             ENDED
                                                YEAR          YEAR         JUNE 6,        DECEMBER 31,
                                                1993          1994           1995             1995
                                             -----------   -----------   ------------   -----------------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales..................................   $107,724      $120,288       $ 55,454         $  73,103
Cost of goods sold.........................     65,342        70,996         33,935            47,503
                                              --------      --------       --------         ---------
Gross profit...............................     42,382        49,292         21,519            25,600
Selling, general and administrative
  expenses.................................     21,366        22,741         11,257            12,885
Compensation and related transaction
  costs....................................         --            --             --                --
Amortization of intangibles................      5,261         5,212          2,258             3,688
Management fees............................         --            --             --               455
                                              --------      --------       --------         ---------
Operating income...........................     15,755        21,339          8,004             8,572
Interest expense...........................         --            --             --             9,697
Other (income) expense.....................       (222)         (453)          (577)              952(b)
                                              --------      --------       --------         ---------
Income (loss) before income taxes and
  extraordinary items......................     15,977        21,792          8,581            (2,077)
Provision (benefit) for income taxes.......      7,149         9,205          3,488              (850)
                                              --------      --------       --------         ---------
Net income (loss) before extraordinary
  items....................................      8,828        12,587          5,093            (1,227)
Extraordinary loss on debt
  extinguishment...........................         --            --             --                --
Net income (loss)..........................   $  8,828      $ 12,587       $  5,093         $  (1,227)
                                              ========      ========       ========         =========
Preferred stock dividends..................         --            --             --                --
Amortization of preferred stock issuance
  costs....................................         --            --             --                --
Net income (loss) available to common
  stockholders.............................         --            --             --                --
STATEMENT OF CASH FLOWS:
Cash flows provided by (used in) operating
  activities...............................     15,837        20,335            419            14,915
Cash flows provided by (used in) investing
  activities...............................     (7,024)        1,555         (1,565)         (206,075)
Cash flows provided by (used in) financing
  activities...............................       (546)          263            532           195,048
OTHER FINANCIAL DATA:
EBITDA(c)..................................   $ 25,542      $ 31,276       $ 12,382         $  18,730
Capital expenditures.......................      3,724         3,564          1,565             2,082
Depreciation...............................      4,526         4,725          2,120             2,415
Amortization...............................      5,261         5,212          2,258             8,310
BALANCE SHEET DATA (AT END OF PERIOD):
Fixed assets, net of accumulated
  depreciation and amortization............   $ 26,415      $ 25,162       $ 24,667         $  44,496
Total assets...............................    144,119       144,252        139,537           228,823
Long-term and subordinated long-term debt
  (including current maturities)...........         --            --             --           151,250
Exchangeable preferred stock...............         --            --             --                --
Stockholders' equity (deficit).............    118,324       117,128        114,780            49,861

                                                                   (COMPANY)
                                             ------------------------------------------------------
                                                                              THREE MONTHS ENDED
                                               FISCAL           FISCAL      -----------------------
                                                YEAR             YEAR         MARCH        MARCH
                                                1996            1997(A)        1997         1998
                                             -----------      -----------   ----------   ----------
                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales..................................   $136,814         $166,286      $ 39,481     $ 43,137
Cost of goods sold.........................     84,602          103,035        24,524       26,988
                                              --------         --------      --------     --------
Gross profit...............................     52,212           63,251        14,957       16,149
Selling, general and administrative
  expenses.................................     23,657           28,629         7,042        7,351
Compensation and related transaction
  costs....................................         --               --            --       18,018
Amortization of intangibles................      6,474            3,315         1,214          651
Management fees............................        920              896           230          235
                                              --------         --------      --------     --------
Operating income...........................     21,161           30,411         6,471      (10,106)
Interest expense...........................     16,373           15,926         4,100        7,051
Other (income) expense.....................       (219)             629          (126)         210
                                              --------         --------      --------     --------
Income (loss) before income taxes and
  extraordinary items......................      5,007           13,856         2,497      (17,367)
Provision (benefit) for income taxes.......      2,000            5,939           922       (3,804)
                                              --------         --------      --------     --------
Net income (loss) before extraordinary
  items....................................      3,007            7,917         1,575      (13,563)
Extraordinary loss on debt
  extinguishment...........................         --               --            --        3,552
Net income (loss)..........................   $  3,007         $  7,917      $  1,575      (17,115)
                                              ========         ========      ========     --------
Preferred stock dividends..................         --               --            --         (153)
Amortization of preferred stock issuance
  costs....................................         --               --            --           (7)
                                                                                          --------
Net income (loss) available to common
  stockholders.............................         --               --            --     $(17,275)
                                                                                          ========
STATEMENT OF CASH FLOWS:
Cash flows provided by (used in) operating
  activities...............................     18,063           19,671         2,863       (6,112)
Cash flows provided by (used in) investing
  activities...............................    (17,613)          (2,504)        1,120       (1,476)
Cash flows provided by (used in) financing
  activities...............................      1,173          (21,701)       (5,193)       8,791
OTHER FINANCIAL DATA:
EBITDA(c)..................................   $ 35,269         $ 42,510      $  9,741     $ 10,727
Capital expenditures.......................      5,221            5,124         1,500        1,476
Depreciation...............................      4,384            5,238         1,361        1,373
Amortization...............................     10,724            7,827         2,151        1,738
BALANCE SHEET DATA (AT END OF PERIOD):
Fixed assets, net of accumulated
  depreciation and amortization............   $ 45,289(d)      $ 44,792      $ 45,187     $ 44,958
Total assets...............................    237,886(d)       225,527       234,631      242,835
Long-term and subordinated long-term debt
  (including current maturities)...........    152,919(d)       130,883       147,538      252,085
Exchangeable preferred stock...............         --               --            --       33,146
Stockholders' equity (deficit).............     52,734(d)        60,189        53,672      (87,551)

---------------

(a) The Company acquired the David M Company on December 31, 1996 for $9.8 million (including a payment of $450 to AIP for its assistance in this acquisition, which was allocated to the purchase price). This acquisition was accounted for as a purchase and financial data for the 1997 fiscal year include the assets and results of operations of the David M Company.

(b) Includes a bridge commitment fee, which resulted in a non-recurring expense of $1.0 million for the 208 days ended December 31, 1995.


(c) EBITDA, as presented, represents earnings before extraordinary items, interest expense, other (income) expense, income taxes, depreciation and amortization. EBITDA is included because management understands that such information is considered by certain investors to be an additional basis on which to evaluate the Company's ability to pay interest, repay debt and make capital expenditures. Excluded from EBITDA are interest expense, other income, income taxes, depreciation and amortization, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's financial performance. The three months ended March 31, 1998 EBITDA excludes compensation and related transaction costs of $18,018 because they are non-recurring costs. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles.


(d) Balance sheet data for 1996 includes the assets of the David M Company since it was acquired on December 31, 1996.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following should be read in conjunction with "Selected Historical Financial Data" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.

     As a result of the Acquisition, the Company entered into new financing arrangements, including the Senior Secured Credit Facility, and thereafter issued the Notes and the Exchangeable Preferred Stock. Accordingly, the results of operations for periods subsequent to the Acquisition Closing Date may not be comparable to prior periods. Also see "Risk Factors," "The Acquisition and Related Transactions," "Unaudited Pro Forma Financial Information," "Capitalization" and "Description of Certain Senior Indebtedness."

BASIS OF PRESENTATION

     The following table sets forth, for the periods shown, net sales, cost of goods sold, gross profit, selling, general and administrative expense ("SG&A"), amortization of intangibles and operating income in millions of dollars and as a percentage of net sales.


                                         208 DAYS                                         THREE MONTHS
                         157 DAYS          ENDED         YEAR ENDED       YEAR ENDED         ENDED         THREE MONTHS
                           ENDED       DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      MARCH, 31      ENDED MARCH, 31
                       JUNE 6, 1995        1995             1996             1997             1997             1998
                       -------------   -------------   --------------   --------------   --------------   ---------------
Net sales............  $55.4   100.0%  $73.1   100.0%  $136.8   100.0%  $166.3   100.0%  $ 39.5   100.0%  $ 43.1    100.0%
Cost of goods sold...   33.9    61.2    47.5    65.0     84.6    61.8    103.0    62.0     24.5    62.0     27.0     62.6
                       -----   -----   -----   -----   ------   -----   ------   -----   ------   -----   ------    -----
Gross profit.........   21.5    38.8    25.6    35.0     52.2    38.2     63.3    38.0     15.0    38.0     16.1     37.4
SG&A(a)..............   11.2    20.2    13.3    18.2     24.6    18.0     29.5    17.8      7.3    18.5      7.5     17.4
Compensation and
  related transaction
  costs..............                                                                        --      --     18.0     41.8
Amortization of
  intangibles........    2.3     4.2     3.7     5.0      6.5     4.7      3.3     2.0      1.2     3.0      0.7      1.6
                       -----   -----   -----   -----   ------   -----   ------   -----   ------   -----   ------    -----
Operating income
  (loss).............  $ 8.0    14.4%  $ 8.6    11.8%  $ 21.2    15.5%  $ 30.4    18.3%  $  6.5   16.5%   $(10.1)   (23.4)%
                       =====   =====   =====   =====   ======   =====   ======   =====   ======   =====   ======    =====


---------------


(a) Includes the following management fees: $0.455 million in the 208 days ended December 31, 1995; $0.920 million in 1996; $0.896 million in 1997; $0.235 million in the first three months of 1997; and $0.230 million the first three months of 1998.


COMPARISON OF RESULTS OF OPERATIONS


  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997



     Net sales increased to $43.1 million for the three months ended March 31, 1998 from $39.5 million for the comparable period in 1997, an increase of $3.6 million or 9.1%. Image Transfer's sales increased to $34.1 million for the three months ended March 31, 1998 from $31.1 million for the comparable period in 1997, an increase of $3.0 million or 9.6%. Foreign currency translation rate changes reduced Image Transfer's sales by $0.5 million in the first quarter of 1998 compared to the same period in 1997. The increased sales were a result of increased demand for the Company's existing products across almost all markets. Textiles' sales increased to $9.0 million for the three months ended March 31, 1998 from $8.4 million for the comparable period in 1997, an increase of $0.6 million or 7.2%. Textile sales increase was mainly a result of higher demand for the Company's existing products in Europe.



     Gross profit increased $1.1 million to $16.1 million for the three months ended March 31, 1998 from $15.0 million for the three months ended March 31, 1997. As a percentage of net sales, gross profit decreased to 37.4% for the three months ended March 31, 1998 from 38.0% for the comparable period in 1997. Gross profit continues to be positively impacted by productivity enhancements such as new construction methods for Image Transfer products and automated finishing equipment for Textile components. Gross profit increased by $1.4 million as a result of higher sales volumes, while higher material usage costs decreased gross profit by

$0.6 million. Higher material component costs, as a percent of sales, were primarily a result of product mix and end market mix changes combined with slightly lower yields from production. Manufacturing and development costs were $0.7 million or only 6.9% higher than the same period last year compared to the 9.1% increase in sales.



     SG&A increased to $7.5 million for the three months ended March 31, 1998 from $7.3 million for the comparable period in 1997, an increase of $0.2 million or 2.7%. As a percentage of net sales, SG&A decreased to approximately 17.4% from 18.5%. The reduction in SG&A as a percent of sales is a result of the fixed component of SG&A supporting the increased sales, especially in the European markets. Foreign currency translation rate changes decreased SG&A by $0.1 million in the first quarter of 1998.



     Amortization of intangibles decreased to $0.7 million for the three months ended March 31, 1998 from $1.2 million for the comparable period in 1997, a decrease of $0.5 million. The decrease is a result of certain employment agreements becoming fully amortized in the first quarter of 1997.



     Compensation and related acquisition costs include $8.6 million as a result of changes in the Company's stock option plan, $8.4 million related to amounts payable under certain management employment agreements and $1.0 million of expenses associated with obtaining the Consent. All of these items arose out of the Acquisition and related transactions.



     Operating income, excluding the compensation and related acquisition costs, increased to $7.9 million for the three months ended March 31, 1998 from $6.5 million for the comparable period in 1997, an increase of $1.4 million or 21.5%. As a percentage of net sales, operating income increased to 18.3% for the three months ended March 31, 1998 from 16.5% for the comparable period in 1997.



     The effective tax rate, including the effect of the extraordinary item, for the first quarter of 1998 was a benefit of 26.5% compared to an expense of 36.9% for the first quarter of 1997. The lower income tax benefit percentage in 1998 compared to the income tax expense percentage in 1997 is mainly a result of the establishment of a deferred tax valuation allowance.



     Foreign currency translation rates, collectively, had less than a 2% impact on sales, gross margins and selling, general and administrative expenses in the quarter ended March 31, 1998.


  Twelve Months Ended December 31, 1997 Compared to Twelve Months Ended December 31, 1996

     Net sales increased to $166.3 million for the year ended December 31, 1997 from $136.8 million for the comparable period in 1996, an increase of $29.5 million or 21.6%. Sales in 1997 were negatively impacted by $2.5 million as a result of foreign currency translation rate changes. Image Transfer's sales increased to $132.0 million for the year ended December 31, 1997 from $103.6 million for the comparable period in 1996, an increase of $28.4 million or 27.4%. Image Transfer's sales were negatively impacted by $2.3 million as a result of the impact of foreign currency translation rate changes. Image Transfer sales generated by the David M Company, which was acquired by the Company on December 31, 1996, amounted to $18.6 million, or 14.1% of 1997 sales of Image Transfer. Excluding sales of the David M Company, Image Transfer's sales increased $9.8 million or 9.5% in 1997. The increased sales volumes resulted from increased sales of tubular sleeves and increased demand for the Company's existing products in Europe, the United States and Mexico, offset by lower sales to the Pacific Rim and Latin America. Textiles' sales increased to $34.3 million for the year ended December 31, 1997 compared to $33.2 million in 1996, an increase of $1.1 million or 3.3%. Textile sales were negatively impacted by $0.2 million as a result of the impact of foreign currency translation changes.

     Gross profit increased to $63.3 million for the year ended December 31, 1997 from $52.2 million in 1996, an increase of $11.1 million or 21.3%. The acquisition of David M accounted for $5.5 million of the 1997 gross profits. As a percentage of net sales, gross profit decreased slightly to 38.0% for the year ended December 31, 1997 from 38.2% for the comparable period in 1996. This slight decline was due to the lower gross margin of David M compared with that of the rest of the Company's operations; excluding the David M Company, gross profit as a percentage of sales increased to 39.1% in 1997. This gross profit improvement was primarily the result of increased volume and productivity enhancements gained through process improvements. Foreign currency translation rate changes reduced gross profit by $0.4 million.

     SG&A increased to $29.5 million for the year ended December 31, 1997 compared with $24.6 million for 1996, an increase of $4.9 million or 19.9%. David M accounted for $3.2 million. As a percentage of net sales, SG&A decreased to 17.8% from 18.0% mainly as a result of European SG&A expenses remaining relatively constant while sales increased 17.3%. Changes in foreign currency translation rates reduced SG&A costs by $0.6 million in 1997.

     Amortization of intangibles decreased to $3.3 million for the year ended December 31, 1997 from $6.5 million in 1996, a decrease of $3.2 million as a result of certain employment agreements becoming fully amortized in 1997.

     Operating income increased to $30.5 million for the year ended December 31, 1997 from $21.2 million for the comparable period in 1996, an increase of $9.3 million or 43.9%. David M contributed $2.3 million to the 1997 operating income, while $3.2 million of 1997 operating income relates to the reduction in the amortization of intangibles. The remaining $3.8 million increase results from increased sales volumes and productivity enhancements. As a percentage of net sales, operating income increased to 18.3% for the year ended December 31, 1997 from 15.5% for the comparable period in 1996.


  Twelve Months Ended December 31, 1996 Compared To Twelve Months Ended December 31, 1995


     Net sales increased to $136.8 million for the year ended December 31, 1996 from $128.5 million for the comparable period in 1995, an increase of $8.3 million or 6.5%. The Company's net sales were adversely impacted by changes in foreign currency translation rates, which amounted to $1.2 million. Image Transfer's sales increased to $103.6 million for the year ended December 31, 1996 from $95.2 million for the comparable period in 1995, an increase of $8.4 million or 8.8%, as a result of increased sales from new products, such as the NewsMaker(TM) series for the newspaper market, higher sales of tubular sleeves and increased demand for the Company's existing products in the United States, Latin America and the Pacific Rim, and a modest price increase. Foreign currency translation rate changes adversely impacted Image Transfer sales by $1.0 million. Textiles' sales remained relatively constant at $33.2 million for the year ended December 31, 1996 compared to $33.3 million in 1995. Changes in foreign currency translation rates reduced Textiles' sales by $0.2 million. Domestic sales increases offset reduced European sales with export sales to Latin America and the Pacific Rim remaining relatively constant.

     Gross profit increased to $52.2 million for the year ended December 31, 1996 from $47.1 million in 1995, an increase of $5.1 million or 10.8%. As a percentage of net sales, gross profit increased to 38.2% for the year ended December 31, 1996 from 36.7% for the comparable period in 1995. Gross profit in 1996 increased by $3.3 million or 6.7% as a result of increased volume and productivity enhancements through process improvements and a modest price increase, offset by changes in foreign currency translation rates, higher costs of material and labor and a shift in sales to markets with typically lower margins. Also, gross profit in 1995 was adversely impacted by $2.3 million for sales of finished goods inventory which were purchased at market values as a result of the AIP Acquisition. SG&A remained virtually constant at $24.6 million for the year ended December 31, 1996 compared with $24.5 million for 1995. Stand alone costs related to the acquisition were $0.5 million higher in 1996 and changes in currency translation rates reduced SG&A costs by $0.2 million in 1996. As a percentage of net sales, SG&A decreased to 18.0% from 19.1%.

     Amortization of intangibles increased to $6.5 million for the year ended December 31, 1996 from $6.0 million in 1995, an increase of $0.5 million as a result of purchase accounting from the AIP Acquisition.

     Operating income increased to $21.2 million for the year ended December 31, 1996 from $16.6 million for the comparable period in 1995, an increase of $4.6 million or 27.7%, of which $2.3 million relates to the higher costs of goods sold in 1995 resulting from the sale of finished goods inventory that were purchased at market values as a result of the AIP Acquisition. The remaining $2.3 million increase in operating income results from increased sales volumes and productivity enhancements offset by additional amortization and depreciation and stand alone costs primarily as a result of the AIP Acquisition. As a percentage of net sales, operating income increased to 15.5% for the year ended December 31, 1996 from 12.9% for the comparable period in 1995.

     Not included in the table under "-- Basis of Presentation" above, other (income) expense in 1995 includes a $1.0 million bridge loan fee.

  Twelve Months Ended December 31, 1995 Compared To Twelve Months Ended December 31, 1994

     Net sales increased to $128.5 million for the twelve months ended December 31, 1995 from $120.3 million for the comparable period in 1994, an increase of $8.2 million or 6.8%. The Company's net sales were favorably impacted by changes in foreign currency translation rates, which amounted to $1.6 million, or 19.5%, of the increase in revenues. Image Transfer's sales increased to $95.2 million for the twelve months ended December 31, 1995 from $88.9 million for the comparable period in 1994, an increase of $6.3 million or 6.7%, as a result of increased sales from new products, such as the NewsMaker(TM) series for the newspaper market, higher sales of tubular sleeves and increased demand for the Company's existing products in Europe. Also, foreign currency translation rate changes contributed $0.6 million of the increase. Textiles' sales increased to $33.3 million for the twelve months ended December 31, 1995 from $31.4 million for comparable period in 1994, an increase of $1.9 million or 6.1%. Approximately $1.0 million of this increase is related to foreign currency translation rates with the remainder attributable to increased exports to Latin America and the Pacific Rim and further market share gains in Europe.

     Gross profit decreased to $47.1 million for the twelve months ended December 31, 1995 from $49.3 million for the comparable period in 1994, a decrease of $2.2 million or 4.5%. As a percentage of net sales, gross profit decreased to 36.7% for the twelve months ended December 31, 1995 from 41.0% for the comparable period in 1994. Gross profit increased by $1.6 million or 3.2% as a result of increased volume and productivity enhancements such as the new continuous spreading and automated cot finishing equipment, offset by changes in foreign currency translation rates, a shift in sales mix and higher material and labor costs. Gross profit was also adversely impacted by $2.3 million for sales of finished goods inventory that were purchased at market values as a result of the AIP Acquisition, and by $1.5 million as a result of higher depreciation, primarily as a result of the AIP Acquisition.

     SG&A increased to $24.5 million for the twelve months ended December 31, 1995 from $22.7 million for the comparable period in 1994, an increase of $1.8 million of 7.9%, primarily as a result of higher sales volumes and stand alone costs of $0.6 million as a result of the AIP Acquisition. The Company's expenses were affected by changes in currency translation rates, which amounted to $0.7 million, or 38.9%, of the increase in SG&A. As a percentage of net sales, SG&A increased to 19.1% from 18.9%.

     Amortization of intangibles increased to $6.0 million for the twelve months ended December 31, 1995 from $5.2 million for the comparable period in 1994, an increase of $0.8 million resulting from the purchase accounting of the AIP Acquisition.

     Operating income decreased to $16.6 million for the twelve months ended December 31, 1995 from $21.3 million for the comparable period in 1994, a decrease of $4.7 million or 22.1%. Operating income decreased by $5.2 million as a result of higher cost of goods sold, additional amortization and depreciation and stand alone costs primarily as a result of the AIP Acquisition. As a percentage of net sales, operating income decreased to 12.9% for the twelve months ended December 31, 1995 from 17.7% for the comparable period in 1994. Operating income, excluding costs related to the AIP Acquisition, increased $.5 million or 2.3% to $21.8 million for the twelve months ended December 31, 1995.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     The Company conducts a significant amount of business and has operating and sales facilities in countries outside the United States. As a result, the Company is subject to business risks inherent in non-U.S. activities, including political uncertainty, import and export limitations, exchange controls and currency fluctuations. The Company believes risks related to its foreign operations are mitigated due to the political and economic stability of the countries in which its largest foreign operations are located, the stand-alone nature of the operations, the Company's net asset exposure, forward foreign exchange contract practices and pricing flexibility. Thus, while changes in foreign currency values do affect earnings, the longer term economic effect of these changes should not have a material adverse effect on the Company's financial condition, results of operations or liquidity. Foreign currency gains and losses, included in other income-net, were a $0.3 million loss in 1997, a $0.1 million loss in 1996 and a $0.3 million gain in 1995.

     Certain of the Company's international subsidiaries make purchases in foreign currencies, mainly intercompany transactions. As a result, they are subject to transaction exposures that arise from foreign exchange movements between the date that the foreign currency transaction is recorded and the date it is consummated. The Company has entered into forward foreign exchange contracts to protect it against such foreign exchange movements. The contract value of these foreign exchange contracts was approximately $2.3 million at December 31, 1997, approximately $1.8 million at December 31, 1996 and approximately $1.6 million at December 31, 1995. These contracts generally expire within three to twelve months. These contracts are through internationally recognized financial institutions with high credit ratings; however, the Company is exposed to credit-related losses in the event of non-performance by counterparties to the forward contracts.


LIQUIDITY AND CAPITAL RESOURCES



     The Company has historically generated funds from its operations and its working capital requirements have not exhibited seasonal fluctuations. Utilizing converters to distribute the majority of its products, the Company is able to maintain relatively minimal levels of working capital as the converters carry large amounts of inventory and finance receivables.



     Cash Flows From Operating Activities. Cash flows used in operations for the three months ended March 31, 1998 were $6.1 million compared to cash flows provided by operations of $2.9 million for the three months ended March 31, 1997. For the three months ended March 31, 1998, cash flows from operations were adversely impacted by $9.5 million of compensation and related transaction costs associated with the Acquisition and $5.9 million of pre-tax extraordinary losses related to the early extinguishment of debt in connection with the Acquisition. Cash flows from operations in 1997 were impacted by a $2.2 million increase in working capital, primarily due to increases in accounts receivable balances related to increased sales offset by an increase in accrued interest payable.



     Cash flows from operations for years ended December 31, 1997, 1996 and 1995 were $19.7 million, $18.1 million and $15.3 million, respectively. Cash flows from operations in 1997 were unfavorably impacted by a $5.1 million increase in working capital. The increase in working capital in 1997 is mainly a result of the increased sales volumes, especially in Europe, as working capital as a percent of sales has remained relatively constant. Cash flows from operations for 1996 were unfavorably impacted by a $0.2 million working capital increase and $7.5 million of additional cash paid for interest. For the year ended December 31, 1995, cash flows from operations were unfavorably impacted by a $0.8 million working capital increase and $8.0 million of cash paid for interest partially offset by increased depreciation and amortization of $5.2 million, as a result of the AIP Acquisition.



     Cash Flows From Investing Activities. The Company's expenditures for plant, property and equipment were $5.1 million, $5.2 million, and $3.6 million for 1997, 1996, and 1995, respectively. The Company believes that historical capital spending levels should be sufficient to maintain its market position. The Company expects to fund its annual capital expenditures of $7.0 million to $9.0 million over the next several years from cash flow from operations. Capital expenditures were $1.5 million for both quarters ended March 31, 1998 and 1997. In the first quarter of 1997, $1.5 million was received from Flint Ink Corporation as an adjustment to the David M purchase price and a $1.1 million note receivable was collected.



     On December 31, 1996 the Company acquired certain assets of the David M Company for $11.3 million in cash which was funded out of the Company's Old Senior Credit Facilities. In 1997, the Company received a purchase price adjustment of $1.5 million in cash related to certain changes in David M's working capital as of the closing date.

     Cash Flows From Financing Activities. In the first quarter of 1998, the Company entered into a $60 million Senior Secured Credit Facility, concurrent with the Acquisition. The facility consisted of a $40 million Term Loan and a $20 million Revolving Credit Facility. The Term Loan is repayable as follows:
$2.0 million in 1998; $5.0 million in 1999; $8.0 million in 2000; $11.0 million in 2001 and $14.0 million in 2002. Prepayments on the Term Loan are applied first to the next two quarterly installments and then spread equally to the remaining quarterly installments. During the quarter ended March 31, 1998, the Company made $2.5 million in payments on the Term Loan. The Senior Secured Credit Facility is secured by the assets of the Company and its domestic subsidiaries (currently, only Day), as well as 65% of the stock of each foreign subsidiary. The amounts available under the Revolving Credit Facility are subject to a borrowing base limitation (defined generally as $5 million plus 50% of eligible domestic inventory and 80% of eligible domestic accounts receivable). The proceeds from the Term Loan were used to repay the Company's then existing US Credit Facility and to pay certain of the expenses associated with the Acquisition. As of March 31, 1998, there were no amounts outstanding under the Revolving Credit Facility and the Company had approximately $19.5 million available under the Revolving Credit Facility (calculated by applying the applicable borrowing base limitation).



     Concurrent with the AIP Acquisition in 1995, the Company entered into a credit agreement with certain U.S. banks. The U.S. credit agreement had a maximum borrowing capacity of $70 million as of December 31, 1997 and was secured by the assets of the Company and its domestic subsidiaries, as well as 65% of the stock of each foreign subsidiary. The Company did not have any scheduled repayment requirements until 1999. Also in connection with the AIP Acquisition, the Company issued the 2005 Notes. In 1996, the Company entered into a credit agreement with a U.K. bank. The U.K. credit agreement provided for two term loans totaling $4.6 million and a $1.5 million line of credit. Scheduled repayments on the term loans were due in quarterly payments of $194,000. The entire $1.5 million line of credit was available at December 31, 1997.



     Also, during the quarter ended March 31, 1998, the Company paid the holders of the existing 2005 Notes a $6.5 million Consent Fee so as to permit the Company to issue $115.0 million of 9 1/2% Senior Subordinated Notes and $35.0 million of 12 1/4% Exchangeable Preferred Stock. The Consent Agreement also allowed the Company to assume the $140.0 million Bridge Loan of its new majority shareholder. The proceeds from the issuance of the $115.0 million of 9 1/2% Senior Subordinated Notes and $35.0 million of 12 1/4% Exchangeable Preferred Stock were used to repay the Bridge Loan and to pay other financing fees and expenses. The Company also received a capital contribution of $9.1 million from its majority shareholder in the three months ended March 31, 1998 which was used to pay certain financing fees and expenses.



     As a result of the additional debt incurred by the Company in conjunction with the Acquisition, the Company is highly leveraged. The Company's aggregate indebtedness is approximately $254.1 million and the aggregate liquidation preference of the Exchangeable Preferred Stock is $36.1 million. In comparison, the Company's outstanding indebtedness at December 31, 1997 was $130.9 million.



     The level of the Company's indebtedness could have important consequences including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes;
(ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, research and development or acquisitions may be limited; (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in its industries and economic conditions generally.



     The Company's ability to pay principal and interest on the Notes and dividends on the Exchangeable Preferred Stock and to satisfy its other debt obligations, including its debt obligations under the 2005 Notes, will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control, as well as the availability of revolving credit borrowings under the Revolving Credit Facility (which is subject to borrowing base limitations) or a successor facility. The Company anticipates that its operating cash flow, together with borrowings under the Revolving Credit Facility, will be sufficient to meet its operating expenses and capital expenditures and to service its debt requirements as they become due. However, there can be no assurance that the Company's cash flow, availability under the Revolving Credit Facility and other capital resources will be sufficient for payment of principal of and interest on its indebtedness, including the Senior Secured Credit Facility, the 2005 Notes and the 2008 Notes, for the payment of periodic cash dividends on the Exchangeable Preferred Stock, for any redemption of the Exchangeable Preferred Stock for cash, or if the Exchange Debentures have been issued, the payment of principal of or cash interest on the Exchange Debentures. If the Company's cash flow, availability under the Revolving Credit Facility and other capital resources are insufficient to fund the Company's debt service obligations, the Company may be forced to reduce or delay capital expenditures, to sell assets, to restructure or refinance its indebtedness, or to seek additional equity capital. There can be no assurance that any of such measures could be implemented on satisfactory terms, or if implemented, would be successful or would permit the Company to meet its debt service obligations.



YEAR 2000 COMPLIANCE


     The Company has formed a task force to address all year 2000 issues and is in the process of evaluating and correcting all year 2000 issues. The initial assessment indicates that the Company does not have a significant year 2000 issue, and currently management believes that the cost of addressing its year 2000 issues will not be material.

ENVIRONMENTAL EXPENDITURES

     The Company has made, and will continue to make, expenditures to comply with current and future requirements of environmental laws and regulations. The Company estimates that in 1995, 1996 and 1997 it spent approximately $0.1 million, $0.2 million and $0.6 million, respectively, in capital expenditures for solvent recovery, wastewater treatment, air monitoring and related projects to comply with environmental requirements.

     New rules to be promulgated under the 1990 amendments to the Federal Clean Air Act governing emissions of hazardous air pollutants may require implementation of additional air emission control measures at the Company's U.S. facilities. Because the applicable requirements are not scheduled to be promulgated until 2000, it is difficult to estimate the costs of any additional controls that might be required with any certainty. The Company currently believes that the total capital expenditures to install additional control equipment at these facilities are not likely to exceed $2.5 million. Although such requirements are not required to be promulgated before 2000, the Company intends to begin installing the necessary equipment in 1998 to mitigate future spending requirements resulting from the Clean Air Act.

     Solvent air emissions from the Dundee, Scotland facility have periodically exceeded the regulatory limit for such emissions, and in 1997 the Company began to initiate a plan for air controls and install a solvent recovery system in order to control the solvent emissions and comply with the regulatory limit. The Company believes that capital expenditures for such equipment will total approximately $1.4 million and will be incurred in 1998.

     Capital expenditures in 1998 relating to environmental matters are estimated at approximately $2.5 million, which include anticipated expenditures related to solvent air emissions at the Dundee facility. In incurring expenditures for compliance with environmental requirements, the Company intends to use the best-available technology in anticipation of the requirements of the new Clean Air Act.

     Based on environmental assessments conducted by independent environmental consultants in connection with the Acquisition, except as otherwise stated herein, the Company believes that its operations are currently in compliance with environmental laws and regulations, except as would not be expected to have a material adverse effect on the Company. However, there can be no assurances that environmental requirements will not change in the future or that the Company will not incur significant costs in the future to comply with such requirements. In addition, the Company's operations involve the handling of toluene and other hazardous substances, and if a release of hazardous substances occurs on or from the Company's facilities, the Company may be required to pay the cost of remedying any condition caused by such release, the amount of which could be material.

                                    BUSINESS
GENERAL

     The Company is one of the world's leading producers of precision engineered rubber products, specializing in the design and customization of consumable image-transfer products for the graphic arts (printing) industry and fiber handling products for the textile industry. Image Transfer, the Company's printing components division, is the world's largest designer, manufacturer and marketer of high-quality printing blankets and sleeves for use in offset printing. The Company estimates that in 1997 it had the number one market share in printing blankets and sleeves in the United States and Canada and worldwide with approximately a 44% share and a 32% share in each market, respectively. Textiles, the Company's textiles component division, is one of the largest U.S. manufacturers and marketers of precision engineered rubber cots, aprons and other fabricated rubber fiber handling components sold to textile yarn spinners worldwide. The Company estimates that in 1997 its share of the U.S. market for spinning cots and aprons was approximately 42%. In 1997, Image Transfer and Textiles contributed 79% and 21%, respectively, of the Company's total sales.

     Printing blankets are highly engineered products manufactured to narrow tolerances and precise specifications. They are composed of multiple layers of fabric, rubber and adhesives which determine performance features on the printing press and overall quality of the printing job. Printing sleeves are highly engineered "tubular" blankets designed to operate at speeds 20% to 30% faster than those of standard presses. Blankets and sleeves accept ink from cylindrical printing plates and transfer it to a broad range of paper stocks and other substrates. Blankets and sleeves are a major determinant of the quality of the image resolution and consistency of the printed material, as they are required to perform consistently over a broad range of press speeds and printing pressures with a wide variety of papers, inks and other chemicals. Blankets and sleeves are consumable and are replaced at regular intervals depending on the process used and printing requirements. Due to the importance of blankets and sleeves in determining the overall quality of the printing job, and because their cost typically represents less than 1% of the cost of the printed page, price is a secondary factor in the end-user's purchase decision.

     Offset is the primary printing process for long-run, high-speed applications, such as the printing of magazines, annual reports, catalogs, direct mail and newspapers. Flexographic and digital, two other printing processes, are currently used primarily in short-run, lower speed applications, such as for printing brochures and packaging material. According to industry sources, in 1996 the United States and Canadian markets for offset, flexographic and digital printing were estimated at $118 billion, $45 billion and $12 billion, respectively (measured by value of material printed). The Company believes that applications for image transfer products within flexographic and digital printing processes will increase significantly and that advances in digital technologies will complement offset printing processes. The Company believes that it is an industry leader in the development of printing blankets, sleeves and belts for use in digital printing. The Company is currently developing sleeves for use in the flexographic process, as well as exploring other approaches to entering the flexographic sleeve market. Due to the large number of offset printing presses installed in the United States, management expects that the offset process will continue to be the method of choice for high-quality, low-cost long runs, and currently nearly all of the sales of Image Transfer are generated by products designed for use in offset printing.

     The Company, through its Textiles division, also manufactures highly engineered rubber rollers known as cots and flexible belts known as aprons for utilization in yarn spinning machinery. Cots and aprons are used to draw and twist fibers into yarn. Industry reports characterize the United States as the most technologically advanced producer of textile products in the world. According to industry sources, yarn production in the United States increased approximately 36% from 1988 to 1996, with exports increasing even more rapidly during that period. As a result of technological improvements in automated high-speed spinning frames, customers are demanding cots and aprons of higher quality and greater flexibility to meet their specialized needs and are willing to pay a premium for cots and aprons that meet these standards. The Company is known throughout the world as a leader in technological innovation and quality and has the broadest line of cots and aprons and related products of any domestic manufacturer.

COMPETITIVE POSITION WITHIN THE INDUSTRY

     Over the past decade, in the opinion of management, the volume of material printed by the offset process has grown more rapidly than the value of such material, primarily due to demand for increasingly diverse, as well as higher volumes of, printed material coupled with increased efficiencies in the printing process. Blankets and sleeves are consumable, and the need for their replacement depends largely on the volume and variety of printed material. As a result, the demand for blankets and sleeves, particularly advanced high-performance products, has outpaced the general growth of offset printing.

     Image Transfer sales have increased at the average compounded annual rate of 8.1% from 1988 to 1997, and Textiles sales have increased at the average compounded annual rate of 3.5% over this period. The Company believes that its market share has grown over this period as a result of its emphasis on providing superior customer and technical service, a broad product line and constant technological innovation which meets the changing needs of its customers. Because of its value-added products and continued efficiency gains in manufacturing and administration, the Company has steadily improved its operating margins. The Company believes that its strong financial performance has been due to its following competitive strengths.

     Leading Market Share. The Company estimates that it holds the number one domestic and worldwide market position in printing blankets and sleeves and a leading market position in cots and aprons for the textile industry. The Company has increased its worldwide market share in printing blankets and sleeves from approximately 23% in 1992 to 32% in 1997. Accordingly, the Company's products enjoy significant brand name recognition. In addition, the Company's products are installed on a large number of offset printing presses throughout the world, which results in significant repeat orders as those products are replaced at the end of their life cycle.

     Long-Standing and Interactive Customer Relationships. The Company's sales force has strong customer relationships and technical expertise which enables it to promote effectively the Company's products. In Image Transfer, the Company's sales force calls on end-users as well as value-added distributors. The Company has been able to generate "pull-through" demand for its products by educating their end-users on the superior performance characteristics of the Company's products and providing them with exceptional technical service. The Company's technical service and sales forces also help provide solutions to complex printing problems, which can only be addressed by a thorough understanding of the offset printing process. Their efforts are enhanced by a proprietary database that allow the sales professionals to be more informed, on a daily basis, about a customer's need for replacement products and the suitability of the Company's products for a particular application. The Company's competitive edge is enhanced by long-standing relationships with a large number of printers, such as R.R. Donnelley & Sons Co., World Color Press, Inc., Quebecor Printing, Inc., Treasure Chest Advertising Company, Inc., BPCC (U.K.) and the Springer Group (Germany); textile companies, such as Burlington Industries, Inc., Springs Industries, Inc., Milliken & Company and Alice Manufacturing; and manufacturers of fiberglass products, such as PPG Industries, Inc. and Owens-Corning.

     Product Innovation and Proprietary Technology. The Company historically has been at the forefront of technological advances and has consistently led in the development and marketing of new products. Over the last several years, a number of the Company's developments have improved the surface and compressible layers of the printing blanket, resulting in enhanced image resolution, improved durability and increased printing consistency. These developments have resulted in increased demand for advanced and high-performance products, which command premium prices. The Company often works directly with manufacturers of standard and alternative technology printing presses to develop advanced products to meet the requirements for new technologies and machines. For example, in 1993, the Company and Heidelberg Web Press, the world's leading manufacturer of printing presses, introduced a unique printing sleeve for Heidelberg's M-3000 high-speed press. The Company currently has the leading market share of this sleeve. The Company recently introduced the 4000 day Graphica(R) blanket, which utilizes a new manufacturing process and increases the usable surface area of the blanket, resulting in reduced paper waste. Moreover, the Company has been developing advanced products for the rapidly-growing high-speed air-jet spinning market. The Company employs 24 engineers, chemists and other technical personnel dedicated to research and development, and holds 26 active U.S. patents and 48 active foreign patents for several proprietary technologies.

     Broad Product Line. The Company maintains the broadest and most application-specific product line for printing blankets and sleeves, providing optimal high-performance solutions to a wide variety of customer applications and requirements. In addition, the Company has been expanding its product line for newspaper printing, a market historically underserved by the Company. The recently acquired David M brand of printing blankets is complementary to the Company's long-standing Day brand. Textiles offers over 3,000 SKUs, the broadest product line of cots and aprons of any domestic manufacturer.

     Experienced Management Team. The Company's senior management has extensive experience in the industry and possesses a deep understanding of the technological and market dynamics of the printing and textile industries. The ten most senior managers average approximately 19 years of industry experience and approximately 12 years with the Company. In addition, since June 1995, the Company's management has successfully operated a highly leveraged company, while improving production efficiency and product quality, generating strong growth in sales and EBITDA, as well as successfully acquiring and integrating the David M Company.

BUSINESS STRATEGY

     The Company intends to enhance its leadership position by taking advantage of growth opportunities in both Image Transfer and Textiles. The Company's strategy is to (i) continue strengthening its core businesses, reinforcing its position as the leading supplier of printing blankets and sleeves to the offset printing industry and cots and aprons to the textile industry, (ii) capitalize on opportunities in the rapidly-growing digital and flexographic printing processes, (iii) increase its international presence, (iv) expand its product line by introducing and offering complementary products, and (v) continue improving manufacturing processes.

     Reinforce Market Leadership in its Core Businesses. The Company plans to increase further its market share and sales through continued product innovation and selective acquisitions that will expand the Company's product line and customer base. The Company will continue to work closely with end-users to develop innovative products, processes and technologies that meet evolving customer needs while enhancing its mix of high value-added, high-margin products. In Image Transfer, it recently introduced the 3610 day Graphica(R), which enhances the print quality of certain presses, and the Mini-Gap(TM), which conforms to new higher-speed press designs. In Textiles, it has developed cots and aprons that can be utilized by the more advanced yarn spinning equipment. The Company also plans to pursue selective strategic acquisitions such as that of David M Company, which has better positioned the Company to target the smaller sheetfed, forms and packaging printers previously underserved by the Company.

     Capitalize on Opportunities in Developing Processes. The demand for digital and flexographic printing processes is expected to grow rapidly. The Company has been working in partnership with significant printing industry partners in the development of these technologies and has produced a number of prototypes and is evaluating the production of others. The Company expects to complete in 1998 an Advanced Development Center for consumable Image Transfer products, which will be equipped with specialized and dedicated machines to provide rapid design and prototype capability for components to be used by the new digital press technology. The Company has already made significant progress in the development of products for digital printing and is well-positioned to benefit from the expected increases in digital printing. The Company is also pursuing the opportunity of supplying replaceable sleeves for the flexography printing process.

     Increase International Presence. The Company intends to increase its presence in international markets, particularly in the Pacific Rim, Latin America and Europe. Management believes that these markets provide significant growth opportunities because the Company's market share is lower in certain of these areas and because they are expected to grow more rapidly than the Company's existing principal markets. The Company's strategy is to seek to penetrate targeted markets through the expansion of its international sales force and distribution channels. Similar efforts by the Company resulted in the Company increasing its market share in Europe for blankets and sleeves from 13% in 1992 to 24% in 1997. The Company will also pursue joint ventures with strategically-located partners and consider international acquisition opportunities.

     Expand Product Lines and Offer Complementary Products. The Company will seek to expand its offering of complementary products, such as press room chemicals, through distribution arrangements and strategic acquisitions and joint ventures. Management believes that carefully-selected acquisitions and joint ventures will allow the Company to diversify its customer base, improve absorption of corporate overhead and enhance its position as the leading supplier to the printing industry.

     Continue Improving Manufacturing Processes. The Company prides itself on providing high-quality products while maintaining its position as a low-cost producer. The Company expects that additional process and manufacturing improvements will continue to lower its costs and to strengthen its competitive position. The Company intends to improve further its profitability through productivity gains developed by process-focused teams at each of its facilities. For example, in Image Transfer, the Company will continue to gain efficiencies through the implementation of its new rubber-layer construction process on additional production lines. The Company has also developed a new proprietary bonding process that is expected to reduce costs across the Image Transfer product line. In Textiles, the Company will complete the automation of the cot finishing process. To encourage productivity improvements, the Company ties a portion of each associate's total compensation to a performance bonus based on achieving certain profit targets.

IMAGE TRANSFER

  Industry

     Industry sources estimate that the size of the offset printing market (measured by value of material printed using the offset printing process) was approximately $118 billion in 1996 and is forecasted to grow to approximately $128 billion in 2002. In an effort to maintain offset printing's technological and cost advantages, press manufacturers have continually invested in research and development to introduce improved presses that are more efficient by operating at faster run speeds, offering enhanced flexibility and reducing setup time. Industry sources estimate that annual sales of new offset presses will be approximately $10 billion in 1998, with a 20 year average life expectancy of each press. The Heidelberg M-3000 press is an example of the next generation of offset printing presses which have increased the maximum web speed to 3,000 feet of paper per minute versus the industry norm of 2,000 feet of paper per minute.

     In addition to lowering costs, offset printers are constantly striving to improve the quality of their printed product. The cost of the printing blankets and sleeves represents less than 1% of the overall cost of the printed page, but they are critical to the quality of the product and the efficiency of the printing press. The factors most critical to the printer are the image resolution, which is achievable with a particular printing blanket or sleeve, the consistency of the printing output over long printing runs, the number of images that can be printed by the printing blanket or sleeve over its useful life relative to its cost, and the ability of the printing blanket or sleeve to operate within prescribed parameters utilizing a variety of substrates, inks and chemicals. As a result, high-quality blankets and sleeves will continue to be important in achieving maximum press performance by both the new and the existing installed equipment.

     Industry reports forecast that alternative printing processes, such as digital and flexography, will provide some short-run print jobs with enhanced quality and increased flexibility. Digital printing, the electronic conveyance of image to substrate, is estimated to grow by approximately 14% to 16% over the next five years (based on various industry sources). Currently, this process is used primarily for short runs, such as for the printing of specialized catalogs, brochures and price lists. Developments in digital technology are expected to impact the printing industry, in general, and the offset process, in particular, in two different ways.

     Digital laser technology is being used to image thermally the offset plate for existing and new offset presses in place of the traditional film-based imaging method. The principal benefit of these methods is expected to be the elimination of certain pre-press activities involving the preparation of film and plates. Approximately 15% of all offset plates are digitally-imaged from computer-generated image creation and storage devices. Within the next ten years, it is expected that the percentage of plates which are digitally imaged will increase to 80%. This shift in technology will have a positive impact on the offset process through improved print quality, reduced set-up times, and shorter run length capability. These advances will benefit the Company because a transfer medium, such as a printing blanket or sleeve, between the plate and the substrate will continue to be required. In conjunction with the companies working on these new printing machine technologies, the Company is developing blankets, sleeves and belts to address the strong demand generated by digital enhancements to the offset process.

     In addition to its use in the pre-press process, digital technology is used in some types of new reproduction equipment. Most of this equipment combines the ability to create the image on the press (direct to press) with the traditional forms of offset reproduction using a blanket or sleeve. However, some of this new equipment uses processes, such as electro-photography, that create the image digitally and transfer it directly to paper without the use of a blanket or sleeve. Although such approaches are viable, currently their cost benefits diminish rapidly in long printing runs (run lengths in excess of 1,000 copies) as the color and quality of the printed image in long runs do not compare favorably with those printed by the offset process. This market, commonly called Short Run Color Printing, is driven by the demand for color documents and personalization of documents. This market is expected to grow at a faster rate than the traditional offset demand, but will create incremental demand and not replace offset.

     Flexographic printing uses a raised image flexible plate on a cylinder or replaceable sleeve, which permits printing on a variety of substrates such as plastic, paper and cardboard and generally results in the image being transferred to be of high quality. As measured by the value of image transfer products sold, the current size of this market is estimated at approximately $50 million and is forecasted to grow at an annual rate of 6% to 8%. This process is primarily associated with the packaging market but is also used for catalogs and periodicals. The flexible plates are used on many short run repeat jobs, and are therefore taken on and off the press several times a month. Many flexographic printers produce thousands of different images, and each of the images requires its own plate which may be mounted on a replaceable carrier sleeve. The Company intends to focus on providing the replaceable carrier sleeves which are standard equipment on flexographic presses.

     Despite advancements in these other technologies, few rival the print quality, flexibility, price and speed of offset technology. Management expects that the offset process will remain the method of choice for high-quality low cost long runs. This is evidenced by the $10 billion dollars of annual sales of new presses. In addition, the large installed base of offset printing presses, including approximately 300,000 presses in the United States alone, creates a substantial cost for switching to alternative technologies should those technologies rival offset printing at some time in the future.

  Products

     The Company offers a full line of high-quality, name brand printing blankets and sleeves to both web-fed (continuous roll) and sheet-fed (individual sheet) offset printers under the Day and David M brands. The Company's printing blankets and sleeves are used to print magazines, advertising material, business forms, packaging, newspapers and other printed material. As a result of the superior quality, reliability and value of the Company's printing blankets and sleeves and its customer service, the Company is able to command premium prices for its products.

     The following table lists the Company's principal products for offset printing as well as the market segments served by these products:

                   MARKET SEGMENT                              PRODUCT LINE
                   --------------                              ------------
Magazines/Periodicals/Catalogs.......................  9500 dayGraphica(R)
                                                       4000 dayGraphica(R)
                                                       AccuDot(R)
                                                       3500 Discovery(R)
                                                       t3000 Revolution(R)
                                                       QuantaLith(R) Gold
Directories/Book Printing/Inserts....................  3000 Patriot(R)
                                                       AccuDot(R)
                                                       Discovery 3500(R)
                                                       t3000 Revolution(R)
                                                       QuantaLith(R) Blue
Market Promotion.....................................  3000 Patriot(R)
                                                       t3000 Revolution(R)
Annual Reports.......................................  3000 Patriot(R)
Newspapers...........................................  NewsMaker(R)
                                                       David M Special Edition(R)
Business Forms.......................................  Sticky Bak(R)
Packaging............................................  Boxer(R)
                                                       QuantaLith(R) Blue
Specialty Plastics...................................  UV 8100 Resister(R)
                                                       David M QL Purple Ultra
                                                       Vee(R)

     The Company's leading printing blankets are the 9500 dayGraphica(R), 4000 dayGraphica(R), 3000 Patriot(R), 3610 dayGraphica(R), 8500 AccuDot(R), QuantaLith(R) Gold and QuantaLith(R) Blue lines which produce high-quality images, particularly on high-speed printing presses. The dayGraphica(R) product, introduced in 1986 and utilizing improved surface characteristics resulting in enhanced print quality, represented the most significant industry-wide product advancement in compressible printing blankets in over ten years. The 4000 dayGraphica(R) was introduced in 1997. The 3000 Patriot(R) line was introduced in 1992 to address customer demands for a more versatile and durable high volume product adaptable to changes in the chemicals used in the printing process. In 1995, the Company introduced the 3500 Discovery(R), the next generation of the Patriot(R), which is a premium-priced, more durable product. The 8500 AccuDot(R) line is a line of general purpose printing blankets. In addition to its traditional line of printing blankets, the Company is one of two global licensees to manufacture tubular, seamless printing sleeves for use on Heidelberg Harris M-3000 web presses, the next generation of high-speed presses. David M products are principally sold to small and medium-sized printers, packaging companies and other specialty printers.

     The Company believes that it is one of the leading innovators of product and process technology in the printing blanket and sleeve industry. The Company maintains high-quality products by integrating ideas from its research and development staff with input from its sales force, printers, distributors and process-focused work teams. Given the exacting performance requirements, such as dot uniformity and fidelity, chemical compatibility, product life and start-up time, that a printing blanket must meet, the Company believes that it is well-positioned to capture increased market share as a result of its product performance and product development capabilities.

     Products for digital printing are still principally under development and are not yet produced on a commercial basis. In addition, the Company is evaluating the production of other prototypes for new short-run color printing processes.

     The Company's current products for flexographic printing are primarily for the packaging market. The Company has manufactured and sold a number of prototypes of composite sleeves that include integral cushioning, as compared with the traditional approach in which the photopolymer plate must be mounted to a sleeve with a separate cushion component. The base technology for the flexographic sleeve has the potential for use in other printing segments as well (e.g., gravure and offset), which may expand the market segments for sleeve technology.

     Image Transfer also manufactures and sells two lines of specialty products consisting of pre-inked porous rolls for use in business machines, automated bank teller machines, ticket machines and credit card imprinters and cast urethane mats used by the box board corrugating industry as a backing material in cutting operations. The Company also offers printing accessories such as fountain solutions, washes, cylinder packing papers and aluminum bars for mounting blankets onto press cylinders to its customers. These Image Transfer components generated $5 million of sales in 1997.

  Sales and Distribution

     Image Transfer has adopted an integrated approach to product development, marketing, sales and distribution. This division has 24 sales professionals in the United States, with an average of over 24 years of industry experience and have strong customer relationships and superior technical expertise. The international sales force includes 21 sales professionals in Australia, Canada, France, Germany, Hong Kong, Italy, Mexico and the United Kingdom.

     Image Transfer's sales forces call directly on all of the leading end-users in their markets and promote the quality and technical features of the Company's products to pressroom foremen, purchasing agents, plant managers and press operators who then order the Company's products from an authorized value-added dealer. These dealers, known as converters, typically purchase rolls of uncut printing blankets from the Company and then cut, finish and package the blankets for sale to dealers or end-users. In addition, the sales and technical associates work directly with large endusers to identify the printing blankets and sleeves that best suit that printer's particular needs and formulate solutions to complex printing problems. In 1997, approximately 95% of sales of printing blankets and sleeves were made through value-added converters and dealers whose efforts are supported by the Company's sales and technical professionals.

     The Company's proprietary database profiles each customer's press operations and service history on a daily basis, allowing the sales professionals to be more informed about product replacement needs and the suitability of the Company's products for a particular customer. Domestic and international operations for Image Transfer are supported by 24 marketing, technical and customer service personnel.

     The Company intends to encourage more active promotion of Company products to the medium and small print shops currently not called on directly by the Company's sales professionals. In addition, the Company is working directly with the corporate purchasing departments of several large printers that have expressed an interest in working more closely with their suppliers to create new technological solutions to increase printing speed and ensure product compatibility.

     The Company distributes its blankets through 42 U.S. and approximately 60 international converters who buy printing blanket rolls, cut rolls to customized orders, store inventory and hold receivables. The sales force works closely with converters and dealers, through joint calling efforts on end-users and training programs. The Company believes that it has one of the most effective networks of converters and dealers in the industry.

TEXTILES

  Industry

     Yarn spinning machinery uses a combination of rollers (cots) and flexible belts (aprons) to draw and twist fibers into yarn in a process known as drafting. Large spinning mills (mills with over 50,000 spindles) typically require 200,000 cots and aprons (two cots and two aprons per spindle) to equip the spinning frames. Yarn manufacturers require a wide range of cot and apron sizes and constructions to handle cotton, synthetic and blended fibers. Cots and aprons are differentiated by mill conditions, machine types and original equipment manufacturer ("OEM") specifications. The type and quality of cots and aprons impact yarn quality, while product life and performance is impacted by surface finish, lap resistance and the ability to withstand ozone exposure, fiber chemicals, wear and physical deformation.

     Based on industry reports, the Company estimates that the worldwide market for specialized high-quality textile spinning products was approximately $59 billion in 1997 and expects it to grow at a rate of approximately 2% in each of the next three years. The industry has undergone significant changes in recent years with technological improvements in machinery resulting in productivity improvements at the textile mill level. In the United States, a significant amount of ring spinning and shuttle loom capacity has been replaced by fully automated open-end, air-jet and high-speed spinning frames and looms.

     Automated high-speed spinning frames produce 40% more yarn per spindle than traditional spinning frames. As more high-quality yarn is produced at higher speeds, the consumption of cots and aprons per position increases correspondingly. As a result of these increasing demands, cots and aprons must be of higher quality and therefore command a premium price compared to traditional ring spinning cots and aprons.

  Products

     With the broadest line of cots and aprons of any domestic manufacturer, the Company offers its customers both general purpose and specialty cots and aprons recognized in the marketplace under the DAYtex(R) brand, with over 3,000 different SKUs. General purpose cots and aprons include a full line of products designed for "short staple" fibers (such as cotton) and "long staple" fibers (such as wool), while specialty cots and aprons include glass-forming aprons, carpet cots and drawing cots. The Company provides high-quality, precision engineered products that deliver superior value to its customers. As a result, Textiles has been an industry leader in quality and performance, allowing the Company to command premium pricing for its products.

     Because of changes in the spinning process, increasing textile machine speeds and other rigorous process demands, spinning industry suppliers are constantly challenged to improve the precision, quality and consistency of their products. The Company continues to introduce highly engineered cots and aprons targeted to the high-speed ring and air-jet spinning markets. Products such as aluminum-lined cots provide improved rigidity and tolerance and have been widely accepted in the marketplace. Although fewer cots are used on these machines, the cots that are used are replaced more frequently, are more technologically advanced and command higher prices compared to traditional ring spinning cots.

     Textiles' product development has allowed the Company to diversify into new markets. The Company has developed specialty lines of aprons including glass-forming aprons, which are used to make glass fiber from liquid glass, and texturizing aprons, which are used to finish certain types of synthetic filaments. Textiles also makes bolsters, "rub" aprons and rubber shrinkage blankets for use in pre-shrinking processes, such as those used for denim, as well as rubber-covered industrial rollers for textile and other industrial applications. In addition, the Company also sells custom rubber compounds to several wire coaters in Europe.

  Sales and Distribution

     The Company believes that the quality, technical proficiency and experience of its Textiles sales force distinguishes its marketing efforts from those of any other competitor. In the United States, Textiles' nine sales professionals, with an average of 28 years of industry experience, have extensive knowledge of the spinning and weaving process.

     The sales force markets its products directly to end-users, primarily textile mills, and OEMs, calling on virtually every textile mill in the United States and Europe. The Company believes that its sales professionals differentiate themselves from the competition by their ability to work directly with customers to solve problems on the mill floor, thereby providing the Company with knowledge of industry trends, which in turn creates opportunities for product development. The Company recently signed a collaborative technology and marketing agreement with Coimbatore Cots and Coatings, a division of Lakshmi Machine Works in India. The Company will receive royalties for products sold in the Indian market that use the Company's technology.

In addition, the Company has exclusive worldwide distribution rights for products manufactured by Coimbatore Cots and Coatings that use the Company's technology.

     The Company will continue to capitalize on the shift towards higher value-added, higher-margin products and plans to emphasize its broad product line and U.S. manufacturing presence to domestic textile producers. Internationally, the Company plans to focus on the Pacific Rim and Latin America through the use of independent sales agents, while its sales force will continue to increase its calling efforts in Europe.

MANUFACTURING AND FACILITIES

     The Company operates five state-of-the-art, strategically located manufacturing facilities in Asheville, North Carolina; Three Rivers, Michigan; Lerma, Mexico; Longwood, Florida; and Dundee, Scotland. The Company believes that it has sufficient capacity at its manufacturing facilities to meet its production needs for the foreseeable future, and further believes that all its sales worldwide can be sourced through these facilities. All of the Company's manufacturing facilities are ISO 9002 certified. The Company also owns or leases warehouse and sales offices in the United States, Europe and Hong Kong. The Company's significant facilities are listed below:

                                                                               OWNED/
                          LOCATION                            SIZE (SQ. FT.)   LEASED
                          --------                            --------------   ------
Manufacturing:
     Asheville, NC..........................................     240,600       Owned
     Dundee, Scotland.......................................     101,000       Owned
     Lerma, Mexico..........................................      45,000       Owned
     Longwood, FL...........................................      43,600       Owned
     Three Rivers, MI.......................................      58,000       Owned
Warehouse/Sales Office:
     Dayton, OH.............................................      10,500       Leased
     Elk Grove, IL..........................................       5,000       Leased
     Greenville, SC.........................................      20,000       Owned
     Hong Kong, China.......................................       3,100       Leased
     Milan, Italy (Erba)....................................         600       Leased
     Moscow, Russia.........................................       1,000       Leased
     Nashville, TN..........................................       5,000       Leased
     Paris, France..........................................      12,800       Leased
     Reutligen, Germany.....................................       4,000       Leased
     Stockport, England.....................................       5,200       Owned

CUSTOMERS

     In Image Transfer, end-users generally place orders for printing blankets and sleeves through value-added distributors, known as converters, who typically purchase rolls of uncut printing blankets from the Company and then cut, finish and package the blankets for sale to dealers or end-users. As a result, most of the sales of Image Transfer are to converters. The Company, however, has long-standing relationships with a large number of blue-chip printers and has been able to generate "pull-through" demand for its products from these end-users by educating them on the superior performance characteristics of the Company's products and providing them with exceptional technical service. The printers with whom the Company has had a long-standing relationship include R.R. Donnelley & Sons Co., World Color Press, Inc., Quebecor Printing, Inc., Treasure Chest Advertising Company, Inc., BPCC (U.K.) and the Springer Group (Germany).

     Textiles also has strong and long-standing relationships with a large number of companies. Textiles' principal customers include Burlington Industries, Inc., Springs Industries, Inc., Milliken & Company and Alice Manufacturing, textile companies, as well as certain manufacturers of fiberglass products, such as PPG Industries, Inc. and Owens-Corning.

     National Offset, a major U.S. converter, accounted for approximately 11% of the Company's sales for the year ended December 31, 1997, although sales to this customer accounted for less than 10% of the Company's sales in 1995 and 1996. No other customer has accounted for more than 10% of the Company's sales in any of the past three years.

RAW MATERIALS

     Rubber polymers are a key component in all of the Company's products. Various fabrics, combined with rubber, represented over 40% of all raw materials purchases in each of 1996 and 1997. Raw material purchases accounted for approximately 50% of costs of goods sold for the Company's products during the same period. The Company purchases its raw material requirements from a number of suppliers on a purchase order basis, and the Company believes that there are sufficient sources of supply for the foreseeable future.

RESEARCH AND DEVELOPMENT

     The Company's research and development staff consists of 24 full-time associates. The Company is currently implementing several product and process improvement initiatives developed in conjunction with the Company's sales force, customers and process-focused work teams. The Company holds 26 active U.S. patents, 48 active foreign patents and 31 U.S. registered trademarks. Approximately 23% of these U.S. and foreign patents have been granted in the last five years.

     In addition to its extensive patent and trademark portfolio, the Company licenses certain intellectual property rights from third parties and owns a wide array of unpatented proprietary technology. In the aggregate, these patents, patent applications, trademarks and licenses are of material importance to the Company's business. The Company continuously files patent applications, and some recently-filed patent applications could have a material impact. The Company's U.S. patents have remaining terms ranging from one to 17 years.

COMPETITION

     The Company competes with a number of manufacturers in the printing and textiles components industries, with the main competitive factors being quality, performance and service. While the Company competes with a number of manufacturers of offset printing blankets and sleeves, the principal competitors of Image Transfer are Reeves and Polyfibron, which, together with the Company, accounted for in excess of 82% of the U.S. and Canadian market and approximately 64% of the worldwide market in 1997, based on Company estimates. Each firm has a comparable worldwide geographic distribution network.

     In Textiles, the Company's principal competitor is Armstrong. Armstrong closed its main U.S. manufacturing facility in 1995, leaving the Company with the broadest line of cots and aprons of any domestic manufacturer. Textiles also competes with other smaller manufacturers, such as Premtec, Inc., Hokushin Corporation, Yamauchi and Berkol AG (Germany).

INTERNATIONAL OPERATIONS

     The Company's principal international manufacturing facility is located in Dundee, Scotland, which produces products for both Image Transfer and Textiles. The Company also has a manufacturing facility in Lerma, Mexico, which produces Image Transfer products primarily for the Mexican market as well as for export to the United States. In addition, the Company maintains sales and distribution facilities in England, France, Germany, Hong Kong, Italy and Russia.

ENVIRONMENTAL MATTERS

     The Company's facilities in the United States are subject to Federal, state and local environmental laws and regulations, including those governing discharges to the air and water, the handling and disposal of solid and hazardous wastes, and the remediation of contamination associated with releases of hazardous substances. The Dundee, Scotland facility is subject to United Kingdom and local environmental requirements, as well as the environmental requirements promulgated by the European Union. The Company's facility in Lerma, Mexico is subject to Mexican environmental requirements. The Company has made, and will continue to make, expenditures to comply with current and future environmental requirements. Environmental requirements are becoming increasingly stringent, and therefore the Company's expenditures for environmental compliance may increase in the future.

     Based on environmental assessments conducted by independent environmental consultants in connection with the Acquisition, except as otherwise stated herein, the Company believes that its operations are currently in compliance with environmental laws and regulations, except as would not be expected to have a material adverse effect on the Company. However, there can be no assurances that environmental requirements will not change in the future or that the Company will not incur significant costs in the future to comply with such requirements. In addition, the Company's operations involve the handling of toluene and other hazardous substances, and if a release of hazardous substances occurs on or from the Company's facilities, the Company may be required to pay the cost of remedying any condition caused by such release, the amount of which could be material.

     New rules to be promulgated under the 1990 amendments to the Federal Clean Air Act governing emissions of hazardous air pollutants may require implementation of additional air emission control measures at the Company's U.S. facilities. Because the applicable requirements are not scheduled to be promulgated until 2000, it is difficult to estimate the costs of any additional controls that might be required with any certainty. The Company currently believes that the total capital expenditures to install additional control equipment at these facilities are not likely to exceed $2.5 million. Although such requirements are not required to be promulgated before 2000, the Company intends to begin installing the necessary equipment in 1998 to mitigate future spending requirements resulting from the Clean Air Act.

     Solvent air emissions from the Dundee, Scotland facility have periodically exceeded the regulatory limit for such emissions, and in 1997 the Company began to initiate a plan for air controls and install a solvent recovery system in order to control the solvent emissions and comply with the regulatory limit. The Company believes that capital expenditures for such equipment will total approximately $1.4 million and will be incurred in 1998. The Dundee facility has also had instances of non-compliance with wastewater discharge requirements, though the Company believes that it is now in compliance with such requirements.

     CPG is a party to a July 25, 1988 Consent Decree with the Michigan Department of Natural Resources with regard to contamination at the Company's Three Rivers, Michigan facility. CPG installed a groundwater remediation system at the facility in 1989, and is required to operate such system until certain cleanup levels are achieved (currently expected to take seven to ten more years). As of December 31, 1997, the Company had recorded accruals of approximately $900,000 to reflect future costs associated with this cleanup and, based on the reports of its independent consultants, the Company believes that such accruals are adequate. CPG has indemnified the Company for such costs and the Company expects to be reimbursed after amounts are expended.

     The Asheville, North Carolina facility has had some instances of exceeding the zinc limit for wastewater discharged to the local publicly-owned treatment works, due in part, the Company believes, to the very high levels of zinc in the city tap water. As a result of past onsite release and disposal of hazardous materials, the Asheville, North Carolina facility has been placed on the CERCLIS list and the North Carolina Inactive Hazardous Sites Inventory, although the Company has been informed that the CERCLIS listing for the Asheville facility includes a designation of "No Further Remedial Action Planned."

     As a result of the disposal of hazardous substances prior to the AIP Acquisition, CPG was named a "potentially responsible party" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and/or similar state laws at certain waste disposal sites. CPG or the Company has entered into consent decrees at most of these sites, subject to standard reopener provisions. The Company expects that no significant expenditures will be made by the Company with respect to these matters. CPG has agreed to retain ongoing responsibility for and indemnify the Company with respect to these waste disposal locations. However, because liability under CERCLA is retroactive, the Company may receive notices of potential CERCLA liability in the future, and such liability could be material.

     Subject to certain limitations, Hanna and CPG have agreed to indemnify the Company for certain other environmental compliance and liability issues associated with the Company's business, including certain liabilities associated with an underground toluene tank at the Lerma, Mexico facility. If Hanna and CPG are unable to honor their indemnification obligations, the Company would likely be responsible for such matters and the cost of addressing such matters could be material. The Company does not maintain insurance coverage for environmental matters.

ASSOCIATES

     The Company currently employs approximately 970 full-time associates worldwide, of which approximately 600 are employed in the United States and Canada. The Company's associates in Dundee, Scotland are represented by a labor union which has entered into a collective bargaining agreement with the Company, which agreement expires on January 1, 2001. The Company's employees in Mexico are covered by statutory labor agreement. None of the Company's U.S. associates is covered by a collective bargaining agreement. To encourage productivity improvements, a portion of each associate's total compensation is tied to a performance bonus. The Company considers its employee relations to be good.

LEGAL PROCEEDINGS

     From time to time, the Company is involved in various legal proceedings arising in the ordinary course of business. None of the matters in which the Company is currently involved, either individually or in the aggregate, is expected to have a material adverse effect on the Company's business or financial condition.

     CPG and the Company are parties to consent decrees with respect to certain environmental matters. Hanna and CPG have agreed to retain, be responsible for and indemnify the Company with respect to these matters. See "-- Environmental Matters" above.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below are the names, ages and a brief account of the business experience of each person who is a director or executive officer of the Company.


NAME                                 AGE                             POSITION
----                                 ---                             --------
Dennis R. Wolters................    51     Director; Chief Executive Officer and President
David B. Freimuth................    45     Vice President and Chief Financial Officer
John R. Elia.....................    50     Vice President, Operations, Image Transfer
William B. Branson...............    39     Vice President, General Manager, Textiles
Michael E. McLean................    48     Vice President, Technology, Planning and New Product
                                              Development, Image Transfer
Dermot Healy.....................    43     Managing Director, Europe
Michael P. Neroni................    33     National Sales Director, Image Transfer
Dwaine R. Brooks.................    55     Director, Human Resources and Assistant Secretary
Alfred C. Eckert III.............    50     Director and Chairman of the Board
William C. Ferguson..............    68     Director
Christine K. Vanden Beukel.......    28     Director and Secretary


     Dennis R. Wolters has been the Chief Executive Officer of the Company since the AIP Acquisition in June 1995, and the President of the Company since 1990. He joined the Company in 1983 as Director of Business Development and has served in a number of positions with the Company since that time. Mr. Wolters was named Executive Vice President of Image Transfer in 1986, President of Image Transfer in 1989, President of the Company in June 1990, and Chief Executive Officer of the Company following the AIP Acquisition in June 1995.

     David B. Freimuth joined the Company in 1974 and assumed the position of Vice President, Chief Financial Officer in 1995. He was named Controller of the Company in 1987 and since that time he has been responsible for all accounting functions for the domestic and international operations of the Company.

     John R. Elia was named Vice President of Operations for Image Transfer in 1995. Mr. Elia also heads the quality improvement process and was the technical leader on ISO 9002 Certification. From 1992 to 1995 he was Vice President of Manufacturing for Image Transfer. Mr. Elia was director of Textile Manufacturing from 1990 until 1992.

     William B. Branson assumed the position of Vice President, General Manager, Textiles in August 1996. He previously held the position of Director, Sales and Marketing, Image Transfer Products Division, Europe. From 1989 to 1995 he was responsible for worldwide marketing, Image Transfer, in addition to being the Sales Manager for Latin America and the Pacific Rim.

     Michael E. McLean joined the Company in 1976 and was named Vice President, Technology, Planning and New Product Development for Image Transfer in 1997. From 1989 to 1997 he was Director, Technology and Product Engineering, Image Transfer. Mr. McLean has worked in Image Transfer Products Division's Product Engineering and Research and Development departments since he joined the Company.

     Dermot Healy, Managing Director, European Operations, joined Day in December 1996. Mr. Healy was previously employed by Renold PLC, since 1991, in several capacities, most recently as Managing Director of the Milnrow and Bradford operations. Renold PLC is a manufacturer and marketer of power transmission products. Mr. Healy worked for Procter & Gamble, Pilkington Group and Cookson Group -- Horsell Graphics as product manager and business development manager and group development director.

     Michael P. Neroni, National Sales Director, Image Transfer Products, was named National Sales Director in 1994 and is responsible for the Image Transfer Division's marketing and sales for North America.

Mr. Neroni began his career with the Company in 1987. He was a District Sales Manager until 1993 when he was promoted to Manager of Printing Sales Operations.

     Dwaine R. Brooks was named Director Human Resources for the Company's worldwide operations in August 1990. Previously, he was the Manager of Human Resources for the Asheville facility.

     Alfred C. Eckert III has been the President of Greenwich Street since January 1994. Since 1991, Mr. Eckert has been a general partner of Greycliff Partners. From 1984 to 1991, Mr. Eckert was a general partner of Goldman, Sachs & Co. He is a director of Eastgate Group Limited, Telex Communications, Inc., IPC Magazines, Georgia Gulf Corporation and HBO & Company.

     William C. Ferguson retired as Chairman and Chief Executive Officer of NYNEX in 1995, a position he had held since 1989. From 1987 to 1989, Mr. Ferguson was Vice Chairman, then President and Chief Executive Officer of NYNEX. Prior to that, from 1971 to 1983, Mr. Ferguson held a number of executive positions with New York Telephone and Michigan Bell. Mr. Ferguson is also a director of Best Foods Corporation, Corn Products International and General Reinsurance Corporation.


     Christine K. Vanden Beukel joined Greenwich Street at its inception in 1994. Ms. Vanden Beukel previously worked in the investment banking division of Smith Barney Inc. Ms. Vanden Beukel is also a director of Telex Communications, Inc.



     The Company has granted to Mr. Ferguson, as compensation for his services as director, warrants to purchase up to 74 shares of Common Stock. The warrants vest in four equal installments. The first installment vested on January 18, 1998 and the remaining three installments will vest on each of the first three anniversaries thereof. None of the other directors will receive any compensation for their services as directors. Effective June 17, 1998, James N. Lane resigned as a director.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the compensation for 1997, 1996 and 1995 for Mr. Wolters and the four other most highly compensated officers of the Company at the end of 1997.

                                          ANNUAL                    LONG TERM
                                       COMPENSATION               COMPENSATION
                                --------------------------   -----------------------
                                                             SECURITIES
                                                             UNDERLYING      LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS     OPTIONS(#)   PAYOUTS(A)    COMPENSATION
---------------------------     ----   --------   --------   ----------   ----------    ------------
Dennis R. Wolters.............  1997   $193,333   $221,436         0       $20,534        $242,501(b)
  President and Chief
     Executive                  1996    186,667     77,063         0        29,178          13,442
  Officer                       1995    156,564    234,985     1,200       128,604         602,408(c)
David B. Freimuth.............  1997    101,667     58,615       110         6,703         166,355(b)
  Vice President                1996     90,000     19,265         0         7,586           7,662
                                1995     79,822     50,063       200        28,702         194,008(c)
William B. Branson............  1997     90,500     45,465         0         6,703         222,798(b)
  Vice President                1996     90,442     34,296         0         6,419          11,530
                                1995     73,000     38,714     112.5        29,701         168,672(c)
Michael E. McLean.............  1997     89,000     47,750         0         6,703         172,643(b)
  Vice President                1996     86,833     15,596         0         7,586          16,166
                                1995     81,000     42,597       200        36,063         196,086(c)
Dwaine R. Brooks..............  1997     76,567     45,590         0         6,703         202,563(b)
  Director of Human Resources   1996     75,367     14,128         0         7,586          16,744
                                1995     65,500     37,610     112.5        36,063         150,763(c)

---------------

(a) Represents compensation received under a Hanna long-term incentive plan. The Company has replaced the Hanna long-term incentive plan with a stock option program.

(b) Includes principally the balance of sales fulfillment incentive fees as a result of the AIP Acquisition.

(c) Includes principally sale incentive awards from Hanna related to the sale of the Company.

     The following table sets forth information concerning the options/stock appreciation rights granted in 1997 for Mr. Freimuth. None of the other named executive officers were granted options/stock appreciation rights in 1997.

                                                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR(A)
                                       -----------------------------------------------------------------
                                        NUMBER OF
                                        SECURITIES    OPTIONS/SARS                               GRANT
                                        UNDERLYING     GRANTED-TO                                 DATE
                                       OPTIONS/SARS   EMPLOYEES IN   EXERCISE OR   EXPIRATION   PRESENT
     NAME AND PRINCIPAL POSITION        GRANTED(#)        1997       BASE-PRICE       DATE      VALUE(b)
     ---------------------------       ------------   ------------   -----------   ----------   --------
David B. Freimuth, Vice President....      110           33.5%         $1,200         2007       $3,354

---------------

(a) The options were fully vested in connection with the Acquisition.

(b) The grant date present value calculated using Black-Scholes pricing model.

EMPLOYMENT AGREEMENTS

     Each of Messrs. Wolters and Freimuth is a party to an employment agreement with the Company, having a term of five years from the Acquisition Closing Date, subject to annual renewals thereafter unless notice of non-renewal is given. Under the employment agreements, each of Messrs. Wolters and Freimuth receives annual base salaries of $200,000 and $105,000, respectively (subject to increase by the Board of Directors), and an incentive bonus at 100% of plan target in an amount equal to at least $200,000 and $55,000, respectively. The agreements also contain certain non-competition and non-solicitation provisions. Subject to certain exceptions, in the event that the executive is actually or constructively terminated under the employment agreement by the Company without cause, each employment agreement provides that the executive is entitled to receive the following compensation: (i) accrued salary,
(ii) pro-rata incentive bonus for the year of termination, assuming that 100% of the annual plan target was met, (iii) (a) in the event of a termination prior to the first anniversary of the Acquisition Closing Date, a lump sum equal to three times the executive's base salary and annual incentive bonus target, (b) in the event of a termination on or after the first anniversary of the Acquisition Closing Date but before the end of the 5-year term of the agreement, a lump sum equal to two times the executive's base salary and annual incentive bonus target and (c) in the event of a termination on or after the end of the 5-year term of the agreement, a lump sum equal to one times base salary and annual incentive bonus target and (iv) continuation of benefits and perquisites for one year following termination. As described in "The Acquisition and Related Transactions" and "Certain Transactions," upon the consummation of the Acquisition, each of Messrs. Wolters and Freimuth received an incentive bonus pursuant to the Executive Incentive Bonus Arrangements. Mr. Wolters' incentive bonus was $4,868,750 and Mr. Freimuth's incentive bonus was $2,434,375. Each of Messrs. Wolters and Freimuth also serves as an officer of GSD and, in consideration for the performance of such services, received signing bonuses on the Acquisition Closing Date in the amounts of $198,566 and $99,283, respectively.

     Each of Messrs. Branson, McLean and Brooks is a party to an employment agreement with the Company, having a term of two years from the Acquisition Closing Date. Under the employment agreements, each of Messrs. Branson, McLean and Brooks receives annual base salaries of $94,000, $91,000 and $78,500, respectively (subject to increase by the Board of Directors), and an incentive bonus at 100% of plan target in an amount equal to at least $43,000, $43,000 and $40,000, respectively. The agreements also contain certain non-competition provisions. Each of the employment agreements also provides for the payment of a completion bonus in the amount of $50,000 if the executive remains employed with the Company through the first anniversary of the Acquisition Closing Date. Subject to certain exceptions, in the event that the executive is actually or constructively terminated under the employment agreement by the Company without cause, each employment agreement provides that the executive is entitled to receive the following compensation: (i) accrued salary, (ii) pro-rata incentive bonus for the year of termination, assuming that 100% of the annual plan target was met, (iii) a lump sum equal to up to two times the executive's base salary and annual incentive bonus target, assuming that 100% of the annual plan target was met, and (iv) any portion of the $50,000 completion bonus earned but not yet paid. As described below in "The Acquisition and Related Transactions" and "Certain Transactions," upon the consummation of the Acquisition, Mr. Branson also received an incentive bonus in the amount of $100,000.

1998 STOCK OPTION PLAN

     The Company intends to adopt the 1998 Option Plan which will provide incentives to officers and other key employees of the Company and will serve to align their interests with those of stockholders. Under the 1998 Option Plan, the Board will be authorized to award four different types of non-qualified stock options: (i) service options, (ii) performance options, (iii) super performance options and (iv) exit options. It is expected that under the 1998 Option Plan, unless otherwise provided by the Board, service options will vest and become exercisable in five equal annual installments on each of the first five anniversaries of the date of grant; performance and super performance options will vest and become exercisable in annual installments based on the achievement of annual EBITDA targets of the Company; and exit options will vest and become exercisable based upon the internal rate of return of Greenwich Street realized in connection with the disposition of its investment in the Company. Regardless of the satisfaction of any performance goals, performance options, super performance options and exit options will fully vest and become exercisable on the ninth anniversary of the date of grant.

     Initially, 25% of the shares of the Company's common stock outstanding upon completion of the Consent Solicitation, calculated on a fully diluted basis (estimated to be 7,885 shares of the Company's voting Common Stock assuming that the total issued and outstanding common stock on a fully diluted basis were 23,656 shares), will be authorized for issuance under the 1998 Option Plan. In the event of certain changes in the Company's capital structure affecting the common stock, the Board of Directors may make appropriate adjustments in the number of shares then covered by options and, where applicable, the exercise price of options under the 1998 Option Plan.

     The Company anticipates that following the adoption of the 1998 Option Plan, initial awards will be made. The Company expects that the per share exercise price of an option will be equal to the per share price of Common Stock in the Acquisition. The other terms of the initial awards, however, have not been determined, including the persons who will be entitled to participate in the 1998 Option Plan, although it is expected that all members of senior management will be so entitled.

DAY STOCK OPTION PLAN

     Certain employees, including each of the named executive officers, hold options which were previously granted under the Day International Group, Inc. Stock Option Plan (the "Day Option Plan"). In connection with the Acquisition, all options granted under the Day Option Plan were fully vested and the Day Option Plan was amended to provide that no further options may be awarded under that plan. The following table sets forth the options of the named executive officers which were vested in connection with the Acquisition. See also Note H to the Consolidated Financial Statements.

                                                                 NUMBER OF           NUMBER OF OPTIONS
                                               NUMBER OF          OPTIONS              VESTED IN THE
                    NAME                       OPTIONS(a)    PREVIOUSLY VESTED          ACQUISITION
                    ----                       ----------    -----------------       -----------------
Dennis R. Wolters............................   1,200.00          666.72                  533.28
David B. Freimuth............................     200.00          111.12                   88.88
                                                  110.00           27.50                   82.50
William B. Branson...........................     112.50           62.51                   49.99
Michael E. McLean............................     200.00          111.12                   88.88
Dwaine R. Brooks.............................     112.50           62.51                   49.99

---------------

(a) All of the options in the table have a per share exercise price of $1,000, except that 110 of the options of Mr. Freimuth have a per share exercise price of $1,200.

                           OWNERSHIP OF CAPITAL STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     Currently, approximately 85.8% of the Common Stock (on a fully-diluted basis) is owned by the Investors, and approximately 14.2% of the Common Stock (on a fully-diluted basis) is owned by the Management Stockholders.


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, including options to acquire Common Stock, after giving effect to the GSD Liquidation, by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) the Company's Chief Executive Officer and the Company's other named executive officers (as determined in accordance with the rules of the Commission), and (iv) all of the Company's executive officers and Directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to all the shares of stock indicated.


                                                              NO. OF SHARES OF
                                                                   COMMON         % OF COMMON
                  NAME OF BENEFICIAL OWNER                      STOCK(A)(B)          STOCK
                  ------------------------                    ----------------    ------------
Dennis R. Wolters...........................................        1,500              6.3
David B. Freimuth...........................................          410              1.7
Michael E. McLean...........................................          213              0.9
John R. Elia................................................          200              0.8
Dwaine R. Brooks............................................        137.5              0.6
William B. Branson..........................................        142.5              0.6
Alfred C. Eckert III(c).....................................           --               --
Christine K. Vanden Beukel(c)...............................           --               --
William C. Ferguson.........................................           --               --
All Directors and Executive Officers as a Group (20
  persons)..................................................        3,371             14.2
SG Capital Partners, LLC....................................        3,385             14.3
Greenwich IV LLC(c).........................................       16,947             71.5
                                                                   ------            -----
     Total..................................................       23,703            100.0


---------------

(a) Beneficial ownership is determined in accordance with the rules of the Commission and includes general voting power and/or investment power with respect to securities. The numbers in this table reflect shares of Common Stock subject to options and warrants that are currently exercisable or that shall become exercisable within 60 days of the date of this Prospectus. As of the date of this Prospectus, the number of such shares is 2,772.5.

(b) The Shares of Common Stock owned by SG are Class B Non-Voting Common Stock. All other shares are shares of Class A Voting Common Stock.


(c) Greenwich IV LLC is an affiliate of Greenwich Street. Mr. Eckert and Ms. Vanden Beukel may be deemed to beneficially own the 16,947 shares of Common Stock beneficially owned by Greenwich IV LLC by virtue of their affiliation with Greenwich Street. Mr. Eckert and Ms. Vanden Beukel disclaim any such beneficial ownership.


THE STOCKHOLDERS AGREEMENT

     Upon the consummation of the Offerings and the other transactions described under "The Acquisition and Related Transactions," the GSD Stockholders Agreement and the Interim Stockholders Agreement were superseded by the Stockholders Agreement. The Stockholders Agreement provides for the number of directors of the Board of Directors of the Company to be such number as designated by Greenwich Street, which initially shall be five, and for the composition of the Board of Directors of the Company to consist of four individuals designated by Greenwich Street and, for so long as SG holds 5% of the outstanding Common Stock, one individual designated by SG.

     In the Stockholders Agreement, the Management Stockholders have agreed, except under certain circumstances, not to transfer shares of Common Stock, or options to acquire Common Stock, prior to the later to occur of (i) the fifth anniversary of the date of the Stockholders Agreement and (ii) the consummation of a public offering. In addition, under the Stockholders Agreement, if a Management Stockholder's employment is terminated, the Company shall have the right to purchase all or part of the shares of the Common Stock owned by such Management Stockholder and the vested options to acquire Common Stock owned by such Management Stockholder, at prices calculated in accordance with, and subject to certain other terms and conditions set forth in the Stockholders Agreement.

     The Stockholders Agreement creates certain conventional "drag" and "tag" rights with respect to the shares of the Common Stock owned by the Management Stockholders. The Stockholders Agreement also provides that at any time after the Acquisition Closing Date, Greenwich Street shall have the right to require the Company to effect up to two registrations of their Common Stock on Form S-1 under the Securities Act and, if available, unlimited registrations on Form S-2 or S-3 under the Securities Act; from and after a public offering, SG shall have the right to require the Company to effect up to two registrations of the Common Stock on Form S-2 or S-3 under the Securities Act and that the Company shall pay all registration expenses in connection with the registration of shares of the Common Stock pursuant to the Stockholders Agreement.

                              CERTAIN TRANSACTIONS


     The Company has engaged the Investors, pursuant to the Management Agreements, to provide it with certain business, financial and managerial advisory services, including developing and implementing corporate and business strategy and providing other consulting and advisory services. The Management Agreements provide for an annual fee of $950,000 to be paid to the Investors and contains indemnification and expense reimbursement provisions which are customary for management agreements of this type. The Management Agreements will continue in full force and effect, and shall terminate upon, the earlier to occur of (i) the tenth anniversary of the date hereof and (ii) the date on which Greenwich Street Capital Partners, L.P. or its affiliates no longer, directly or indirectly, own any shares of capital stock of the Company, and may be earlier terminated by Greenwich Street, in its sole discretion.


     Pursuant to their Executive Incentive Bonus Arrangements, Dennis R. Wolters, David B. Freimuth, William B. Branson and Thomas J. Koenig received $4,868,750, $2,434,375, $100,000 and $25,000 respectively, upon the consummation of the Acquisition.

     SG owns approximately 3,385 shares of Class B Non-Voting Common Stock representing 14.3% of the outstanding Common Stock (on a fully-diluted basis). SG is an affiliate of Societe Generale Securities Corporation (the Initial Purchaser) and Societe Generale. Societe Generale is the Administrative Agent and the lender under both the GSD Credit Facility and the Senior Secured Credit Facility. The Company used the proceeds of the Offerings to repay all amounts outstanding under the GSD Credit Facility. See "Use of Proceeds" and "Plan of Distribution."

                          DESCRIPTION OF CAPITAL STOCK


     In conjunction with the consummation of the Offerings and the transactions described under "The Acquisition and Related Transactions," the Certificate of Incorporation of the Company was amended to provide that the Company has the authority to issue 200,000 shares of the Company's Class A Voting Common Stock, par value $.01 per share (the "Class A Voting Stock"), 50,000 shares of the Company's Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Non-Voting Stock"), and 105,000 shares of the Company's preferred stock, par value $.01 per share. In conjunction with the consummation of the Offerings and the transactions described under "The Acquisition and Related Transactions," the Company has issued and outstanding 17,545.5 shares of Class A Voting Stock, 3,385 shares of Class B Non-Voting Stock and 36,071 shares of preferred stock consisting of the Exchangeable Preferred Stock.


     The following summary of certain provisions of the Common Stock and such preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Certificate of Incorporation and by the provisions of applicable law.

     Except as otherwise provided below, all shares of Class A Voting Stock and Class B Non-Voting Stock are identical in all respects and entitle the holders thereof to the same rights, preferences, privileges, subject to the same qualifications, limitations and restrictions, as set forth in the Certificate of Incorporation or otherwise required by law.

     Except as otherwise provided herein or as otherwise required by applicable law, the holders of Class A Voting Stock are entitled to one vote per share on all matters to be voted on by the Company's stockholders and, except as otherwise required by law, the holders of Class B Non-Voting Stock have no right to vote on any matters to be voted on by the Company's stockholders.

     In the event of any transfer of shares of Class B Non-Voting Stock to any person or persons who are not affiliates of the transferor, including, without limitation, pursuant to any public offering or public sale of securities of the Company (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 under the Securities Act of 1933 or any similar rule then in force) (a "Conversion Event"), each holder of Class B Non-Voting Stock shall be entitled to convert into the same number of shares of Class A Voting Stock any or all of the shares of such holder's Class B Non-Voting Stock being sold, distributed or otherwise disposed of or converted in connection with the occurrence of a Conversion Event.

     The Company's preferred stock shall have the voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock adopted by the Board of Directors of the Company. The Exchangeable Preferred Stock that was offered in the Offerings is a series of the preferred stock issued pursuant to a Certificate of Designation. See "Description of the Exchangeable Preferred Stock and Exchange Debentures."

     The Certificate of Incorporation of the Company provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 102(b)(7)), as amended from time to time, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

                   DESCRIPTION OF CERTAIN SENIOR INDEBTEDNESS


     After giving effect to the Offerings and the other transactions described under "The Acquisition and Related Transactions," the Company's aggregate indebtedness is approximately $254.1 million (including the Notes), of which approximately $139.5 million constitutes Senior Indebtedness. Such Senior Indebtedness includes borrowings of approximately $39.5 million under the Senior Secured Credit Facility and $100 million principal amount of the 2005 Notes.


THE SENIOR SECURED CREDIT FACILITY

     The following is a summary of the principal terms of the credit agreement governing the Senior Secured Credit Facility and related loan documents (the "Credit Documentation"). The following summary description does not purport to be complete and is qualified in its entirety by reference to the Credit Documentation, copies of which are available from the Company upon request.

     General. The Company has entered into a Senior Secured Credit Facility, dated as of the Acquisition Closing Date, pursuant to which Societe Generale, as Administrative Agent and as a Bank, has committed to provide the Company with the Senior Secured Credit Facility in an aggregate principal amount of $60 million. In connection with the consummation of the Acquisition, the Company borrowed $40 million under the Term Loan Facility and proceeds of this borrowing were applied towards the financing of the Acquisition. The Company has repaid $2.5 million of the Term Loan Facility and currently has no borrowings under the Revolving Credit Facility.

     Structure. The Senior Secured Credit Facility provides for (i) a $40 million Term Loan Facility and (ii) a $20 million Revolving Credit Facility, including a subfacility for swing line loans of up to $1,000,000 ("Swing Line Loans") and a subfacility for commercial and standby letters of credit of an aggregate face amount not exceeding $10,000,000.

     Availability; Borrowing Base. The Company borrowed $40 million under the Term Loan Facility on the Acquisition Closing Date. Amounts repaid or prepaid under the Term Loan Facility may not be reborrowed. The Revolving Credit Facility is available for borrowings on a revolving basis until January 15, 2003. The availability of the Revolving Credit Facility will be subject to various conditions precedent typical for bank loans of this type. In addition, the lenders' commitment to provide credit under the Revolving Credit Facility is subject to the maintenance by the Company of a borrowing base. At any time, amounts borrowed under the Revolving Credit Facility may not exceed the sum of $5 million, 80% of the eligible accounts receivable of the Company and 50% of the eligible inventory of the Company. The borrowing base will be computed at least monthly by the Company.

     Amortization. The Term Loan Facility is repayable in 19 consecutive quarterly installments beginning on June 30, 1998 and matures on December 31, 2002. Scheduled repayments of principal under the Term Loan Facility are $2 million in 1998; $5 million in 1999; $8 million in 2000; $11 million in 2001; and $14 million in 2002. The Revolving Credit Facility is available on a revolving basis and matures on January 15, 2003.

     Repayments and Reduction of Commitments. The Senior Secured Credit Facility permits the Company to prepay loans and to permanently reduce revolving credit commitments in minimum amounts equal to $500,000 or a whole multiple of $100,000 in excess thereof. Partial payments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. In addition, the Company shall be required to make mandatory prepayments with (i) asset sale proceeds or proceeds from a Recovery Event (as defined in the Senior Secured Credit Facility), (ii) proceeds from sale of equity or debt securities (with certain exceptions) and (iii) with 75% of the excess cash flow of the Company and its subsidiaries for each fiscal year of the Company. All such amounts shall be applied, first, to the prepayment of the Term Loan Facility and, second, to reduce permanently commitments under the Revolving Credit Facility. The Revolving Credit Facility must be prepaid and when there are no loans outstanding under the Revolving Credit Facility, all outstanding letters of credit must be cash collateralized to the extent aggregate outstandings at any time exceed the lesser of the amount of the Revolving Credit Facility or the borrowing base.

     Security; Guarantees. The obligations of the Company under the Credit Documentation have been unconditionally guaranteed by Day, and will be unconditionally guaranteed, jointly and severally, by each subsequently acquired or organized direct and indirect domestic subsidiary of the Company. The obligations under the Senior Secured Credit Facility and the guarantees thereof will be secured by a first priority security interest in substantially all of the Company's and Day's tangible and intangible assets, including, without limitation, intellectual property, owned U.S. real property, all of the capital stock of Day and each of the Company's existing and subsequently acquired or organized direct and indirect domestic subsidiaries, and 65% of the capital stock of each of Day's existing and subsequently acquired or organized direct foreign subsidiaries.

     Interest. The interest rates per annum applicable to the loans under the Senior Secured Credit Facility will be a fluctuating rate of interest measured by reference, at the Company's election, to either (a) an adjusted London inter-bank offered rate ("LIBOR"), or (b) an alternate base rate (equal to the higher of Societe Generale's published prime rate and the Federal Funds effective rate plus 1/2 of 1% per annum) ("ABR"), plus a borrowing margin. The applicable margins applicable under both the Term Loan Facility and Revolving Credit Facility are 1.00% per annum for ABR loans and 2.00% per annum for LIBOR loans. All of the foregoing margins are subject to reduction based upon the achievement by the Company of certain financial performance thresholds. Amounts under the Senior Secured Credit Facility not paid when due bear interest at a default rate equal to 2.00% per annum above the rate otherwise applicable.

     Fees. The Company has agreed to pay the lenders a commitment fee equal to 0.5% per annum, payable quarterly, on the average daily unused portion of the Revolving Credit Facility. The Company also pays a commission on the face amount of all outstanding letters of credit at a per annum rate equal to the borrowing margin applicable to the loans under the Senior Secured Credit Facility then in effect plus a fronting fee equal to 0.25% per annum, payable quarterly, on the face amount of each letter of credit. In addition, the Company is required to pay to the issuing lender customary administrative, issuance, amendment, payment and negotiation charges. The Company will also pay the agent for the bank lenders customary loan administration and servicing fees.

     Covenants. The Senior Secured Credit Facility contains a number of negative covenants that, among other things, restrict the ability of the Company to dispose of assets; incur additional indebtedness; guarantee obligations; merge, consolidate, liquidate or dissolve; lease property, pay dividends or make distributions in respect of capital stock; create liens on assets; enter into sale and leaseback transactions; make investments, loans or advances; change the business conducted by the Company or its subsidiaries; make capital expenditures; engage in certain transactions with affiliates; agree to negative pledge clauses; or cause changes in its fiscal year. The Senior Secured Credit Facility also contains affirmative covenants that require the Company to provide certain information to the lenders; to continue its business and maintain its material rights and privileges; to comply with laws and its material contractual obligations; to maintain its property and adequate insurance; to maintain certain books and records; to allow the lenders to inspect its property and books; and to agree to grant security interest in after-acquired property. The Company is also required to comply with specified financial covenants and ratios, including (i) a maximum consolidated debt to consolidated EBITDA ratio,
(ii) a minimum consolidated EBITDA to consolidated interest expense ratio, and
(iii) a minimum consolidated EBITDA to consolidated fixed charges ratio. The Senior Secured Credit Facility also contains certain provisions that limit the Company's ability to amend or modify the Indenture and the Company's ability to prepay or refinance the 2005 Notes, the Notes, or as the case may be, the Exchangeable Preferred Stock or the Exchange Debentures.

     Events of Default. The Senior Secured Credit Facility contains customary events of default, including nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default and cross acceleration to certain other indebtedness, bankruptcy, material judgments and liabilities, the occurrence of certain ERISA events, failure or invalidity of security or guarantees and change of control.

     Indemnification. The Company has agreed to indemnify Societe Generale, the lenders and related parties against any loss, liability, cost or expense incurred in respect of the financing or the use or the proposed use of proceeds thereof, except for losses, liability, costs or expenses resulting from the gross negligence or willful misconduct of the indemnified party or any or its respective directors, officers, employees and agents.

THE 2005 NOTES

     The 2005 Notes were issued pursuant to the 2005 Indenture between the Company and American National Bank Association, as trustee. In connection with the Acquisition and the related transactions, the Company sought the consent of the registered holders of the 2005 Notes, among other things, (i) to permit the Company to assume GSD's indebtedness under the GSD Credit Facility, (ii) to permit the Company, immediately thereafter, to refinance such assumed indebtedness through the issuance of the Securities and the application of the proceeds of the Offerings, and (iii) to eliminate all of the applicable provisions of the 2005 Indenture that subordinate the 2005 Notes in right of payment to any senior indebtedness of the Company. Adoption of the Proposed Amendments required the consent of the registered holders of at least a majority in principal amount of the 2005 Notes outstanding. The receipt of the Requisite Consents was a condition to (a) the assumption by the Company of GSD's indebtedness under the GSD Credit Facility and (b) the purchase of the Securities by the Initial Purchaser and the consummation of the Offerings. See "The Acquisition and Related Transactions." The following is a summary of the principal terms of the 2005 Notes and 2005 Indenture, after giving effect to the Proposed Amendments. The following summary description does not purport to be complete and is qualified in its entirety by reference to the 2005 Indenture, which sets forth the principal terms and conditions of the 2005 Notes, a copy of which is available from the Company upon request.

     General; Interest. The 2005 Notes, issued in 1995 in the principal amount of $100 million, will mature on June 1, 2005. The 2005 Notes bear interest at a rate of 11 1/8% per annum, and interest is payable semi-annually in arrears on June 1 and December 1 of each year. The Company is not required to make mandatory or sinking fund payments with respect to the 2005 Notes.

     Except as described below, the Company may not redeem the 2005 Notes prior to June 1, 2000. On or after such date, the Company may redeem the 2005 Notes, in whole or in part, at the following redemption prices (expressed as percentages of principal amounts), together with accrued and unpaid interest, if any, to the date of redemption: until June 1, 2001, 104.944%; until June 1, 2002, 103.708%; until June 1, 2003, 102.472%; until June 1, 2004, 101.236%; and
thereafter, 100.0%. In addition, at any time on or prior to June 1998, the Company may, subject to certain requirements, redeem up to 33 1/3% of the original aggregate principal amount of the 2005 Notes, in whole or in part, with the net cash proceeds of one or more public equity offerings at prices equal
110 1/8% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 66 2/3% of the aggregate principal amount of the 2005 Notes originally issued remains outstanding after such redemption.

     Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all of the 2005 Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. In addition, the Company may under certain circumstances be required to make an offer to purchase all or a part of the 2005 Notes in the event cash proceeds from a sale of assets by the Company outside the ordinary course exceed certain thresholds.

     The 2005 Notes are fully and unconditionally guaranteed on an unsecured, senior basis by Day. The 2005 Notes are unsecured and rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company, including indebtedness under the Senior Secured Credit Facility, and rank senior to all existing and future Senior Subordinated Indebtedness of the Company, including the Notes, and all other subordinated indebtedness of the Company. Since the 2005 Notes are unsecured, they are effectively subordinated to all existing and future secured indebtedness of the Company and its subsidiaries to the extent of the value of the assets securing such indebtedness. The guarantee granted by Day in favor of the holders of the 2005 Notes is a general unsecured obligation of Day, subordinated in right of payment to any secured senior indebtedness of Day.

     The 2005 Indenture contains certain covenants which, among other things, limits the ability of the Company and its subsidiaries (i) to incur additional indebtedness and issue preferred stock, (ii) to pay dividends or make other distributions, (iii) to repurchase equity interests or subordinated indebtedness, (iv) to create certain liens, (v) to enter into transactions with affiliates and (vi) to enter into certain mergers, to transfer all or substantially all of its assets or to enter into certain consolidations. All of these limitations and prohibitions are subject to a number of important qualifications and exceptions.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement, and a copy of which is available as set forth under the heading "Available Information."

TERMS OF THE EXCHANGE OFFER

  General


     In connection with the issuance of the Existing Securities pursuant to a Purchase Agreement, dated as of March 13, 1998 between the Company and the Initial Purchaser (the "Purchase Agreement"), the Initial Purchaser and its assignees became entitled to the benefits of the Registration Rights Agreement.


     Under the Registration Rights Agreement, the Company has agreed (i) to file with the Commission within 60 days after March 18, 1998, the date the Existing Securities were issued (the "Issue Date"), the Registration Statement of which this Prospectus is a part with respect to a registered offer to exchange the Existing Securities for the New Securities, (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date and (iii) to use its reasonable best efforts to consummate the Exchange Offer within 165 calendar days after the Issue Date. The Company will keep the Exchange Offer open for not less than 30 days after the date notice of the Exchange Offer is mailed to holders of the Existing Securities. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.


     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, all Existing Securities validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Notes will be issued in exchange for an equal principal amount of outstanding Existing Notes in the case of Notes and shares of New Exchangeable Preferred Stock will be issued in exchange for an equal number of shares of outstanding Existing Exchangeable Preferred Stock in the case of Exchangeable Preferred Stock, in each case accepted in the Exchange Offer. Existing Securities may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of June 22, 1998. The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes or minimum number of shares of Existing Exchangeable Preferred Stock being tendered for exchange. However, the obligation to accept Existing Notes or Existing Exchangeable Preferred Stock for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions."


     Existing Securities shall be deemed to have been accepted as validly tendered when, as and if the Company has given oral or written notice thereof to the Exchange Agents. The Exchange Agents will act as agents for the tendering holders of Existing Securities for the purposes of receiving the New Securities and delivering New Securities to such holders.

     Based on interpretations by the Staff of the Commission as set forth in no-action letters issued to third parties in other transactions (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), the Company believes that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) such New Securities are acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer such holder has no arrangement with any person to participate in a distribution of such New Securities and (iii) such holder is not engaged in, and does not intend to engage in, a distribution of such New Securities. The Company has not sought, and does not intend to seek, a no-action letter from the Commission with respect to the effects of the Exchange Offer, and there can be no assurance that the Staff would make a similar determination with respect to the New Notes or the New Exchangeable Preferred Stock as it has in such no-action letters.

     By tendering Existing Securities in exchange for New Securities and by executing the Letter of Transmittal, each holder will represent to the Company that: (i) it is not an affiliate of the Company, (ii) any New Securities to be received by it will be acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange Offer it had no arrangement with any person to participate in a distribution of the New Securities and, if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Securities. If a holder of Existing Securities is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

     Each broker-dealer that receives New Securities for its own account in exchange for Existing Securities where such Existing Securities were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Company or an affiliate of the Company to distribute the New Securities in connection with any resale of such New Securities. See "Plan of Distribution."

     Upon consummation of the Exchange Offer, subject to certain limited exceptions, holders of Existing Securities who do not exchange their Existing Securities for New Securities in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Existing Securities, unless such Existing Securities are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

     Holders of the Existing Exchangeable Preferred Stock do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Certificate of Designation for the Existing Exchangeable Preferred Stock in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of Commission thereunder.

  Expiration Date; Extensions; Amendments; Termination


     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on July 21, 1998 (29 calendar days following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by August 31, 1998, the Company must pay liquidated damages until the Exchange Offer is consummated, in an amount equal to $.05 per week per $1,000 of principal amount or $1,000 of liquidation preference, as the case may be, for the first 90-day period following August 31, 1998, and after such 90 day period, an additional $.05 per week per $1,000 of principal amount or $1,000 of liquidation preference, as the case may be. The maximum liquidated damages shall be $.30 per week per $1,000 aggregate principal amount or $1,000 aggregate liquidation preference, as the case may be.


     To extend the Expiration Date, the Company will notify each Exchange Agent of any extension by oral or written notice and will notify the holders of the Existing Securities by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (i) to delay acceptance of any Existing Securities, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Existing Securities not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to each Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to each Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Existing Securities of such amendment.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

     The New Notes will accrue interest at the rate of 9 1/2% per annum from the Issue Date of the Existing Notes. Interest on the New Notes is payable on March 15 and September 15 of each year, commencing September 15, 1998.

DIVIDENDS ON THE NEW EXCHANGEABLE PREFERRED STOCK

     All dividends of the New Exchangeable Preferred Stock will be cumulative from the Issue Date of the Existing Exchangeable Preferred Stock. Dividends will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, commencing on June 15, 1998. Each share of New Exchangeable Preferred Stock will have a liquidation preference of $1,000 per share. On or before March 15, 2003, the Company may, at its option, pay dividends in cash or in additional fully-paid and non-assessable shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. Thereafter, dividends may be paid in cash only. It is not expected that the Company will pay any dividends in cash for the period ending on or prior to March 15, 2003. On any scheduled dividend payment date, the Company may, at its option, but subject to certain conditions, exchange all but not less than all of the shares of the New Exchangeable Preferred Stock for Exchange Debentures.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing Securities into the appropriate Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, prior to the Expiration Date or (ii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OTHER REQUIRED

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

DOCUMENTS SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Existing Securities will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Any beneficial owner whose Existing Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Existing Securities tendered pursuant thereto are tendered for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) acceptance and withdrawal of the tendered Existing Securities will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Existing Securities not properly tendered or any Existing Securities which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Existing Securities. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Securities must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agents nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Existing Securities, nor shall any of them incur any liability for failure to give such notification. Tenders of Existing Securities will not be deemed to have been made until such irregularities have been cured or waived. Any Existing Securities received by the Exchange Agents that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture and the Certificate of Designation, (i) to purchase or make offers for any Existing Securities that remains outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," (ii) to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement, (iii) to redeem Existing Notes or Existing Exchangeable Preferred Stock as a whole or in part at any time and from time to time, as set forth, with respect to the Existing Notes, under "Description of the Notes -- Optional Redemption" and, with respect to the Existing Exchangeable Preferred Stock, under "Description of the Exchangeable Preferred Stock and Exchange Debentures -- Optional Redemption" and (iv) to the extent permitted by applicable law, to purchase Existing Notes or Existing Exchangeable Preferred Stock in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF EXISTING SECURITIES FOR EXCHANGE; DELIVERY OF NEW SECURITIES.

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Existing Securities properly tendered will be accepted promptly after the Expiration Date, and the New Securities will be issued promptly after acceptance of the Existing Securities. See "-- Conditions." For purposes of the Exchange Offer, Existing Securities shall be deemed to have been accepted as validly tendered for exchange when, as and if the Company has given oral or written notice thereof to the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be.

     In all cases, issuances of New Securities for Existing Securities that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, of a Book-Entry Confirmation of such Existing Securities into the appropriate Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or such nonexchanged Existing Securities will be credited to an account maintained with such Book-Entry Transfer Facility as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agents will make a request to establish accounts with respect to the Existing Notes and the Existing Exchangeable Preferred Stock at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Existing Securities by causing the Book-Entry Transfer Facility to transfer such Existing Securities into the appropriate Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the appropriate Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, at its respective address set forth below under "-- Exchange Agents" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

EXCHANGING BOOK-ENTRY NOTES AND EXCHANGEABLE PREFERRED STOCK


     The Exchange Agents and the Book Entry Transfer Facility have confirmed that any financial institution that is a participant in the Book Entry Transfer Facility must utilize the Book-Entry Transfer Facility Automated Tender Offer Program ("ATOP") procedures to tender Existing Securities.



     Any participant in the Book Entry Transfer must make book-entry delivery of Existing Securities by causing the Book Entry Transfer Facility to transfer such Existing Securities into the Exchange Agent's relevant account in accordance with the Book Entry Transfer Facility's ATOP procedures for transfer. However, the exchange for the Existing Securities so tendered will only be made after a Book-Entry Confirmation of such book-entry transfer of Existing Securities into the Exchange Agent's relevant account, and timely receipt by the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by the Book Entry Transfer Facility and received by the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, and forming part of a Book-Entry Confirmation, which states that the Book Entry Transfer Facility has received an express acknowledgment from a participant tendering Existing Securities that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.


GUARANTEED DELIVERY PROCEDURES

     If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Noteholders'

Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Existing Notes or Existing Exchangeable Preferred Stock and the amount of Existing Securities tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the appropriate Exchange Agent and
(iii) a Book-Entry Confirmation and all other documents required by the Letter of Transmittal are received by the appropriate Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Existing Securities may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Noteholders' Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, prior to the Expiration Date at its respective address set forth below under "-- Exchange Agents." Any such notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility from which the Existing Securities were tendered, identify the principal amount of the Existing Securities to be withdrawn, and specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Existing Securities and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Securities so withdrawn will be deemed not be have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Securities which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with such Book-Entry Transfer Facility for the Existing Notes and the Existing Exchangeable Preferred Stock as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Securities may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     The Company has no obligation to consummate the Exchange Offer if:

          (i) the New Securities to be received by such holder or holders of Existing Securities in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of the several states of the United States; or

          (ii) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (iii) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (iv) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (v) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

EXCHANGE AGENTS

     The Bank of New York has been appointed as the Noteholders' Exchange Agent and the Exchangeable Preferred Stock Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agents addressed as follows:


                        For Noteholders' Exchange Agent:



                                       Facsimile Transmissions:
 By Hand Or Overnight Delivery:      (Eligible Institutions Only)    By Registered Or Certified Mail:
      The Bank of New York                  (212) 815-6339                 The Bank of New York
       101 Barclay Street                                                 101 Barclay Street, 7E
 Corporate Trust Services Window    To Confirm by Telephone or for       New York, New York 10286
          Ground Level                    Information Call:          Attention: Reorganization Section
Attention: Reorganization Section                                               Chris Davis
                Chris Davis                 (212) 815-4997
                           For Exchangeable Preferred Stock Exchange Agent:
                                       Facsimile Transmissions:
 By Hand Or Overnight Delivery:      (Eligible Institutions Only)    By Registered Or Certified Mail:
      The Bank of New York                  (212) 815-6213                 The Bank of New York
 Tender and Exchange Department                                       Tender and Exchange Department
       101 Barclay Street           To Confirm by Telephone or for            P.O. Box 11248
   Receive and Deliver Window             Information Call:                Church Street Station
    New York, New York 10286                                                New York, New York
                                            (800) 507-9357                      10286-1248


FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agents reasonable and customary fees for their services and will reimburse the Exchange Agents for their reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Existing Securities, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agents and Trustee and accounting, legal, printing and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Existing Securities pursuant to the Exchange Offer. If, however, New Notes or Existing Notes or New Exchangeable Preferred Stock or Existing Exchangeable Preferred Stock for principal amounts or liquidation preferences, as the case may be, not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Existing Securities tendered, or if tendered Existing Securities are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes or Securities pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Existing Securities who do not exchange their Existing Notes or Existing Exchangeable Preferred Stock for New Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Securities as set forth in such applicable legend set forth thereon as a consequence of the issuance of the Existing Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Existing Securities may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Existing Securities under the Securities Act. To the extent that Existing Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Existing Securities could be adversely affected.

                            DESCRIPTION OF THE NOTES
GENERAL

     The Existing Notes were issued, and the New Notes offered hereby will be issued, under an Indenture, dated March 18, 1998 (the "Indenture"), between the Company, Day International, Inc., as Note Guarantor, and The Bank of New York, as Trustee (the "Trustee"), a copy of which has been filed with this Registration Statement and is on file with the Commission and is available upon request to the Company.

     The following summary of certain provisions of the Indenture and the Notes is a description of such provisions after giving effect to the consummation of the transactions. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended ("TIA"). The Indenture is filed as an Exhibit to the Registration Statement of which the Prospectus forms a part and is available, upon request, from the Company. The term "Company" and the other capitalized terms defined in "-- Certain Definitions" below are used in this "Description of the Notes" as so defined.

     Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the principal corporate trust office of the Trustee, at The Bank of New York, 101 Barclay Street, New York, New York 10286), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the registered holders of the Notes as such address appears in the Note Register.

     The Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Indebtedness of the Company.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

     The Notes will be limited to $115.0 million aggregate principal amount, and will mature on March 15, 2008. Each Note will bear interest at a rate per annum shown on the front cover of this Prospectus from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually in cash to Holders of record at the close of business on the March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 1998.

OPTIONAL REDEMPTION

     The Notes will be redeemable, at the Company's option, in whole or in part, and from time to time on and after March 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                                 REDEMPTION
                    PERIOD                         PRICE
                    ------                       ----------
2003...........................................  104.750%
2004...........................................  103.167%
2005...........................................  101.583%
2006 and thereafter............................  100.000%

     In addition, at any time and from time to time prior to March 15, 2001, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 109.5% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

     At any time on or prior to March 15, 2003, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     In addition, as more fully described under "Change of Control," each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes following a Change of Control at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

SELECTION

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

RANKING

     The indebtedness evidenced by the Notes will be unsecured Senior Subordinated Indebtedness of the Company, will be subordinated in right of payment, as set forth in the Indenture, to the payment when due of all existing and future Senior Indebtedness of the Company, including the Company's obligations under the Senior Secured Credit Facility and the 2005 Notes, will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and will be senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes will also be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "-- Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

     At December 31, 1997, on a pro forma basis after giving effect to the Acquisition and related transactions, the outstanding Senior Indebtedness of the Company would have been approximately $140.5 million (exclusive of unused commitments), $40.5 million of which would have been Secured Indebtedness and there would have been no Senior Subordinated Indebtedness (other than the indebtedness represented by the Notes). Although the Indenture contains limitations on the amount of additional Indebtedness which the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "Risk Factors -- Substantial Leverage," "The Acquisition and Related Transactions" and "-- Certain Covenants -- Limitation on Indebtedness" below.

     Certain of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the

Company, including holders of the Notes. The Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of Subsidiaries of the Company, other than any such Subsidiary that may become a Note Guarantor in the future. See "-- Note Guarantees" below. Although the Indenture limits the Incurrence of Indebtedness (including preferred stock) by certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications.

     "Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) all obligations consisting of Bank Indebtedness; (ii) all obligations relating to the 2005 Notes; and (iii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company,
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) that is expressly subordinate in right of payment to any other Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) or (5) any Capital Stock. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.

     Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is expressly subordinate in right of payment to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

     The Company may not pay principal of, or premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

     In addition, during the continuance of any default (other than a default described in clause (i) or (ii) of the first sentence of the immediately preceding paragraph) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of each Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because such Designated Senior Indebtedness has been discharged or repaid in full or

(iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of the immediately preceding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than Bank Indebtedness, a Representative of Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the Noteholders are entitled to receive any payment and until the Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a distribution is made to Noteholders that due to the subordination provisions should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Notes until five Business Days after such holders or the Representative of each Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     By reason of such subordination provisions contained in the Indenture, in the event of insolvency, (i) creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders, and (ii) trade creditors of the Company who are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Senior Subordinated Indebtedness. In addition, as described above, the Notes will be effectively subordinated to the claims of creditors of the Company's Subsidiaries.

NOTE GUARANTEES

     On the Issue Date, the Company's only Domestic Subsidiary, Day International, Inc., was a party to the Indenture and guaranteed the Notes pursuant thereto on an unsecured, senior subordinated basis. After the Issue Date, the Company may cause any Restricted Subsidiary, and will cause each newly acquired or created Domestic Subsidiary that is a Significant Subsidiary (each, a "Note Guarantor"), to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee (each, a "Note Guarantee") payment of the Notes. Each such Note Guarantor as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on a senior subordinated basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees.

     The obligations of each Note Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor, result in the obligations of such Note Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Each such Note Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as described below,
(ii) be binding upon such Note Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     The Indenture provides that, subject to the provisions described in the next succeeding paragraph, no Note Guarantor may consolidate or merge with or into (whether or not such Note Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than a Note Guarantor or the Company) assumes all the obligations of such Note Guarantor under the Note Guarantee and the Indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee, and (ii) if such merger or consolidation is with a Person other than the Company or a Restricted Subsidiary, (x) immediately after such transaction, no Default or Event of Default exists and (y) the Company will, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) under "Certain Covenants -- Limitation on Indebtedness."

     Notwithstanding the preceding paragraph, concurrently with any sale or disposition (by merger or otherwise) of any Note Guarantor in accordance with the terms of the Indenture (including the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets") by the Company or a Restricted Subsidiary to any Person that is not an Affiliate of the Company, such Note Guarantor will automatically and unconditionally be released from all obligations under its Note Guarantee; provided, however, that any such release shall occur only to the extent that all obligations of such Note Guarantor under, and all of its guarantees of, and all of its pledges of assets or other security interests which secure, any Bank Indebtedness of the Company shall also terminate upon such release, sale or transfer (other than with respect to any such Indebtedness that is assumed by any Person that is not an Affiliate of the Company).

     In addition, any Note Guarantee of any Note Guarantor will be automatically and unconditionally released and discharged upon the merger or consolidation of such Note Guarantor with and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Notes as described under "Optional Redemption":

          (i) prior to the first public offering of Voting Stock of the Company, either (x) Permitted Holders cease to be the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, or (y) Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors, in each case, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent entity);

          (ii) following the first public offering of Voting Stock of the Company, any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 35% of the Voting Stock of the Company, provided that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control (unless the Company has exercised its right to redeem all the Notes as described under "Optional Redemption"), the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

     Unless the Company has exercised its right to redeem all the Notes as described under "Optional Redemption," the Company shall, within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof), mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or will occur and that such Holder has (or upon such occurrence will have) the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (5) that, if such Offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that

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

could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. As described above under "-- Optional Redemption," the Company also has the right to redeem the Notes at specified prices, in whole but not in part, upon a Change of Control.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and the Note Guarantors may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio would be greater than 2.00:1.00.

     (b) Notwithstanding the foregoing paragraph (a), the Company and, where indicated, its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness of the Company Incurred pursuant to the Senior Secured Credit Facility in a maximum principal amount not to exceed at any time

             (A) an aggregate principal amount of $40.0 million under the Term Loan Facility less the aggregate amount of all scheduled repayments of principal, or mandatory prepayments of principal with Net Available Cash from Asset Dispositions, applied to permanently reduce the Indebtedness outstanding under the Term Loan Facility, plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and

             (B) an aggregate principal amount outstanding at any time under the Revolving Credit Facility not to exceed $20.0 million less the amount of all mandatory prepayments of principal with Net Available Cash from Asset Dispositions, applied to permanently reduce the commitments under the Revolving Credit Facility, plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

          (ii) Indebtedness of Foreign Subsidiaries for working capital purposes and any Guarantees in respect thereof, the aggregate principal amount of which Indebtedness outstanding at any time does not exceed, as to all such Foreign Subsidiaries, $15 million;

          (iii) Indebtedness (A) of the Company to any Restricted Subsidiary and
     (B) of any Wholly Owned Subsidiary to the Company or any Restricted Subsidiary; provided, however, that (x) in the case of clause (A), any such Indebtedness is subordinated to the Notes and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (iv) Indebtedness represented by the Notes and the issuance of the Exchangeable Preferred Stock in the amount issued on the Issue Date, and any Indebtedness (other than the Indebtedness described in clauses (i), (ii) or (iii) above) outstanding on the date of the Indenture and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or paragraph (a) (excluding the exchange of Exchangeable Preferred Stock for Exchange Debentures in accordance with the terms of the Certificate of Designation for such Exchangeable Preferred Stock as in effect on the Issue Date);

          (v) Indebtedness of the Company or any Restricted Subsidiary (A) to finance or refinance the deferred purchase price of newly acquired property of the Company and its Subsidiaries used in the ordinary course of business of the Company and its Subsidiaries (provided such purchase money financing is entered into within six months of the acquisition of such property), and any Refinancing Indebtedness with respect thereto, and (B) in the form of Capitalized Lease Obligations or Attributable Debt, and any Refinancing Indebtedness with respect thereto, in an aggregate amount (based on, in the case of clause (A), the remaining balance of the obligations therefor on the books of the Company and its Restricted Subsidiaries) not in excess, at any one time outstanding, of $10.0 million;

          (vi) Indebtedness of the Company or any Restricted Subsidiary (which may comprise Indebtedness) in an aggregate principal amount at any one time outstanding not in excess of $10.0 million;

          (vii) Indebtedness represented by the Note Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i) or (iii) above;

          (viii) Guarantees (A) by any Note Guarantor of Senior Indebtedness,
     (B) by the Company or any Note Guarantor of Guarantor Senior Indebtedness or (C) by any Wholly Owned Subsidiary that is not a Note Guarantor of Indebtedness of any Wholly Owned Subsidiary that is not a Note Guarantor;

          (ix) Indebtedness (A) arising by reason of any Lien created or permitted to exist in compliance with the covenant described under "-- Limitations on Liens," including any Indebtedness of any Note Guarantor arising by reason of any Lien granted by such Person to secure Senior Indebtedness, or of the Company or any Note Guarantor arising by reason of any Lien granted by such Person to secure Guarantor Senior Indebtedness, or
     (B) of any Restricted Subsidiary that is not a Note Guarantor arising by reason of any Lien granted by such Person to secure Indebtedness of any Restricted Subsidiary that is not a Note Guarantor;

          (x) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (xi) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets, other than guarantees of Indebtedness incurred by any Person acquiring such assets for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum Indebtedness Incurred in connection with such disposition shall at no time exceed the gross proceeds being measured at the time received by the Company and its Restricted Subsidiary in connection with such disposition (which proceeds would include assumed Indebtedness of the Company or any Restricted Subsidiary and, with respect to any other non-cash proceeds of any such disposition, the fair market value at the time of receipt of such proceeds and without giving effect to any subsequent changes in value);

          (xii) Indebtedness in respect of (A) commercial letters of credit, or other letters of credit or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business;

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

          (xiii) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes and are in the ordinary course of business;

          (xiv) Indebtedness (A) of the Company consisting of Guarantees of up to an aggregate principal amount of $500,000 of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company by such Management Investors or (B) of the Company or any Restricted Subsidiary consisting of guarantees in respect of loans or advances made to officers or employees of the Company or any Restricted Subsidiary, or guarantees otherwise made on their behalf, (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time;

          (xv) Indebtedness of any Restricted Subsidiary that is Indebtedness of another Person assumed by such Restricted Subsidiary in connection with its acquisition of assets from such Person (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that at the time of such acquisition of assets the Company shall have been able to Incur at least an additional $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition;

          (xvi) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition the Company shall have been able to Incur at least $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition;

          (xvii) Exchangeable Preferred Stock issued as payment in kind dividends on the Exchangeable Preferred Stock outstanding on the Issue Date or issued subsequent to the Issue Date as dividends permitted pursuant to this clause (xvii), to the extent such dividends are made pursuant to the terms of the Certificate of Designation for such Exchangeable Preferred Stock as in effect on the Issue Date, on any Preferred Stock issued in exchange for the Exchangeable Preferred Stock, or any dividends on such Preferred Stock to the extent such dividends are made pursuant to the terms of the Certificate of Designation of such Preferred Stock;

          (xviii) Indebtedness of the Company in respect of Exchange Debentures issued as payment in kind interest on Exchange Debentures issued on the exchange of Exchangeable Preferred Stock, to the extent such interest payments are made pursuant to the terms of the Exchange Debenture Indenture; and

          (xix) Indebtedness arising from the assumption of the obligations of GSD under the GSD Credit Facility; provided that the proceeds of the Offerings are applied to repay all amounts outstanding under the GSD Credit Facility.

     (c) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to any provision of the foregoing paragraph (b) that permits Refinancing Indebtedness in respect of Indebtedness constituting Subordinated Obligations, if the proceeds of such Refinancing Indebtedness are used, directly or indirectly, to refinance such Subordinated Obligations, unless such Refinancing Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations, provided that this paragraph (c) shall not apply to Refinancing Indebtedness in respect of Indebtedness referred to in clause (xix) of the foregoing paragraph (b).

     (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     (e) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date of such calculation.

     Limitation on Layering. The Company shall not Incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Note Guarantor shall Incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Guarantor Senior Indebtedness of such Note Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Note Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Note Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Subsidiary, to its other shareholders on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or another Restricted Subsidiary,
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company could not incur at least an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Company's Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Company's Board of Directors) declared or made subsequent to the date of the Indenture would exceed the sum of:

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the end of the most recent fiscal quarter ending prior to the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

             (B) the aggregate Net Cash Proceeds received by the Company either
        (x) as capital contributions to the Company after the Issue Date or (y) from the issuance or sale of its Capital

        Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary of the Company);

             (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property (other than Capital Stock), distributed by the Company upon such conversion or exchange), plus the amount of any cash or other property received by the Company or any Restricted Subsidiary upon such conversion or exchange;

             (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

             (E) in the case of disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount equal to the lesser of the return of capital or repayment with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (i) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or a substantially concurrent capital contribution to the Company; provided, however, that (A) such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or capital contribution shall be excluded in subsequent calculations under clause (B) of paragraph (a);

          (ii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

          (iii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets"; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

          (iv) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations upon a Change of Control to the extent required by the agreement governing such Subordinated Obligations but only if the Company shall have complied with the covenant described under "-- Change of Control" and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations; provided, however, that (A) the purchase price (stated as a percentage of principal amount or issue price plus accrued original issue discount, if less) of such Subordinated Obligations shall not be greater than the price (stated as a percentage of principal amount) of the Notes pursuant to any such offer to repurchase the Notes in the event of a Change of Control, and (B) any such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be included in subsequent calculations of the amount of Restricted Payments;

          (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with paragraph (a); provided, however, that such dividends shall be included in subsequent calculations of the amount of Restricted Payments;

          (vi) a Restricted Payment to pay for the repurchase or other acquisition or retirement of Capital Stock or options, warrants or other rights in respect thereof, or payments by the Company to repurchase or otherwise acquire Capital Stock or options, warrants or other rights in respect thereof, in each case from Management Investors, such payments not to exceed an amount equal to $500,000 in any fiscal year and $2.5 million in the aggregate (plus the Net Cash Proceeds received by the Company since the Issue Date as a capital contribution from the sale to Management Investors of Capital Stock or options, warrants or other rights in respect thereof); provided, however, that such payments will be included in subsequent calculations of the amount of Restricted Payments;

          (vii) payments by the Company or any Restricted Subsidiary (x) pursuant to the Management Agreements and (y) to G-IV, GSCP and SGCP and their respective Affiliates, not to exceed an amount necessary to permit each such Person, as the case may be, to (A) pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under the Indenture or the Certificate of Designation or the Exchange Debenture Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, to the extent such costs relate to the Company and its Subsidiaries, (B) make payments in respect of indemnification obligations of such Persons owing to directors, officers, employees or other Persons under their charters or by-laws or pursuant to written agreements with any such Person, to the extent such payments relate to the Company and its Subsidiaries, (C) pay all reasonable out-of-pocket expenses incurred in connection with the Acquisition, the Consent Solicitation, the Offerings and related transactions, and (D) indemnify or reimburse, or pay on behalf of, such Persons any taxes, charges or assessments arising by reason of their ownership of Capital Stock of the Company and the GSD Liquidation; provided, however, that such payments will be excluded in subsequent calculations of the amount of Restricted Payments;

          (viii) the payment by the Company of dividends on the common stock of the Company following an initial public offering of such common stock, in an amount not to exceed in any fiscal year 6% of the net proceeds received by the Company from such public offering; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

          (ix) (a) the issuance by the Company of shares of Exchangeable Preferred Stock as dividends paid in kind on the Exchangeable Preferred Stock and (b) commencing March 15, 2003, the payment of cash dividends by the Company on the Exchangeable Preferred Stock or on any Preferred Stock issued in exchange for the Exchangeable Preferred Stock, or any dividends on such Preferred Stock to the extent such dividends are made pursuant to the terms of the Certificate of Designation of such Preferred Stock, so long as the Company would be able to Incur, on a pro forma basis, an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "Certain Covenants -- Limitation on Indebtedness"; provided, however, that such cash dividends will be included in subsequent calculations of the amount of Restricted Payments; and

          (x) the exchange of Exchangeable Preferred Stock for Exchange Debentures in accordance with the terms of the Certificate of Designation for such Exchangeable Preferred Stock as in effect on the Issue Date; provided, however, that the Company may only effect such exchange so long as the Company would be able to Incur, on a pro forma basis, an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "Certain Covenants -- Limitation on Indebtedness"; provided further, however, that the principal amount of any such Exchange Debentures will be excluded in subsequent calculations of the amount of Restricted Payments;

     provided, that in the case of clauses (vi) and (viii) no Default or Event of Default shall have occurred or be continuing at the time of such payment after giving effect thereto; provided, further, that the ongoing annual fees of up to $950,000 payable pursuant to the Management Agreements shall not be made if a Default or an Event of Default has occurred or is continuing at the time of such payment.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

          (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture (including, without limitation, the Senior Secured Credit Facility and the 2005 Notes);

          (2) any encumbrance or restriction with respect to a Restricted Subsidiary (x) pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company, or of another Person that is assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or such acquisition of assets, merger or consolidation) and outstanding on the date of such acquisition, merger or consolidation or (y) pursuant to any agreement (not relating to any Indebtedness) in existence when a Person becomes a Subsidiary of the Company or when such agreement is acquired by the Company or any Subsidiary thereof, that is not created in contemplation of such Person becoming such a Subsidiary or such acquisition (for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary or agreement thereof shall be deemed acquired or assumed, as the case may be, by the Company when such Person becomes the Successor Company);

          (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refinances or replaces, an agreement referred to in clause
     (1) or (2) of this covenant or this clause (3) (an "Initial Agreement") or contained in any amendment to an Initial Agreement; provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or amendment are no less favorable to the Holders of the Notes taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or amendment relates (as conclusively determined in good faith by the Board of Directors);

          (4) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; provided, however, that, in each case, such encumbrance or restriction relates to, and restricts dealings with, only the property or asset that is the subject of such encumbrance or restriction;

          (5) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary(or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

          (6) any encumbrance or restriction on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; and

          (7) any encumbrance or restriction pursuant to an agreement relating to any foreign Indebtedness Incurred, or any sale of receivables, by a Foreign Subsidiary, provided that no such Indebtedness, in any one case, exceeds $10 million.

     Limitation on Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

          (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $1.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

          (ii) at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, which are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and

          (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) as follows:

             (A) first, either (x) to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Exchangeable Preferred Stock) of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition, or (y) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, so long as such project is completed within two years of the receipt of the Net Available Cash from such Asset Sale;

             (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) (such balance, the "Excess Proceeds"), to make an offer to purchase Notes and (to the extent required by the terms thereof) any other Senior Subordinated Indebtedness, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness, at a purchase price of 100% of the principal amount thereof (or accreted value, as applicable) plus accrued and unpaid interest to the purchase date; and

             (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including the repayment of any Subordinated Obligations);

     provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5.0 million. If the aggregate principal amount (or accreted value, as applicable) of Notes and Senior Subordinated Indebtedness validly tendered and not withdrawn in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Notes and such Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount (or accreted value, as applicable) of the relevant Senior Subordinated Indebtedness, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

     For the purposes of this covenant, the following are deemed to be cash: (w) Cash Equivalents, (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition, and (z) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(B) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (a)(iii)(B) (to repay Senior Subordinated Indebtedness) or clause (a)(iii)(C) above. The Company shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(iii)(A) above) is less than $5.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that taken as a whole are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction, or in the event there are no such members, as to which the Company has not obtained a Fairness Opinion (as hereinafter defined). In addition, any transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5.0 million will also require an opinion (a "Fairness Opinion") from an independent investment banking firm or appraiser, as appropriate, of national prominence, to the effect that the terms of such transaction taken as a whole are either (i) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate or
(ii) fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted by the covenant described under "-- Limitation on Restricted Payments," any Permitted Investment, or any other transaction specifically excluded from the definition of the term "Restricted Payment," (ii) the performance of the Company's or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options or other securities, to employees, officers or directors in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and the insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary, or guarantees in respect thereof or otherwise made on their behalf (including any payments under such guarantees), (A) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, or (B) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time, (vii) guarantees of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company by such Management Investors, which guarantees are permitted under the covenant described under "-- Limitation on Indebtedness," and payments thereunder, (viii) the assumption of GSD's obligations under the GSD Credit Facility, and the incurrence and payment of all fees and expenses payable in connection with the Acquisition, the Offerings and related transactions, (ix) any other transaction arising out of agreements in existence on the Issue Date, (x) execution, delivery and performance of the Management Agreements, including but not limited to the ongoing payment of fees to GSCP and SGCP of up to $950,000 per year plus reasonable out of pocket expenses, (xi) any commercial or other business transaction in the ordinary course of business with any Permitted Holder or any Affiliate thereof, on terms that taken as a whole are no less favorable to the Company and its Restricted Subsidiaries than those that could be obtained at the time in arm's-length dealings with a Person who is not an Affiliate of the Company, and (xii) any transaction between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity primarily engaged in a Related Business so long as such transaction is in the ordinary course of business and is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company (i) will not, and will not permit any Restricted Subsidiary of the Company to transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than to management of such Restricted Subsidiary and, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary, unless (a) after any such transfer, conveyance, sale, lease, disposition or issuance, such Restricted Subsidiary continues to be a Restricted Subsidiary and (b) the net cash proceeds from such transfer, conveyance, sale, lease, disposition or issuance, are applied in accordance with the covenant described under "-- Limitation on Sales of Assets"; provided, however, that this provision shall not prohibit (x) the transfer, conveyance, sale, lease or other disposition of all of the Capital Stock of any Restricted Subsidiary or the retention of Preferred Stock which is not Disqualified Stock in connection with any such transfer, conveyance, sale, lease or other disposition, (y) the transfer, conveyance, sale, lease or other disposition of Preferred Stock of a Subsidiary in compliance with the terms of the covenant described under "Certain Covenants -- Limitation on Sales of

Assets," and (z) the issuance or sale of any Preferred Stock of a Restricted Subsidiary if such issuance or sale would be in compliance with the terms of the covenant described under "Certain Covenants -- Limitation on Indebtedness."

     Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness that is not Senior Indebtedness or Guarantor Senior Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

     SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file (if then permitted to do so) with the SEC and provide (whether or not so filed with the SEC) the Trustee and Noteholders and prospective Noteholders (upon request) with the annual reports and the information, documents and other reports, which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA Section 314(a).

     Additional Note Guarantors. The Indenture will provide that if the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary that is a Significant Subsidiary, then the Company, the Trustee and such newly acquired or created Domestic Subsidiary shall execute and deliver a supplemental indenture evidencing such Note Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture. The Company will also have the right to cause any Restricted Subsidiary so to become a Note Guarantor. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "-- Note Guarantees."

MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;
(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "Certain Covenants -- Limitation on Indebtedness"; (iv) each Note Guarantor (other than any party to any such merger) shall have delivered a written instrument in form and substance reasonably satisfactory to the Trustee confirming its Note Guarantee; and (v) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture, provided that (x) in giving such opinion such counsel may rely on such officer's certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (ii) and (iii)), and (y) no

Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant. Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "Certain
Covenants -- Limitation on Indebtedness."

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Agreement, except that, in the case of a conveyance, transfer or lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding the foregoing clauses (ii) and (iii), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "-- Ranking" above, (iii) the failure by the Company to comply with its obligations under the covenant described under "-- Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" or "-- Certain Covenants" above (in each case, other than a failure to purchase Notes), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture, (vi) the failure by any Note Guarantor to comply with its obligations under any Note Guarantee to which such Note Guarantor is a party, after any applicable grace period, (vii) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (ix) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision") or (x) the failure of any Note Guarantee by a Note Guarantor which is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Note Guarantor of its obligations under the Indenture or any Note Guarantee if such Default continues for 10 days.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a Default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the principal amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder, (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (viii) release any Note Guarantor from any of its obligations under its Note Guarantee or the Indenture (other than in accordance with the terms of the Note Guarantee or the Indenture), or amend the provisions of the Indenture relating to the release of Note Guarantors (other than any releases pursuant to the terms of the Note Guarantee or the Indenture), or (ix) make any change in the amendment provisions that require each Holder's consent or in the waiver provisions.

     Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to a transaction governed by the provisions described under "-- Merger and Consolidation" (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for purposes of this Indenture, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     The Company at any time may terminate all of its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "-- Certain Covenants," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clause (iii) under "-- Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii), (viii) (but only with respect to certain bankruptcy events of a Significant Subsidiary), (ix) or (x) under "Defaults" above or because of the failure of the Company to comply with clause (iii) under "-- Merger and Consolidation" above.

     Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law since the date of the Indenture).

CONCERNING THE TRUSTEE

     The Bank of New York is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at March 15, 2003 plus (2) all required interest and principal payments (excluding accrued but unpaid interest) due on such Note through March 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

     "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory, equipment, obsolete assets or surplus personal property in the ordinary course of business, (iii) the sale of Cash Equivalents in the ordinary course of business, (iv) dispositions with a fair market value not exceeding $500,000 in the aggregate in any fiscal year, (v) the sale or discount (with or without recourse, and on commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (vi) the licensing of intellectual property in the ordinary course of business, (vii) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets" only, a disposition subject to the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments", or (viii) a disposition of property or assets that is governed by the provisions described under "-- Merger and Consolidation."

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Exchangeable Preferred Stock, the quotient obtained by dividing
(i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Exchangeable Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Secured Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Exchangeable Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

     "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Day International Group, Inc., a Delaware corporation and any successor thereto.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis; provided, however, that:

          (1) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period,

          (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition of any company or any business or any group of assets constituting an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any group of assets constituting an operating unit of a business, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

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

     For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, Investment or acquisition of assets, or any transaction governed by the provisions described under "-- Merger and Consolidation", or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting Officer of the Company, based on reasonable assumptions. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, the Company and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs, and plus, to the extent incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and the interest component of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease, in accordance with GAAP, (ii) amortization of debt discount, (iii) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, (iv) non-cash interest expense, (v) net costs associated with Hedging Obligations, (vi) cash dividends in respect of all Preferred Stock of the Company and its Restricted Subsidiaries and Disqualified Stock of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary; and (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person (other than the Company or any Restricted Subsidiary) on Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

          (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

          (iii) any net income (loss) of any Restricted Subsidiary that is not a Note Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

          (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

          (v) any extraordinary gain or loss, and

          (vi) the cumulative effect of a change in accounting principles.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

     "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness, (ii) the 2005 Notes and (iii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable at the option of the Holder) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the Holder or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Notes. For avoidance of doubt, the Exchangeable Preferred Stock shall not be deemed Disqualified Stock.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization of intangibles and other non-cash charges or non-cash losses.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Debentures" means the 12 1/4% Exchange Debentures of the Company Due 2010 and any Exchange Debentures issued as payment in kind interest thereon.

     "Exchangeable Preferred Stock" means the 12 1/4% Senior Exchangeable Preferred Stock Due 2010 and any Exchangeable Preferred Stock issued as payment of dividends thereon.
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

     "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

     "G-IV" means Greenwich IV, LLC, a Delaware limited liability company, and any successor in interest thereto.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income" and "EBITDA," all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession all ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "GSCP" means Greenwich Street Capital Partners, Inc., a Delaware corporation, and any successor thereto.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other nonfinancial obligation of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or such other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) any Guarantee of the Bank Indebtedness by such Note Guarantor and all other Guarantees by such Note Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness for any other Note Guarantor; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Note Guarantor regardless of whether postfiling interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Note Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Note Guarantor under the Note Guarantee; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligations of such Note Guarantor to the Note Guarantor or any other Subsidiary of the Note Guarantor, (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Note Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Note Guarantor that is expressly subordinate in right of payment to any of the Indebtedness of such Note Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Note Guarantor or (5) any Capital Stock.

     "Guarantor Senior Subordinated Indebtedness" means, with respect to a Note Guarantor, the obligations of such Note Guarantor under the Note Guarantee and any other Indebtedness of such Note Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Note Guarantor under the Note Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Note Guarantor which is not Guarantor Senior Indebtedness of such Note Guarantor.

     "Guarantor Subordinated Obligation" means, with respect to a Note Guarantor, any Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Note Guarantor under the Note Guarantee pursuant to a written agreement.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Register.

     "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal of indebtedness of such Person for borrowed money,

          (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (iii) all reimbursement obligations of such Person (including reimbursement obligations) in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services,

          (v) all Capitalized Lease Obligations and Attributable Debt of such Person,

          (vi) Disqualified Stock of the Company and Preferred Stock of a Subsidiary (to the extent held by a Person other than the Company or a Restricted Subsidiary), but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if such Capital Stock has no such fixed price, to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors of the issuer of such Capital Stock),

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

          (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

     The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise in accordance with GAAP.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is party or a beneficiary.

     "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Agreements" means, collectively, the Consulting Agreement, the Fee Agreement and the Indemnification Agreement, each between the Company, GSCP and SGCP (and their permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

     "Management Investors" means the officers, directors, employees and other members of the management of the Company or any of its Subsidiaries, or family members or relatives thereof, or trusts for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company.

     "Management Stock" means Capital Stock of the Company, or options, warrants or other rights in respect thereof, held by any of the Management Investors.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

     "Note Guarantee" means any guarantee that may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the covenant described under "-- Certain Covenants -- Additional Note Guarantors."

     "Note Guarantor" means any Subsidiary that has issued a Note Guarantee.

     "Officer" means the President, Chief Financial Officer, any Vice President, Controller or Treasurer of the Company.

     "Officer's Certificate" means a certificate signed by one Officer.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Holder" means any of the following: (i) GSCP, SGCP, and their respective Affiliates; provided that "Permitted Holders" in any event shall include Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., The Travelers Insurance Company, The Travelers Life and Annuity Company, TRV Employees Fund, Inc., Smith Barney Company Inc. and their respective Affiliates; any other investment fund or vehicle managed, sponsored or advised by Greenwich Street Capital Partners, Inc., The Travelers Insurance Company, The Travelers Life and Annuity Company, Smith Barney Company Inc. or any of their respective Affiliates; and (ii) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's capital stock.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

          (i) a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

          (iii) Cash Equivalents;

          (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (v) securities or other Investments received as consideration in sales or other dispositions of property or assets, including Asset Dispositions, made in compliance with the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets";

          (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

          (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

          (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under "-- Certain Covenants -- Limitation on Indebtedness";

          (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens"; and

          (x) other Investments in an aggregate amount outstanding at any time not to exceed $12.5 million.

     "Permitted Liens" means:

          (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

          (c) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

          (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

          (f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

          (g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

          (h) Liens securing Hedging Obligations Incurred in compliance with the covenant described under "-- Certain Covenants -- Limitation on Indebtedness";

          (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

          (j) leases, subleases, licenses or sublicenses to third parties;

          (k) Liens securing (x) Indebtedness Incurred in compliance with clause
     (b)(i), (b)(ii), (b)(v) or (b)(vii) of the covenant described under "Certain Covenants -- Limitation on Indebtedness", or clause (b)(iv) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof) or (y) Bank Indebtedness;

          (l) Liens on properties or assets (1) of the Company or any Note Guarantor securing Senior Indebtedness or Guarantor Senior Indebtedness,
     (2) of any Wholly Owned Subsidiary that is not a Note Guarantor securing Indebtedness of any Wholly Owned Subsidiary that is not a Note Guarantor or
     (3) of any Restricted Subsidiary that is not a Note Guarantor securing its Indebtedness;

          (m) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

          (n) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (o) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

          (p) Liens securing the Notes; and

          (q) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective Registration Statement under the Securities Act (whether alone or in conjunction with any secondary public offering).

     "Public Market" means any time after a Public Equity Offering has been consummated and either (x) at least 10% of the total issued and outstanding common stock (or equivalent equity interests) of the Company has been distributed by means of an effective Registration Statement under the Securities Act or (y) an established public trading market otherwise exists for any such common stock or equivalent equity interests.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," "refinanced" and "refinancing" as used in the Indenture shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums not in excess of the premiums called for in the documentation related to such Indebtedness so refinanced and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are reasonably related, complementary or incidental thereto.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the revolving credit facility under the Senior Secured Credit Facility (which may include any swing line or letter of credit facility or subfacility thereunder).

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases (x) between the Company and a Restricted Subsidiary or between or
(y) required to be classified and accounted for as capitalized leases for financial reporting purposes in accordance with GAAP.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Credit Agreement" means the senior secured credit agreement dated as of January 15, 1998, among the Company, the several lenders party thereto from time to time, Societe Generale Securities Corporation, as arranger, and Societe Generale as administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

     "Senior Secured Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restruc-tured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise). Without limiting the generality of the foregoing, the term "Senior Secured Credit Facility" shall include any agreement
(i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that (i) specifically provides that such Indebtedness is to rank pari passu with the Notes or is otherwise entitled "Senior Subordinated" Indebtedness and (ii) is not expressly subordinated by its terms in right of payment to any Indebtedness of the Company that is not Senior Indebtedness.

     "SGCP" means SG Capital Partners, LLC, a Delaware limited liability company.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

     "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) which is expressly subordinate in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person or (ii) one or more Subsidiaries of such Person.

     "Successor Company" shall have the meaning assigned thereto in clause (i) under "-- Merger and Consolidation."

     "Term Loan Facility" means the term loan facilities provided under the Senior Secured Credit Facility.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to the Stated Maturity; provided, however, that if the period from the Redemption Date to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the

Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.


     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.


     "2005 Notes" means the Company's 11 1/8% Senior Subordinated Notes due
2005.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under "-- Certain Covenants -- Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law) is owned by the Company or another Wholly Owned Subsidiary.

                DESCRIPTION OF THE EXCHANGEABLE PREFERRED STOCK
                            AND EXCHANGE DEBENTURES

EXCHANGEABLE PREFERRED STOCK

     The Existing Exchangeable Preferred Stock was issued, and the New Exchangeable Preferred Stock offered hereby will be issued, by the Company pursuant to a Certificate of Designation, dated March 18, 1998 (the "Certificate of Designation"), relating to the 12 1/4% Senior Exchangeable Preferred Stock Due 2010 (the "Certificate of Designation"). The following summary of certain provisions of the Certificate of Designation and the Exchangeable Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificate of Designation. The Certificate of Designation is filed as an Exhibit to the Registration Statement of which the Prospectus forms a part and is available, upon request, from the Company. Definitions of certain capitalized terms used in the Certificate of Designation and in the following summary are set forth below under "-- Exchange Debentures -- Certain Definitions."

GENERAL

     The Board of Directors of the Company adopted resolutions creating a maximum of 105,000 shares of Exchangeable Preferred Stock, which consist of the shares of Exchangeable Preferred Stock issued in the Exchangeable Preferred Stock Offering, plus up to 35,000 additional shares of Exchangeable Preferred Stock which may be issued pursuant to the Exchange Offer in exchange for the shares of Exchangeable Preferred Stock initially issued, plus 35,000 additional shares of Exchangeable Preferred Stock which, among other things, may be used to pay certain dividends on the Exchangeable Preferred Stock issued in the Exchangeable Preferred Stock Offering at the election of the Company. The Company has filed a Certificate of Designation with respect thereto with the Secretary of State of the State of Delaware as required by Delaware law. Subject to certain conditions, the Exchangeable Preferred Stock will be exchangeable for Exchange Debentures at the option of the Company on any dividend payment date. The Exchangeable Preferred Stock, issued and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, is fully paid and non-assessable, and the holders thereof do not have any subscription or preemptive rights related thereto. The Bank of New York is the transfer agent (the "Transfer Agent") and registrar (the "Registrar") for the Exchangeable Preferred Stock.

RANK

     The Exchangeable Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all other classes of Capital Stock of the Company established after the date of the Prospectus by the Board of Directors of the Company the terms of which do not expressly provide that it ranks on a parity with the Exchangeable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); and (ii) subject to certain conditions, on a parity with each series of Preferred Stock existing on the date of the Prospectus the terms of which do not expressly provide that it ranks junior to any Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, and any class of Capital Stock established after the date of this Prospectus by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"). Creditors of the Company will have priority over the Exchangeable Preferred Stock with respect to claims on the assets of the Company. In addition, creditors and stockholders of the Company's Subsidiaries will have priority over the Exchangeable Preferred Stock with respect to claims on the assets of such Subsidiaries. The Exchangeable Preferred Stock will be subject to the issuance of new classes of Junior Securities and Parity Securities, provided that the Company may not issue any new class of Parity Securities without the approval of the holders of at least 50% of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, except that without the approval of the holders of Exchangeable Preferred Stock, the Company may issue and have outstanding shares of Parity Securities issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Exchangeable Preferred Stock or other Parity Securities.

DIVIDENDS

     Exchangeable Preferred Stock Holders will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on the Exchangeable Preferred Stock at a rate per annum equal to 12 1/4% of the liquidation preference per share of Exchangeable Preferred Stock. All dividends will be cumulative whether or not earned or declared on a daily basis from the date of issuance of the Exchangeable Preferred Stock and will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, commencing on June 15, 1998. On or before March 15, 2003 the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. After March 15, 2003, dividends may be paid only in cash. It is not expected that the Company will pay any dividends in cash for any period ending on or prior to March 15, 2003. The terms of certain debt instruments of the Company, including the Senior Secured Credit Facility, the 2005 Notes and the Notes, restrict the payment of cash dividends by the Company, and future agreements may provide the same. See "Risk Factors -- Substantial Leverage," "Risk Factors -- Restrictive Financing Covenants," "Description of the Notes," and "Description of Certain Senior Indebtedness."

     No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so paid, the Exchangeable Preferred Stock will share dividends pro rata with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on the Exchangeable Preferred Stock.

OPTIONAL REDEMPTION

     The Exchangeable Preferred Stock may be redeemed for cash (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after March 15, 2003, in whole or in part, at the option of the Company, at the following redemption prices (expressed as percentages of the liquidation preference thereof) if redeemed during the 12-month period beginning March 15 of each of the years set forth below, in each case together with an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date):

                       YEAR                         PERCENTAGE
                       ----                         ----------
2003..............................................   106.125%
2004..............................................   104.083%
2005..............................................   102.042%
2006 and thereafter...............................   100.000%

     In addition, at any time and from time to time prior to March 15, 2001, the Company may redeem the Exchangeable Preferred Stock, in whole or in part, at the option of the Company, at a redemption price equal to 112.25% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date), with the proceeds of one or more Public Equity Offerings following which there is a Public Market, provided that such redemption shall occur within 180 days of the date of the closing of such Public Equity Offering.

     No optional redemption may be authorized or made (i) unless prior thereto or contemporaneously therewith full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Exchangeable Preferred Stock or
(ii) at less than 101% of the liquidation preference of the Exchangeable Preferred Stock at any time when the Company is making an offer to purchase shares of Exchangeable Preferred Stock under a Change of Control Offer (as defined) in accordance with the provisions of "-- Repurchase at the Option of Exchangeable Preferred Stock Holders -- Change of Control."

     In the event of partial redemptions of Exchangeable Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Company, except that the Company may redeem such shares held by any holders of fewer than 100 shares (or shares held by holders who would hold less than 100 shares as a result of such redemption), without regard to any pro rata redemption requirement. The terms of certain debt instruments of the Company, including the Senior Secured Credit Facility, the 2005 Notes and the Notes, restrict, directly or indirectly, the ability of the Company to redeem the Exchangeable Preferred Stock, and future agreements to which the Company or its subsidiaries are parties may provide the same. See "Description of the Notes -- Certain Covenants" and "Description of Certain Senior Indebtedness."

MANDATORY REDEMPTION

     On March 15, 2010, the Company will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Exchangeable Preferred Stock at a price equal to the then effective liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends.

PROCEDURES FOR REDEMPTIONS

     On and after a redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accrue on shares of Exchangeable Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price, without interest. The Company will send a written notice of redemption by first class mail to each holder of record of shares of Exchangeable Preferred Stock, not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption. Shares of Exchangeable Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Exchangeable Preferred Stock must be in compliance with the Certificate of Designation.

REPURCHASE AT THE OPTION OF EXCHANGEABLE PREFERRED STOCK HOLDERS

  Change of Control

     Upon the occurrence of any of the following events (each a "Change of Control"), each Exchangeable Preferred Stock Holder will have the right to require the Company to repurchase all or any part of such holder's Exchangeable Preferred Stock at a purchase price in cash equal to 101% of the aggregate liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the repurchase date to the repurchase date), if any, to the date of repurchase (subject to the right of Exchangeable Preferred Stock Holders of record on the relevant record date to receive dividends due on the relevant dividend payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Exchangeable Preferred Stock pursuant to this covenant in the event that it has exercised its right to redeem all of the Exchangeable Preferred Stock as described under "Optional Redemption":

          (i) prior to the first public offering of Voting Stock of the Company, either (x) Permitted Holders cease to be the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, or (y) Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors, in each case, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent entity);

          (ii) following the first public offering of Voting Stock of the Company, any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 35% of the Voting Stock of the Company, provided that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Exchangeable Preferred Stock pursuant to this covenant, then prior to the mailing of the notice to Exchangeable Preferred Stock Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control (unless the Company has exercised its right to redeem all the Exchangeable Preferred Stock as described under "Optional Redemption"), the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Exchangeable Preferred Stock as provided for in the immediately following paragraph.

     The Company shall, within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof), mail a notice to each Exchangeable Preferred Stock Holder stating: (1) that a Change of Control has occurred or will occur and that such Exchangeable Preferred Stock Holder has (or upon such occurrence will have) the right to require the Company to purchase such Exchangeable Preferred Stock Holder's Exchangeable Preferred Stock at a purchase price in cash equal to 101% of the aggregate liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the repurchase date to the repurchase date), if any, to the date of purchase (subject to the right of Exchangeable Preferred Stock Holders of record on a record date to receive dividends on the relevant dividend payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this covenant, that an Exchangeable Preferred Stock Holder must follow in order to have its Exchangeable Preferred Stock purchased; and (5) that, if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchangeable

Preferred Stock pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Certificate of Designation, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The occurrence of a Change of Control would constitute a default under the Senior Secured Credit Facility. Future Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Exchangeable Preferred Stock Holders of their right to require the Company to repurchase the Exchangeable Preferred Stock could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Exchangeable Preferred Stock Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Exchangeable Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution, the liquidation preference per share, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Securities are not paid in full, the holders of the Exchangeable Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of shares of Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a liquidation, dissolution or winding-up of the Company.

     The Certificate of Designation does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Exchangeable Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of Exchangeable Preferred Stock. In addition, the Company is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon any surplus of the Company solely because the liquidation preference of the Exchangeable Preferred Stock will exceed its par value. Consequently, there will be no restriction upon any surplus of the Company solely because the liquidation preference of the Exchangeable Preferred Stock will exceed the par value and there will be no remedies available to holders of the Exchangeable Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the Exchangeable Preferred Stock and its par value.

VOTING RIGHTS

     Exchangeable Preferred Stock Holders will have no voting rights with respect to general corporate matters except as provided by law or as set forth in the Certificate of Designation. The Certificate of Designation will provide that (a) if (i) dividends on the Exchangeable Preferred Stock are in arrears and unpaid (and, in the case of dividends payable after March 15, 2003, are not paid in cash) for four consecutive quarterly periods, (ii) the Company fails to discharge any redemption obligation with respect to the Exchangeable Preferred Stock (whether or not the Company is permitted to do so by the terms of the Senior Secured Credit Facility, the 2005 Notes, the Notes or any other obligation of the Company), (iii) the Company fails to make an offer to purchase all of the outstanding shares of Exchangeable Preferred Stock following a Change of Control (whether or not the Company is permitted to do so by the terms of the Senior Secured Credit Facility, the 2005 Notes, the Notes or any other obligation of the Company) or fails to purchase shares of Exchangeable Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control offer, (iv) a breach or violation of the provisions described under the caption "-- Certain Covenants" occurs and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from holders of 25% of the Exchangeable Preferred Stock then outstanding, or (v) the Company or any Significant Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity (a "Payment Default"), or the acceleration of any such Indebtedness by the holders thereof because of a default, so long as the total amount of such Indebtedness unpaid or accelerated exceeds $5 million or its foreign currency equivalent, then the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of the majority of the then outstanding Exchangeable Preferred Stock, voting separately as a class, to elect two directors, and (b) the approval of holders of a majority of the outstanding shares of Exchangeable Preferred Stock, voting as a separate class, will be required for (i) any merger, consolidation or sale of assets of the Company except as permitted pursuant to the covenant below entitled "Merger or Consolidation" and (ii) for any modification of the Exchange Debenture Indenture. Each such event described in clause (a) above is referred to herein as a "Voting Rights Triggering Event." Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Exchangeable Preferred Stock are paid in full (and after March 15, 2003, paid in cash) and any failure, breach or default referred to in clause
(a) is remedied.

     In addition, the Certificate of Designation provides that, except as stated above under "-- Ranking," the Company will not authorize any class of Parity Securities without the affirmative vote or consent of holders of at least 50% of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that the Company may not amend the Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of the Exchangeable Preferred Stock, or authorize the issuance of any additional shares of Exchangeable Preferred Stock, without the affirmative vote or consent of the holders of at least 50% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class. The Certificate of Designation further provides that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities or Parity Securities, (b) the decrease in the amount of authorized capital stock of any class, including any Exchangeable Preferred Stock or (c) the increase in the amount of authorized capital stock of any class of Junior Securities shall not require the consent of the holders of Exchangeable Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of shares of Exchangeable Preferred Stock.

     Under Delaware law, holders of Exchangeable Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Certificate of Incorporation, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares or such class so as to affect them adversely.

CERTAIN COVENANTS

     Limitation on Indebtedness. (a) The Certificate of Designation provides that the Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio would be greater than 2.00:1.00.

     (b) Notwithstanding the foregoing paragraph (a), the Company and, where indicated, its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness of the Company Incurred pursuant to the Senior Secured Credit Facility in a maximum principal amount not to exceed at any time

             (A) an aggregate principal amount of $40.0 million under the Term Loan Facility less the aggregate amount of all scheduled repayments of principal, or mandatory prepayments of principal, applied to permanently reduce the Indebtedness outstanding under the Term Loan Facility, plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and

             (B) an aggregate principal amount outstanding at any time under the Revolving Credit Facility not to exceed $20.0 million less the amount of all mandatory prepayments of principal, applied to permanently reduce the commitments under the Revolving Credit Facility, plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

          (ii) Indebtedness of Foreign Subsidiaries for working capital purposes and any Guarantees in respect thereof, the aggregate principal amount of which Indebtedness outstanding at any time does not exceed, as to all such Foreign Subsidiaries, $15.0 million;

          (iii) Indebtedness (A) of the Company to any Restricted Subsidiary and
     (B) of any Wholly Owned Subsidiary to the Company or any Restricted Subsidiary; provided, however, that (x) in the case of clause (A), any such Indebtedness is subordinated to the Exchange Debentures and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (iv) Indebtedness represented by the Notes and the issuance of the Exchangeable Preferred Stock in the amount issued on the Issue Date, and any Indebtedness (other than the Indebtedness described in clauses (i), (ii) or (iii) above) outstanding on the date of the Exchange Debenture Indenture and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or paragraph (a) (excluding the exchange of Exchangeable Preferred Stock for Exchange Debentures in accordance with the terms of the Certificate of Designation for such Exchangeable Preferred Stock as in effect on the Issue Date);

          (v) Indebtedness of the Company or any Restricted Subsidiary (A) to finance or refinance the deferred purchase price of newly acquired property of the Company and its Subsidiaries used in the ordinary course of business of the Company and its Subsidiaries (provided such purchase money financing is entered into within six months of the acquisition of such property), and any Refinancing Indebtedness with respect thereto, and (B) in the form of Capitalized Lease Obligations or Attributable Debt, and any Refinancing Indebtedness with respect thereto, in an aggregate amount (based on, in the case of clause (A), the remaining balance of the obligations therefor on the books of the Company and its Restricted Subsidiaries) not in excess, at any one time outstanding, of $10.0 million;

          (vi) Indebtedness of the Company or any Restricted Subsidiary (which may comprise Bank Indebtedness) in an aggregate principal amount at any one time outstanding not in excess of $10.0 million;

          (vii) Indebtedness represented by the Note Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i), (iii) or (iv) above;

          (viii) Guarantees (A) by any Restricted Subsidiary of Indebtedness of any other Restricted Subsidiary or (B) by any Wholly Owned Subsidiary that is not a Restricted Subsidiary of Indebtedness of any Wholly Owned Subsidiary that is not a Restricted Subsidiary;

          (ix) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (x) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets, other than guarantees of Indebtedness incurred by any Person acquiring such assets for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum Indebtedness incurred in connection with such disposition shall at no time exceed the gross proceeds being measured at the time received by the Company and its Restricted Subsidiaries in connection with such disposition (which proceeds would include assumed Indebtedness of the Company or any Restricted Subsidiary, and with respect to any other non-cash proceeds of any such disposition, the fair market value at the time of receipt of such proceeds and without giving effect to any subsequent changes in value);

          (xi) Indebtedness in respect of (A) commercial letters of credit, or other letters of credit or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business;

          (xii) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes and are in the ordinary course of business;

          (xiii) Indebtedness (A) of the Company consisting of Guarantees of up to an aggregate principal amount of $500,000 of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company by such Management Investors or (B) of the Company or any Restricted Subsidiary consisting of guarantees in respect of loans or advances made to officers or employees of the Company or any such Restricted Subsidiary, or guarantees otherwise made on their behalf, (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time;

          (xiv) Indebtedness of any Restricted Subsidiary that is Indebtedness of another Person assumed by such Restricted Subsidiary in connection with its acquisition of assets from such Person (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that at the time of such acquisition of assets the Company shall have been able to Incur at least an additional $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition;

          (xv) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition the Company shall have been able to Incur at least $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition;

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

          (xvi) Exchangeable Preferred Stock issued as payment in kind dividends on the Exchangeable Preferred Stock outstanding on the Issue Date or issued subsequent to the Issue Date as dividends permitted pursuant to this clause
     (xvi), such dividends made pursuant to the terms of the Certificate of Designation for such Exchangeable Preferred Stock as in effect on the Issue Date; and

          (xvii) Indebtedness arising from the assumption of the obligations of GSD under the GSD Credit Facility; provided that the proceeds of the Offerings are applied to repay all amounts outstanding under the GSD Credit Facility; and

          (xviii) Indebtedness (A) arising by reason of any Lien created or permitted to exist in compliance with the covenant described under "Exchange Debentures -- Certain Covenants -- Limitations on Liens," as if such covenant is in effect on the date of such Incurrence of Indebtedness (without consideration of whether the Exchange Debenture Indenture is in effect), including any Indebtedness of any Exchange Debenture Note Guarantor arising by reason of any Lien granted by such Person to secure Exchange Debenture Senior Indebtedness, or of the Company or any Exchange Debenture Note Guarantor arising by reason of any Lien granted by such Person to secure Exchange Debenture Guarantor Senior Indebtedness, or (B) of any Restricted Subsidiary that is not an Exchange Debenture Note Guarantor arising by reason of any Lien granted by such person to secure Indebtedness of any Restricted Subsidiary that is not an Exchange Debenture Note Guarantor.

     (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and
(iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     (d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date of such calculation.

     Merger or Consolidation. The Certificate of Designation provides that, without the consent of holders of a majority of the outstanding shares of Exchangeable Preferred Stock, voting as a separate class, the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (ii) the Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of the Successor Company, having in respect of such successor, transferee or resulting corporation substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon that the Exchangeable Preferred Stock had immediately prior to such transaction; (iii) immediately after such transaction, no Voting Rights Triggering Event, and no event that after the giving of notice or lapse of time or both would become a Voting Rights Triggering Event, shall have occurred and be continuing; (iv) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; and (v) prior to the consummation of any such proposed transaction, the Company shall have delivered to the Transfer Agent an Officers' Certificate and an Opinion of Counsel, each to the effect that such transaction complies with the terms of the Certificate of Designation and that all conditions precedent to such transaction have been satisfied, provided that (x) in giving such opinion such counsel may rely on such officer's certificate
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

as to any matters of fact (including without limitation as to compliance with the foregoing clauses (iii) and (iv)), and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant. Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "Certain Covenants -- Limitation on Indebtedness."

     Notwithstanding the foregoing clauses (ii) and (iii), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (2) the Company may merge with an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.

     Junior Payments. The Certificate of Designation provides that the Company will not, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of any Junior Securities (other than dividends or distributions payable in Junior Securities (other than Disqualified Stock)),
(ii) purchase, redeem or otherwise acquire or retire for value any Junior Securities or (iii) make any Investment (other than a Permitted Investment) in any Person (all such dividends, distributions, purchases, redemptions, acquisitions, retirements and Investments being collectively referred to as "Junior Payments"), if, at the time of such Junior Payment:

          (i) a Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; or

          (ii) all dividends on the Exchangeable Preferred Stock payable on dividend payment dates after March 15, 2003, have not been declared and paid in cash.

     Notwithstanding the foregoing, the Certificate of Designation shall not prohibit as Junior Payments:

          (i) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Junior Securities or Parity Securities made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Junior Securities or Parity Securities of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or a substantially concurrent capital contribution to the Company;

          (ii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Junior Securities or Parity Securities upon a Change of Control to the extent required by the agreement governing such Junior Securities or Parity Securities but only if the Company shall have complied with the covenant described under "-- Change of Control" and purchased all Exchangeable Preferred Stock required thereby, prior to purchasing such Junior Securities or Parity Securities, provided, however, that the purchase price (stated as a percentage of liquidation preference) of such Junior Securities or Parity Securities shall not be greater than the price for such purchase set forth in the instrument pursuant to which such Junior Securities or Parity Securities were issued;

          (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with all of the provisions of the Certificate of Designation (including, but not limited to, the "Junior Payments" covenant);

          (iv) a Junior Payment to pay for the repurchase or other acquisition or retirement of Junior Securities or Parity Securities or options, warrants or other rights in respect thereof, or payments by the Company to repurchase or otherwise acquire Junior Securities or Parity Securities or options, warrants or other rights in respect thereof, in each case from Management Investors, such payments not to exceed an amount equal to $500,000 in any fiscal year and $2.5 million in the aggregate (plus the Net Cash Proceeds received by the Company since the Issue Date as a capital contribution from the sale to

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

     Management Investors of Junior Securities or Parity Securities or options, warrants or other rights in respect thereof); and

          (v) payments by the Company or any Restricted Subsidiary (x) pursuant to the Management Agreements, and (y) to G-IV, GSCP and SGCP and their respective Affiliates, not to exceed an amount necessary to permit each such Person, as the case may be, to (A) pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under the Indenture or the Certificate of Designation, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, to the extent such costs relate to the Company and its Subsidiaries, (B) make payments in respect of indemnification obligations of such Person owing to directors, officers, employees or other Persons under their charters or by-laws or pursuant to written agreements with any such Person, to the extent such payments relate to the Company and its Subsidiaries, (C) pay all reasonable out-of-pocket expenses incurred in connection with the Acquisition, the Consent Solicitation, the Offerings and related transactions, and (D) indemnify or reimburse, or pay on behalf of, such Persons any taxes, charges or assessments arising by reason of their ownership of Capital Stock of the Company and the GSD Liquidation.

     Transactions with Affiliates. (a) The Certificate of Designation provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that taken as a whole are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction, or in the event there are no such members, as to which the Company has not obtained a Fairness Opinion (as hereinafter defined). In addition, any transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5.0 million will also require an opinion (a "Fairness Opinion") from an independent investment banking firm or appraiser, as appropriate, of national prominence, to the effect that the terms of such transaction taken as a whole are either (i) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate or (ii) fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Junior Payment permitted by the covenant described under "-- Junior Payments," any Permitted Investment, or any other transaction specifically excluded from the definition of the term "Junior Payments," (ii) the performance of the Company's or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options or other securities, to employees, officers or directors in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary, or guarantees in respect thereof or otherwise made on their behalf (including any payments under such guarantees), (A) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, or (B) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time, (vii) guarantees of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company by such Management Investors, which guarantees are permitted under the covenant described under "-- Limitation on Indebtedness," and payments thereunder, (viii) the assumption of GSD's obligations under the GSD Credit Facility, and the incurrence and payment of all fees

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

and expenses payable in connection with the Acquisition, the Offerings and related transactions, (ix) any other transaction arising out of agreements in existence on the Issue Date, (x) execution, delivery and performance of the Management Agreements, including the ongoing payment of fees to GSCP and SGCP of up to $950,000 per year plus reasonable out of pocket expenses, (xi) any commercial or other business transaction in the ordinary course of business with any Permitted Holder or any Affiliate thereof, on terms that taken as a whole are no less favorable to the Company and its Restricted Subsidiaries than those that could be obtained at the time in arm's-length dealings with a Person who is not an Affiliate of the Company, and (xii) any transaction between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity primarily engaged in a Related Business so long as such transaction is in the ordinary course of business and is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

     Reports. The Certificate of Designation provides that, whether or not required by the rules and regulations of the Commission, so long as any shares of Exchangeable Preferred Stock are outstanding, the Company will furnish Exchangeable Preferred Stock Holders, within 15 days after it is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any shares of Exchangeable Preferred Stock remain outstanding, it will furnish to the Exchangeable Preferred Stock Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EXCHANGE

     The Company may at its option exchange all, but not less than all, of the then outstanding shares of Exchangeable Preferred Stock into Exchange Debentures on any dividend payment date, provided that on the date of such exchange: (a) there are no material contractual impediments to such exchange; (b) such exchange would comply with the Delaware General Corporation Law; (c) a Registration Statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the date of such exchange or the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange, and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof will not be subject to any restrictions imposed by the Securities Act upon the resale thereof and such exemption is relied upon by the Company for such exchange; (d) the Exchange Debenture Indenture and the trustee thereunder shall have been qualified under the TIA; (e) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debenture Indenture) would exist under the Exchange Debenture Indenture; and (f) the Company shall have delivered a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (a), (c) and (d) and certain other matters (and such counsel may rely, as to matters of fact, on an officer's certificate). The Company shall send a written notice of exchange by mail to each holder of record of shares of Exchangeable Preferred Stock, which notice shall state, among other things, (i) that the Company is exercising its option to exchange the Exchangeable Preferred Stock for Exchange Debentures pursuant to the Certificate of Designation and (ii) the date of exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which such notice is mailed. On the Exchange Date, holders of outstanding shares of Exchangeable Preferred Stock will be entitled to receive a principal amount of

Exchange Debentures equal to the liquidation preference per share, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the Exchange Date to the Exchange Date), as provided below.

     The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Exchangeable Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Exchangeable Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which his shares of Exchangeable Preferred Stock entitle him, provided that the Company may, at its option, pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. On and after the Exchange Date, dividends will cease to accumulate on the outstanding shares of Exchangeable Preferred Stock, and all rights of the holders of Exchangeable Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash equal to the accumulated and unpaid dividends to the Exchange Date and if the Company so elects, cash in lieu of any Exchange Debenture which is in an amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for any purposes as the registered holder of such Exchange Debentures.

     The Senior Credit Agreement contains limitations with respect to the Company's ability to issue the Exchange Debentures, and any future credit agreements or other agreements relating to indebtedness to which the Company or any of its Subsidiaries become a party may contain similar limitations. See "Description of Notes -- Certain Covenants" and "Description of Certain Indebtedness."

     The Company intends to comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

     Transfer Agent and Registrar. The Bank of New York is the Transfer Agent and Registrar for the Exchangeable Preferred Stock.

                              EXCHANGE DEBENTURES

GENERAL

     The Exchange Debentures, if issued, will be issued under an Indenture (the "Exchange Debenture Indenture"), dated March 18, 1998, between the Company, Day and The Bank of New York, as trustee (the "Trustee"). The terms of the Exchange Debentures include those stated in the Exchange Debenture Indenture and those made part of the Exchange Debenture Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Exchange Debentures will be subject to all such terms, and prospective holders of the Exchange Debentures are referred to the Exchange Debenture Indenture and the TIA for a statement of such terms. The Exchange Debenture Indenture is filed as an Exhibit to the Registration Statement of which the Prospectus forms a part and is available, upon request, from the Company. The following summary of certain provisions of the Exchange Debenture Indenture does not purport to be complete and is qualified in its entirety by reference to the Exchange Debenture Indenture, including the definitions therein of certain terms. Definitions of certain capitalized terms used in the Exchange Debenture Indenture and in the following summary are set forth below under "-- Certain Definitions."

     The Exchange Debentures, if issued, will be general unsecured obligations of the Company, subordinated to all existing and future Exchange Debenture Senior Indebtedness, including the Notes, the 2005 Notes and the Senior Credit Agreement. The Exchange Debentures will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof (other than as described in "-- Exchangeable Preferred Stock -- Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein).

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

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Debentures will mature on March 15, 2010. Interest on the Exchange Debentures will accrue at a rate of 12 1/4% per annum from the Exchange Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semi-annually in cash (or, on or prior to March 15, 2003, in additional Exchange Debentures, at the option of the Company) in arrears on March 15 and September 15 of each year, commencing with the first such date after the Exchange Date, to Exchange Debenture Holders of record on the immediately preceding March 1 and September 1. Interest on the Exchange Debentures will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed. Principal, premium, if any, and interest on the Exchange Debentures will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Exchange Debenture Holders at their respective addresses set forth in the register of Exchange Debenture Holders; provided that all payments with respect to Global Exchange Debentures the Exchange Debenture Holders of whom have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Exchange Debenture Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Company may change such office without prior notice to holders of the Exchange Debentures, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

SUBORDINATION AND RANKING

     The indebtedness evidenced by the Exchange Debentures will be unsecured and subordinated in right of payment, as set forth in the Exchange Debenture Indenture, to the payment when due of all existing and future Exchange Debenture Senior Indebtedness of the Company, including the Company's obligations under the Senior Secured Credit Facility, the 2005 Notes and the Notes, will rank pari passu in right of payment with all existing and future Exchange Debenture Pari Passu Indebtedness of the Company and will be senior in right of payment to all existing and future Exchange Debenture Subordinated Indebtedness of the Company. The Exchange Debentures will also be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "-- Defeasance" below is not subordinated to any Exchange Debenture Senior Indebtedness or subject to the restrictions described herein.

     Although the Exchange Debenture Indenture contains limitations on the amount of additional Indebtedness which the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Exchange Debenture Senior Indebtedness or Secured Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness" below.

     Certain of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries which are not Exchange Debenture Guarantors, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Exchange Debentures. Although the Exchange Debenture Indenture limits the incurrence of Indebtedness (including preferred stock) by certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications.

     "Exchange Debenture Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) all obligations consisting of Bank Indebtedness; (ii) all obligations relating to the 2005 Notes; (iii) all obligations relating to the Notes and (iv) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Exchange Debentures; provided, however, that Exchange Debenture Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) that is expressly subordinate in right of payment to any other Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) (other than the Notes) or (5) any Capital Stock. If any Exchange Debenture Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Exchange Debenture Designated Senior Indebtedness nevertheless will constitute Exchange Debenture Senior Indebtedness.

     Only Indebtedness of the Company that is Exchange Debenture Senior Indebtedness will rank senior to the Exchange Debentures in accordance with the provisions of the Indenture. The Exchange Debentures will in all respects rank pari passu with all Exchange Debenture Pari Passu Indebtedness of the Company.

     The Company may not pay principal of, or premium (if any) or interest on, the Exchange Debentures or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Exchange Debentures (collectively, "pay the Exchange Debentures") if
(i) any Exchange Debenture Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Exchange Debenture Senior Indebtedness occurs and the maturity of such Exchange Debenture Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Exchange Debenture Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay the Exchange Debentures without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each Exchange Debenture Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

     In addition, during the continuance of any default (other than a default described in clause (i) or (ii) of the first sentence of the immediately preceding paragraph) with respect to any Exchange Debenture Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Exchange Debentures for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of each Exchange Debenture Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because such Exchange Debenture Designated Senior Indebtedness has been discharged or repaid in full or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of the immediately preceding paragraph), unless the holders of such Exchange Debenture Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Exchange Debenture Designated Senior Indebtedness, the Company may resume payments on the Exchange Debentures after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Exchange Debenture Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Exchange Debenture Designated Senior Indebtedness other than Bank Indebtedness, a Representative of Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Exchange Debenture Senior Indebtedness will be entitled to receive payment in full of the Exchange Debenture Senior Indebtedness before the Exchange Debenture Holders are entitled to receive any payment and until the Exchange Debenture Senior Indebtedness is paid in full, any payment or distribution to which Exchange Debenture Holders would be entitled but for the subordination provisions of the Exchange Debenture Indenture will be made to holders of the Exchange Debenture Senior Indebtedness as their interests may appear. If a distribution is made to Exchange Debenture Holders that due to the subordination provisions should not have been made to them, such Exchange Debenture Holders are required to hold it in trust for the holders of Exchange Debenture Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Exchange Debentures is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Exchange Debenture Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Exchange Debentures until five Business Days after such holders or the Representative of each Exchange Debenture Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Exchange Debentures only if the subordination provisions of the Exchange Debenture Indenture otherwise permit payment at that time.

     By reason of such subordination provisions contained in the Exchange Debenture Indenture, in the event of insolvency, (i) creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Exchange Debenture Holders, and (ii) trade creditors of the Company who are not holders of Exchange Debenture Senior Indebtedness or of Exchange Debenture Pari Passu Indebtedness (including the Exchange Debentures) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Exchange Debenture Pari Passu Indebtedness.

EXCHANGE DEBENTURE GUARANTEES

     After the Issue Date, the Company may cause any Restricted Subsidiary, and will cause each newly acquired or created Domestic Subsidiary that is a Significant Subsidiary (each, an "Exchange Debenture Guarantor"), to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee (each, an "Exchange Debenture Guarantee") payment of the Exchange Debentures. Each such Exchange Debenture Guarantor as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on a subordinated basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Exchange Debenture Indenture and the Exchange Debentures, whether for principal of or interest on the Exchange Debentures, expenses, indemnification or otherwise (all such obligations guaranteed by such Exchange Debenture Guarantors being herein called the "Guaranteed Obligations"). Such Exchange Debenture Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Exchange Debenture Holders in enforcing any rights under the Exchange Debenture Guarantees.

     The obligations of each Exchange Debenture Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Exchange Debenture Guarantor, result in the obligations of such Exchange Debenture Guarantor under the Exchange Debenture Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Each such Exchange Debenture Guarantee shall be a continuing Exchange Debenture Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Exchange Debentures (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as described below, (ii) be binding upon such Exchange Debenture Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Exchange Debenture Holders and their successors, transferees and assigns.

     The Indenture provides that, subject to the provisions described in the next succeeding paragraph, no Exchange Debenture Guarantor may consolidate or merge with or into (whether or not such Exchange Debenture Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than an Exchange Debenture Guarantor or the Company) assumes all the obligations of such Exchange Debenture Guarantor under the Exchange Debenture Guarantee and the Exchange Debenture Indenture pursuant to a supplemental indenture, in form reasonably satisfactory to the Trustee, and (ii) if such merger or consolidation is with a Person other than the Company or a Restricted Subsidiary, (x) immediately after such transaction, no Default or Event of Default exists and (y) the Company will, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) under "Certain Covenants -- Limitation on Indebtedness."

     Notwithstanding the preceding paragraph, concurrently with any sale or disposition (by merger or otherwise) of any Exchange Debenture Guarantor in accordance with the terms of the Exchange Debenture Indenture (including the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets") by the Company or a Restricted Subsidiary to any Person that is not an Affiliate of the Company, such Exchange Debenture Guarantor will automatically and unconditionally be released from all obligations under its Exchange Debenture Guarantee; provided, however, that any such release shall occur only to the extent that all obligations of such Exchange Debenture Guarantor under, and all of its guarantees of, and all of its pledges of assets or other security interests which secure, any Bank Indebtedness of the Company shall also terminate upon such release, sale or transfer (other than with respect to any such Indebtedness that is assumed by any Person that is not an Affiliate of the Company).

     In addition, any Exchange Debenture Guarantee of any Exchange Debenture Guarantor will be automatically and unconditionally released and discharged upon the merger or consolidation of such Exchange Debenture Guarantor with and into the Company or another Exchange Debenture Guarantor that is the surviving Person in such merger or consolidation.

OPTIONAL REDEMPTION

     Except as set forth below, the Exchange Debentures may not be redeemed at the option of the Company prior to March 15, 2003. Thereafter, the Exchange Debentures will be subject to redemption for cash at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to each holder of Exchange Debentures to be redeemed, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below, in each case together with any accrued and unpaid interest thereon to the applicable redemption date:

                       YEAR                         PERCENTAGE
                       ----                         ----------
2003..............................................    106.125%
2004..............................................    104.083%
2005..............................................    102.042%
2006 and thereafter...............................    100.000%

     In addition, at any time and from time to time prior to March 15, 2001, the Company may redeem the Exchange Debentures in whole or in part, at a redemption price equal to 112.25% of the principal amount thereof, plus an amount in cash equal to all accrued and unpaid interest thereon to the redemption date, with the Net Cash Proceeds of a Public Equity Offering, provided that such redemption shall occur within 180 days of the date of the closing of such Public Equity Offering.

     At any time on or prior to March 15, 2003, the Exchange Debentures may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Exchange Debenture Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of Exchange Debenture Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     No optional redemption of Exchange Debentures may be authorized or made at less than 101% of the principal amount thereof at any time when the Company is making or purchasing Exchange Debentures under a Change of Control Offer in accordance with the provisions of "-- Repurchase at the Option of Exchange Debenture Holders -- Change of Control."

     If less than all of the Exchange Debentures are to be redeemed at any time, selection of Exchange Debentures for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate; provided that no Exchange Debentures of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Exchange Debenture Holder to be redeemed at its registered address. If any Exchange Debenture is to be redeemed in part only, the notice of redemption that relates to such Exchange Debenture will state the portion of the principal amount thereof to be redeemed. A new Exchange Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the Exchange Debenture Holder thereof upon cancellation of the original Exchange Debenture. On and after the redemption date, interest will cease to accrue on Exchange Debentures or portions of them called for redemption unless the Company defaults in the payment thereof.

MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Exchange Debenture Holders," the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Exchange Debentures prior to the maturity date.

REPURCHASE AT THE OPTION OF EXCHANGE DEBENTURE HOLDERS

  Change of Control

     The Exchange Debenture Indenture will provide that upon the occurrence of any of the following events (each a "Change of Control"), each Exchange Debenture Holder will have the right to require the Company to repurchase all or any part of such Exchange Debenture Holder's Exchange Debentures at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Exchange Debenture Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Exchange Debentures pursuant to this covenant in the event that it has exercised its right to redeem all of the Exchange Debentures as described under "-- Optional Redemption":

          (i) prior to the first public offering of Voting Stock of the Company, either (x) Permitted Holders cease to be the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, or (y) Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors, in each case, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent entity);

          (ii) following the first public offering of Voting Stock of the Company, any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 35% of the Voting Stock of the Company, provided that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     In the event that at the time of such Change of Control the terms of the Bank Indebtedness or the Indenture restrict or prohibit the repurchase of Exchange Debentures pursuant to this covenant, then prior to the mailing of the notice to Exchange Debenture Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control (unless the Company has exercised its right to redeem all the Exchange Debentures as described under "-- Optional Redemption"), the Company shall (i) repay in full all Bank Indebtedness and obligations in respect of the Notes or offer to repay in full all Bank Indebtedness and obligations in respect of the Notes and repay the Bank Indebtedness of each lender and each Holder of Notes who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness and under the Indenture to permit the repurchase of the Exchange Debentures as provided for in the immediately following paragraph.

     Unless the Company has exercised its right to redeem all the Exchange Debentures as described under "-- Optional Redemption," the Company shall, within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof), mail a notice to each Exchange Debenture Holder with a copy to the Trustee stating:
(1) that a Change of Control has occurred or will occur and that such Exchange Debenture Holder has (or upon such occurrence will have) the right to require the Company to purchase such Exchange Debenture Holder's Exchange Debentures at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Exchange Debenture Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this covenant, that an Exchange Debenture Holder must follow in order to have its Exchange Debentures purchased; and (5) that, if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Debentures pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Exchange Debenture Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Future Exchange Debenture Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Exchange Debenture Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Exchange Debenture Holders of their right to require the Company to repurchase the Exchange Debentures could cause a default under such Exchange Debenture Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Exchange Debenture Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. As described above under "-- Optional Redemption," the Company also has the right to redeem the Exchange Debentures at specified prices, in whole but not in part, upon a Change of Control.

CERTAIN COVENANTS

     The Exchange Debenture Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and the Exchange Debenture Guarantors may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio would be greater than 2.00:1.00.

     (b) Notwithstanding the foregoing paragraph (a), the Company and, where indicated, its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness of the Company Incurred pursuant to the Senior Secured Credit Facility in a maximum principal amount not to exceed at any time

             (A) an aggregate principal amount of $40.0 million under the Term Loan Facility less the aggregate amount of all scheduled repayments of principal, or mandatory prepayments of principal with Net Available Cash from Asset Dispositions, applied to permanently reduce the Indebtedness outstanding under the Term Loan Facility, plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing, and

             (B) an aggregate principal amount outstanding at any time under the Revolving Credit Facility not to exceed $20.0 million less the amount of all mandatory prepayments of principal with Net Available Cash from Asset Dispositions, applied to permanently reduce the commitments under the Revolving Credit Facility, plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

          (ii) Indebtedness of Foreign Subsidiaries for working capital purposes and any Guarantees in respect thereof, the aggregate principal amount of which Indebtedness outstanding at any time does not exceed, as to all such Foreign Subsidiaries, $15.0 million;

          (iii) Indebtedness (A) of the Company to any Restricted Subsidiary and
     (B) of any Wholly Owned Subsidiary to the Company or any Restricted Subsidiary; provided, however, that (x) in the case of clause (A), any such Indebtedness is subordinated to the Exchange Debentures and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (iv) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) or (iii) above) outstanding on the date of the Exchange Debenture Indenture and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or paragraph (a);

          (v) Indebtedness of the Company or any Restricted Subsidiary (A) to finance or refinance the deferred purchase price of newly acquired property of the Company and its Subsidiaries used in the ordinary course of business of the Company and its Subsidiaries (provided such purchase money financing is entered into within six months of the acquisition of such property), and any Refinancing Indebtedness with respect thereto, and (B) in the form of Capitalized Lease Obligations or Attributable Debt, and any Refinancing Indebtedness with respect thereto, in an aggregate amount (based on, in the case of clause (A), the remaining balance of the obligations therefor on the books of the Company and its Restricted Subsidiaries) not in excess, at any one time outstanding, of $10.0 million;

          (vi) Indebtedness of the Company or any Restricted Subsidiary (which may comprise Bank Indebtedness) in an aggregate principal amount at any one time outstanding not in excess of $10.0 million;

          (vii) Indebtedness represented by the Exchange Debenture Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i) or (iii) above;

          (viii) Guarantees (A) by any Exchange Debenture Guarantor of Exchange Debenture Senior Indebtedness, (B) by the Company or any Exchange Debenture Guarantor of Exchange Debenture Guarantor Senior Indebtedness or (C) by any Wholly Owned Subsidiary that is not an Exchange Debenture Guarantor of Indebtedness of any Wholly Owned Subsidiary that is not an Exchange Debenture Guarantor;

          (ix) Indebtedness (A) arising by reason of any Lien created or permitted to exist in compliance with the covenant described under "-- Limitations on Liens," including any Indebtedness of any Exchange Debenture Guarantor arising by reason of any Lien granted by such Person to secure Exchange Debenture Senior Indebtedness, or of the Company or any Exchange Debenture Guarantor arising by reason of any Lien granted by such Person to secure Exchange Debenture Guarantor Senior Indebtedness, or (B) of any Restricted Subsidiary that is not an Exchange Debenture Guarantor arising by reason of any Lien granted by such Person to secure Indebtedness of any Restricted Subsidiary that is not an Exchange Debenture Guarantor;

          (x) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (xi) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets, other than guarantees of Indebtedness incurred by any Person acquiring such assets for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum Indebtedness incurred in connection with such disposition shall at no time exceed the gross proceeds being measured at the time received by the Company and its Restricted Subsidiaries in connection with such disposition (which proceeds would include assumed Indebtedness of the Company or any Restricted Subsidiary, and with respect to any other non-cash proceeds of any such disposition, the fair market value at the time of receipt of such proceeds and without giving effect to any subsequent changes in value);

          (xii) Indebtedness in respect of (A) commercial letters of credit, or other letters of credit or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business;

          (xiii) Indebtedness of the Company or any Exchange Debenture Guarantor under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes and are in the ordinary course of business;

          (xiv) Indebtedness (A) of the Company consisting of Guarantees of up to an aggregate principal amount of $500,000 of borrowings by Management Investors in connection with the purchase of Capital

     Stock of the Company by such Management Investors or (B) of the Company or any Restricted Subsidiary consisting of guarantees in respect of loans or advances made to officers or employees of the Company or any Restricted Subsidiary, or guarantees otherwise made on their behalf, (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time;

          (xv) Indebtedness of any Restricted Subsidiary that is Indebtedness of another Person assumed by such Restricted Subsidiary in connection with its acquisition of assets from such Person (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that at the time of such acquisition of assets the Company shall have been able to Incur at least an additional $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition;

          (xvi) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition the Company shall have been able to Incur at least $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition; and

          (xvii) Indebtedness of the Company in respect of Exchange Debentures issued upon the exchange of the Exchangeable Preferred Stock or issued thereafter on the Exchange Debentures, to the extent such interest payments are made pursuant to the terms of the Exchange Debenture Indenture; and

     (c) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to any provision of the foregoing paragraph (b) that permits Refinancing Indebtedness in respect of Indebtedness constituting Exchange Debenture Subordinated Indebtedness, if the proceeds of such Refinancing Indebtedness are used, directly or indirectly, to refinance such Exchange Debenture Subordinated Indebtedness, unless such Refinancing Indebtedness will be subordinated to the Exchange Debentures to at least the same extent as such Exchange Debenture Subordinated Indebtedness.

     (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and
(iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     (e) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date of such calculation.

     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Subsidiary, to its other shareholders on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise

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

acquire for value any Capital Stock of the Company held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Exchange Debenture Subordinated Indebtedness (other than the purchase, repurchase, redemption or other acquisition of Exchange Debenture Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company could not incur at least an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Company's Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Company's Board of Directors) declared or made subsequent to the date of the Exchange Debenture Indenture would exceed the sum of:

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the end of the most recent fiscal quarter ending prior to the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

             (B) the aggregate Net Cash Proceeds received by the Company either
        (x) as capital contributions to the Company after the Issue Date or (y) from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary of the Company);

             (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property (other than Capital Stock), distributed by the Company upon such conversion or exchange), plus the amount of any cash or other property received by the Company or any Restricted Subsidiary upon such conversion or exchange;

             (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

             (E) in the case of disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount equal to the lesser of the return of capital or repayment with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (i) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Capital Stock of the Company or Exchange Debenture Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or a substantially concurrent capital contribution to the Company; provided, however, that (A) such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or capital contribution shall be excluded in subsequent calculations under clause (B) of paragraph (a);

          (ii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Exchange Debenture Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Exchange Debenture Subordinated Indebtedness of the Company that is permitted to be Incurred pursuant to the covenant described under "Limitation on Indebtedness"; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

          (iii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Exchange Debenture Subordinated Indebtedness from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets"; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

          (iv) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Exchange Debenture Subordinated Indebtedness upon a Change of Control to the extent required by the agreement governing such Exchange Debenture Subordinated Indebtedness but only if the Company shall have complied with the covenant described under "-- Change of Control" and purchased all Exchange Debentures tendered pursuant to the offer to repurchase all the Exchange Debentures required thereby, prior to purchasing or repaying such Exchange Debenture Subordinated Indebtedness; provided, however, that (A) the purchase price (stated as a percentage of principal amount or issue price plus accrued original issue discount, if less) of such Exchange Debenture Subordinated Indebtedness shall not be greater than the price (stated as a percentage of principal amount) of the Exchange Debentures pursuant to any such offer to repurchase the Exchange Debentures in the event of a Change of Control, and (B) any such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be included in subsequent calculations of the amount of Restricted Payments;

          (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with paragraph (a); provided, however, that such dividends shall be included in subsequent calculations of the amount of Restricted Payments;

          (vi) a Restricted Payment to pay for the repurchase or other acquisition or retirement of Capital Stock or options, warrants or other rights in respect thereof, or payments by the Company to repurchase or otherwise acquire Capital Stock or options, warrants or other rights in respect thereof, in each case from Management Investors, such payments not to exceed an amount equal to $500,000 in any fiscal year and $2.5 million in the aggregate (plus the Net Cash Proceeds received by the Company since the Issue Date as a capital contribution from the sale to Management Investors of Capital Stock or options, warrants or other rights in respect thereof); provided, however, that such payments will be included in subsequent calculations of the amount of Restricted Payments;

          (vii) payments by the Company or any Restricted Subsidiary (x) pursuant to the Management Agreements and, (y) to G-IV, GSCP and SGCP and their respective Affiliates, not to exceed an amount necessary to permit each such Person, as the case may be, to (A) pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under the Indenture or the Exchange Debenture Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, to the extent such costs relate to the Company and its Subsidiaries, (B) make payments in respect of indemnification obligations of such Person owing to directors, officers, employees or other Persons under their charters or by-laws or pursuant to written agreements with any such Person, to the extent such payments relate to the Company and its Subsidiaries, (C) pay all reasonable out-of-pocket expenses incurred in connection with the Acquisition, the Consent Solicitation, the Offerings and related transactions, and (D) indemnify or reimburse, or pay on behalf of, such Persons any taxes, charges or assessments arising by reason of their ownership of Capital Stock of the Company and the GSD Liquidation; provided, however, that such payments will be excluded in subsequent calculations of the amount of Restricted Payments;

          (viii) the payment by the Company of dividends on the common stock of the Company following an initial public offering of such common stock, in an amount not to exceed in any fiscal year 6% of the net proceeds received by the Company from such public offering; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

     provided, that in the case of clauses (vi) and (viii) no Default or Event of Default shall have occurred or be continuing at the time of such payment after giving effect thereto; provided, further, that the ongoing annual fees of up to $950,000 payable pursuant to the Management Agreements shall not be made if a Default or an Event of Default has occurred or is continuing at the time of such payment.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

          (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Exchange Debenture Indenture (including, without limitation, the Senior Secured Credit Facility and the 2005 Notes);

          (2) any encumbrance or restriction with respect to a Restricted Subsidiary (x) pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company, or of another Person that is assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or such acquisition of assets, merger or consolidation) and outstanding on the date of such acquisition, merger or consolidation or (y) pursuant to any agreement (not relating to any Indebtedness) in existence when a Person becomes a Subsidiary of the Company or when such agreement is acquired by the Company or any Subsidiary thereof, that is not created in contemplation of such Person becoming such a Subsidiary or such acquisition (for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary or agreement thereof shall be deemed acquired or assumed, as the case may be, by the Company when such Person becomes the Successor Company);

          (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refinances or replaces, an agreement referred to in clause
     (1) or (2) of this covenant or this clause (3) (an "Initial Agreement") or contained in any amendment to an Initial Agreement; provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or amendment are no less favorable to the Exchange Debenture Holders taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or amendment relates (as conclusively determined in good faith by the Board of Directors);

          (4) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Exchange Debenture Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; provided, however, that, in each case, such encumbrance or restriction relates to, and restricts dealings with, only the property or asset that is the subject of such encumbrance or restriction;

          (5) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

          (6) any encumbrance or restriction on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses;

          (7) any encumbrance or restriction pursuant to an agreement relating to any foreign Indebtedness Incurred, or any sale of receivables, by a Foreign Subsidiary, provided that the Indebtedness pursuant to which such restriction applies does not exceed $10.0 million in any one case.

     Limitation on Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

          (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $1.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

          (ii) at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, which are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and

          (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) as follows:

          (A) first, either (x) to the extent the Company elects (or is required by the terms of any Exchange Debenture Senior Indebtedness or Indebtedness (other than Exchangeable Preferred Stock) of a Restricted Subsidiary), to prepay, repay or purchase Exchange Debenture Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition, or (y) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, so long as such project is completed within two years of the receipt of the Net Available Cash from such Asset Sale;

          (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) (such balance, the "Excess Proceeds"), to make an offer to purchase Exchange Debentures and (to the extent required by the terms thereof) any other Exchange Debenture Pari Passu Indebtedness, pursuant and subject to the conditions of the Exchange Debenture Indenture and the agreements governing such other Indebtedness, at a purchase price of 100% of the principal amount thereof (or accreted value, as applicable) plus accrued and unpaid interest to the purchase date; and

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Exchange Debenture Indenture) any general corporate purpose (including the repayment of any Exchange Debenture Subordinated Indebtedness);

     provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5.0 million. If the aggregate principal amount (or accreted value, as applicable) of Exchange Debentures and Exchange Debenture Pari Passu Indebtedness validly tendered and not withdrawn in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Exchange Debentures and such Exchange Debenture Pari Passu Indebtedness, with the portion of the Excess Proceeds payable in respect of the Exchange Debentures to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Exchange Debentures and the denominator of which is the sum of the outstanding principal amount of the Exchange Debentures and the outstanding principal amount (or accreted value, as applicable) of the relevant Exchange Debenture Pari Passu Indebtedness, and (y) the aggregate principal amount of Exchange Debentures validly tendered and not withdrawn.

     For the purposes of this covenant, the following are deemed to be cash: (w) Cash Equivalents, (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition, and (z) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of Exchange Debentures pursuant to clause (a)(iii)(B) above, the Company will be required to purchase Exchange Debentures tendered pursuant to an offer by the Company for the Exchange Debentures (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Exchange Debenture Indenture. If the aggregate purchase price of the Exchange Debentures tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Exchange Debentures, the remaining Net Available Cash will be available to the Company for use in accordance with clause (a)(iii)(B) (to repay Exchange Debenture Pari Passu Indebtedness) or clause (a)(iii)(C) above. The Company shall not be required to make an Offer for Exchange Debentures pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(iii)(A) above) is less than $5.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange

Debentures pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that taken as a whole are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction, or in the event there are no such members, as to which the Company has not obtained a Fairness Opinion (as hereinafter defined). In addition, any transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5.0 million will also require an opinion (a "Fairness Opinion") from an independent investment banking firm or appraiser, as appropriate, of national prominence, to the effect that the terms of such transaction taken as a whole are either (i) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate or (ii) fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted by the covenant described under "-- Limitation on Restricted Payments," any Permitted Investment, or any other transaction specifically excluded from the definition of the term "Restricted Payment," (ii) the performance of the Company's or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options or other securities, to employees, officers or directors in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and the insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary, or guarantees in respect thereof or otherwise made on their behalf (including any payments under such guarantees), (A) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, or (B) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time, (vii) guarantees of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company by such Management Investors, which guarantees are permitted under the covenant described under "-- Limitation on Indebtedness," and payments thereunder, (viii) the assumption of GSD's obligations under the GSD Credit Facility, and the incurrence and payment of all fees and expenses payable in connection with the Acquisition and the related transactions, (ix) any other transaction arising out of agreements in existence on the Issue Date, (x) execution, delivery and performance of the Management Agreements, including the ongoing payment of fees to GSCP and SGCP of up to $950,000 per year plus reasonable out of pocket expenses, (xi) any commercial or other business transaction in the ordinary course of business with any Permitted Holder or any Affiliate thereof, on terms that taken as a whole are no less favorable to the Company and its Restricted Subsidiaries than those that could be obtained at the time in arm's-length dealings with a Person who is not an Affiliate of the Company, and (xii) any transaction between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity primarily engaged in a Related Business so long as such transaction is in the ordinary course of business and is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company (i) will not, and will not permit any Restricted Subsidiary of the Company to transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than to management of such Restricted Subsidiary and, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary, unless (a) after any such transfer, conveyance, sale, lease, disposition or issuance, such Restricted Subsidiary continues to be a Restricted Subsidiary and (b) the net cash proceeds from such transfer, conveyance, sale, lease, disposition or issuance, are applied in accordance with the covenant described under "-- Limitation on Sales of Assets"; provided, however, that this provision shall not prohibit (x) the transfer, conveyance, sale, lease or other disposition of all of the Capital Stock of any Restricted Subsidiary or the retention of Preferred Stock which is not Disqualified Stock in connection with any such transfer, conveyance, sale, lease or other disposition, (y) the transfer, conveyance, sale, lease or other disposition of Preferred Stock of a Subsidiary in compliance with the terms of the covenant described under "Certain Covenants -- Limitation on Sales of Assets," and (z) the issuance or sale of any Preferred Stock of a Restricted Subsidiary if such issuance or sale would be in compliance with the terms of the covenant described under "Certain Covenants -- Limitation on Indebtedness."

     Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Exchange Debenture Indenture or thereafter acquired, securing any Indebtedness that is not Senior Indebtedness or Exchange Debenture Guarantor Senior Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Exchange Debenture Indenture and the Exchange Debentures or, in respect of Liens on any Restricted Subsidiary's property or assets, any Exchange Debenture Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Exchange Debentures or any such Exchange Debenture Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

     SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file (if then permitted to do so) with the SEC and provide (whether or not so filed with the SEC) the Trustee and Exchange Debenture Holders and prospective Exchange Debenture Holders (upon request) with the annual reports and the information, documents and other reports, which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA Section 314(a).

     Additional Exchange Debenture Guarantors. The Exchange Debenture Indenture will provide that if the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary that is a Significant Subsidiary, then the Company, the Trustee and such newly acquired or created Domestic Subsidiary shall execute and deliver a supplemental indenture evidencing such Exchange Debenture Guarantee and deliver an opinion of counsel, in accordance with the terms of the Exchange Debenture Indenture. The Company will also have the right to cause any Restricted Subsidiary so to become an Exchange Debenture Guarantor. Each Exchange Debenture Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Exchange Debenture Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See
"-- Exchange Debenture Guarantees."

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

DEFAULTS

     An Event of Default is defined in the Exchange Debenture Indenture as (i) a default in any payment of interest on any Exchange Debenture when due, continued for 30 days, (ii) a default in the payment of principal of any Exchange Debenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "-- Ranking" above, (iii) the failure by the Company to comply with its obligations under the covenant described under "-- Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" or "-- Certain Covenants" above (in each case, other than a failure to purchase Exchange Debentures), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Exchange Debentures or the Exchange Debenture Indenture, (vi) the failure by any Exchange Debenture Guarantor to comply with its obligations under any Exchange Debenture Guarantee to which such Exchange Debenture Guarantor is a party, after any applicable grace period, (vii) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (viii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (ix) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision") or (x) the failure of any Exchange Debenture Guarantee by an Exchange Debenture Guarantor which is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Exchange Debenture Indenture) or the denial or disaffirmation in writing by any such Exchange Debenture Guarantor of its obligations under the Exchange Debenture Indenture or any Exchange Debenture Guarantee if such Default continues for 10 days.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a Default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or Exchange Debenture Holders of at least 25% in principal amount of the outstanding Exchange Debentures notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Exchange Debenture Holders of at least a majority in principal amount of the outstanding Exchange Debentures by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Exchange Debentures to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Exchange Debentures will become immediately due and payable without any declaration or other act on the part of the Trustee or any Exchange Debenture Holders. Under certain circumstances, the Exchange Debenture Holders of a majority in principal amount of the outstanding Exchange Debentures may rescind any such acceleration with respect to the Exchange Debentures and its consequences.

     Subject to the provisions of the Exchange Debenture Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Exchange Debenture Indenture at the request or direction of any of the

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

Exchange Debenture Holders unless such Exchange Debenture Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Exchange Debenture Holder may pursue any remedy with respect to the Exchange Debenture Indenture or the Exchange Debentures unless (i) such Exchange Debenture Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Exchange Debenture Holders of at least 25% in principal amount of the outstanding Exchange Debentures have requested the Trustee to pursue the remedy, (iii) such Exchange Debenture Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Exchange Debenture Holders of a majority in principal amount of the outstanding Exchange Debentures have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Exchange Debenture Holders of a majority in principal amount of the outstanding Exchange Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Exchange Debenture Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Exchange Debenture Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Exchange Debenture Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Exchange Debenture Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Exchange Debenture Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Exchange Debenture, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Exchange Debenture Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Exchange Debenture Indenture may be amended with the consent of the Exchange Debenture Holders of a majority in principal amount of the Exchange Debentures then outstanding and any past default or compliance with any provisions may be waived with the consent of the Exchange Debenture Holders of a majority in principal amount of the Exchange Debentures then outstanding. However, without the consent of each Exchange Debenture Holder of an outstanding Exchange Debenture affected, no amendment may, among other things, (i) reduce the principal amount of Exchange Debentures whose Exchange Debenture Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Exchange Debenture,
(iii) reduce the principal of or extend the Stated Maturity of any Exchange Debenture, (iv) reduce the premium payable upon the redemption of any Exchange Debenture or change the time at which any Exchange Debenture may be redeemed as described under "Optional Redemption" above, (v) make any Exchange Debenture payable in money other than that stated in the Exchange Debenture, (vi) make any change to the subordination provisions of the Exchange Debenture Indenture that adversely affects the rights of any Exchange Debenture Holder, (vii) impair the right of any Exchange Debenture Holder to receive payment of principal of and interest on such Exchange Debenture Holder's Exchange Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Exchange Debenture Holder's Exchange Debentures, (viii) release any Exchange Debenture Guarantor from any of its obligations under its Exchange Debenture Guarantee or the Exchange Debenture Indenture (other than in accordance with the terms of the Exchange Debenture Guarantee or the Exchange Debenture Indenture), or amend the provisions of the Exchange Debenture Indenture relating to the release of Exchange Debenture Guarantors (other than any releases pursuant to the terms of the Exchange Debenture Indenture or the Exchange Debenture Guarantee), or
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

(ix) make any change in the amendment provisions that require each Exchange Debenture Holder's consent or in the waiver provisions.

     Without the consent of any Exchange Debenture Holder, the Company and Trustee may amend the Exchange Debenture Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company under the Exchange Debenture Indenture, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures (provided, however, that the uncertificated Exchange Debentures are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Debentures are described in Section 163(f)(2)(B) of the Code), to add Guarantees with respect to the Exchange Debentures, to secure the Exchange Debentures, to add to the covenants of the Company for the benefit of the Exchange Debenture Holders or to surrender any right or power conferred upon the Company, to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to a transaction governed by the provisions described under "-- Merger and Consolidation" (and that is not a Exchange Debenture Subordinated Indebtedness) is Exchange Debenture Pari Passu Indebtedness for purposes of this Exchange Debenture Indenture, to make any change that does not adversely affect the rights of any Exchange Debenture Holder or to comply with any requirement of the SEC in connection with the qualification of the Exchange Debenture Indenture under the TIA. However, no amendment may be made to the subordination provisions of the Exchange Debenture Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Exchange Debenture Holders is not necessary under the Exchange Debenture Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Exchange Debenture Indenture becomes effective, the Company is required to mail to Exchange Debenture Holders a notice briefly describing such amendment. However, the failure to give such notice to all Exchange Debenture Holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

     The Company at any time may terminate all of its obligations under the Exchange Debentures and the Exchange Debenture Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Debentures, to replace mutilated, destroyed, lost or stolen Exchange Debentures and to maintain a registrar and paying agent in respect of the Exchange Debentures. The Company at any time may terminate its obligations under the covenants described under "-- Certain Covenants," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clause (iii) under "-- Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Exchange Debenture Guarantor will be released from all of its obligations with respect to its Exchange Debenture Guarantee.

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Exchange Debentures may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Exchange Debentures may not be accelerated because of an Event of Default specified in clause (iv),
(vi), (vii), (viii) (but only with respect to certain bankruptcy events of a Significant Subsidiary), (ix) or (x) under "Defaults" above or because of the failure of the Company to comply with clause (iii) under "-- Merger and Consolidation" above.

     Either defeasance option may be exercised to any redemption date or to the maturity date for the Exchange Debentures. In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, and premium (if any) and interest on, the Exchange Debentures to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Exchange Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the date of the Exchange Debenture Indenture).

BOOK-ENTRY, DELIVERY AND FORM

     It is expected that the Exchange Debentures will be subject to arrangements regarding book-entry, delivery and form which are substantially the same as those with respect to the Notes set forth under "-- Description of the Notes -- Book-Entry, Delivery and Form."

CONCERNING THE TRUSTEE

     The Bank of New York is to be the Trustee under the Exchange Debenture Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Exchange Debentures.

GOVERNING LAW

     The Exchange Debenture Indenture provides that it and the Exchange Debentures will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Certificate of Designation and in the Exchange Debenture Indenture. Reference is made to the Certificate of Designation and the Exchange Debenture Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Exchange Debenture Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Premium" means, with respect to an Exchange Debenture at any Redemption Date, the greater of (i) 1.0% of the then outstanding principal amount of such Exchange Debenture and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Exchange Debenture at March 15, 2003 plus (2) all required interest and principal payments (excluding accrued but unpaid interest) due on such Exchange Debenture through March 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Exchange Debenture.

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

     "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory, equipment, obsolete assets or surplus personal property in the ordinary course of business, (iii) the sale of Cash Equivalents in the ordinary course of business, (iv) dispositions with a fair market value not exceeding $500,000 in the aggregate in any fiscal year, (v) the sale or discount (with or without recourse, and on commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (vi) the licensing of intellectual property in the ordinary course of business, (vii) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets" only, a disposition subject to the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" or (viii) a disposition of property or assets that is governed by the provisions described under "-- Merger and Consolidation."

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Secured Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

     "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Day International Group, Inc., a Delaware corporation and any successor thereto.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense or such four fiscal quarters (in each case, determined, for each fiscal quarter or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis; provided, however, that:

          (1) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period,

          (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition of any company or any business or any group of assets constituting an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any group of assets constituting an operating unit of a business, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be
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

     calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, Investment or acquisition of assets, or any transaction governed by the provisions described under "-- Merger and Consolidation," or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting Officer of the Company, based on reasonable assumptions. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, the Company and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs, and plus, to the extent incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and the interest component of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease, in accordance with GAAP, (ii) amortization of debt discount, (iii) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, (iv) non-cash interest expense, (v) net costs associated with Hedging Obligations, (vi) cash dividends in respect of all Preferred Stock of the Company and its Restricted Subsidiaries and Disqualified Stock of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary; and (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person (other than the Company or any Restricted Subsidiary) on Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

          (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

          (iii) any net income (loss) of any Restricted Subsidiary that is not an Exchange Debenture Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

          (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

          (v) any extraordinary gain or loss, and

          (vi) the cumulative effect of a change in accounting principles.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

     "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable at the option of the Holder) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the Holder or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Exchange Debentures. For avoidance of debt, the Exchangeable Preferred Stock shall not be deemed Disqualified Stock.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization of intangibles and other non-cash charges or non-cash losses.
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

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchangeable Preferred Stock Holder" means the Person in whose name a share of Exchangeable Preferred Stock is registered.

     "Exchange Debenture Designated Senior Indebtedness" means (i) the Bank Indebtedness, (ii) the 2005 Notes, (iii) the Notes and (iv) any other Exchange Debenture Senior Indebtedness which, at the date of determination, has an aggregate principal amount to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Exchange Debenture Indenture.

     "Exchange Debenture Guarantee" means any guarantee that may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the covenant described under "-- Certain Covenants -- Additional Exchange Debenture Guarantors."

     "Exchange Debenture Guarantor" means any Subsidiary that has issued an Exchange Debenture Guarantee.

     "Exchange Debenture Guarantor Senior Indebtedness" means the following obligations, whether outstanding on the date of the Exchange Debenture Indenture or thereafter issued, without duplication: (i) any Guarantee of the Bank Indebtedness by such Exchange Debenture Guarantor and all other Guarantees by such Exchange Debenture Guarantor of Exchange Debenture Senior Indebtedness (including, without limitation, guarantees in respect of the Notes) of the Company or Exchange Debenture Guarantor Senior Indebtedness for any other Exchange Debenture Guarantor; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Exchange Debenture Guarantor regardless of whether postfiling interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Exchange Debenture Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Exchange Debenture Guarantor under the Exchange Debenture Guarantee; provided, however, that Exchange Debenture Guarantor Senior Indebtedness shall not include (1) any obligations of such Exchange Debenture Guarantor to the Exchange Debenture Guarantor or any other Subsidiary of the Exchange Debenture Guarantor, (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Exchange Debenture Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Exchange Debenture Guarantor that is expressly subordinate in right of payment to any of the Indebtedness of such Exchange Debenture Guarantor (excluding guarantees in respect of the Notes), including any Exchange Debenture Guarantor Pari Passu Indebtedness and Exchange Debenture Guarantor Subordinated Indebtedness of such Exchange Debenture Guarantor or (5) any Capital Stock.

     "Exchange Debenture Guarantor Pari Passu Indebtedness" means, with respect to an Exchange Debenture Guarantor, the obligations of such Exchange Debenture Guarantor under the Exchange Debenture Guarantee and any other Indebtedness of such Exchange Debenture Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Exchange Debenture Guarantor under the Exchange Debenture Guarantee.

     "Exchange Debenture Guarantor Subordinated Indebtedness" means, with respect to an Exchange Debenture Guarantor, any Indebtedness of such Exchange Debenture Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Exchange Debenture Guarantor under the Exchange Debenture Guarantee pursuant to a written agreement.

     "Exchange Debenture Holder" means the Person in whose name an Exchange Debenture is registered.

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

     "Exchange Debenture Pari Passu Indebtedness" means the Exchange Debentures and any other Indebtedness of the Company that (i) specifically provides that such Indebtedness is to rank pari passu with the Exchange Debentures or is otherwise entitled "Senior Subordinated" Indebtedness and (ii) is not expressly subordinated by its terms in right of payment to any Indebtedness of the Company that is not Exchange Debenture Senior Indebtedness.

     "Exchange Debenture Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the date of the Exchange Debenture Indenture or thereafter Incurred) which is expressly subordinate in right of payment to the Exchange Debentures pursuant to a written agreement.

     "Exchange Debentures" means the 12 1/4% Exchange Debentures of the Company Due 2010 and any Exchange Debentures issued as payment in kind as interest thereon.

     "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

     "G-IV" means Greenwich IV, LLC, a Delaware limited liability company, and any successor in interest thereto.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income" and "EBITDA," all defined terms in the Exchange Debenture Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Exchange Debenture Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession all ratios and computations based on GAAP contained in the Exchange Debenture Indenture shall be computed in conformity with GAAP.

     "GSCP" means Greenwich Street Capital Partners, Inc., a Delaware corporation, and any successor thereto.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other nonfinancial obligation of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or such other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal of indebtedness of such Person for borrowed money,

          (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (iii) all reimbursement obligations of such Person (including reimbursement obligations) in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services,

          (v) all Capitalized Lease Obligations and Attributable Debt of such Person,

          (vi) Disqualified Stock of the Company and Preferred Stock of a Subsidiary (to the extent held by a Person other than the Company or a Restricted Subsidiary), but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if such Capital Stock has no such fixed price, to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors of the issuer of such Capital Stock),

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

          (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

     The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Exchange Debenture Indenture, or otherwise in accordance with GAAP.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is party or a beneficiary.

     "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Investors" means G-IV and SGCP.

     "Issue Date" means the date on which the Exchangeable Preferred Stock are issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Agreements" means, collectively, the Consulting Agreement, the Fee Agreement and the Indemnification Agreement, each between the Company, GSCP and SGCP (and their permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Exchange Debenture Indenture.

     "Management Investors" means the officers, directors, employees and other members of the management of the Company or any of its Subsidiaries, or family members or relatives thereof, or trusts for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company.

     "Management Stock" means Capital Stock of the Company, or options, warrants or other rights in respect thereof, held by any of the Management Investors.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

     "Notes" means the 9 1/2% Senior Subordinated Notes Due 2008.

     "Officer" means the President, Chief Financial Officer, any Vice President, Controller or Treasurer of the Company.

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

     "Officer's Certificate" means a certificate signed by one Officer.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Holder" means any of the following: (i) GSCP, SGCP, and their respective Affiliates provided that "Permitted Holders" in any event shall include Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., The Travelers Insurance Company, The Travelers Life and Annuity Company, TRV Employees Fund, Inc., Smith Barney Company Inc. and their respective Affiliates; any other investment fund or vehicle managed, sponsored or advised by Greenwich Street Capital Partners, Inc., The Travelers Insurance Company, The Travelers Life and Annuity Company, Smith Barney Company Inc. or any of their respective Affiliates; and (ii) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's capital stock.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

          (i) a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

          (iii) Cash Equivalents;

          (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (v) any Investment resulting from the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the covenant described above under the caption "-- Exchange Debentures -- Certain Covenants -- Limitation on Sales of Assets" as if such covenant is in effect on the date of such Investment (without consideration of whether the Exchange Debenture Indenture is in effect);

          (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

          (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

          (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under "-- Certain Covenants -- Limitation on Indebtedness;"

          (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens"; and

          (x) other Investments in an aggregate amount outstanding at any time not to exceed $12.5 million.

     "Permitted Liens" means:

          (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

          (c) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

          (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

          (f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

          (g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

          (h) Liens securing Hedging Obligations Incurred in compliance with the covenant described under "-- Certain Covenants -- Limitation on Indebtedness;"

          (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

          (j) leases, subleases, licenses or sublicenses to third parties;

          (k) Liens securing (x) Indebtedness Incurred in compliance with clause
     (b)(i), (b)(ii), (b)(v) or (b)(vii) of the covenant described under "Certain Covenants -- Limitation on Indebtedness", or clause (b)(iv) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof) or (y) Bank Indebtedness;

          (l) Liens on properties or assets (1) of the Company or any Exchange Debenture Guarantor securing Senior Indebtedness or Exchange Debenture Guarantor Senior Indebtedness, (2) of any Wholly Owned Subsidiary that is not an Exchange Debenture Guarantor securing Indebtedness of any Wholly Owned Subsidiary that is not an Exchange Debenture Guarantor or (3) of any Restricted Subsidiary that is not an Exchange Debenture Guarantor securing its Indebtedness;

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

          (m) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

          (n) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (o) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

          (p) Liens securing the Notes and the Exchange Debentures; and

          (q) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective Registration Statement under the Securities Act (whether alone or in conjunction with any secondary public offering).

     "Public Market" means any time after a Public Equity Offering has been consummated and either (x) at least 10% of the total issued and outstanding common stock (or equivalent equity interests) of the Company has been distributed by means of an effective Registration Statement under the Securities Act or (y) an established public trading market otherwise exists for any such common stock or equivalent equity interests.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," "refinanced" and "refinancing" as used in the Exchange Debenture Indenture shall have a correlative meaning) any Indebtedness existing on the date of the Exchange Debenture Indenture or Incurred in compliance with the Exchange Debenture Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Exchange Debenture Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums not in excess of the premiums called for in
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

the documentation related to such Indebtedness so refinanced and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not an Exchange Debenture Guarantor that refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Exchange Debenture Indenture, or that are reasonably related, complementary or incidental thereto.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Revolving Credit Facility" means the revolving credit facility under the Senior Secured Credit Facility (which may include any swing line or letter of credit facility or subfacility thereunder).

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases (x) between the Company and a Restricted Subsidiary or between or
(y) required to be classified and accounted for as capitalized leases for financial reporting purposes in accordance with GAAP.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Credit Agreement" means the senior secured credit agreement dated as of January 15, 1998, among the Company, the several lenders party thereto from time to time, Societe Generale Securities Corporation, as arranger, and Societe Generale as administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

     "Senior Secured Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise). Without limiting the generality of the foregoing, the term "Senior Secured Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

     "SGCP" means SG Capital Partners, LLC, a Delaware limited liability company.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

     "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

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

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person or (ii) one or more Subsidiaries of such Person.

     "Successor Company" shall have the meaning assigned thereto in clause (i) under "-- Merger and Consolidation."

     "Term Loan Facility" means the term loan facilities provided under the Senior Secured Credit Facility.

     "TIA" means the Trust Exchange Debenture Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Exchange Debenture Indenture.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to the Stated Maturity; provided, however, that if the period from the Redemption Date to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in the Exchange Debenture Indenture until a successor replaces it and, thereafter, means the successor.


     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.


     "2005 Notes" means the Company's 11 1/8% Senior Subordinated Notes due
2005.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under "-- Certain
Covenants -- Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur at least $1.00 of additional Indebtedness under paragraph
(a) in the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly
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

filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law) is owned by the Company or another Wholly Owned Subsidiary.

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

                    UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following is a summary of certain United States Federal income tax consequences of the exchange of the Existing Notes for the New Notes, the exchange of the Existing Exchangeable Preferred Stock for the New Exchangeable Preferred Stock, and the ownership and disposition of the New Notes and the New Exchangeable Preferred Stock, and the ownership and disposition of the Exchange Debentures. This summary applies only to a beneficial owner of a New Note who acquires the New Note at the initial offering and for the original offering price thereof and to a U.S. Holder (as defined below) who acquires the New Exchangeable Preferred Stock on original issue.

     This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

     This summary does not address the tax consequences to subsequent purchasers of the New Notes, the New Exchangeable Preferred Stock or the Exchange Debentures, or to holders of the New Exchangeable Preferred Stock or the New Exchanged Debentures who are not U.S. Holders, and is limited to New Notes, New Exchangeable Preferred Stock, and Exchange Debentures that are held as capital assets. This summary is for general information only, and does not address all of the tax consequences that may be relevant to particular acquirors in light of their personal circumstances, or to certain types of acquirors (such as banks and other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities, persons who have hedged the interest rate on the New Notes or the dividend rate on the New Exchangeable Preferred Stock or persons whose functional currency is not the U.S. dollar). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular acquiror.

     As used herein, the term "U.S. Holder" means a holder that is, for U.S. Federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state of the United States, (c) an estate whose income is includable in gross income for U.S. Federal income tax purposes regardless of its source or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) at least one U.S. person has authority to control all substantial decisions of the trust.

     PROSPECTIVE ACQUIRORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, THE NEW EXCHANGEABLE PREFERRED STOCK AND THE EXCHANGE DEBENTURES, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

THE NEW NOTES; THE EXCHANGE OFFER

     The exchange of an Existing Note for a New Note pursuant to the Exchange Offer should not be treated as a taxable exchange of the Existing Notes. As a result, the New Notes should have the same issue price (and adjusted issue price immediately after the exchange) and the same amount of original issue discount, if any, as the Existing Notes, and each holder should have the same adjusted tax basis and holding period in the New Notes as it had in the Existing Notes immediately before the exchange. The following discussion assumes that the exchange of Existing Notes for New Notes pursuant to the Exchange Offer will not be treated as a taxable exchange, and that the Existing Notes and the New Notes will be treated as the same security for U.S. federal income tax purposes.

THE NEW NOTES; TAXATION OF U.S. HOLDERS

     Payment of Interest on the Notes Other than Payments upon Registration Default. In general, interest paid on a New Note (other than payments upon a Registration Default discussed below) will be taxable to a U.S. Holder as ordinary interest income, as received or accrued, in accordance with such holder's method of accounting for U.S. Federal income tax purposes. If original issue discount on an Existing Note is not greater than a de minimis amount equal to 0.25% of its stated principal amount multiplied by the number of complete years to its maturity, any such discount will be deemed to be equal to zero, and a holder will not be required to accrue a portion of such discount as income in each taxable year. See, however, the discussion below under "Payments upon Registration Default". Holders should consult their tax advisors as to the possible effect of payments upon a Registration Default on the treatment of original issue discount on the Notes, if any.

     Payments upon Registration Default. Because the Existing Notes provide for the payment of liquidated damages under the circumstances described above under "Note Exchange and Registration Rights Agreement", the Existing Notes (or New Notes received in exchange thereof pursuant to the Exchange Offer) could be subject to certain Treasury Regulations relating to debt instruments that provide for one or more contingent payments (the "Contingent Payment Regulations"). Under the Contingent Payment Regulations, however, a payment is not a contingent payment merely because of a contingency that, as of the issue date, is "remote." The Company intends to take the position that, for purposes of the Contingent Payment Regulations, the payment of such liquidated damages was a remote contingency as of the issue date. Accordingly, the Contingent Payment Regulations should not apply to the Existing Notes (or New Notes received in exchange thereof pursuant to the Exchange Offer) unless payments are actually made upon a Registration Default, in which case, the rules described below would apply to such payments.

     If liquidated damages were actually paid upon a Registration Default, then such payments would be includible in a U.S. Holder's gross income in the taxable year in which such payments were actually made, regardless of the tax accounting method used by such holder. If payments of liquidated damages were actually made and the amount of the payments were not insignificant under the Contingent Payment Regulations, the Existing Notes (or New Notes received in exchange thereof pursuant to the Exchange Offer) would be treated as reissued for purposes of applying the original issue discount rules. As a consequence of such reissuance, a U.S. Holder could be required to accrue all payments on the Existing Notes (or New Notes received in exchange thereof pursuant to the Exchange Offer) (including, possibly, amounts that would otherwise constitute de minimis original issue discount) on a constant yield basis, regardless of the tax accounting method used by such holder.

     The Company's position for purposes of the Contingent Payment Regulations that the payment of such liquidated damages is a remote contingency as of the issue date is binding on each holder for U.S. Federal income tax purposes, unless such holder discloses in the proper manner to the U.S. Internal Revenue Service (the "IRS") that it is taking a different position.

     Sale, Exchange or Retirement of the New Notes. Upon the sale, exchange, redemption, retirement at maturity or other disposition of a New Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the sum of the cash and the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest, which will be taxable as ordinary income) and such holder's adjusted tax basis in the New Note.

     Gain or loss recognized on the disposition of a New Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the holder's holding period for the New Note is more than one year. A reduced tax rate on capital gain will apply to an individual U.S. Holder if such holder's holding period for the New Note is more than eighteen months at the time of disposition.

     Backup Withholding and Information Reporting. In general, a U.S. Holder will be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, paid on a New Note, and the proceeds of a sale of a New Note, unless the holder (a) is an entity that is exempt from withholding (including corporations, tax-exempt organizations and certain qualified nominees) and, when required, demonstrates this fact, or (b) provides the payor with its taxpayer identification number ("TIN") (which for

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

an individual would be the holder's social security number), certifies that the TIN provided to the payor is correct and that the holder has not been notified by the Internal Revenue Service (the "IRS") that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of principal, premium and interest to, and the proceeds of, a sale of a New Note by U.S. Holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. Holder who does not provide the payor with his correct TIN may be subject to penalties imposed by the IRS.

     The Company will report to U.S. Holders and the IRS the amount of any "reportable payments" (including any interest paid) and any amounts withheld with respect to the New Notes during the calendar year.

     The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such holder's U.S. Federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

THE NEW NOTES; TAXATION OF NON-U.S. HOLDERS

     Payment of Interest on the New Notes. In general, payments of interest received by any holder of a New Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to a U.S. Federal income tax (or any withholding thereof, except as described below under "Backup Withholding and Information Reporting"), provided that (a) under an exemption for certain portfolio interest, (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a "controlled foreign corporation" (generally, a non-U.S. corporation controlled by U.S. shareholders) that is related to the Company actually or constructively through stock ownership and (iii) either (x) the beneficial owner of the New Note, under penalties of perjury, provides the Company or its agent with the beneficial owner's name and address and certifies that it is not a U.S. person on IRS Form W-8 (or a suitable substitute form) or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the New Note and certifies to the Company or its agent under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received by it from the beneficial owner or qualifying intermediary and furnishes the payor a copy thereof, (b) the Non-U.S. Holder is subject to U.S. Federal income tax with respect to the New Note on a net basis because payments received with respect to the Note are effectively connected with the conduct of a trade or business within the United States by the holder (in which case the holder may also be subject to U.S. "branch profits tax") and provides the Company with a properly executed IRS Form 4224, or (c) the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. withholding tax and the holder or such holder's agent provides a properly executed IRS Form 1001 claiming the exemption. Payments of interest not exempt from U.S. Federal income tax as described above will be subject to withholding at the rate of 30% (subject to reduction under an applicable income tax treaty).

     Recently issued Treasury Regulations (the "New Withholding Regulations") generally will be effective with respect to payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made. The New Withholding Regulations generally will not affect the certification rules described in the preceding paragraph, but will provide alternative methods for satisfying such requirements. The New Withholding Regulations also generally will require, in the case of New Notes held by a non-U.S. partnership, that (a) the certification described in the preceding paragraph be provided by the partners rather than the foreign partnership and
(b) the partnership provide certain information. A look-through rule will apply in the case of tiered partnerships. In addition, the New Withholding Regulations may require that a Non-U.S. Holder (including a non-U.S. partnership or a partner thereof) obtain a taxpayer identification number and make certain certifications if interest in respect of a New Note is not portfolio interest and the Non-U.S. Holder wishes to claim a reduced rate of withholding under an income tax treaty. Each Non-U.S. Holder should consult its own tax advisor regarding the application of the New Withholding Regulations.

     Sale, Exchange or Retirement of the New Notes. A Non-U.S. Holder generally will not be subject to U.S. Federal income tax (or withholding thereof) in respect of gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of New Notes, unless (a) the gain is effectively connected with the conduct of a trade or business within the United States by the holder, or (b) the holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.

     As described under "Taxation of U.S. Holders -- Payments upon Registration Default," the New Notes provide for the payment of liquidated damages upon a Registration Default. Non-U.S. Holders should consult their tax advisors as to the tax considerations relating to debt instruments providing for payments such as the liquidated damages, in particular, as to the availability of the exemption for portfolio interest, and the ability of holders to claim the benefits of income tax treaty exemptions from U.S. withholding tax on interest, in respect of such debt instruments.

     Backup Withholding and Information Reporting. Under current Treasury Regulations, backup withholding and information reporting do not apply to payments made by the Company or a paying agent to Non-U.S. Holders if the certification described under "Payment of Interest on the New Notes" is received, provided that the payor does not have actual knowledge that the holder is a U.S. person. If any payments of principal and interest are made to the beneficial owner of a New Note by or through the non-U.S. office of a non-U.S. custodian, non-U.S. nominee or other non-U.S. agent of such beneficial owner, or if the non-U.S. office of a non-U.S. "broker" (as defined in applicable Treasury Regulations) pays the proceeds of the sale of a New Note or a coupon to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment by a non-U.S. office of a broker that is a U.S. person, that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or that is a "controlled foreign corporation" (generally, a non-U.S. corporation controlled by U.S. shareholders) with respect to the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. person and certain other conditions are met, or the holder otherwise establishes an exemption. Payment by a U.S. office of a broker is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a non-U.S. person, or otherwise establishes an exemption. A Non-U.S. Holder may obtain a refund or a credit against such Holder's U.S. Federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS. In addition, in certain circumstances, interest on a New Note owned by a Non-U.S. Holder will be required to be reported annually on IRS Form 1042S, in which case such form will be filed with the IRS and furnished to the holder.

     The New Withholding Regulations revise (substantially in certain respects) the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, these information reporting and backup withholding provisions for payments after December 31, 1999. Each Non-U.S. Holder should consult its own tax advisor regarding the application to such holder of the New Withholding Regulations.

     Estate Tax. Subject to applicable estate tax treaty provisions, New Notes held at the time of death (or theretofore transferred subject to certain retained rights or powers) by an individual who at the time of death is a Non-U.S. Holder will not be included in such holder's gross estate for U.S. Federal estate tax purposes, provided that (a) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (b) the income on the New Notes is not effectively connected with the conduct of a U.S. trade or business by the individual.

THE NEW EXCHANGEABLE PREFERRED STOCK; EXCHANGE OFFER

     The exchange of the Existing Exchangeable Preferred Stock for the New Exchangeable Preferred Stock should not constitute a taxable exchange of the Existing Exchangeable Preferred Stock. As a result, the New Exchangeable Preferred Stock should have the same issue price (and adjusted issue price immediately after the exchange) and the same amount of Preferred Stock Discount (as defined below), if any, as the Existing

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

Exchangeable Preferred Stock, and each U.S. Holder should have the same adjusted tax basis and holding period in the New Exchangeable Preferred Stock as it had in the Existing Exchangeable Preferred Stock immediately before the exchange. The following discussion assumes that the exchange of Existing Exchangeable Preferred Stock for New Exchangeable Preferred Stock pursuant to the Exchange Offer will not be treated as a taxable exchange, and that the Existing Exchangeable Preferred Stock and the New Exchangeable Preferred Stock will be treated as the same security for U.S. federal income tax purposes.

THE NEW EXCHANGEABLE PREFERRED STOCK; TAXATION OF U.S. HOLDERS

     Classification of New Exchangeable Preferred Stock and Exchange
Debentures. The Company intends to treat the New Exchangeable Preferred Stock as equity and the Exchange Debentures as indebtedness for U.S. Federal income tax purposes, and the balance of this discussion is based on the assumption that such treatment will be respected. The discussion is not binding on the IRS or the courts and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the New Exchangeable Preferred Stock or Exchange Debentures.

     Distributions on Exchangeable Preferred Stock. Distributions on the New Exchangeable Preferred Stock that are paid from the Company's current or accumulated earnings and profits, as determined under U.S. Federal income tax principles, whether paid in cash or in additional shares of New Exchangeable Preferred Stock ("Dividend Shares") will be taxable to a U.S. Holder as ordinary dividend income in an amount equal to such cash or the fair market value of such Dividend Shares on the date of distribution. To the extent, if any, that the amount of any such distribution is not made out of the Company's current or accumulated earnings and profits, as determined under U.S. Federal income tax principles, it will first reduce the U.S. Holder's adjusted tax basis in the New Exchangeable Preferred Stock and, to the extent such distribution exceeds such adjusted tax basis, will be treated as capital gain and will be long-term capital gain if, at the time of such disposition, the U.S. Holder's holding period for the New Exchangeable Preferred Stock is more than one year. A reduced tax rate on capital gain will apply to an individual U.S. Holder if such holder's holding period for the Exchangeable Preferred Stock is more than eighteen months at the time of disposition. A U.S. Holder's initial tax basis in any Dividend Shares distributed by the Company generally will equal the fair market value of such Dividend Shares on the date of their distribution. The holding period for such Dividend Shares will commence with their distribution, and will not include the holder's holding period for outstanding shares of New Exchangeable Preferred Stock with respect to which such Dividend Shares were distributed. There can be no assurance that the Company will have sufficient earnings and profits (as determined for U.S. Federal income tax purposes) to cause distributions on the New Exchangeable Preferred Stock to be treated as dividends for U.S. Federal income tax purposes. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution paid out of allocable earnings and profits, unless the context indicates otherwise.

     Dividends received by corporate U.S. Holders generally will be eligible for the 70% dividends received deduction under section 243 of the Code. There are, however, many exceptions and restrictions relating to the availability of the dividends received deduction including restrictions relating to the holding period of the stock under section 246(c) of the Code and debt-financed portfolio stock under section 246A of the Code.

     Under section 1059 of the Code, the tax basis of any shares of New Exchangeable Preferred Stock that has been held by a corporate shareholder for two years or less (ending on the earliest of the date on which the Company declares, announces or agrees to the payment of an actual or constructive dividend) is reduced (but not below zero) by the non-taxed portion of an "extraordinary dividend" for which a dividends received deduction is allowed. To the extent a corporate holder's tax basis would have been reduced below zero but for the foregoing limitation, such holder will recognize capital gain on the exchange of New Exchangeable Preferred Stock. Generally, an "extraordinary dividend" is a dividend that (i) equals or exceeds 5% of the U.S. Holder's adjusted tax basis in the New Exchangeable Preferred Stock or (ii) exceeds 20% of the U.S. Holder's adjusted tax basis in the New Exchangeable Preferred Stock (treating all dividends having ex-dividend dates within a 365-day period as a single dividend). If an election is made by the U.S. Holder, under certain circumstances the fair market value of the New Exchangeable Preferred Stock as of the day before the ex-dividend date may be substituted for the holder's basis in applying these tests.

     Special rules under section 1059 exist with respect to extraordinary dividends for "qualified preferred dividends," which are any fixed dividends payable with respect to any share of stock which (i) provides for fixed preferred dividends payable not less frequently than annually and (ii) is not in arrears as to dividends at the time the U.S. Holder acquires such stock. A qualified preferred dividend does not include any dividend payable with respect to any share of stock if the actual rate of return of such stock for the period the stock has been held by the holder receiving the dividend exceeds 15%.

     Corporate U.S. Holders are urged to consult their tax advisors regarding the extent, if any, to which the exceptions and restrictions and rules under section 1059 of the Code apply to the purchase, ownership and disposition of the Exchangeable Preferred Stock.

     Preferred Stock Discount. Pursuant to section 305(c) of the Code, U.S. Holders of New Exchangeable Preferred Stock (including New Exchangeable Preferred Stock received as Dividend Shares) may be required to treat a portion of the difference between the redemption price and issue price of New Exchangeable Preferred Stock as constructive distributions that are includible in income on an economic accrual basis ("Preferred Stock Discount"). For purposes of determining whether such constructive distribution treatment applies, the mandatory and optional redemption features of the New Exchangeable Preferred Stock are tested separately. Constructive distribution treatment is required if either of the tests is satisfied.

     Section 305(c) of the Code provides that the entire amount of a redemption premium with respect to stock that may be redeemed in certain circumstances is treated as being distributed to the holders of such stock on an economic accrual basis. Stock is generally considered to have redemption premium for this purpose if its redemption price exceeds its issue price by more than a de minimis amount. For this purpose, such excess (the "Preferred Stock Discount") will be treated as zero if it is less than 0.25% of the redemption price of the preferred stock multiplied by the number of complete years from the date of issuance of the stock until the redemption date. Preferred Stock Discount is taxable as a constructive distribution to the holder (treated as a dividend to the extent made out of the Company's current or accumulated earnings and profits and otherwise subject to the treatment described above for distributions) over the term of the preferred stock using a constant interest rate method similar to that described below for accruing original issue discount ("OID"). See
"-- Original Issue Discount" below.

     Preferred Stock Discount with respect to preferred stock that is subject to mandatory redemption generally will arise if the price at which the preferred stock must be redeemed exceeds its issue price by more than a de minimis amount. The Company does not believe that its obligation to redeem the Preferred Stock acquired in connection with this offering on March 15, 2010 will result in Preferred Stock Discount.

     Preferred Stock Discount with respect to preferred stock that has an optional redemption feature will arise only if, based on all of the facts and circumstances as of the date the preferred stock is issued, redemption pursuant to an issuer's right to redeem is more likely than not to occur. Even if the redemption is more likely than not to occur, however, constructive distribution treatment would not result if the redemption premium were solely in the nature of a penalty for premature redemption. For this purpose, a redemption premium is not a penalty for premature redemption unless it is a premium paid as a result of changes in economic or market conditions over which neither the issuer nor the holder has legal or practical control, such as changes in prevailing dividend rates. In addition, pursuant to a safe harbor contained in Treasury Regulations, redemption pursuant to an issuer's right to redeem is not treated as more likely than not to occur if (i) the issuer and the holder are unrelated,
(ii) there are no arrangements that effectively require or are intended to compel the issuer to redeem the stock and (iii) exercise of the option to redeem would not reduce the yield of the stock. The Company does not believe that its right to redeem the New Exchangeable Preferred Stock (other than Dividend Shares) on or after March 15, 2003 should be treated as more likely than not to be exercised under these rules. Accordingly, the optional redemption features of the New Exchangeable Preferred Stock acquired in connection with this Offering should not result in Preferred Stock Discount.

     Notwithstanding the above, it is not entirely clear how the rules relating to New Preferred Stock Discount apply to the Company's rights and obligations to redeem the Exchangeable Preferred Stock in the event of a Change of Control.

     Dividend Shares received by U.S. Holders of the New Exchangeable Preferred Stock may bear Preferred Stock Discount depending upon the issue price of such Dividend Shares. If shares of New Exchangeable Preferred Stock (including Dividend Shares) bear Preferred Stock Discount, such shares generally will have different tax characteristics from other shares of Exchangeable Preferred Stock and might trade separately, which might adversely affect the liquidity of such shares.

     Redemption, Sale or Exchange of Exchangeable Preferred Stock. A redemption of shares of New Exchangeable Preferred Stock for cash generally will be treated as a sale or exchange of such shares if (i) the U.S. Holder does not own, actually or constructively within the meaning of section 318 of the Code, any stock of the Company other than the redeemed New Exchangeable Preferred Stock or
(ii) the redemption is "not essentially equivalent to a dividend" with respect to such U.S. Holder under section 302(b)(1) of the Code. A distribution to a U.S. Holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the U.S. Holder's stock interest in the Company. For this purpose, a redemption of the New Exchangeable Preferred Stock that results in a reduction in the proportionate interest in the Company (taking into account any actual ownership of common stock of the Company and any stock constructively owned) of a U.S. Holder whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs should be regarded as a meaningful reduction in such holder's stock interest in the Company. In other circumstances a redemption of the New Exchangeable Preferred Stock may be treated as a dividend to the extent treated as made out of the Company's current and accumulated earnings and profits (as determined for U.S. Federal income tax purposes).

     If the redemption of the New Exchangeable Preferred Stock for cash is treated as a sale or exchange, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the amount of cash received on such redemption (except to the extent the redemption price of the New Exchangeable Preferred Stock is attributable to dividends declared by the Board of Directors of the Company prior to the redemption, which generally will be taxable as ordinary income) and such holder's adjusted tax basis in the New Exchangeable Preferred Stock.

     Similarly, gain or loss realized by a U.S. Holder on the sale of New Exchangeable Preferred Stock will be subject to U.S. Federal income tax as capital gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of other property received and the holder's adjusted basis in the New Exchangeable Preferred Stock.

     Gain or loss realized by a U.S. Holder on the exchange of New Exchangeable Preferred Stock for Exchange Debentures will be subject to the same general rules as a redemption for cash, except that the holder would realize capital gain or loss in an amount equal to the difference between the issue price of the Exchange Debentures received (as determined for purposes of computing the original issue discount on such Exchange Debentures) and such holder's adjusted tax basis in the New Exchangeable Preferred Stock. See the discussion below under "Original Issue Discount."

     If a redemption or exchange of New Exchangeable Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash or the issue price of the Exchange Debentures, as the case may be, received by the U.S. Holder. The U.S. Holder's adjusted tax basis in the redeemed New Exchangeable Preferred Stock will be transferred to any remaining stock holdings in the Company. If the U.S. Holder does not retain any actual stock ownership in the Company (having only a constructive stock interest), the holder may lose such basis entirely. In addition, a corporate U.S. Holder, under certain circumstances, may be required to reduce its basis in its remaining shares of stock of the Company (and possibly recognize gain upon a disposition of shares) under the "extraordinary dividend" provision of section 1059 of the Code.

     Original Issue Discount. In the event that the New Exchangeable Preferred Stock is exchanged for Exchange Debentures and the "stated redemption price at maturity" of the Exchange Debentures exceeds their "issue price" by more than a de minimis amount equal to 0.25% of the stated redemption price at maturity of the Exchange Debentures multiplied by the number of complete years to maturity, the Exchange Debentures will be treated as having OID equal to the entire amount of such excess.

     If the Exchange Debentures are deemed to be traded on an established securities market on or at any time during the 60-day period ending 30 days after their issue date, the issue price of the Exchange Debentures will be their fair market value as of the issue date. Similarly, if the Exchangeable Preferred Stock, but not the Exchange Debentures exchanged therefor, is deemed to be traded on an established securities market within the 60-day period ending 30 days after the exchange, then the issue price of each Exchange Debenture will be the fair market value of the New Exchangeable Preferred Stock exchanged therefor at the time of the exchange. In the event that neither the New Exchangeable Preferred Stock nor the Exchange Debentures is deemed to be traded on an established securities market, the issue price of the Exchange Debentures will be their stated principal amount or, in the event the Exchange Debentures do not bear "adequate stated interest" within the meaning of section 1274 of the Code, their "imputed principal amount", which is generally the sum of the present values of all payments due under the Exchange Debentures, discounted from the date of payment to their issue date at the appropriate "applicable federal rate."

     The stated redemption price at maturity of the Exchange Debentures should equal the total of all payments required to be made thereon, other than payments of "qualified stated interest." Qualified stated interest generally is stated interest that is unconditionally payable in cash or other property (other than debt instruments of the issuer) at least annually at a single fixed rate. The Exchange Debentures that are issued when the Company has the option to pay interest for certain periods in additional Exchange Debentures should be treated as having been issued without any qualified stated interest. Accordingly, the sum of all interest payable pursuant to the stated interest rate on such Exchange Debentures over the entire term should be treated as OID and accrued into income under a constant yield method by the holder, and the holder should not treat the receipt of stated interest on the Exchange Debentures as interest for U.S. Federal income tax purposes. The Company will report to U.S. Holders and the IRS the reportable amount of OID income with respect to the Exchange Debentures for each calendar year.

     An additional Exchange Debenture (a "Secondary Debenture") issued in payment of interest with respect to an initially issued Exchange Debenture (an "Initial Debenture") will not be considered as payment made on the Initial Debenture and will be aggregated with the Initial Debenture for purposes of computing and accruing OID on the Initial Debenture. The Company will allocate the adjusted issue price of the Initial Debenture between the Initial Debenture and the Secondary Debenture in proportion to their respective principal amounts. That is, upon its issuance of a Secondary Debenture with respect to an Initial Debenture, the Company intends to treat the Initial Debenture and the Secondary Debenture derived from the Initial Debenture as initially having the same adjusted issue price and inherent amount of OID per dollar of principal amount. The Initial Debenture and the Secondary Debenture derived therefrom will be treated as having the same yield to maturity. Similar treatment will be applied when additional Exchange Debentures are issued on Secondary Debentures.

     In the event the Exchange Debentures are not issued with OID, because they are issued at a time when Holdings does not have the option to pay interest thereon in additional Exchange Debentures and the stated redemption price at maturity of the Exchange Debentures does not exceed their issue price by more than a de minimis amount, stated interest should be included in income by a holder in accordance with his method of accounting.

     Bond Premium on Exchange Debentures. If New Exchangeable Preferred Stock is exchanged for Exchange Debentures that have an issue price in excess of their stated redemption price at maturity, the Exchange Debenture will be considered to have been issued at a "premium." If an election by a U.S. Holder under section 171 of the Code is made or is already in effect, a U.S. Holder will amortize the bond premium over the term of the Exchange Debenture under a constant yield method as an offset to the holder's interest income. This election is revocable only with the consent of the IRS and applies to all obligations owned or acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies. To the extent the excess is deducted as amortizable bond premium, the U.S. Holder's adjusted tax basis in the Exchange Debentures will be reduced.

     Sale or Redemption of Exchange Debentures. Gain or loss realized by a U.S. Holder on the sale, redemption or other disposition of Exchange Debentures generally will be subject to U.S. Federal income tax in an amount equal to the difference between the sum of cash and the fair market value of all other property received on such sale, redemption or disposition (except to the extent that cash received is attributable to accrued, qualified stated interest, which would be taxed as ordinary income if previously untaxed) and such U.S. Holder's adjusted tax basis in the Exchange Debentures. The adjusted tax basis of an Exchange Debenture received in exchange for Exchangeable Preferred Stock generally will be equal to the issue price of the Exchange Debenture increased by any OID with respect to the Exchange Debenture included in the U.S. Holder's income prior to sale, redemption or other disposition of the Exchange Debenture, reduced by any amortizable bond premium applied against the holder's income prior to sale, redemption or other disposition of the Exchange Debenture and by payments other than payments of qualified stated interest. Such gain or loss would be long-term capital gain or loss if the holder's holding period for the Exchange Debentures exceeds one year. A reduced tax rate on capital gain will apply to an individual U.S. Holder if such holder's holding period for the New Exchangeable Preferred Stock is more than eighteen months at the time of disposition.

     Applicable High Yield Discount Obligations. In the event the Exchange Debentures are "applicable high yield discount obligations" ("AHYDOs"), pursuant to section 163 of the Code, the "disqualified portion" of the OID (if any) accruing on the Exchange Debentures may be treated as a dividend generally eligible for the dividends-received deduction (subject to the exceptions and restrictions described above) in the case of corporate U.S. Holders and the Company would not be entitled to deduct the "disqualified portion" of the OID accruing on the Exchange Debentures and would be allowed to deduct the remainder of the OID only when paid in cash.

     The Exchange Debentures will constitute AHYDOs if they (a) have a term of more than five years, (b) have a yield to maturity equal to or greater than the sum of the applicable federal rate at the time of issuance of the Exchange Debentures (the "AFR") plus five percentage points, and (c) have "significant" OID. A debt instrument is treated as having "significant" OID if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending after the date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. Because the amount of OID, if any, attributable to the Exchange Debentures will be determined at the time such Exchange Debentures are issued and the AFR at that point in times is not predictable, it is impossible currently to determine whether Exchange Debentures will be treated as AHYDOs.

     If an Exchange Debenture is treated as an AHYDO, a U.S. Holder would be treated as receiving dividend income to the extent of the lesser of (a) the Company's current and accumulated earnings and profits, and (b) the "disqualified portion" of the OID of such AHYDO. The "disqualified portion" of the OID is equal to the lesser of (i) the amount of OID or (ii) the portion of the "total return" (i.e., the excess of all payments to be made with respect to the Exchange Debenture over its issue price) in excess of the AFR plus six percentage points.

     Backup Withholding and Information Reporting. In general, a U.S. Holder will be subject to backup withholding at the rate of 31% with respect to dividends on the New Exchangeable Preferred Stock and principal, interest, OID and premium on the Exchange Debentures, unless the holder (a) is an entity that is exempt from withholding (including corporations, tax-exempt organizations and certain qualified nominees) and, when required, demonstrates this fact, or (b) provides the Company with its taxpayer identification number ("TIN") (which for an individual would be the holder's social security number), certifies that the TIN provided to the Company is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such dividends, principal, interest, OID and premium to U.S. Holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. Holder who does not provide the Company with his correct TIN may be subject to interest and penalties.

                         BOOK-ENTRY; DELIVERY AND FORM

GLOBAL SECURITIES

     The Notes will initially be issued in the form of one or more registered Notes in global form without coupons (each a ("Global Note"), and the Exchangeable Preferred Stock will initially be issued in the form of one or more registered certificates in global form without coupons (each a "Global Certificate," and together with the Global Notes, the "Global Security"). Each Global Security will be deposited with, or on behalf of, the Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York banking law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "Clearing Agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with an interest in the Global Security and
(ii) ownership of beneficial interests in the Global Securities will be shown on, and the transfer of beneficial ownership therein will be effected only through, records maintained by DTC (with respect to the interest of the Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Securities or to pledge the Securities as collateral to persons in such states will be limited to such extent.

     So long as DTC or its nominee is the registered owner of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by the Global Security for all purposes under the Indenture and the Notes, or the Certificate of Designation and the Exchangeable Preferred Stock, as the case may be. Except as provided below with respect to the Notes, owners of beneficial interests in a Global Security will not be entitled to have Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to giving of any directions, instruction or approval, with respect to the Notes, to the Trustee thereunder, with respect to the Notes. As a result, the ability of a person having a beneficial interest in Securities represented by a Global Security to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Payments with respect to the principal of, premium, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of interest in the Global Note (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of DTC.

     Payments in respect of the liquidation preference, redemption price and dividends (including Additional Dividends), on any Exchangeable Preferred Stock registered in the name of DTC or its nominee on the applicable record date will be payable to or at the direction of DTC in its capacity as the registered holder under the Certificate of Designation. Neither the Company nor the transfer agent and registrar has or will have any responsibility or liability for any aspect of the records relating to or the payment of such amounts made on account of beneficial owners of Exchangeable Preferred Stock or for maintaining, supervising or receiving any records relating to such beneficial owners' interest. The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC.

     The Company expects that DTC or its nominee, upon receipt of any payment of the liquidation preference, redemption price or dividends (including Additional Dividends) in respect of the Global Certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Certificate as shown on the records of DTC or its nominee. The Company also expects that payments by the Participants and the Indirect Participants to the beneficial owners of interests in the Global Securities will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

     The Company also expects that payments by the Participants and the Indirect Participants to the beneficial owners of interests in the Global Securities will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTIFICATED SECURITIES

     If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository or DTC ceases to be registered as a clearing agency under the Exchange Act and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of its Global Notes, then Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Securities represented by the Global Notes. In addition, with respect to the Notes, subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

     Neither the Company, the Transfer Agent nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Securities and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts and liquidation preferences, as the case may be, of the Securities to be issued).

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Existing Securities where such Existing Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until September 14, 1998, all dealers effecting transactions in the New Securities may be required to deliver a prospectus.


     The Company will not receive any proceeds from any sale of New Securities Stock by broker-dealers. New Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit or any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one firm of attorneys for the Holders of the Existing Securities) other than commissions or concessions of any brokers-dealers and will indemnify the Holders of the Existing Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Securities will be passed upon for the Company by Debevoise & Plimpton, New York, New York.

                                    EXPERTS

     The Consolidated Financial Statements of Day International Group, Inc. for the years ended December 31, 1997 and 1996, and for the 208 days ended December 31, 1995 and Day International, Inc. (the predecessor company of Day International Group, Inc.) for the 157 days ended June 6, 1995 included in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in the reports appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


     The Company has engaged Arthur Andersen LLP as its independent auditors for the year ending December 31, 1998. The reports of Deloitte & Touche LLP on the Company's financial statements for the years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, nor in connection with the audits of such financial statements have there been any disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
Unaudited Interim Financial Statements
  Condensed Consolidated Balance Sheets as of March 31, 1998
     and December 31, 1997..................................  F-2
  Condensed Consolidated Statements of Operations for the
     three months ended March 31, 1998 and 1997.............  F-3
  Condensed Consolidated Statements of Cash Flows for the
     three months ended March 31, 1998 and 1997.............  F-4
  Notes to Condensed Consolidated Financial Statements......  F-5
Report of Independent Auditors..............................  F-14
  Consolidated Balance Sheets as of December 31, 1997 and
     1996...................................................  F-15
  Consolidated Statements of Operations for the years ended
     December 31, 1997 and 1996 and the period from June 7,
     1995 through December 31, 1995.........................  F-16
  Consolidated Statements of Stockholders' Equity for the
     years ended December 31, 1997 and 1996 and the period
     from June 7, 1995 through December 31, 1995............  F-17
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1997 and 1996 and the period from June 7,
     1995 through December 31, 1995.........................  F-18
  Notes to Consolidated Financial Statements................  F-19
Report of Independent Auditors..............................  F-38
  Consolidated Balance Sheet as of June 6, 1995.............  F-39
  Consolidated Statement of Income for the period from
     January 1, 1995 through June 6, 1995...................  F-41
  Consolidated Statement of Cash Flows for the period from
     January 1, 1995 through June 6, 1995...................  F-42
  Notes to Consolidated Financial Statements................  F-43

                         DAY INTERNATIONAL GROUP, INC.



            UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                              MARCH 31,    DECEMBER 31,
                                                                1998           1997
                                                              ---------    ------------
                                        ASSETS
Cash and cash equivalents...................................  $  2,073       $    780
Accounts receivable, net of allowance.......................    21,678         21,972
Inventories.................................................    19,235         16,501
Prepaid expenses and other current assets...................     1,980          1,457
Deferred income taxes.......................................     1,545          1,938
                                                              --------       --------
          Total current assets..............................    46,511         42,648

Property, plant and equipment, net..........................    44,958         44,792
Goodwill and other intangibles..............................   146,962        136,722
Deferred income taxes.......................................     3,100             --
Other assets................................................     1,304          1,365
                                                              --------       --------
          Total assets......................................  $242,835       $225,527
                                                              ========       ========
                    LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Accounts payable............................................  $  8,824       $  7,743
Accrued associate related costs and other expenses..........    13,163         11,871
Income taxes payable........................................     1,954          1,618
Interest payable............................................     4,514          1,013
Current maturities of long-term debt........................     1,779            774
                                                              --------       --------
          Total current liabilities.........................    30,234         23,019

Long-term and subordinated long-term debt...................   250,306        130,109
Deferred tax liabilities....................................     1,630          5,688
Other long term liabilities.................................    15,070          6,522
Commitments and contingencies...............................        --             --
                                                              --------       --------
          Total liabilities.................................   297,240        165,338
                                                              --------       --------
Exchangeable preferred stock................................    33,146             --
                                                              --------       --------
Stockholders' (deficit) equity:
  Common stock..............................................        --              1
  Additional paid-in capital................................        --         51,959
  Contra-equity associated with the assumption of majority
     shareholder's bridge loan..............................   (78,503)            --
  Retained (deficit) earnings...............................    (7,578)         9,697
  Foreign currency translation adjustment...................    (1,470)        (1,468)
                                                              --------       --------
          Total stockholders' (deficit) equity..............   (87,551)        60,189
                                                              --------       --------
          Total liabilities and stockholders' (deficit)
            equity..........................................  $242,835       $225,527
                                                              ========       ========


  See notes to unaudited interim condensed consolidated financial statements.

                         DAY INTERNATIONAL GROUP, INC.


       UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                 (IN THOUSANDS)

                                                                1998       1997
                                                              --------    -------
Net sales...................................................  $ 43,137    $39,481
Costs of goods sold.........................................    26,988     24,524
                                                              --------    -------
Gross profit................................................    16,149     14,957
Selling, general and administrative expenses................     7,351      7,042
Compensation and related transaction costs..................    18,018
Amortization of intangibles.................................       651      1,214
Management fees.............................................       235        230
                                                              --------    -------
Operating (loss) income.....................................   (10,106)     6,471
Interest expense (including amortization of debt discount
  and deferred financing costs of $296 -- 1998 and
  $242 -- 1997).............................................     7,051      4,100
Other expense (income)......................................       210       (126)
                                                              --------    -------
(Loss) income before income taxes and extraordinary items...   (17,367)     2,497
(Benefit) provision for income taxes........................    (3,804)       922
                                                              --------    -------
(Loss) income before extraordinary items....................   (13,563)     1,575
Extraordinary losses on early extinguishment of debt (net of tax benefit
  of $2,368)................................................     3,552         --
                                                              --------    -------
Net (loss) income...........................................   (17,115)   $ 1,575
                                                                          =======
Preferred stock dividends...................................      (153)
Amortization of preferred stock issuance costs..............        (7)
                                                              --------
Net (loss) income available to common shareholders..........  $(17,275)
                                                              ========


  See notes to unaudited interim condensed consolidated financial statements.

                         DAY INTERNATIONAL GROUP, INC.


       UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                 (IN THOUSANDS)


                                                                1998       1997
                                                              --------    ------
OPERATING ACTIVITIES
  Net (loss) income.........................................  $(17,115)   $1,575
  Adjustments to reconcile net (loss) income to net cash
     (used in) provided by operating activities:
     Extraordinary loss on early extinguishment of debt.....     3,552
     Depreciation and amortization..........................     3,111     3,512
     Deferred income taxes..................................    (4,317)
     Non-cash charge related to stock option awards.........     8,585
     Changes in operating assets and liabilities............        72    (2,224)
                                                              --------    ------
       Net cash (used in) provided by operating
        activities..........................................    (6,112)    2,863
                                                              --------    ------
INVESTING ACTIVITIES
  Capital expenditures......................................    (1,476)   (1,500)
  Other.....................................................        --     2,620
                                                              --------    ------
       Net cash (used in) provided by investing
        activities..........................................    (1,476)    1,120
                                                              --------    ------
FINANCING ACTIVITIES
  Proceeds from issuance of 2008 notes......................   111,134
  Proceeds from issuance of exchangeable preferred stock....    32,986
  Proceeds from issuance of term loan.......................    40,000
  Contributions from shareholders...........................     4,573
  Repayment of existing credit facility.....................   (30,902)
  Repayment of bridge loan..................................  (140,000)
  Payment of consent fee....................................    (6,500)
  Payments on the term loan.................................    (2,500)
  Net payments on revolving credit facility.................        --    (5,193)
                                                              --------    ------
       Net cash provided by (used in) financing
        activities..........................................     8,791    (5,193)
                                                              --------    ------
  Effect of exchange rates on cash..........................        90      (161)
                                                              --------    ------
CASH AND CASH EQUIVALENTS:
  Net increase (decrease) in cash and cash equivalents......     1,293    (1,371)
  Cash and cash equivalents at beginning of period..........       780     5,433
                                                              --------    ------
  Cash and cash equivalents at end of period................  $  2,073    $4,062
                                                              ========    ======
NON CASH TRANSACTIONS
  Assumption of bridge loan.................................  $140,000
                                                              ========
  Preferred stock dividend..................................  $    153
                                                              ========
  Amortization of preferred stock discount..................  $      7
                                                              ========



   See notes to unaudited interim condensed consolidated financial statements

                         DAY INTERNATIONAL GROUP, INC.


     NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

     A. Basis of Presentation -- The balance sheet as of December 31, 1997 is condensed financial information derived from the audited balance sheet. The interim financial statements are unaudited. The financial statements of Day International Group, Inc. (the "Company"), have been prepared in accordance with generally accepted accounting principles and, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation in accordance with generally accepted accounting principles for the periods presented. The results of operations and cash flows for the interim periods presented are not necessarily indicative of the results for the full year.

     B. Acquisition and Related Transactions -- On January 16, 1998, affiliates of Greenwich Street Capital Partners, Inc. and SG Capital Partners acquired substantially all of the common stock of the Company for approximately $206 million (the "Acquisition"), with the Company's management retaining the balance of the common stock. In conjunction with the Acquisition, the Company entered into a $60 million Senior Secured Credit Facility consisting of a $40 million Term Loan and a $20 million Revolving Credit Facility. Proceeds from the Term Loan were used to repay the Company's then existing Credit Facility and to pay certain acquisition related fees and expenses. No amounts have been drawn on the Revolving Credit Facility. As a result of the repayment of such then existing Credit Facility, $0.7 million of deferred financing fees were written off as an extraordinary item. The Acquisition also resulted in compensation related expenses of $17.0 million associated with employment agreements with certain key members of management and amendments to the Company's Stock Option Plan.

     On March 18, 1998, the Company successfully completed a Consent Solicitation (the "Consent") with respect to the previously existing $100,000 Senior Subordinated Notes which are due in 2005 (the "2005 Notes"). The Consent permitted the Company to issue $115.0 million of 9 1/2% Senior Subordinated Notes and $35.0 million of 12 1/4% Exchangeable Preferred Stock. The Consent also allowed the Company to assume a $140.0 Bridge Loan (the "Bridge Loan") incurred by its majority shareholder in connection with the Acquisition, and effected certain other changes to the Indenture governing the 2005 Notes, including the elimination of the provisions of the Indenture subordinating the 2005 Notes to other indebtedness of the Company. As consideration for the Consent, the Company paid a Consent fee of $65 for every $1,000 of notes held. The proceeds from the issuance of the $115.0 million of 9 1/2% Senior Subordinated Notes and $35.0 million of 12 1/4% Exchangeable Preferred Stock were used to repay the Bridge Loan and to pay other financing fees and expenses. Expenses associated with obtaining the Consent were approximately $1.0 million. As a result of the repayment of the Bridge Loan, $5.2 million of deferred financing fees and expenses were also written off as an extraordinary item. The Acquisition does not require a change in the Company's historical basis of accounting since the Company's 2005 Notes remained outstanding following the Acquisition.

                         DAY INTERNATIONAL GROUP, INC.


          NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL
                           STATEMENTS -- (CONTINUED)


     The following summarizes the changes in stockholders' (deficit) equity for the three months ended March 31, 1998:


                                                                                                 FOREIGN
                                        COMMON SHARES      ADDITIONAL              RETAINED     CURRENCY
                                      ------------------    PAID-IN      CONTRA    EARNINGS    TRANSLATION
                                       SHARES     AMOUNT    CAPITAL      EQUITY    (DEFICIT)   ADJUSTMENT
                                      ---------   ------   ----------   --------   ---------   -----------
                                                             (DOLLARS IN THOUSANDS)
Balance at December 31, 1997........   51,655.5    $  1     $51,959     $     --   $  9,697      $(1,468)
Net loss............................                                                (17,115)
Preferred stock dividends...........                                                   (153)
Amortization of preferred stock
  discount..........................                                                     (7)
Capital contribution from
  stockholders......................                          9,103
Assumption of bridge loan...........                        (61,497)     (78,503)
Stock options exercised.............      142.5                 434
Reduction of common shares..........  (30,914.5)     (1)          1
Foreign currency translation
  adjustment........................         --      --          --           --         --           (2)
                                      ---------    ----     -------     --------   --------      -------
Balance at March 31, 1998...........   20,883.5    $ --     $    --     $(78,503)  $ (7,578)     $(1,470)
                                      =========    ====     =======     ========   ========      =======


     The capital contribution from stockholders consisted of $4,573 of cash plus $4,530 of fees and expenses associated with the bridge loan financing.

     The reduction of common shares represents the shares given up by the new shareholders in order for their basis per share to reflect the price paid for each share.

     Certain of the acquisition related fees and expenses are estimates and are subject to change upon receipt of the final invoices.

     C. Comprehensive Income -- In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement is effective for fiscal years beginning after December 15, 1997. For the three months ended March 31, 1998 and 1997, the only item affecting comprehensive income (loss) other than the Company's net (loss) income was the foreign currency translation adjustment of $(2) and $(649), respectively. As a result, comprehensive income (loss) for the three months ended March 31, 1998 and 1997 was $(17,117) and $926, respectively.

     D.  Inventories -- The components of inventories are as follows:

                                                       MARCH 31,    DECEMBER 31,
                                                         1998           1997
                                                       ---------    ------------
Finished goods.......................................   $10,610       $ 8,917
Work-in-process......................................     4,772         4,164
Raw materials........................................     3,853         3,420
                                                        -------       -------
          Total......................................   $19,235       $16,501
                                                        =======       =======

     E. Contingencies -- Claims have been made against the Company for the costs of environmental remedial measures taken or to be taken. Reserves for such liabilities have been established and no insurance recoveries have been anticipated in the determination of the reserves. In management's opinion, the aforementioned claims will be resolved without material adverse effect on the results of operations, financial position or cash flows of the Company. The Company's previous parent and its parent, M.A. Hanna, have agreed to indemnify the Company for certain of the costs associated with these matters.

                         DAY INTERNATIONAL GROUP, INC.


          NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL
                           STATEMENTS -- (CONTINUED)


     F. Supplemental Consolidating Information -- In April 1995, the Company purchased Day International, Inc. ("Day"). This acquisition (the "Day Acquisition") was financed through equity, term and revolving credit facilities and the 2005 Notes. In connection with the Day Acquisition, Day became a wholly-owned subsidiary of the Company (which has no assets or operations other than its investment in Day) and provided a full and unconditional guarantee, on an unsecured basis, of the 2005 Notes. As described in footnote B, in March 1998 the Company issued $115 million of Senior Subordinated Notes (the "2008 Notes") in connection with the Acquisition. The 2008 Notes are guaranteed on an unsecured, senior subordinated basis by Day. The wholly-owned foreign subsidiaries of Day are not guarantors with respect to the 2005 and 2008 Notes and are not anticipated to have any credit arrangements senior to these Notes. The only intercompany eliminations are the normal intercompany eliminations with regard to intercompany sales and the Company's investment in the wholly owned non guarantor subsidiaries. The following are the supplemental combining condensed balance sheets as of March 31, 1998 and December 31, 1997 and the supplemental combining condensed statements of operations and cash flows for the quarters ended March 31, 1998 and 1997 with the investments in the subsidiaries accounted for using the equity method. Separate complete financial statements of Day ("the Guarantor") are not presented because management has determined that they are not material to the investors.

                         DAY INTERNATIONAL GROUP, INC.

                 SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEET
                                 MARCH 31, 1998

                                             DAY              DAY
                                        INTERNATIONAL    INTERNATIONAL     NON GUARANTOR
                                         GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        -------------   ----------------   -------------   ------------   ------------
                                                        ASSETS
Cash & cash equivalents...............    $  1,399          $   (907)         $ 1,581                       $  2,073
Accounts receivable -- net............                        12,451            9,227                         21,678
Inventories...........................                        12,765            6,470                         19,235
Other assets..........................                         1,977            1,548                          3,525
                                          --------          --------          -------       ---------       --------
      TOTAL CURRENT ASSETS............       1,399            26,286           18,826              --         46,511
Intercompany..........................     252,085                --                        $(252,085)            --
Property, plant and
  equipment -- net....................                        35,999            8,959                         44,958
Investment in subsidiaries............     (53,028)           24,085                           28,943             --
Intangible and other assets...........                       146,120            5,246                        151,366
                                          --------          --------          -------       ---------       --------
      TOTAL ASSETS....................    $200,456          $232,490          $33,031       $(223,142)      $242,835
                                          ========          ========          =======       =========       ========

                                    LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Accounts payable......................                      $  5,245          $ 3,686       $    (107)      $  8,824
Accrued associate related costs and
  other expenses......................    $  1,424             8,619            3,120                         13,163
Income taxes payable..................                           151            1,803                          1,954
Interest payable......................       4,514                                                             4,514
Current maturities of long-term
  debt................................       1,779                                                             1,779
                                          --------          --------          -------       ---------       --------
      TOTAL CURRENT LIABILITIES.......       7,717            14,015            8,609            (107)        30,234
Intercompany..........................      (4,632)          255,840              770        (251,978)            --
Long term and subordinated long term
  debt................................     250,306                                 --                        250,306
Long term post retirement benefits and
  other...............................                        14,066            2,634                         16,700
Exchangeable Preferred Stock..........      33,146                                                            33,146
      TOTAL STOCKHOLDERS' (DEFICIT)
         EQUITY.......................     (86,081)          (51,431)          21,018          28,943        (87,551)
                                          --------          --------          -------       ---------       --------
      TOTAL LIABILITIES AND
         STOCKHOLDERS' (DEFICIT)
         EQUITY.......................    $200,456          $232,490          $33,031       $(223,142)      $242,835
                                          ========          ========          =======       =========       ========

                         DAY INTERNATIONAL GROUP, INC.

                 SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEET
                               DECEMBER 31, 1997

                                              DAY              DAY
                                         INTERNATIONAL    INTERNATIONAL     NON GUARANTOR
                                          GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------------   ----------------   -------------   ------------   ------------
                                                        ASSETS
Cash & cash equivalents................    $    596          $   (320)         $   504                       $    780
Accounts receivable -- net.............                        12,215            9,757                         21,972
Inventories............................                        10,637            5,864                         16,501
Other assets...........................                         1,936            1,459                          3,395
                                           --------          --------          -------       ---------       --------
      TOTAL CURRENT ASSETS.............         596            24,468           17,584              --         42,648
Intercompany...........................     130,000                                          $(130,000)            --
Property, plant and equipment -- net...                        35,931            8,861                         44,792
Investment in subsidiaries.............      70,337            23,106                          (93,443)
Intangible and other assets............                       132,809            5,278                        138,087
                                           --------          --------          -------       ---------       --------
      TOTAL ASSETS.....................    $200,933          $216,314          $31,723       $(223,443)      $225,527
                                           ========          ========          =======       =========       ========
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.......................                      $  4,736          $ 3,532       $    (525)      $  7,743
Accrued associate related costs and
  other expenses.......................                         8,899            4,590                         13,489
Interest payable.......................    $    990                                 23                          1,013
Current maturities of long-term debt...                                            774                            774
                                           --------          --------          -------       ---------       --------
      TOTAL CURRENT LIABILITIES........         990            13,635            8,919            (525)        23,019
Intercompany...........................       8,286           121,217              (28)       (129,475)
Long-term and subordinated long-term
  debt.................................     130,000                                109                        130,109
Long-term post retirement benefits and
  other................................                         9,527            2,683                         12,210
      TOTAL STOCKHOLDERS' EQUITY.......      61,657            71,935           20,040         (93,443)        60,189
                                           --------          --------          -------       ---------       --------
      TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY..........    $200,933          $216,314          $31,723       $(223,443)      $225,527
                                           ========          ========          =======       =========       ========

                         DAY INTERNATIONAL GROUP, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 1998

                                             DAY               DAY
                                        INTERNATIONAL,    INTERNATIONAL,    NON GUARANTOR
                                         GROUP, INC.     INC. (GUARANTOR)   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        --------------   ----------------   -------------   ------------   ------------
Net sales.............................     $     --          $ 31,954          $17,060      $     (5,877)    $ 43,137
Cost of goods sold....................                         19,489           13,376            (5,877)      26,988
                                           --------          --------          -------      ------------     --------
    Gross profit......................           --            12,465            3,684                --       16,149
Selling, general and administrative
  expenses............................           13             5,317            2,021                          7,351
Compensation and related transaction
  costs...............................                         18,018               --                         18,018
Amortization of intangibles...........                            640               11                            651
Management fees.......................                            235                                             235
                                           --------          --------          -------      ------------     --------
    Operating income (loss)...........          (13)          (11,745)           1,652                --      (10,106)
Other expenses (income):
  Equity in loss (earnings) of
    subsidiaries......................       12,232              (980)                           (11,252)          --
  Interest expense....................        2,797             4,254               --                          7,051
  Other expense (income)..............          (12)               29              193                            210
                                           --------          --------          -------      ------------     --------
    (Loss) income before income taxes
      and extraordinary item..........      (15,030)          (15,048)           1,459            11,252      (17,367)
(Benefit) provision for income
  taxes...............................       (1,039)           (3,244)             479                --       (3,804)
                                           --------          --------          -------      ------------     --------
    (Loss) income before extraordinary
      item............................      (13,991)          (11,804)             980            11,252      (13,563)
Extraordinary (loss) -- net of tax....       (3,124)             (428)                                         (3,552)
                                           --------          --------          -------      ------------     --------
         Net (loss) income............     $(17,115)         $(12,232)         $   980      $     11,252     $(17,115)
                                           ========          ========          =======      ============     ========

                         DAY INTERNATIONAL GROUP, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 1997

                                                          DAY
                                          DAY        INTERNATIONAL
                                     INTERNATIONAL        INC.        NON GUARANTOR
                                      GROUP, INC.     (GUARANTOR)     SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -------------   --------------   -------------   ------------   ------------
Net sales..........................     $    --         $30,364          $14,378        $(5,261)       $39,481
Cost of goods sold.................                      18,664           11,121         (5,261)        24,524
                                        -------         -------          -------        -------        -------
     Gross profit..................          --          11,700            3,257             --         14,957
Selling, general and administrative
  expenses.........................          10           5,102            1,930                         7,042
Amortization of intangibles........                       1,203               11                         1,214
Management fees....................                         230                                            230
                                        -------         -------          -------        -------        -------
     Operating income(loss)........         (10)          5,165            1,316             --          6,471
Other expenses (income):
  Equity in earnings of
     subsidiaries..................      (1,572)           (774)                          2,346             --
  Interest expense.................          --           4,000              100                         4,100
  Other (income) expense...........         (15)           (143)              32                          (126)
                                        -------         -------          -------        -------        -------
     Income before income
       taxes.......................       1,577           2,082            1,184         (2,346)         2,497
Provision for income taxes.........           2             510              410                           922
                                        -------         -------          -------        -------        -------
          Net Income...............     $ 1,575         $ 1,572          $   774        $(2,346)       $ 1,575
                                        =======         =======          =======        =======        =======

                            DAY INTERNATIONAL, INC.
            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF CASH FLOWS
                      FOR THE QUARTER ENDED MARCH 31, 1998


                                          DAY              DAY
                                     INTERNATIONAL    INTERNATIONAL,    NON GUARANTOR
                                      GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -------------   ----------------   -------------   ------------   ------------
Operating Activities:
Net (loss) income..................    $ (17,115)        $(12,232)         $  980         $ 11,252      $ (17,115)
  Adjustments to reconcile net
    (loss) income to net cash (used
    in) provided by operating
    activities:
       Extraordinary loss on early
         extinguishment of debt....        3,124              428                                           3,552
    Depreciation and
       amortization................                         2,716             395                           3,111
    Deferred income taxes..........                        (4,317)                                         (4,317)
    Non-cash charge related to
       stock option awards.........                         8,585                                           8,585
    Equity in loss (earnings) of
       subsidiaries................       12,232             (980)                         (11,252)            --
    Changes in operating assets and
       liabilities.................        6,354           (7,269)            933               54             72
                                       ---------         --------          ------         --------      ---------
Net cash provided by (used in)
  operating activities.............        4,595          (13,069)          2,308               54         (6,112)
Investing Activities:
  Capital expenditures.............                        (1,057)           (419)                         (1,476)
  Other............................                            --              --                              --
                                       ---------         --------          ------         --------      ---------
Net cash provided by (used in)
  investing activities.............           --           (1,057)           (419)              --         (1,476)
Financing Activities:
    Proceeds from issuance of 2008
       Notes.......................      111,134                                                          111,134
    Proceeds from issuance of
       exchangeable preferred
       stock.......................       32,986                                                           32,986
    Proceeds from issuance of term
       loan........................       40,000                                                           40,000
    Contributions from
       shareholders................        4,573                                                            4,573
    Repayment of existing credit
       facility....................      (30,000)                            (902)                        (30,902)
    Repayment of bridge loan.......     (140,000)                                                        (140,000)
    Payment of consent fee.........       (6,500)                                                          (6,500)
    Payments on the term loan......       (2,500)                              --                          (2,500)
                                       ---------         --------          ------         --------      ---------
Net cash provided by (used in)
  financing activities.............        9,693               --            (902)              --          8,791
Intercompany transfers.............      (13,485)          13,539              --              (54)            --
Effects of exchange rates on
  cash.............................                                            90                              90
                                       ---------         --------          ------         --------      ---------
Cash and Cash Equivalents:
  Net increase (decrease) in cash
    and cash equivalents...........          803             (587)          1,077               --          1,293
  Cash and cash equivalents at
    beginning of period............          596             (320)            504                             780
                                       ---------         --------          ------         --------      ---------
  Cash and cash equivalents at end
    of period......................    $   1,399         $   (907)         $1,581         $     --      $   2,073
                                       =========         ========          ======         ========      =========

                            DAY INTERNATIONAL, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF CASH FLOWS
                      FOR THE QUARTER ENDED MARCH 31, 1997

                                                          DAY
                                          DAY        INTERNATIONAL
                                     INTERNATIONAL        INC.        NON GUARANTOR
                                      GROUP, INC.     (GUARANTOR)     SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -------------   --------------   -------------   ------------   ------------
Operating Activities:
Net Income.........................     $1,575           $1,572          $  774         $(2,346)        $1,575
  Adjustments to reconcile net
     income to net cash provided by
     (used in) operating
     activities:
     Depreciation and
       amortization................                       3,117             395                          3,512
     Equity in earnings of
       subsidiaries................     (1,572)            (774)                          2,346             --
       Changes in operating assets
          and liabilities..........      2,733           (4,611)           (226)           (120)        (2,224)
                                        ------           ------          ------         -------         ------
Net cash provided by (used in)
  operating activities.............      2,736             (696)            943            (120)         2,863
Investing Activities:
  Capital expenditures.............                      (1,073)           (427)                        (1,500)
  Other............................                       2,620              --                          2,620
                                        ------           ------          ------         -------         ------
Net cash provided by (used in)
  investing activities.............         --            1,547            (427)             --          1,120
Financing Activities -- Net
  payments on revolving credit
  facility.........................     (5,000)                            (193)                        (5,193)
                                        ------           ------          ------         -------         ------
Net cash used in financing
  activities.......................     (5,000)              --            (193)             --         (5,193)
Intercompany transfers.............        766             (873)            (13)            120             --
Effects of exchange rates on
  cash.............................                                        (161)                          (161)
                                        ------           ------          ------         -------         ------
Cash and Cash Equivalents:
  Net increase (decrease) in cash
     and cash equivalents..........     (1,498)             (22)            149              --         (1,371)
  Cash and cash equivalents at
     beginning of period...........      2,757             (698)          3,374                          5,433
                                        ------           ------          ------         -------         ------
  Cash and cash equivalents at end
     of period.....................     $1,259           $ (720)         $3,523         $    --         $4,062
                                        ======           ======          ======         =======         ======

To the Board of Directors and Stockholders


  DAY INTERNATIONAL GROUP, INC.



     We have audited the accompanying consolidated balance sheets of Day International Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996 and the period from June 7, 1995 (date of acquisition) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Day International Group, Inc. at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996 and the period from June 7, 1995 through December 31, 1995, in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP



Dayton, Ohio


February 17, 1998


(March 17, 1998, as to the effects of the issuance of Exchangeable Preferred Stock and Senior Subordinated Notes and the Consent Solicitation Statement described in Notes A and D.)

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                1997        1996
                                                              --------    --------
                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    780    $  5,433
  Accounts receivable:
  Trade (less allowance for doubtful accounts of $1,055 and
    $982)...................................................    21,593      16,788
  Other.....................................................       379         383
  Inventories (Note C)......................................    16,501      16,355
  Prepaid expenses and other current assets.................     1,457       3,630
  Deferred tax assets (Note E)..............................     1,938       3,389
                                                              --------    --------
         Total current assets...............................    42,648      45,978
PROPERTY, PLANT AND EQUIPMENT (Note A):
  Land......................................................     2,023       2,025
  Buildings.................................................    10,648      10,183
  Machinery and equipment...................................    39,999      34,692
  Construction in progress..................................     3,716       5,098
                                                              --------    --------
                                                                56,386      51,998
  Less accumulated depreciation.............................   (11,594)     (6,709)
                                                              --------    --------
                                                                44,792      45,289
OTHER ASSETS:
  Goodwill and other intangible assets (Note B).............   136,722     145,018
  Note receivable (Note K)..................................       890       1,155
  Other assets..............................................       475         446
                                                              --------    --------
                                                               138,087     146,619
                                                              --------    --------
TOTAL ASSETS................................................  $225,527    $237,886
                                                              ========    ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $  7,743    $  7,453
  Accrued associate related costs...........................     8,177       7,929
  Other accrued expenses....................................     3,694       5,430
  Income taxes payable......................................     1,618         645
  Interest payable..........................................     1,013       1,068
  Current maturities of long-term debt (Note D).............       774         803
                                                              --------    --------
         Total current liabilities..........................    23,019      23,328
LONG-TERM AND SUBORDINATED LONG-TERM DEBT (Note D)..........   130,109     152,116
DEFERRED TAX LIABILITIES (Note E)...........................     5,688       3,513
OTHER LONG-TERM LIABILITIES (Notes J and K).................     6,522       6,195
COMMITMENTS AND CONTINGENCIES (Note K)
                                                              --------    --------
         Total liabilities..................................   165,338     185,152
STOCKHOLDERS' EQUITY (Note H):
  Preferred Shares $.01 per share par value, 10,000 shares
    authorized, none outstanding Common Shares, $.01 per
    share par value, 100,000 shares authorized, 51,655
    shares -- 1997 and 51,555 shares -- 1996 issued and
    outstanding.............................................         1           1
  Additional paid-in-capital................................    51,959      51,531
  Retained earnings.........................................     9,697       1,780
  Foreign currency translation adjustment...................    (1,468)       (578)
                                                              --------    --------
         Total stockholders' equity.........................    60,189      52,734
                                                              --------    --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $225,527    $237,886
                                                              ========    ========

                See notes to consolidated financial statements.

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             YEARS ENDED DECEMBER 31, 1997 AND 1996 AND PERIOD FROM JUNE 7, 1995 THROUGH DECEMBER 31, 1995 (IN THOUSANDS)

                                                                1997        1996       1995
                                                              --------    --------    -------
NET SALES...................................................  $166,286    $136,814    $73,103
COST OF GOODS SOLD (including inventory fair value
  adjustments of $2,287 in 1995) (Note G)...................   103,035      84,602     47,503
                                                              --------    --------    -------
GROSS PROFIT................................................    63,251      52,212     25,600
SELLING, GENERAL AND ADMINISTRATIVE.........................    28,629      23,657     12,885
AMORTIZATION OF INTANGIBLES.................................     3,315       6,474      3,688
MANAGEMENT FEES (Note G)....................................       896         920        455
                                                              --------    --------    -------
OPERATING PROFIT............................................    30,411      21,161      8,572
OTHER EXPENSES (Note D):
  Interest Expense (including amortization of deferred
     financing costs of $966 in 1997, $1,000 in 1996 and
     $567 in 1995)..........................................    15,926      16,373      9,697
  Other expense (income) -- net.............................       629        (219)       952
                                                              --------    --------    -------
                                                                16,555      16,154     10,649
                                                              --------    --------    -------
INCOME (LOSS) BEFORE INCOME TAXES (BENEFIT).................    13,856       5,007     (2,077)
INCOME TAXES (BENEFIT) (Note E).............................     5,939       2,000       (850)
                                                              --------    --------    -------
NET INCOME (LOSS)...........................................  $  7,917    $  3,007    $(1,227)
                                                              ========    ========    =======

                See notes to consolidated financial statements.

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             YEARS ENDED DECEMBER 31, 1997 AND 1996 AND PERIOD FROM
      JUNE 7, 1995 THROUGH DECEMBER 31, 1995 (DOLLAR AMOUNTS IN THOUSANDS)

                                                                            RETAINED        FOREIGN
                                         COMMON SHARES      ADDITIONAL     EARNINGS/       CURRENCY
                                        ----------------     PAID-IN      (ACCUMULATED    TRANSLATION
                                        SHARES    AMOUNT     CAPITAL        DEFICIT)      ADJUSTMENT
                                        ------    ------    ----------    ------------    -----------
Sale of common shares.................  51,600      $1       $51,599        $               $
Net loss..............................                                       (1,227)
Foreign currency translation
  adjustment..........................                                                         (512)
                                        ------      --       -------        -------         -------
December 31, 1995.....................  51,600       1        51,599         (1,227)           (512)
Sale of common shares.................      73                    73
Purchase of common shares.............    (118)                 (141)
Net income............................                                        3,007
Foreign currency translation
  adjustment..........................                                                          (66)
                                        ------      --       -------        -------         -------
December 31, 1996.....................  51,555       1        51,531          1,780            (578)
Sale of common shares.................     100                   120
Issuance of stock options.............                           308
Net income............................                                        7,917
Foreign currency translation
  adjustment..........................                                                         (890)
                                        ------      --       -------        -------         -------
December 31, 1997.....................  51,655      $1       $51,959        $ 9,697         $(1,468)
                                        ======      ==       =======        =======         =======

                See notes to consolidated financial statements.

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             YEARS ENDED DECEMBER 31, 1997 AND 1996 AND PERIOD FROM JUNE 7, 1995 THROUGH DECEMBER 31, 1995 (IN THOUSANDS)

                                                              1997        1996        1995
                                                            --------    --------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss).........................................  $  7,917    $  3,007    $  (1,227)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation............................................     5,238       4,384        2,415
  Amortization of goodwill and intangibles................     7,827      10,724        8,310
  Deferred income taxes...................................     3,528         146       (1,247)
  Non-cash charge related to stock option awards..........       308
Change in assets and liabilities, net of effect of David M
  acquisition:
  Accounts receivable.....................................    (5,455)       (125)         280
  Inventories.............................................      (532)        909        1,512
  Prepaid expenses and other current assets...............      (521)        236          472
  Accounts payable and other accrued expenses.............     1,361      (1,218)       4,400
                                                            --------    --------    ---------
          Net cash provided by operating activities.......    19,671      18,063       14,915
                                                            --------    --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for Day International, Inc., net of cash
  acquired................................................                           (203,993)
Cash paid for net assets of David M.......................     1,513     (11,285)
Capital expenditures......................................    (5,124)     (5,221)      (2,082)
Other.....................................................     1,107      (1,107)
                                                            --------    --------    ---------
          Net cash used in investing activities...........    (2,504)    (17,613)    (206,075)
                                                            --------    --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common shares.....................................       120          73       51,600
Net payments on credit facilities.........................   (21,821)
Purchase of common shares.................................                  (141)
Proceeds from term loan...................................                             30,000
Net proceeds from revolving credit facility...............                 1,241       21,250
Issuance of senior subordinated notes.....................                            100,000
Payment of financing costs................................                             (7,802)
                                                            --------    --------    ---------
          Net cash (used in) provided by financing
            activities....................................   (21,701)      1,173      195,048
EFFECT OF EXCHANGE RATE CHANGES ON CASH...................      (119)         41         (119)
                                                            --------    --------    ---------
CASH AND CASH EQUIVALENTS:
Net (decrease) increase in cash and cash equivalents......    (4,653)      1,664        3,769
Cash and cash equivalents at beginning of period..........     5,433       3,769
                                                            --------    --------    ---------
Cash and cash equivalents at end of period................  $    780    $  5,433    $   3,769
                                                            ========    ========    =========
CASH PAID FOR:
Income Taxes..............................................  $  1,390    $  1,620    $     892
                                                            ========    ========    =========
Interest..................................................  $ 15,015    $ 15,517    $   7,963
                                                            ========    ========    =========

                See notes to consolidated financial statements.

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
                      THE 208 DAYS ENDED DECEMBER 31, 1995

A.  NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUBSEQUENT EVENT

     Day International Group, Inc. and subsidiaries ("Day" or "the Company") designs and manufactures precision engineered rubber components for the printing and textile industries. Day's Image Transfer business designs, manufactures and markets high-quality printing blankets and sleeves used in the offset printing industry. Day's Textile business manufactures and markets precision engineered rubber cots and aprons sold to textile yarn spinners and other engineered rubber products sold to diverse markets. Sales are made through Day's organization, distributors and representatives.

     In connection with the Stock Purchase Agreement dated April 11, 1995, as amended, among Day International Group, Inc., M.A. Hanna Company, and Cadillac Plastics Group, Inc., the Share Purchase Agreement dated April 11, 1995, as amended, among Day International Group, Inc. and Cadillac Plastics Limited, and an Asset Purchase Agreement dated April 11, 1995, as amended, among Day International Group, Inc. and Day International (Canada) Limited, Day acquired the stock or net assets, as appropriate, from M.A. Hanna and its subsidiaries, related to the precision engineered rubber components business, effective June 6, 1995 for $211.8 million in cash (net of cash acquired of $2.5 million). The acquisition has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. The purchase price has been allocated to the net assets acquired based on their fair market values as follows:

Current Assets..............................................  $ 36,685
Property, plant and equipment...............................    38,347
Other assets................................................     1,624
Goodwill and other intangible assets........................   158,970
Current liabilities.........................................   (16,986)
Postretirement benefits and other long-term liabilities.....    (6,845)
                                                              --------
          Total Purchase Price..............................  $211,795

     On December 31, 1996, the Company acquired certain net assets of the David M division of Flint Ink Corporation for $9.8 million in cash. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.

     On January 16, 1998, affiliates of Greenwich Street Capital Partners, Inc., and SG Capital Partners acquired 93.9% of the common stock of Day for approximately $206 million with Day's management retaining the other 6.1% of the common shares. As a result of the change in control, bonuses of approximately $0.6 million will be required to be paid to certain members of Day's management in conjunction with the completion of their one or two year employment agreements. The expense related to the employment agreements will be recorded in the first quarter of 1998. The impact of the acquisition on the Company's financial statements is expected to include the issuance of $35 million of Exchangeable Preferred Stock and an additional $115 million of Senior Subordinated Notes. The proceeds from these two transactions will be used to repay the bridge loan of its new majority owner of $140 million plus the associated transaction related expenses.

B.  SIGNIFICANT ACCOUNTING PRINCIPLES

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of the Company and its domestic and foreign subsidiaries. All significant intercompany transactions and balances have been eliminated.

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include all highly liquid investments with an original purchased maturity of three months or less.

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

     INVENTORIES are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

     PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over their estimated useful lives. Buildings are depreciated over 25 years and machinery and equipment are depreciated between 5 and 10 years.

     GOODWILL AND OTHER INTANGIBLES -- Goodwill represents the excess of cost over the fair value of the net assets acquired and is being amortized on the straight line basis over 40 years. The Company assesses the recoverability of goodwill and other intangibles by determining whether the amortization of the respective balances over their remaining lives can be recovered through projected undiscounted cash flows.

     Deferred financing costs of $5,269 at December 31, 1997 (net of accumulated amortization of $2,533) are being amortized using an effective interest rate method over the lives of the related debt. Deferred financing costs of $728 related to the US Credit Agreement will be expensed in the first quarter of 1998 as the US Credit Agreement was repaid in conjunction with the January 16, 1998 change in control as described in Note A.

     Goodwill and other intangibles are being amortized using the straight-line method, as follows:

                                                                      LIFE
                                                                  ------------
Goodwill............................................  $103,619        40 years
Employment agreements...............................     6,803       1.7 years
Deferred financing costs............................     7,802    5 to 7 years
Printing technology.................................    27,946      11.5 years
Textile compound formulas...........................     5,247        30 years
Unpatented technology...............................     9,529        20 years
                                                      --------
Total intangibles...................................   160,946
Less accumulated amortization.......................   (24,224)
                                                      --------
                                                      $136,722
                                                      ========

     REVENUE RECOGNITION -- Day recognizes revenue when the product is shipped. Reserves for product returns, based upon historical experience, are also recognized upon shipment.

     FOREIGN CURRENCY TRANSLATION -- The functional currency is the local currency of Day's respective international subsidiaries. Accordingly, foreign currency assets and liabilities are translated into U.S. dollars at the period end exchange rates. Foreign currency revenues and expenses are translated at the average exchange rates for the period. Translation gains and losses are recorded in the accumulated translation adjustment account in shareholders' equity. Transaction gains and losses are recorded in the consolidated statement of operations for the period. Effective January 1, 1997, Day's Mexico subsidiary switched its functional currency to the US dollar in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation" because the Mexican economy was considered hyper-inflationary.

     CONCENTRATION OF CREDIT RISK -- A majority of Day's textile operations U.S. sales are concentrated in the southeastern part of the U.S. Day's Image Transfer and Textile receivables are from a diverse group of customers in the printing and textile industry and such receivables are generally unsecured. Day maintains a reserve for potential losses. One customer accounted for 11% of sales for the year ended December 31, 1997 and 9% of receivables at December 31, 1997.

     Certain of Day's international subsidiaries make purchases in foreign currencies. As a result, they are subject to transaction exposures that arise from foreign exchange movements between the date that the foreign currency transaction is recorded and the date it is consummated. Day has entered into forward foreign exchange contracts to protect itself against such foreign currency movements which generally expire in 3 to

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

12 months. The contract value, which approximates market, of these foreign exchange contracts was $2,311 and $1,762 at December 31, 1997 and 1996, respectively.

     Day is exposed to credit-related losses in the event of nonperformance by counterparties to the forward contracts. No counterparties are expected to fail to meet their obligations given their credit ratings, therefore Day does not obtain collateral for these instruments.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying value of the Company's variable rate US and UK Credit Agreements approximates fair value. The 11 1/8% Senior Subordinated Debt's fair market value was approximately 107% of its carrying value at December 31, 1997 based on quoted market prices. The carrying amounts of all other current assets and liabilities as reported in the consolidated balance sheets at December 31, 1997 and 1996, which qualify as financial instruments, approximated fair value.

     MANAGEMENT ESTIMATES -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

C.  INVENTORIES

     Inventories as of December 31, 1997 and 1996 consists of:

                                                            1997       1996
                                                           -------    -------
Finished Goods...........................................  $ 8,917    $ 9,118
Work in Progress.........................................    4,164      4,115
Raw Materials............................................    3,420      3,122
                                                           -------    -------
                                                           $16,501    $16,355
                                                           =======    =======

D.  LONG-TERM AND SUBORDINATED LONG-TERM DEBT

     Long-term and subordinated long-term debt as of December 31, 1997 and 1996 consists of:

                                                           1997        1996
                                                         --------    --------
US Credit Agreement....................................  $ 30,000    $ 48,500
UK Credit Agreement....................................       883       4,419
11 1/8% Senior Subordinated Notes......................   100,000     100,000
                                                         --------    --------
                                                          130,883     152,919
Less: Current maturities of long-term debt.............      (774)       (803)
                                                         --------    --------
                                                         $130,109    $152,116
                                                         ========    ========

     The US Credit Agreement consisted of a $40,000 revolving line of credit and a $30,000 term loan with a group of banks. The revolving line of credit included a $12,500 letter of credit subfacility ($1,903 of letters of credit were outstanding at December 31, 1997) and a $2,000 swingline loan subfacility. At December 31, 1997, interest on $5,000 of the revolving line of credit was based on the banks' base rate plus 0.50% (9.00% at December 31, 1997). At December 31, 1997, $33,097 was available under the US Credit Agreement. The US Credit Agreement required a commitment fee of 1/2% a year on the unused portion of the revolving line of credit. Interest on the term loan was based on the banks' base rate plus 1.50% (9.5% at December 31, 1997) or the LIBOR rate plus 2.75% (8.69% at December 31, 1997). At December 31, 1997, interest on the term loan was based on the LIBOR rate. Interest rates on LIBOR borrowings are fixed for one, two, three or six month periods at the Company's discretion. The weighted average interest rate on the US Credit Agreement for the

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES years ended December 31, 1997 and 1996 and the period from June 7, 1995 through December 31, 1995 was 8.61%, 8.46% and 8.86%, respectively.

     The US Credit Agreement was repaid on January 16, 1998 and replaced with a $60,000 credit facility consisting of a five year $40,000 term loan and a $20,000 revolving line of credit, in conjunction with the change of control as described in Note A. Interest on the credit facility will be at the bank's base rate plus 1% or LIBOR plus 2%. Principal payments under the term loan are as follows: $2,000 -- 1998; $5,000 -- 1999; $8,000 -- 2000; $11,000 -- 2001 and
$14,000 -- 2002.

     The 11 1/8% Senior Subordinated Notes (the "Notes") are due June 1, 2005 with interest payable semi-annually.

     The Notes contain various financial and other covenants which place limits on, among other things, asset sales, dividends and distributions of the Company's or its subsidiaries' capital stock, the purchase, redemption, acquisition of capital stock of the Company or its affiliates or any subsidiaries, and the incurrence of certain additional indebtedness. The Company's wholly-owned subsidiary, Day International, Inc., has guaranteed the new credit facility and the Notes and pledged all its assets, except its investments in its foreign subsidiaries, as collateral on these agreements. Upon a change in control, the Notes can be put back to the Company at 101% of their face value. An offer to repurchase the Notes at 101% of their face value was made on February 13, 1998.

     A Consent Solicitation Statement is expected to be sent to the existing holders of the Notes by March 1, 1998, requesting their consent to certain amendments to the Indenture governing the Notes which, among other things, will permit the Company to issue an additional $115 million of Senior Subordinated Notes and eliminate all provisions of the Indenture subordinating the Notes in right of payment to senior indebtedness of the Company. In consideration for signing the Consent, the Company will make a Consent Payment of $65 in cash for each $1,000 of Notes for which a signed Consent is received prior to the Consent expiration date.

     In 1996, the Company's UK subsidiary entered into credit facilities with a UK bank ("UK Credit Agreement") that provided a $1,544 line of credit and two five year term loans totaling $4,647. Interest on the line of credit is at the bank's base rate plus 1% (8.25% at December 31, 1997) payable monthly. The UK Credit Agreement was repaid on January 12, 1998. Interest on the term loans was at either the bank's base rate plus 1% (8.25% at December 31, 1997) or the LIBOR rate plus 1% (7.87% at December 31, 1997) payable monthly. At December 31, 1997, $1,544 was available under the UK Credit Agreement. All borrowings were secured by guarantees from the Company's US subsidiary and by letters of credit obtained under the US Credit Agreement. The credit facilities also contained certain financial covenants related to the UK subsidiary.

     In conjunction with the acquisition in 1995, the Company entered into an agreement that would provide temporary financing in the event the Notes were not in place by the closing date. This temporary financing was ultimately not required. As a result, fees and related costs associated with this temporary financing of $1,019 were charged to other expense in the period June 7, 1995 through December 31, 1995.

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

E.  INCOME TAXES

     Significant components of deferred tax assets (liabilities) as of December 31, 1997 and 1996 are as follows:

                                                               1997       1996
                                                              -------    -------
Domestic:
  Current:
     Accounts receivable reserves...........................  $   491    $   489
     Inventory reserves.....................................      574        533
     Other reserves.........................................      350        638
     Net operating loss carryforward........................               1,284
     AMT credit carryforward................................      350        200
                                                              -------    -------
                                                                1,765      3,144
                                                              -------    -------
  Long-term:
     Depreciation...........................................   (2,721)    (1,477)
     Amortization...........................................   (1,830)      (531)
     Other postretirement benefits..........................      463        250
                                                              -------    -------
                                                               (4,088)    (1,758)
                                                              -------    -------
Total domestic deferred tax assets (liabilities)............   (2,323)     1,386
                                                              -------    -------
Foreign:
  Current:
     Inventories............................................      (25)      (177)
     Other..................................................      198        422
                                                              -------    -------
                                                                  173        245
                                                              -------    -------
  Long-term:
     Plant and equipment....................................   (1,626)    (1,873)
     Pension................................................       26        118
                                                              -------    -------
                                                               (1,600)    (1,755)
                                                              -------    -------
Total foreign deferred tax liabilities......................   (1,427)    (1,510)
                                                              -------    -------
Net deferred tax liabilities................................  $(3,750)   $  (124)
                                                              =======    =======

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

     Income tax expense (benefit) consists of the following for the years ended December 31, 1997 and 1996 and the period from June 7, 1995 through December 31, 1995:

                                                           1997      1996      1995
                                                          ------    ------    -------
Current:
  Domestic:
     Federal............................................  $         $         $   209
     State and local....................................     309       583         50
  Foreign...............................................   1,396     1,251        138
                                                          ------    ------    -------
                                                           1,705     1,834        397
                                                          ------    ------    -------
Deferred:
  Domestic:
     Federal............................................   3,366       324     (1,359)
     State and local....................................     495        48       (200)
  Foreign...............................................     373      (206)       312
                                                          ------    ------    -------
                                                           4,234       166     (1,247)
                                                          ------    ------    -------
                                                          $5,939    $2,000    $  (850)
                                                          ======    ======    =======

     The foreign deferred tax expense primarily results from differences in accounting for fixed assets.

     The income tax expense (benefit) differs from the statutory rate for the years ended December 31, 1997 and 1996 and period June 7, 1995 through December 31, 1995 as a result of the following:

                                                             1997      1996     1995
                                                            ------    ------    -----
Provision at the federal statutory rate...................  $4,711    $1,702    $(707)
Foreign tax rate differential.............................     444      (169)     (63)
State and local taxes, net of federal income tax effect...     689       417      (99)
Non-deductible expenses...................................     117        57      118
Other.....................................................     (22)       (7)     (99)
                                                            ------    ------    -----
                                                            $5,939    $2,000    $(850)
                                                            ======    ======    =====

     Income (loss) before income taxes includes $5,809, $3,571 and $1,510 of income from international operations for the years ended December 31, 1997 and 1996 and period June 7, 1995 through December 31, 1995, respectively. Day has not provided deferred taxes on the undistributed earnings of foreign subsidiaries because the earnings are deemed permanently reinvested.

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

F.  BUSINESS OPERATIONS

     Net sales and income (loss) before income taxes (benefit) for the years ended December 31, 1997 and 1996 and the period from June 7, 1995 through December 31, 1995 and identifiable assets as of December 31, 1997 and 1996 by geographic area are as follows:

                                                                      1997
                                                   ------------------------------------------
                                                                INCOME BEFORE    IDENTIFIABLE
                                                   NET SALES    INCOME TAXES        ASSETS
                                                   ---------    -------------    ------------
Domestic.........................................  $101,319        $ 2,677         $183,267
Europe...........................................    45,280          4,808           30,871
Other International..............................    25,243          6,371           11,389
Interarea........................................    (5,556)
                                                   --------        -------         --------
                                                   $166,286        $13,856         $225,527
                                                   ========        =======         ========

                                                                     1996
                                                  ------------------------------------------
                                                               INCOME (LOSS)
                                                                  BEFORE        IDENTIFIABLE
                                                  NET SALES    INCOME TAXES        ASSETS
                                                  ---------    -------------    ------------
Domestic........................................  $ 83,819        $(3,461)        $195,792
Europe..........................................    33,664          2,025           30,454
Other International.............................    24,288          6,443           11,640
Interarea.......................................    (4,957)
                                                  --------        -------         --------
                                                  $136,814        $ 5,007         $237,886
                                                  ========        =======         ========

                                                             1995
                                                  --------------------------
                                                               INCOME (LOSS)
                                                                  BEFORE
                                                  NET SALES    INCOME TAXES
                                                  ---------    -------------
Domestic........................................  $ 46,537        $(5,260)
Europe..........................................    18,289            478
Other International.............................    11,231          2,705
Interarea.......................................    (2,954)
                                                  --------        -------
                                                  $ 73,103        $(2,077)
                                                  ========        =======

     Sales between geographic areas are generally priced to recover cost plus an appropriate mark-up for profit.

G.  RELATED PARTY TRANSACTIONS

     In accordance with a management services agreement, the Company was required to pay American Industrial Partners, an affiliate of the controlling shareholders of Day, an annual management fee of $800 plus expenses, payable semi-annually. The agreement terminated on January 16, 1998 with the change in control described in Note A.

     The Company also paid American Industrial Partners $450 in conjunction with the acquisition of David M, related to their assistance in acquiring David M which was included in the David M purchase price allocation.

     In 1997, the Company purchased approximately $1.7 million of its raw material needs from suppliers who were also owned by the controlling shareholders of Day. The Company does not anticipate any price increases or service interruptions as a result of the change in control described in Note A.

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

H.  STOCKHOLDERS' EQUITY AND STOCK BASED COMPENSATION PLAN

     The Company has a stock option plan permitting the grant of up to 3,730 options to purchase common shares to officers and key employees. The options vest nine years from the grant date; however, vesting is accelerated if the Company achieves certain performance objectives and expire ten years from grant date. All outstanding options vested on January 16, 1998 with the change in control as described in Note A and 142.5 options were exercised for $143. As of December 31, 1997, 2,605 options have been granted under the plan with an exercise price of $1,000 a share and 310 options have been granted under the plan with an exercise price of $1,200 a share. Also, the options expire as follows: 2,530 expire in 2005, 75 expire in 2006 and 310 expire in 2007. The following table summarizes activity in the Company's stock option plan:

                                           1997                1996                1995
                                     -----------------   -----------------   -----------------
                                              EXERCISE            EXERCISE            EXERCISE
                                     SHARES    PRICE     SHARES    PRICE     SHARES    PRICE
                                     ------   --------   ------   --------   ------   --------
Outstanding at beginning of
  period...........................  2,605    $ 1,000    2,730    $ 1,000
Granted............................    310    $ 1,200       75    $ 1,000    2,730    $ 1,000
Exercised..........................                        (18)   $ 1,000
Canceled...........................                       (182)   $ 1,000
                                     -----               -----               -----
Outstanding at end of period.......  2,915               2,605               2,730
                                     =====               =====               =====
Exercisable at end of period.......  1,520                 862                 283
                                     =====               =====               =====
Weighted-average fair value of
  options granted during the year
  using the Black-Scholes
  options-pricing model............           $ 1,548             $   662             $   462
                                              =======             =======             =======
Weighted-average assumptions used
  for grants:
  Expected dividend yield..........                 0%                  0%                  0%
  Expected life of options.........           9 years             9 years             9 years
  Risk-free interest rate..........                 7%                  7%                  7%

     The Company measures compensation cost for stock options issued to employees using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees." In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which the Company was required to adopt in 1996. Pursuant to the new standard, companies are encouraged, but not required, to adopt the fair value method of accounting for stock options and similar equity instruments. Had compensation costs been determined based on the fair value method of SFAS No. 123 would have reduced the Company's net earnings by $255 in 1997, $214 in 1996 and $107 in 1995.

I.  RETIREMENT PLANS

     The Company has non-contributory defined benefit plans covering certain associates of its UK and German subsidiaries. Benefits under these plans are based primarily on years of service and qualifying compensation during the final years of employment. Plan assets include marketable equity securities. The Company's funding policy complies with the requirements of local laws and regulations.

     Day also sponsors defined contribution plans for certain of its associates, which provide for Company contributions of a specified percentage of each associate's total compensation.

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

     The funded status of the Company's defined benefit plans at December 31, 1997 and 1996 is as follows:

                                                               1997       1996
                                                              -------    -------
Actuarial present value of benefit obligations:
  Accumulated benefit obligations including vested benefits
     of $10,015 and $9,347..................................  $10,138    $ 9,493
                                                              =======    =======
Projected benefit obligation................................  $11,355    $10,636
Plan assets at fair value...................................   10,894     10,652
                                                              -------    -------
Plan assets (in excess of) less than projected benefits.....      461        (16)
Unrecognized net actuarial gain (loss)......................        4        438
                                                              -------    -------
Accrued pension cost........................................  $   465    $   422
                                                              =======    =======

     The projected benefit obligation was determined using an assumed discount rate of 7.0% and 7.5% in 1997 and 1996, respectively and an assumed long-term rate of increase in compensation of 5%. The assumed long-term rate of return on plan assets was 9.0% in 1997 and 8.5% in 1996.

     A summary of the components of net periodic pension cost for the defined benefit plans and for the defined contribution plans for the years ended December 31, 1997 and 1996 and the period from June 7, 1995 through December 31, 1995 is as follows:

                                                            1997      1996      1995
                                                           ------    -------    -----
Defined benefit plans:
  Service cost...........................................  $  506    $   433    $ 256
  Interest cost..........................................     728        701      381
  Actual return on plan assets...........................    (977)    (1,006)    (810)
  Net amortization and deferral..........................      95        265      418
                                                           ------    -------    -----
Net periodic pension cost................................     352        393      245
Defined contribution plans...............................   1,458      1,247      690
                                                           ------    -------    -----
Total pension expense....................................  $1,810    $ 1,640    $ 935
                                                           ======    =======    =====

J.  OTHER POSTRETIREMENT BENEFITS

     Day provides certain contributory health care and life insurance benefits for certain U.S. associates. Those associates may become eligible for these postretirement benefits if they retire on or after age 55 with at least ten years of service.

     The status of Day's plan at December 31, 1997 and 1996, which is unfunded, is as follows:

                                                               1997      1996
                                                              ------    ------
Accumulated postretirement benefit obligation:
  Retirees..................................................  $1,024    $1,003
  Fully eligible active plan participants...................     265       242
  Other active plan participants............................   3,282     2,605
                                                              ------    ------
                                                               4,571     3,850
  Unrecognized net loss.....................................     161       337
                                                              ------    ------
Accrued postretirement benefit obligation...................  $4,732    $4,187
                                                              ======    ======

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

     Approximately $87 and $57 of accrued postretirement benefit obligation is included in accrued associate related costs at December 31, 1997 and 1996, respectively.

     The weighted-average assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost rate trend) is assumed to be 5% and decreasing gradually to 4.75% in 2007 and remaining at that level thereafter. A one percentage point increase in the assumed health care cost trend rate would have increased the accumulated benefit obligation by $882 at December 31, 1997 and the interest and service cost would have been $152 higher for the year ended December 31, 1997.

     A discount rate of 7.0% and 7.5% was used in determining the accumulated obligation as of December 31, 1997 and 1996, respectively.

     Net periodic postretirement benefit costs include the following components for the year ended December 31, 1997 and 1996 and the period from June 7, 1995 through December 31, 1995:

                                                              1997    1996    1995
                                                              ----    ----    ----
Service cost................................................  $386    $348    $206
Interest cost...............................................   315     263     136
                                                              ----    ----    ----
Net periodic postretirement benefit costs...................  $701    $611    $342
                                                              ====    ====    ====

K.  LEASE COMMITMENTS AND CONTINGENCIES

     The Company leases certain warehouses, transportation equipment and office equipment under operating leases with terms of 1 to 10 years. Rental expense for the years ended December 31, 1997 and 1996 and the period from June 7, 1995 through December 31, 1995 was $780, $811 and $412, respectively. At December 31, 1997, future minimum lease commitments for noncancelable operating leases are:

1998................................................  $  339
1999................................................     295
2000................................................     234
2001................................................     198
2002................................................     130
Thereafter..........................................      71
                                                      ------
  Total.............................................  $1,267
                                                      ======

     There are currently no environmental claims against the Company for the costs of environmental remediation measures taken or to be taken. The Company is operating under a consent decree related to its Michigan manufacturing facility for environmental matters that occurred prior to the acquisition by American Industrial Partners in 1995. Independent environmental consultants have assessed the environmental matters. Based on this assessment and management's best estimates of the liability associated with these matters, reserves for such liabilities have been established and no insurance recoveries have been anticipated in determining the reserves. The Company's previous parent and its parent, M.A. Hanna, have agreed to indemnify the Company for certain costs associated with these matters. At December 31, 1997 a $935 indemnification receivable is recorded. Management believes that this receivable is fully realizable. In management's opinion, the aforementioned claims will be resolved without material adverse effect on the operations, financial position or cash flows of the Company.

L.  SUPPLEMENTAL CONSOLIDATING INFORMATION

     As described in Note A, in April 1995, the Company purchased Day from M.A. Hanna. The acquisition was financed through equity, term and revolving credit facilities and senior subordinated debt (the "Notes").

                 DAY INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

In connection with the Acquisition, Day International, Inc. ("Day International" or "Guarantor") became a wholly-owned subsidiary of the Company (which has no assets or operations other than its investment in Day International) and provided a full and unconditional guarantee of the Notes. The wholly-owned foreign subsidiaries of Day International are not guarantors with respect to the Notes and do not have any credit arrangements senior to the Notes except for the UK Credit Agreement of the UK subsidiary as described in Note D. All of the assets of Day International and its parent, other than the assets of the wholly-owned foreign non guarantor subsidiaries, are pledged as collateral on the Notes. The only intercompany eliminations are the normal intercompany eliminations with regard to intercompany sales and the Company's investment in the wholly-owned non guarantor subsidiaries. In 1996, intercompany notes were put in place through a dividend which effectively transfers the interest expense from Day International Group, Inc. to Day International, Inc. The following are the supplemental combined condensed balance sheets as of December 31, 1997 and 1996, the supplemental combined condensed statements of operations and cash flows for the years ended December 31, 1997 and 1996 and the period from June 7, 1995 through December 31, 1995 with the investments in the subsidiaries accounted for using the equity method. Separate complete financial statements of the Guarantor are not presented because management has determined that they are not material to the investors.

                         DAY INTERNATIONAL GROUP, INC.

                 SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEET
                               DECEMBER 31, 1997


                                         DAY              DAY              NON
                                    INTERNATIONAL    INTERNATIONAL      GUARANTOR
                                     GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                    -------------   ----------------   ------------   ------------   ------------
                                                     ASSETS
Cash and cash equivalents.........    $    596          $   (320)        $   504                       $    780
Accounts receivable -- net........                        12,215           9,757                         21,972
Inventories.......................                        10,637           5,864                         16,501
Other assets......................                         1,936           1,459                          3,395
                                      --------          --------         -------       ---------       --------
          TOTAL CURRENT ASSETS....         596            24,468          17,584              --         42,648
Intercompany......................     130,000                --                       $(130,000)            --
Property, plant and
  equipment -- net................                        35,931           8,861                         44,792
Investment in subsidiaries........      70,337            23,106                         (93,443)            --
Intangible and other assets.......                       132,809           5,278                        138,087
                                      --------          --------         -------       ---------       --------
TOTAL ASSETS......................    $200,933          $216,314         $31,723       $(223,443)      $225,527
                                      ========          ========         =======       =========       ========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable..................                      $  4,736         $ 3,532       $    (525)      $  7,743
Current maturities of long-term
  debt............................                                           774                            774
Accrued associate related costs
  and other expenses..............    $    990             8,899           4,613                         14,502
                                      --------          --------         -------       ---------       --------
          TOTAL CURRENT
            LIABILITIES...........         990            13,635           8,919            (525)        23,019
Intercompany......................       8,286           121,217             (28)       (129,475)            --
Long-term and subordinated
  long-term debt..................     130,000                               109                        130,109
Long-term post retirement benefits
  and other.......................                         9,527           2,683                         12,210
Total stockholders' equity........      61,657            71,935          20,040         (93,443)        60,189
                                      --------          --------         -------       ---------       --------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY............    $200,933          $216,314         $31,723       $(223,443)      $225,527
                                      ========          ========         =======       =========       ========

                         DAY INTERNATIONAL GROUP, INC.

                 SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEET
                               DECEMBER 31, 1996

                                         DAY              DAY              NON
                                    INTERNATIONAL    INTERNATIONAL      GUARANTOR
                                     GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                    -------------   ----------------   ------------   ------------   ------------
                                                     ASSETS
Cash and cash equivalents.........    $  2,757          $   (726)        $ 3,402                       $  5,433
Accounts receivable -- net........                         9,139           8,032                         17,171
Inventories.......................                        10,780           5,575                         16,355
Other assets......................                         6,118             901                          7,019
                                      --------          --------         -------       ---------       --------
          TOTAL CURRENT ASSETS....       2,757            25,311          17,910              --         45,978
Intercompany......................     148,500               583                       $(149,083)            --
Property, plant and
  equipment -- net................                        36,112           9,177                         45,289
Investment in subsidiaries........      62,410            19,218                         (81,628)            --
Intangible and other assets.......                       141,320           5,299                        146,619
                                      --------          --------         -------       ---------       --------
TOTAL ASSETS......................    $213,667          $222,544         $32,386       $(230,711)      $237,886
                                      ========          ========         =======       =========       ========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable..................                      $  4,878         $ 2,919       $    (344)      $  7,453
Current maturities of long-term
  debt............................                                           803                            803
Accrued associate related costs
  and other expenses..............    $  1,068            10,703           3,301                         15,072
                                      --------          --------         -------       ---------       --------
          TOTAL CURRENT
            LIABILITIES...........       1,068            15,581           7,023            (344)        23,328
Intercompany......................      10,787           137,536             415        (148,738)            --
Long-term and subordinated
  long-term debt..................     148,500                             3,616                        152,116
Long-term post retirement benefits
  and other.......................                         6,921           2,787                          9,708
Total stockholders' equity........      53,312            62,506          18,545         (81,629)        52,734
                                      --------          --------         -------       ---------       --------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY............    $213,667          $222,544         $32,386       $(230,711)      $237,886
                                      ========          ========         =======       =========       ========

                         DAY INTERNATIONAL GROUP, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                         DAY              DAY              NON
                                    INTERNATIONAL    INTERNATIONAL      GUARANTOR
                                     GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                    -------------   ----------------   ------------   ------------   ------------
Net sales.........................     $    --          $124,422         $41,864        $     --       $166,286
Cost of goods sold................                        74,846          28,189                        103,035
                                       -------          --------         -------        --------       --------
  Gross profit....................          --            49,576          13,675              --         63,251
Selling, general and
  administrative..................          50            20,741           7,838                         28,629
Amortization of intangibles.......                         3,270              45                          3,315
Management fees...................                           896                                            896
                                       -------          --------         -------        --------       --------
  Operating income................         (50)           24,669           5,792              --         30,411
Other expenses (income):
Equity in earnings of
  subsidiaries....................      (7,926)           (3,760)                         11,686             --
Interest expense..................          --            15,605             321                         15,926
Other (income) expense............         (35)              489             175                            629
                                       -------          --------         -------        --------       --------
  Income before income taxes......       7,911            12,335           5,296         (11,686)        13,856
Income taxes......................          (6)            4,409           1,536                          5,939
                                       -------          --------         -------        --------       --------
  Net income......................     $ 7,917          $  7,926         $ 3,760        $(11,686)      $  7,917
                                       =======          ========         =======        ========       ========

                         DAY INTERNATIONAL GROUP, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                         DAY              DAY              NON
                                    INTERNATIONAL    INTERNATIONAL      GUARANTOR
                                     GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                    -------------   ----------------   ------------   ------------   ------------
Net sales.........................     $    --          $101,284         $35,530        $    --        $136,814
Cost of goods sold................                        60,838          23,764                         84,602
                                       -------          --------         -------        -------        --------
  Gross profit....................          --            40,446          11,766             --          52,212
Selling, general and
  administrative..................          35            15,904           7,717                         23,657
Amortization of intangibles.......                         6,291             183                          6,474
Management fees...................                           920                                            920
                                       -------          --------         -------        -------        --------
  Operating income................         (36)           17,331           3,866             --          21,161
Other expenses (income):
Equity in earnings of
  subsidiaries....................      (2,976)           (2,526)                         5,502              --
Interest expense..................          --            16,078             295                         16,373
Other (income) expense............         (87)             (132)             --                           (219)
                                       -------          --------         -------        -------        --------
  Income before income taxes......       3,027             3,911           3,571         (5,502)          5,007
Income taxes......................          20               935           1,045                          2,000
                                       -------          --------         -------        -------        --------
  Net income......................     $ 3,007          $  2,976         $ 2,526        $(5,502)       $  3,007
                                       =======          ========         =======        =======        ========

                         DAY INTERNATIONAL GROUP, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF OPERATIONS
               PERIOD FROM JUNE 7, 1995 THROUGH DECEMBER 31, 1995

                                         DAY              DAY              NON
                                    INTERNATIONAL    INTERNATIONAL      GUARANTOR
                                     GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                    -------------   ----------------   ------------   ------------   ------------
Net sales.........................     $    --          $51,974          $21,129        $    --        $73,103
Cost of goods sold................                       33,357           14,146                        47,503
                                       -------          -------          -------        -------        -------
  Gross profit....................          --           18,617            6,983             --         25,600
Selling, general and
  administrative..................         100            7,799            4,986                        12,885
Amortization of intangibles.......                        3,634               54                         3,688
Management fees...................                          455                                            455
                                       -------          -------          -------        -------        -------
  Operating income................        (100)           6,729            1,943             --          8,572
Other expenses (income):
Equity in earnings of
  subsidiaries....................      (4,267)          (1,133)                          5,400             --
Interest expense..................       9,130              567                                          9,697
Other (income) expense............        (223)             815              360                           952
                                       -------          -------          -------        -------        -------
  Income (loss) before income
     taxes (benefit)..............      (4,740)           6,480            1,583         (5,400)        (2,077)
Income taxes (benefit)............      (3,513)           2,213              450                          (850)
                                       -------          -------          -------        -------        -------
  Net Income (Loss)...............     $(1,227)         $ 4,267          $ 1,133        $(5,400)       $(1,227)
                                       =======          =======          =======        =======        =======

                         DAY INTERNATIONAL GROUP, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                         DAY              DAY              NON
                                    INTERNATIONAL    INTERNATIONAL      GUARANTOR
                                     GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                    -------------   ----------------   ------------   ------------   ------------
Operating Activities:
Net income........................    $  7,917          $  7,926         $ 3,760        $(11,686)      $  7,917
  Adjustments to reconcile net
     income to net cash provided
     by (used in) operating
     activities:
  Depreciation and amortization...                        11,464           1,601                         13,065
  Non-cash charge related to stock
     option awards................         308                                                              308
  Equity in earnings of
     subsidiaries.................      (7,926)           (3,760)                         11,686             --
  Deferred income taxes and
     other........................                         3,710            (182)                         3,528
  Changes in operating assets and
     liabilities..................         (78)           (3,693)         (1,276)           (100)        (5,147)
                                      --------          --------         -------        --------       --------
Net cash provided by (used in)
  operating activities............         221            15,647           3,903            (100)        19,671
Investing activities:
  Cash paid for David M...........                         1,513                                          1,513
  Capital expenditures............                        (3,627)         (1,497)                        (5,124)
  Other...........................                         1,107                                          1,107
                                      --------          --------         -------        --------       --------
Net cash used in investing
  activities......................          --            (1,007)         (1,497)             --         (2,504)
Financing Activities:
  Sale of common shares...........         120                                                              120
  Purchase of common shares.......                                                                           --
  Net payments on credit
     facilities...................     (18,500)                           (3,321)                       (21,821)
                                      --------          --------         -------        --------       --------
Net cash used in financing
  activities......................     (18,380)               --          (3,321)             --        (21,701)
Intercompany transfers and
  dividends.......................      15,998           (14,234)         (1,864)            100             --
Effects of exchange rates on
  cash............................                                          (119)                          (119)
                                      --------          --------         -------        --------       --------
Cash and Cash Equivalents:
  Net increase (decrease) in cash
     and cash equivalents.........      (2,161)              406          (2,898)             --         (4,653)
  Cash and cash equivalents at
     beginning of period..........       2,757              (726)          3,402                          5,433
                                      --------          --------         -------        --------       --------
  Cash and cash equivalents at end
     of period....................    $    596          $   (320)        $   504        $     --       $    780
                                      ========          ========         =======        ========       ========

                         DAY INTERNATIONAL GROUP, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996

                                         DAY              DAY              NON
                                    INTERNATIONAL    INTERNATIONAL      GUARANTOR
                                     GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                    -------------   ----------------   ------------   ------------   ------------
Operating Activities:
Net income........................     $ 3,007          $  2,976         $ 2,526        $(5,502)       $  3,007
  Adjustments to reconcile net
     income to net cash provided
     by (used in) operating
     activities:
  Depreciation and amortization...                        13,589           1,519                         15,108
  Equity in earnings of
     subsidiaries.................      (2,976)           (2,526)                         5,502              --
  Deferred income taxes and
     other........................                            88            (456)           514             146
  Change in operating assets and
     liabilities..................        (343)              696             (57)          (494)           (198)
                                       -------          --------         -------        -------        --------
Net cash provided by (used in)
  operating activities............        (312)           14,823           3,532             20          18,063
Investing activities:
  Cash paid for David M...........                       (11,285)                                       (11,285)
  Capital expenditures............                        (3,968)         (1,253)                        (5,221)
  Other...........................                        (2,665)            921            637          (1,107)
                                       -------          --------         -------        -------        --------
Net cash used in investing
  activities......................          --           (17,918)           (332)           637         (17,613)
Financing activities:
  Sale of common shares...........          73                                                               73
  Purchase of common shares.......        (141)                                                            (141)
  Net proceeds from revolving
     credit facility..............      (2,750)                            3,991                          1,241
                                       -------          --------         -------        -------        --------
Net cash provided by (used in)
  financing activities............      (2,818)                            3,991                          1,173
Intercompany transfers and
  dividends.......................       5,484             2,282          (7,109)          (657)             --
Effects of exchange rates on
  cash............................                                            41                             41
                                       -------          --------         -------        -------        --------
Cash and Cash Equivalents:
  Net increase (decrease) in cash
     and cash equivalents.........       2,354              (813)            123             --           1,664
  Cash and cash equivalents at
     beginning of period..........         403                87           3,279                          3,769
                                       -------          --------         -------        -------        --------
  Cash and cash equivalents at end
     of period....................     $ 2,757          $   (726)        $ 3,402        $    --        $  5,433
                                       =======          ========         =======        =======        ========

                         DAY INTERNATIONAL GROUP, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF CASH FLOWS
               PERIOD FROM JUNE 7, 1995 THROUGH DECEMBER 31, 1995

                                         DAY              DAY              NON
                                    INTERNATIONAL    INTERNATIONAL      GUARANTOR
                                     GROUP, INC.    INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                    -------------   ----------------   ------------   ------------   ------------
Operating Activities:
Net income (loss).................    $  (1,227)        $  4,267         $ 1,133        $(5,400)      $  (1,227)
  Adjustments to reconcile net
     income (loss) to net cash
     provided by (used in)
     operating activities:
  Depreciation and amortization...                         9,828             897                         10,725
  Equity in earnings of
     subsidiaries.................       (4,267)          (1,133)                         5,400              --
  Deferred income taxes and
     other........................       (3,514)           2,580            (313)                        (1,247)
  Change in operating assets and
     liabilities..................        1,411            2,804           1,346          1,103           6,664
                                      ---------         --------         -------        -------       ---------
Net cash provided by (used in)
  operating activities............       (7,597)          18,346           3,063          1,103          14,915
Investing activities:
  Cash paid for Day International,
     Inc..........................     (203,564)                            (429)                      (203,993)
  Capital expenditures............                        (1,018)         (1,064)                        (2,082)
                                      ---------         --------         -------        -------       ---------
Net cash used in investing
  activities......................     (203,564)          (1,018)         (1,493)            --        (206,075)
Financing Activities:
  Sale of common shares...........       51,600                                                          51,600
  Proceeds from term loan.........       30,000                                                          30,000
  Net proceeds from revolving
     credit facility..............       21,250                                                          21,250
  Issuance of senior subordinated
     notes........................      100,000                                                         100,000
  Payment of financing costs......       (7,802)                                                         (7,802)
                                      ---------         --------         -------        -------       ---------
Net cash provided by financing
  activities......................      195,048               --              --             --         195,048
Intercompany transfers............       16,516          (17,241)          1,828         (1,103)             --
Effects of exchange rates on
  cash............................                                          (119)                          (119)
                                      ---------         --------         -------        -------       ---------
Cash and Cash Equivalents:
  Net increase in cash and cash
     equivalents..................          403               87           3,279             --           3,769
                                      ---------         --------         -------        -------       ---------
  Cash and cash equivalents at end
     of period....................    $     403         $     87         $ 3,279        $    --       $   3,769
                                      =========         ========         =======        =======       =========

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
  DAY INTERNATIONAL, INC. AND SUBSIDIARIES:

     We have audited the accompanying consolidated balance sheet of Day International, Inc. (a wholly-owned subsidiary of M.A. Hanna Company) and subsidiaries ("Day") as of June 6, 1995, and the related consolidated statements of income and cash flows for the period January 1, 1995, through June 6, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Day at June 6, 1995, and the results of their operations and their cash flows for the period January 1, 1995, through June 6, 1995, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Dayton, Ohio
August 17, 1995

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

                           CONSOLIDATED BALANCE SHEET
                          JUNE 6, 1995 (IN THOUSANDS)

                                ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $  4,894
  Accounts receivable:
  Trade (less allowance for doubtful accounts of $1,270)....    15,658
  Other.....................................................       630
  Inventories:
     Finished goods.........................................     8,690
     Work in process........................................     4,511
     Raw materials and supplies.............................     3,822
  Notes receivable from and advances to affiliates (Note
     E).....................................................     6,619
  Prepaid expenses and other current assets.................       807
  Deferred income taxes (Note C)............................     2,239
                                                              --------
          Total current assets..............................    47,870
PROPERTY, PLANT AND EQUIPMENT, AT COST:
  Land......................................................       720
  Buildings.................................................    10,976
  Machinery and equipment...................................    37,686
  Construction in progress..................................     2,095
                                                              --------
                                                                51,477
  Less accumulated depreciation.............................    26,800
                                                              --------
                                                                24,677
OTHER ASSETS:
  Goodwill and other intangibles (Note B)...................    66,661
  Other.....................................................       329
                                                              --------
                                                                66,990
                                                              --------
                                                              $139,537
                                                              ========

                See notes to consolidated financial statements.

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

                           CONSOLIDATED BALANCE SHEET
                          JUNE 6, 1995 (IN THOUSANDS)

                 LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:

  Accounts payable..........................................  $  6,438
  Accrued associate related costs...........................     5,877
  Other accrued expenses....................................     2,712
                                                              --------
          Total current liabilities.........................    15,027
Commitments and contingent liabilities (Notes I and J)
OTHER LIABILITIES:
  Other postretirement benefits (Note H)....................     3,585
  Deferred income taxes (Note C)............................     4,191
  Other.....................................................     1,954
                                                              --------
          Total other liabilities...........................     9,730
STOCKHOLDER'S EQUITY (Notes E and F):
  Equity....................................................   117,873
  Accumulated translation adjustment........................    (3,093)
                                                              --------
                                                               114,780
                                                              --------
                                                              $139,537
                                                              ========

                See notes to consolidated financial statements.

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

                        CONSOLIDATED STATEMENT OF INCOME
              FOR THE PERIOD JANUARY 1, 1995 THROUGH JUNE 6, 1995
                                 (IN THOUSANDS)

NET SALES...................................................  $55,454
COSTS AND EXPENSES:
  Cost of goods sold........................................   33,935
  Selling, general and administrative.......................   11,257
  Amortization of intangibles...............................    2,258
  Other income -- net (Note K)..............................     (577)
                                                              -------
                                                               46,873
                                                              -------
INCOME BEFORE INCOME TAXES..................................    8,581
INCOME TAXES (Note C).......................................    3,488
                                                              -------
NET INCOME..................................................  $ 5,093
                                                              =======

                See notes to consolidated financial statements.

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE PERIOD JANUARY 1, 1995 THROUGH JUNE 6, 1995
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 5,093
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    4,378
     Deferred income taxes..................................   (1,613)
Changes in assets and liabilities:
  Receivables...............................................     (915)
  Inventories...............................................   (2,212)
  Prepaid expenses and other current assets.................     (697)
  Accounts payable, accruals and other......................   (3,615)
                                                              -------
     Net cash provided by operating activities..............      419
CASH FLOWS USED IN INVESTING ACTIVITIES
  Capital expenditures......................................   (1,565)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in notes receivable and advances.................    6,015
  Net change in equity......................................   (5,483)
                                                              -------
     Net cash provided by financing activities..............      532
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................       31
                                                              -------
CASH AND CASH EQUIVALENTS:
  Decrease..................................................     (583)
  Beginning of year.........................................    5,477
                                                              -------
  End of year...............................................  $ 4,894
                                                              =======
CASH PAID DURING THE YEAR --
  Income taxes..............................................  $   377
                                                              =======

                See notes to consolidated financial statements.

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE PERIOD JANUARY 1, 1995 THROUGH JUNE 6, 1995

A.  NATURE OF OPERATIONS AND BASIS OF PREPARATION

     Day International, Inc. and subsidiaries ("Day") is a designer and manufacturer of precision engineered rubber components for the printing and textile industries. Day's printing components business is a designer, manufacturer and marketer of high-quality printing blankets used in the offset printing industry. Day's textile components business is a manufacturer and marketer of precision engineered rubber cots and aprons sold to textile yarn spinners and other engineered rubber products sold to diverse markets. Sales are made through Day's organization, distributors and representatives.

     The consolidated financial statements of Day have been prepared in connection with the Stock Purchase Agreement dated April 11, 1995, as amended, among Day International Group, Inc., M.A. Hanna Company, and Cadillac Plastics Group, Inc., the Share Purchase Agreement dated April 11, 1995, as amended, between Day International Group, Inc. and Cadillac Plastics Limited, and an Asset Purchase Agreement dated April 11, 1995, as amended, between Day International Group, Inc. and Day International (Canada) Limited (collectively, the "Acquisition Agreement"). Pursuant to the terms of such agreement, M.A. Hanna Company has the right to propose adjustments to the final purchase price. Any adjustments proposed which are not resolved by Day International Group, Inc. and M.A. Hanna Company are to be resolved by the final, conclusive and binding determination of a third party.

     The consolidated financial statements of Day include the accounts of Day's U.S. operations; Day International (U.K.) Limited; Day International France, S.A.R.L.; Day International GmbH; Day International de Mexico, S.A. de C.V.; Day International Pty. Limited, and the printing and textile division of Day International (Canada) Limited.

B.  SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include all highly liquid investments with an original purchased maturity of three months or less.

     INVENTORIES are stated at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) method.

     PROPERTY, PLANT AND EQUIPMENT -- Depreciation is computed principally by the straight-line method at rates sufficient to depreciate the cost of the assets over their estimated productive lives. Buildings and machinery and equipment are depreciated over 25 years and between 5 and 10 years, respectively.

     GOODWILL AND OTHER INTANGIBLES -- Goodwill and other intangibles are being amortized using the straight-line method over 40 years for goodwill and trademarks and 9 years for patents. Accumulated amortization was $40,741,000. The carrying value of goodwill and other intangibles is evaluated if circumstances indicate a possible impairment in value. If undiscounted cash flows over the remaining amortization period indicate that goodwill and other intangibles may not be recoverable, the carrying value of goodwill and other intangibles will be reduced by the estimated shortfall of cash flows on a discounted basis.

     INCOME TAXES -- The tax provision for Day has been determined on a separate return basis. All income taxes paid and currently payable by Hanna on Day's behalf will be settled through the equity account of Day. Day recognizes taxes on differences between the financial reporting and tax basis of assets and liabilities using presently enacted tax rates and laws and provides for a valuation allowance on deferred assets, if required.

     FOREIGN CURRENCY TRANSLATION -- The functional currency is the local currency of Day's respective international subsidiaries. Accordingly, foreign currency assets and liabilities are translated into U.S. dollars at the period-end exchange rate. Foreign currency revenues and expenses are translated at the average exchange

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

rate for the period. Equity is translated at historical rates. Foreign currency translation gains and losses are recorded in the accumulated translation adjustment account in equity.

     CONCENTRATION OF CREDIT RISK -- Approximately 85% of Day's textile operations U.S. sales were concentrated in the southeastern part of the U.S. Day's printing and textile receivables were from a diverse group of customers in the printing and textile industry and such receivables are generally unsecured. Day maintains an allowance for potential losses.

     Certain of Day's international subsidiaries make purchases in foreign currencies. As a result, they are subject to transaction exposure that arises from foreign exchange movements between the date that the foreign currency transaction is recorded and the date it is consummated. Day has entered into forward foreign exchange contracts to protect itself against such foreign exchange movements. The contract value of these foreign exchange contracts is $1,479,000 at June 6, 1995.

     Day is exposed to credit-related losses in the event of nonperformance by counterparties to the forward contracts. Day usually does not obtain collateral for these instruments.

     REVENUE RECOGNITION -- Day recognizes revenue and reserves for product returns, based on historical experience, when product is shipped.

     CONSOLIDATION -- All significant intercompany transactions have been eliminated in consolidation.

C.  INCOME TAXES

     Significant components of Day's deferred tax assets (liabilities) as of June 6, 1995 are as follows:

                                                              (IN THOUSANDS)
Basis differences from purchase accounting..................     $(3,846)
Tax over book depreciation..................................      (1,873)
                                                                 -------
  Gross deferred tax liabilities............................      (5,719)
Receivable reserves.........................................         495
Inventory reserves..........................................         471
Accrued insurance...........................................         211
Other postretirement benefits...............................       1,421
Other reserves and accruals.................................       1,062
Operating loss carryforwards................................         177
                                                                 -------
  Gross deferred tax assets.................................       3,837
Deferred tax assets valuation allowance.....................         (70)
                                                                 -------
  Net deferred tax liabilities..............................     $(1,952)
                                                                 =======

     For financial reporting purposes, a valuation allowance was recorded to offset the deferred tax asset of $70,000 related to operating loss carryforwards in Italy, which expire between 1995 and 1998. During the period January 1, 1995 through June 6, 1995, the valuation allowance was decreased by $7,000 due to utilization of this operating loss carryforward.

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes consists of the following for the period January 1, 1995 through June 6, 1995.

                                                              (IN THOUSANDS)
Current:
  Federal...................................................     $ 3,664
  State.....................................................         600
  Foreign...................................................         788
                                                                 -------
                                                                   5,052
Deferred:
  Federal...................................................      (1,139)
  State.....................................................         (75)
  Foreign...................................................        (350)
                                                                 -------
                                                                  (1,564)
                                                                 -------
                                                                 $ 3,488
                                                                 =======

     The provision for income taxes differs from the amount computed by applying U.S. statutory federal income tax rate for the period January 1, 1995 through June 6, 1995, are as follows:

                                                              (IN THOUSANDS)
Provision at statutory tax rate.............................      $2,396
State income taxes..........................................         341
Foreign.....................................................         438
Goodwill amortization.......................................         325
Other -- net................................................         (12)
                                                                  ------
                                                                  $3,488
                                                                  ======

     Income before income taxes includes $1,730,000 for the period January 1, 1995 through June 6, 1995 from international operations. Day has not provided deferred taxes on undistributed earnings of foreign subsidiaries because the earnings are deemed permanently reinvested, and the determination of liability is not practicable.

D.  BUSINESS OPERATIONS

     Net sales and income before income taxes for the period January 1, 1995 through June 6, 1995 and identifiable assets as of June 6, 1995 by geographic area are as follows (in thousands):

                                                                   INCOME BEFORE   IDENTIFIABLE
                                                       NET SALES   INCOME TAXES       ASSETS
                                                       ---------   -------------   ------------
Domestic.............................................   $33,316       $6,052         $ 88,763
Europe...............................................    15,808          646           24,465
Other international..................................     8,873        1,883           26,309
Interarea............................................    (2,543)
                                                        -------       ------         --------
                                                        $55,454       $8,581         $139,537
                                                        =======       ======         ========

     Sales between geographic areas are generally priced to recover cost plus an appropriate mark-up for profit.

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

E.  RELATED PARTY TRANSACTIONS

     Direct third party expenses incurred by Hanna on behalf of Day, including legal costs and insurance premiums, have been charged to Day based on the fair value of the services performed. No allocation of Hanna's general corporate costs have been reflected in these consolidated financial statements since Day is managed as a stand-alone business, and management believes that any such amounts would not be material to Day's results of operations. While management believes that this is a reasonable method, the amounts that would have been or will be incurred on a separate company basis could differ from the estimated amounts due to economies of scale realized by Day and differences in management techniques and organization.

     In 1995, Day purchased compounded rubber products from Hanna affiliates in the amount of $.9 million.

     At June 6, 1995, Day International (Canada) Ltd. had a note receivable of $5.9 million from a Hanna affiliate, with an interest rate of 5%, due in December 1995.

F.  STOCKHOLDER'S EQUITY

     Equity is affected by earnings and cash and non-cash transfers between Day and Hanna. Day cash receipts are transferred into Hanna bank accounts, and Day disbursements are funded from Hanna bank accounts on Day's behalf. Also, certain other transactions between Day and Hanna divisions, such as payroll, income and payroll taxes, fringe benefits, and direct charges for legal and other professional fees, are settled through Day's equity account. Day has historically generated a positive cash flow and Hanna has never charged any interest on its investment in Day. Therefore, in preparation of these consolidated financial statements, no debt or interest charges are reflected. The change in equity reflecting such activity for the period is summarized as follows (in thousands):

                                                                1995
                                                              --------
Balance, January 1..........................................  $118,263
Net income..................................................     5,093
Day cash receipts transferred to Hanna......................   (40,523)
Day disbursements paid by Hanna.............................    30,776
Domestic taxes transferred to Hanna.........................     4,264
                                                              --------
Balance, June 6.............................................  $117,873
                                                              ========

     The change in accumulated translation adjustment is as follows (in thousands):

                                                               1995
                                                              -------
Balance, January 1..........................................  $(1,135)
Translation adjustment......................................   (1,958)
                                                              -------
Balance, June 6.............................................  $(3,093)
                                                              =======

G.  PENSION

     Day has non-contributory defined benefit plans covering certain associates of Day International (U.K.) Limited and Day International GmbH. Benefits for these plans are based primarily on years of service and qualifying compensation during the final years of employment. Plan assets include marketable equity securities. Day's funding policy complies with the requirements of local laws and regulations.

     Day also sponsors defined contribution plans for certain of its associates, which provide for company contributions of a specified percentage of each associate's total compensation.

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following sets forth the funded status of Day's defined benefit plans at June 6, 1995 (in thousands):

Actuarial present value of benefit obligations:
  Accumulated benefit obligations including vested benefits
     of $6,251..............................................  $6,400
                                                              ======
Projected benefit obligation................................  $7,527
Plan assets at fair value...................................   6,630
                                                              ------
Projected benefits in excess of plan assets.................     897
Unrecognized net assets.....................................     322
Unrecognized prior service cost.............................    (361)
Unrecognized net actuarial gains............................    (242)
                                                              ------
Accrued pension cost recognized in balance sheet............  $  616
                                                              ======

     The projected benefit obligation was determined using an assumed discount rate of 8.25% and an assumed long-term rate of increase in compensation of 5%. The assumed long-term rate of return on plan assets is 8.5%.

     A summary of the components of net periodic pension cost for the defined benefit plans and the total contribution charged to expense for the defined contribution plans for the period January 1, 1995 through June 6, 1995 is as follows (in thousands):

Defined benefit plans:
  Service cost..............................................  $ 194
  Interest cost and projected benefit obligation............    234
  Return on plan assets.....................................     70
  Net amortization and deferral.............................   (370)
                                                              -----
  Net periodic pension cost.................................    128
Defined contribution plans..................................    669
                                                              -----
                                                              $ 797
                                                              =====

H.  OTHER POSTRETIREMENT BENEFITS

     Day provides certain contributory health care and life insurance benefits for certain U.S. associates. Those associates may become eligible for these postretirement benefits if they retire on or after age 55 with at least ten years of service.

     The status of the Day's plan, which is unfunded at June 6, 1995 is as follows (in thousands):

Accumulated postretirement benefit obligation:
  Retirees..................................................  $  962
  Fully eligible active plan participants...................     118
  Other active plan participants............................   2,175
                                                              ------
                                                               3,255
Unrecognized actuarial gain.................................     384
                                                              ------
Accrued postretirement benefit obligation...................  $3,639
                                                              ======

     Accrued postretirement benefit obligation of approximately $54,000 is included in the accompanying consolidated balance sheet caption accrued associate related costs.

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The weighted-average assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) is assumed to be 12.0% and, decreasing gradually to 6.25% in 2007 and remaining at that level thereafter. A one percentage point increase in the assumed health care cost trend rate would have increased the accumulated benefit obligation by $300,000 at June 6, 1995.

     A discount rate of 8.25% was used in determining the accumulated obligation.

     Net periodic postretirement benefit costs include the following components for the period January 1, 1995 through June 6, 1995 (in thousands):

Service cost................................................  $153
Interest cost...............................................   119
Amortization of unrecognized actuarial gain.................    (5)
                                                              ----
                                                              $267
                                                              ====

I.  LEASE COMMITMENTS

     Rental expense under operating leases for certain warehouses, automobiles and office equipment was $300,000 for the period January 1, 1995 through June 6, 1995. Certain of the Day's leases have options to renew, and there are no significant contingent rentals.

     As of June 6, 1995, future minimum lease commitments for noncancelable operating leases are (in thousands):

1995 (June 7, through December 31, 1995)............  $  285
1996................................................     442
1997................................................     288
1998................................................      55
1999................................................      14
Thereafter..........................................      26
                                                      ------
                                                      $1,110
                                                      ======

J.  CONTINGENCIES

     Claims have been made against Day for the costs of environmental remediation measures taken or to be taken. Day has established total reserves for such liabilities of $1,298,000 which it believes are probable and reasonably estimable. In determination of the reserves, insurance recoveries have not been anticipated. In management's opinion, the aforementioned claims will be resolved without material adverse effect on the results of operations, financial position or cash flows of Day.

K.  OTHER INCOME -- NET

     Other income -- net includes the following for the period January 1, 1995 through June 6, 1995 (in thousands):

Interest Income.............................................  $(185)
Foreign currency gain.......................................   (140)
Other.......................................................   (252)
                                                              -----
                                                              $(577)
                                                              =====

                    DAY INTERNATIONAL, INC. AND SUBSIDIARIES
               (A WHOLLY-OWNED SUBSIDIARY OF M.A. HANNA COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

L.  SUPPLEMENTAL CONSOLIDATING INFORMATION

     As described in Note A, in April 1995, the Company purchased Day from M.A. Hanna. The acquisition was financed through equity, term and revolving credit facilities and senior subordinated debt (the "Notes"). In connection with the Acquisition, Day became a wholly-owned subsidiary of the Company (which has no assets or operations other than its investment in Day) and provided a full and unconditional guarantee of the Notes. The wholly-owned foreign subsidiaries of Day are not guarantors with respect to the Notes and are not anticipated to have any credit arrangements senior to the Notes except for the UK Credit Agreement of the UK subsidiary as described in Note D. All of the assets of Day and its parent, other than the assets of the wholly-owned foreign non guarantor subsidiaries, are pledged as collateral on the Notes. The only intercompany elimination's are the normal intercompany eliminations with regard to intercompany sales and the Company's investment in the wholly owned non guarantor subsidiaries. The following are the supplemental combined condensed balance sheet as of June 6, 1995, the supplemental combined condensed statements of operations and cash flows for the period from January 1, 1995 through June 6, 1995 with the investments in the subsidiaries accounted for using the equity method. Separate complete financial statements of the Guarantor are not presented because management has determined that they are not material to the investors.

                         DAY INTERNATIONAL GROUP, INC.

                 SUPPLEMENTAL COMBINING CONDENSED BALANCE SHEET
                                  JUNE 6, 1995

                                                     DAY              NON
                                                INTERNATIONAL      GUARANTOR
                                               INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                               ----------------   ------------   ------------   ------------
ASSETS
Cash & cash equivalents......................      $  1,105         $ 3,789                       $  4,894
Accounts receivable -- net...................         8,102           8,186                         16,288
Inventories..................................        10,152           6,871                         17,023
Other assets.................................         2,410             996        $  6,259          9,665
                                                   --------         -------        --------       --------
          TOTAL CURRENT ASSETS...............        21,769          19,842           6,259         47,870
Intercompany.................................        34,230           6,619         (40,849)            --
Property, plant and equipment -- net.........        20,382           4,295                         24,677
Investment in subsidiaries...................        18,171                         (18,171)            --
Intangible and other assets..................        66,937             272            (219)        66,990
                                                   --------         -------        --------       --------
TOTAL ASSETS.................................      $161,489         $31,028        $(52,980)      $139,537
                                                   ========         =======        ========       ========

LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable.............................      $  3,637         $ 3,041        $   (240)      $  6,438
Accrued associate related costs and other
  expenses...................................         5,361           3,588            (360)         8,589
                                                   --------         -------        --------       --------
          TOTAL CURRENT LIABILITIES..........         8,998           6,629            (600)        15,027
Intercompany.................................                         5,535          (5,535)            --
Long-term post retirement benefits and
  other......................................         9,256             693            (219)         9,730
Total stockholder's equity...................       143,235          18,171         (46,626)       114,780
                                                   --------         -------        --------       --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY...      $161,489         $31,028        $(52,980)      $139,537
                                                   ========         =======        ========       ========

                            DAY INTERNATIONAL, INC.

              SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF INCOME
                  PERIOD JANUARY 1, 1995 THROUGH JUNE 6, 1995

                                                     DAY              NON
                                                INTERNATIONAL      GUARANTOR
                                               INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                               ----------------   ------------   ------------   ------------
Net sales....................................      $39,690          $24,177        $(8,413)       $55,454
Cost of goods sold...........................       23,829           18,519         (8,413)        33,935
                                                   -------          -------        -------        -------
     Gross profit............................       15,861            5,658             --         21,519
Selling, general and administrative..........        6,776            4,481             --         11,257
Amortization of intangibles..................        2,258               --             --          2,258
                                                   -------          -------        -------        -------
  Operating income...........................        6,827            1,177             --          8,004
Other expenses (income):
  Equity in earnings of subsidiaries.........       (1,426)              --          1,426             --
  Other (income) expense.....................          110             (687)            --           (577)
                                                   -------          -------        -------        -------
     Income before income taxes..............        8,143            1,864         (1,426)         8,581
Income taxes.................................        3,050              438             --          3,488
                                                   -------          -------        -------        -------
     Net Income..............................      $ 5,093          $ 1,426        $(1,426)       $ 5,093
                                                   =======          =======        =======        =======

                            DAY INTERNATIONAL, INC.

            SUPPLEMENTAL COMBINING CONDENSED STATEMENT OF CASH FLOWS
                  PERIOD JANUARY 1, 1995 THROUGH JUNE 6, 1995

                                                     DAY              NON
                                                INTERNATIONAL      GUARANTOR
                                               INC. (GUARANTOR)   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                               ----------------   ------------   ------------   ------------
Operating Activities:
Net Income...................................      $ 5,093          $ 1,426        $(1,426)       $ 5,093
  Adjustments to reconcile net income to net
     cash provided by (used in) operating
     activities:
     Depreciation and amortization...........        4,021              357             --          4,378
     Equity in earnings of subsidiaries......       (1,426)           1,426             --
     Deferred income taxes and other.........       (1,265)            (348)            --         (1,613)
     Change in operating assets and
       liabilities...........................       (5,084)          (2,355)            --         (7,439)
                                                   -------          -------        -------        -------
Net cash provided by (used in) operating
  activities.................................        1,339             (920)            --            419
Investing activities:
  Capital expenditures.......................       (1,213)            (352)            --         (1,565)
                                                   -------          -------        -------        -------
Net cash used in investing activities........       (1,213)            (352)            --         (1,565)
Financing Activities:
  Net change in notes receivable and
     advances................................        5,890              125             --          6,015
  Net change in equity.......................       (5,483)              --             --         (5,483)
                                                   -------          -------        -------        -------
Net cash provided by financing activities....          407              125             --            532
Effects of exchange rates on cash............           --               31             --             31
                                                   -------          -------        -------        -------
Cash and Cash Equivalents:
  Net increase (decrease) in cash and cash
     equivalents.............................          533           (1,116)            --           (583)
Cash and cash equivalents at beginning of
  period.....................................          572            4,905             --          5,477
                                                   -------          -------        -------        -------
Cash and cash equivalents at end of period...      $ 1,105          $ 3,789        $    --        $ 4,894
                                                   =======          =======        =======        =======

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                               OFFERING CIRCULAR


                                        PAGE
                                        ----
Available Information.................    4
Risk Factors..........................   23
Use of Proceeds.......................   28
The Acquisition and Related
  Transactions........................   29
Capitalization........................   31
Unaudited Pro Forma Financial
  Information.........................   32
Selected Historical Financial Data....   35
Management's Discussion and Analysis
  Of Financial Condition and Results
  of Operations.......................   37
Business..............................   44
Management............................   56
Ownership of Capital Stock............   61
Certain Transactions..................   62
Description of Capital Stock..........   63
Description of Certain Senior
  Indebtedness........................   64
The Exchange Offer....................   67
Description of the Notes..............   75
Description of the Exchangeable
  Preferred Stock and Exchange
  Debentures..........................  109
United States Federal Tax
  Considerations......................  156
Plan of Distribution..................  167
Legal Matters.........................  167
Experts...............................  168


======================================================
======================================================

                             DAY INTERNATIONAL LOGO

                               DAY INTERNATIONAL
                                  GROUP, INC.

 OFFER TO EXCHANGE 9 1/2% SENIOR SUBORDINATED NOTES DUE 2008 AND 12 1/4% SENIOR
  EXCHANGEABLE PREFERRED STOCK DUE 2010, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, FOR ANY AND ALL OUTSTANDING 9 1/2% SENIOR
     SUBORDINATED NOTES DUE 2008 AND ANY AND ALL OUTSTANDING 12 1/4% SENIOR
                     EXCHANGEABLE PREFERRED STOCK DUE 2010
                             ----------------------
                                   PROSPECTUS
                             ----------------------

                                 JUNE 22, 1998


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

          "145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. -- (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     The Certificate of Incorporation and Article V of the By-Laws of the Company authorize indemnification of officers and directors to the full extent permitted under Delaware law, including a provision eliminating (except under certain enumerated circumstances) the liability of directors for duty of care violations.

     The indemnification provided for the Delaware General Corporation Law is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Delaware General Corporation Law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  LIST OF EXHIBITS


  EXHIBIT
  NUMBER                        DESCRIPTION OF DOCUMENTS
  -------                       ------------------------
    +1.1      -- Purchase Agreement, dated as of March 13, 1998, between the Company and Societe Generale Securities Corporation.
   **2.1      -- Stock Purchase Agreement, dated as of December 18, 1997, by and among Greenwich IV, LLC, GSD Acquisition Corp. and
                 the Stockholders of Day International Group, Inc. parties
                 thereto.
   **2.2      -- Amendment No. 1 to Stock Purchase Agreement, dated as of
                 January 16, 1998, by and among Greenwich IV, LLC, GSD
                 Acquisition Corp. and the Stockholders of Day
                 International Group, Inc. parties thereto.
    +3.1.1    -- Certificate of Incorporation of the Company.
    +3.1.2    -- Amendment to Certificate of Incorporation of the Company.
    +3.1.3    -- Amendment to Certificate of Incorporation of the Company.
    +3.2      -- By-laws of the Company.
    +4.1      -- Indenture (the "Indenture"), dated as of June 6, 1995,
                 among Day International Group, Inc. (as Issuer), Day
                 International, Inc. (as Guarantor) and American Bank
                 National Association (as Trustee).
    +4.2      -- The First Supplemental Indenture, dated March 13, 1998, to the Indenture.
    +4.3.1    -- Indenture (the "Subordinated Indenture"), dated as of
                 March 18, 1998, among Day International Group, Inc., Day
                 International, Inc. and The Bank of New York relating to
                 the Notes.
    +4.3.2    -- Form of Global Notes (filed as part of Exhibit 4.3.1.).
    +4.4      -- Registration Rights Agreement, dated as of March 18,
                 1998, by and between the Company and Societe Generale
                 Securities Corporation.
    +4.5.1    -- Certificate of Designation, dated March 18, 1998, of the
                 Powers, Preferences and Relative, Participating, Optional
                 and other Special Rights of 12 1/4% Senior Exchangeable
                 Preferred Stock due 2010 and Qualifications, Limitations
                 and Restrictions thereof (the "Exchangeable Preferred
                 Stock").
    +4.5.2    -- Form of Global Certificate for the Exchangeable Preferred
                 Stock.
    +4.6      -- Exchange Debenture Indenture, dated as of March 18, 1998, between the Company, Day International, Inc., and The
                 Bank of New York as Trustee relating to the Exchange
                 Debentures.
  ***4.7      -- Credit Agreement (the "Credit Agreement"), dated January
                 15, 1998, among the Company (as Borrower), the Senior
                 Lenders, Societe Generale Securities Corporation (as
                 Arranger) and Societe Generale (as Administrative Agent).
    +4.8      -- Guarantee and Collateral Agreement, dated January 15,
                 1998, made by the Company and Day International, Inc. in
                 favor of Societe Generale as Administrative Agent for the
                 benefit of the Senior Lenders and certain other secured
                 parties.
    +4.9      -- Patent and Trademark Security Agreement, dated January
                 15, 1998, made by the Company in favor of the
                 Administrative Agent for the benefit of the Senior
                 Lenders under the Credit Agreement.
    +4.10     -- Mortgage and Security Agreement dated January 16, 1998, from Day, as Mortgagor, to the Administrative Agent, with
                 respect to the Florida Property.
    +4.11     -- Mortgage and Security Agreement dated January 16, 1998, from Day, as Mortgagor, to the Administrative Agent, with
                 respect to the South Carolina Property.
    +4.12     -- Deed of Trust, dated January 15, 1998, from Day, as
                 Mortgagor, to the Administrative Agent, with respect to
                 the North Carolina Property.
    +4.13     -- Mortgage and Security Agreement form Day, as Mortgagor, to the Administrative Agent, with respect to the Michigan
                 Property.

  EXHIBIT
  NUMBER                        DESCRIPTION OF DOCUMENTS
  -------                       ------------------------
    *5        -- Opinion of Debevoise & Plimpton regarding the legality of the New Securities being registered.
   +10.1      -- Stockholders Agreement, dated January 16, 1998, among GSD
                 Acquisition Corp., Greenwich IV, LLC, Societe Generale
                 Capital Corporation and certain Employee Stockholders.
   +10.2.1    -- Day International, Inc. Stock Option Plan, dated as of
                 July 6, 1995
   +10.2.2    -- Amendment to the Stock Option Plan, dated September 19,
                 1996.
   +10.2.3    -- Second Amendment to the Stock Option Plan, dated as of
                 January 16, 1998.
   +10.3      -- Amendment to the Employment Agreement, dated January 16,
                 1998, between Day International, Inc. and Dennis R.
                 Wolters.
   +10.4      -- Amendment to the Employment Agreement, dated January 16,
                 1998, between Day International, Inc. and David B.
                 Freimuth.
   *10.5.1    -- Consulting Agreement between the Company and Greenwich
                 Street.
   *10.5.2    -- Indemnification Agreement between the Company and
                 Greenwich Street.
   *10.5.3    -- Consulting Agreement between the Company and SG Capital
                 Partners LLC.
   *10.5.4    -- Indemnification Agreement between the Company and SG
                 Capital Partners LLC.
   +12.1      -- Computation of Ratio of Earnings to Fixed Charges.
   +12.2      -- Computation of Ratio of Earnings to Combined Fixed
                 Charges and Preference Dividends (included as Part of
                 Exhibit 12.1).
   +12.3      -- Computation of Ratio of Total Debt to EBITDA.
   +12.4      -- Computation of EBITDA to Cash Interest Expense.
   +12.5      -- Computation of EBITDA less Capital Expenditures to Cash
                 Interest Expense.
   +21.1      -- List of Subsidiaries of the Registrant.
   *23.1      -- Consent of Deloitte & Touche LLP.
   *23.2      -- Consent of Debevoise & Plimpton (included as Exhibit 5).
   +24        -- Powers of Attorney (included on signature pages to this
                 Registration Statement on Form S-4).
   +25.1      -- State of Eligibility and Qualification Under the Trust
                 Indenture Act of 1939 (Form T-1) of The Bank of New York
                 relating to the Company's 9 1/2% Senior Subordinated
                 Notes due 2008.
   +25.2      -- State of Eligibility and Qualification Under the Trust
                 Indenture Act of 1939 (Form T-1) of The Bank of New York
                 relating to the Company's 12 1/4% Senior Exchangeable
                 Preferred Stock due 2010.
   *99.1.1    -- Form of Letter of Transmittal for the Notes.
   *99.1.2    -- Form of Letter of Transmittal for the Exchangeable
                 Preferred Stock.
   *99.2.1    -- Form of Notice of Guaranteed Delivery for the Notes.
   *99.2.2    -- Form of Notice of Guaranteed Delivery for the
                 Exchangeable Preferred Stock.
   *99.3.1    -- Form of Exchange Agent Agreement between the Company and the Exchange Agent for the Notes.
   *99.3.2    -- Form of Exchange Agent Agreement between the Company and the Exchange Agent for the Exchangeable Preferred Stock.
   +99.4      -- Schedule of Valuation and Qualifying Accounts (filed
                 previously as Exhibit 21.2).
   *99.5      -- Independent Auditors' Report of Deloitte & Touche LLP.


---------------

   + Previously filed.


   * Filed herewith.



  ** Incorporated by reference to the Company's Form 8-K, dated January 16,
     1998. (File No. 33-93644)



 *** Incorporated by reference to the Company's Form 8-K, dated February 23,
     1998. (File No. 33-93644)

ITEM 22.  UNDERTAKINGS.

     The Registrant hereby undertakes

          (1) To file, during any period in which officers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145 (c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10 (a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (9) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Day International Group, Inc. has caused this Amendment No. 2 to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on the 22nd day of June, 1998.


                                          DAY INTERNATIONAL GROUP, INC.

                                          By:     /s/ DENNIS R. WOLTERS

                                            ------------------------------------
                                                     Dennis R. Wolters
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of this Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


PRINCIPAL EXECUTIVE OFFICER:

                                                       President, Chief Executive Officer and Director
-----------------------------------------------------
Dennis R. Wolters*

PRINCIPAL ACCOUNTING OFFICER:

                                                       Vice President and Chief Financial Officer
-----------------------------------------------------
David B. Freimuth*

PRINCIPAL FINANCIAL OFFICER:

                                                       Vice President and Chief Financial Officer
-----------------------------------------------------
David B. Freimuth*

DIRECTORS:

-----------------------------------------------------
Alfred C. Eckert, III*

-----------------------------------------------------
Christine K. Vanden Beukel*

---------------

* By power of attorney authorizing Christine K. Vanden Beukel or David B. Freimuth to execute the Registration Statement and amendments and/or post-effective amendments and supplements hereto on behalf of Day International Group, Inc. and its Directors and Officers.

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                        DESCRIPTION OF DOCUMENTS
  -------                       ------------------------
    +1.1      -- Purchase Agreement, dated as of March 13, 1998, between the Company and Societe Generale Securities Corporation.
   **2.1      -- Stock Purchase Agreement, dated as of December 18, 1997, by and among Greenwich IV, LLC, GSD Acquisition Corp. and
                 the Stockholders of Day International Group, Inc. parties
                 thereto.
   **2.2      -- Amendment No. 1 to Stock Purchase Agreement, dated as of
                 January 16, 1998, by and among Greenwich IV, LLC, GSD
                 Acquisition Corp. and the Stockholders of Day
                 International Group, Inc. parties thereto.
    +3.1.1    -- Certificate of Incorporation of the Company.
    +3.1.2    -- Amendment to Certificate of Incorporation of the Company.
    +3.1.3    -- Amendment to Certificate of Incorporation of the Company.
    +3.2      -- By-laws of the Company.
    +4.1      -- Indenture (the "Indenture"), dated as of June 6, 1995,
                 among Day International Group, Inc. (as Issuer), Day
                 International, Inc. (as Guarantor) and American Bank
                 National Association (as Trustee).
    +4.2      -- The First Supplemental Indenture, dated March 13, 1998, to the Indenture.
    +4.3.1    -- Indenture (the "Subordinated Indenture"), dated as of
                 March 18, 1998, among Day International Group, Inc., Day
                 International, Inc. and The Bank of New York relating to
                 the Notes.
    +4.3.2    -- Form of Global Notes (filed as part of Exhibit 4.3.1.).
    +4.4      -- Registration Rights Agreement, dated as of March 18,
                 1998, by and between the Company and Societe Generale
                 Securities Corporation.
    +4.5.1    -- Certificate of Designation, dated March 18, 1998, of the
                 Powers, Preferences and Relative, Participating, Optional
                 and other Special Rights of 12 1/4% Senior Exchangeable
                 Preferred Stock due 2010 and Qualifications, Limitations
                 and Restrictions thereof (the "Exchangeable Preferred
                 Stock").
    +4.5.2    -- Form of Global Certificate for the Exchangeable Preferred
                 Stock.
    +4.6      -- Exchange Debenture Indenture, dated as of March 18, 1998, between the Company, Day International, Inc., and The
                 Bank of New York as Trustee relating to the Exchange
                 Debentures.
  ***4.7      -- Credit Agreement (the "Credit Agreement"), dated January
                 15, 1998, among the Company (as Borrower), the Senior
                 Lenders, Societe Generale Securities Corporation (as
                 Arranger) and Societe Generale (as Administrative Agent).
    +4.8      -- Guarantee and Collateral Agreement, dated January 15,
                 1998, made by the Company and Day International, Inc. in
                 favor of Societe Generale as Administrative Agent for the
                 benefit of the Senior Lenders and certain other secured
                 parties.
    +4.9      -- Patent and Trademark Security Agreement, dated January
                 15, 1998, made by the Company in favor of the
                 Administrative Agent for the benefit of the Senior
                 Lenders under the Credit Agreement.
    +4.10     -- Mortgage and Security Agreement dated January 16, 1998, from Day, as Mortgagor, to the Administrative Agent, with
                 respect to the Florida Property.
    +4.11     -- Mortgage and Security Agreement dated January 16, 1998, from Day, as Mortgagor, to the Administrative Agent, with
                 respect to the South Carolina Property.
    +4.12     -- Deed of Trust, dated January 15, 1998, from Day, as
                 Mortgagor, to the Administrative Agent, with respect to
                 the North Carolina Property.
    +4.13     -- Mortgage and Security Agreement form Day, as Mortgagor, to the Administrative Agent, with respect to the Michigan
                 Property.
    *5        -- Opinion of Debevoise & Plimpton regarding the legality of the New Securities being registered.
   +10.1      -- Stockholders Agreement, dated January 16, 1998, among GSD
                 Acquisition Corp., Greenwich IV, LLC, Societe Generale
                 Capital Corporation and certain Employee Stockholders.
   +10.2.1    -- Day International, Inc. Stock Option Plan, dated as of
                 July 6, 1995

  EXHIBIT
  NUMBER                        DESCRIPTION OF DOCUMENTS
  -------                       ------------------------
   +10.2.2    -- Amendment to the Stock Option Plan, dated September 19,
                 1996.
   +10.2.3    -- Second Amendment to the Stock Option Plan, dated as of
                 January 16, 1998.
   +10.3      -- Amendment to the Employment Agreement, dated January 16,
                 1998, between Day International, Inc. and Dennis R.
                 Wolters.
   +10.4      -- Amendment to the Employment Agreement, dated January 16,
                 1998, between Day International, Inc. and David B.
                 Freimuth.
   *10.5.1    -- Consulting Agreement between the Company and Greenwich
                 Street.
   *10.5.2    -- Indemnification Agreement between the Company and
                 Greenwich Street.
   *10.5.3    -- Consulting Agreement between the Company and SG Capital
                 Partners LLC.
   *10.5.4    -- Indemnification Agreement between the Company and SG
                 Capital Partners LLC.
   +12.1      -- Computation of Ratio of Earnings to Fixed Charges.
   +12.2      -- Computation of Ratio of Earnings to Combined Fixed
                 Charges and Preference Dividends (included as Part of
                 Exhibit 12.1).
   +12.3      -- Computation of Ratio of Total Debt to EBITDA.
   +12.4      -- Computation of EBITDA to Cash Interest Expense.
   +12.5      -- Computation of EBITDA less Capital Expenditures to Cash
                 Interest Expense.
   +21.1      -- List of Subsidiaries of the Registrant.
   *23.1      -- Consent of Deloitte & Touche LLP.
   *23.2      -- Consent of Debevoise & Plimpton (included as Exhibit 5).
   +24        -- Powers of Attorney (included on signature pages to this
                 Registration Statement on Form S-4).
   +25.1      -- State of Eligibility and Qualification Under the Trust
                 Indenture Act of 1939 (Form T-1) of The Bank of New York
                 relating to the Company's 9 1/2% Senior Subordinated
                 Notes due 2008.
   +25.2      -- State of Eligibility and Qualification Under the Trust
                 Indenture Act of 1939 (Form T-1) of The Bank of New York
                 relating to the Company's 12 1/4% Senior Exchangeable
                 Preferred Stock due 2010.
   *99.1.1    -- Form of Letter of Transmittal for the Notes.
   *99.1.2    -- Form of Letter of Transmittal for the Exchangeable
                 Preferred Stock.
   *99.2.1    -- Form of Notice of Guaranteed Delivery for the Notes.
   *99.2.2    -- Form of Notice of Guaranteed Delivery for the
                 Exchangeable Preferred Stock.
   *99.3.1    -- Form of Exchange Agent Agreement between the Company and the Exchange Agent for the Notes.
   *99.3.2    -- Form of Exchange Agent Agreement between the Company and the Exchange Agent for the Exchangeable Preferred Stock.
   +99.4      -- Schedule of Valuation and Qualifying Accounts (filed
                 previously as 21.2).
   *99.5      -- Independent Auditors' Report of Deloitte & Touche LLP.


---------------

   + Previously filed.


   * Filed herewith.



  ** Incorporated by reference to the Company's Form 8-K, dated January 16,
     1998. (File No. 33-93644)



 *** Incorporated by reference to the Company's Form 8-K, dated February 23,
     1998. (File No. 33-93644)